As filed with the Securities and Exchange Commission on October 9, 2009
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in governing instruments)

2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Address, including zip code, and telephone number, including, area code, of principal executive offices)	Charles N. Hazen 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Judith D. Fryer, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public:  as soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Security	Offering Price(1)	Fee
[ ]% Series A Cumulative Redeemable Preferred Stock, par value $.001 per share	28,000,000	$25.00	$700,000,000	$39,060.00
Dividend Reinvestment Plan, [ ]% Series A Cumulative Redeemable Preferred Stock, par value $.001 per share	2,000,000	$25.00	$50,000,000	$2,790.00

(1)	Includes 28,000,000 shares of the Registrant’s preferred stock as may be sold, from time to time, by the Registrant to investors at $25.00 per share and 2,000,000 shares of the Registrant’s preferred stock as may be issued, from time to time, pursuant to the Registrant’s dividend reinvestment plan at $25.00 per share, with an aggregate public offering price not to exceed $750,000,000. The Registrant reserves the right to reallocate the shares of preferred stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2009

PROSPECTUS
Hines Real Estate Investment Trust, Inc.
Up to $750,000,000 in
[     ]% Series A Cumulative Redeemable Preferred Stock
(Offering Price $25.00 per share)

We are a Maryland corporation sponsored by Hines Interests Limited Partnership, or Hines, a fully integrated global real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 50 years. We invest primarily in institutional-quality office properties located throughout the United States. In addition, we have invested or may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, loans and ground leases. As of June 30, 2009, we had direct and indirect interests in 63 properties. These properties consist of 45 U.S. office properties, one mixed-use office and retail complex in Toronto, Ontario, one industrial property in Dallas, Texas, four industrial properties in Brazil and a portfolio of 12 grocery-anchored shopping centers located in five states in the southeastern United States. We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Through our affiliated Dealer Manager, Hines Real Estate Investments, Inc., we are offering up to $700,000,000 in our [     ]% Series A Cumulative Redeemable Preferred Stock, which we refer to in this prospectus as our series A preferred shares, to the public on a best efforts basis. We are also offering up to $50,000,000 in our series A preferred shares to be issued pursuant to our dividend reinvestment plan. We are offering shares to the public and under our dividend reinvestment plan at a price of $25.00. You must initially invest at least $2,500. This offering is anticipated to terminate on or before          , 201   (one year from the commencement of this offering). We reserve the right to terminate this offering earlier or extend the termination to the extent we can under applicable law.

We encourage you to carefully review the complete discussion of risk factors beginning on page 9 before purchasing our series A preferred shares. This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Significant risks relating to your investment in our series A preferred shares include:

•	Our ability to pay dividends on our series A preferred shares is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose money.

•	There is currently no public market for our series A preferred shares, and we currently do not intend to list our shares on a stock exchange or to include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	There is no maturity date for our series A preferred shares and any redemptions of shares are solely at the option of the Company. Therefore, you should purchase shares only as a long-term investment.

•	We have not identified any specific assets to acquire or investments to make with all of the proceeds of this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•	We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines. We also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to many of those investment opportunities.

	Price to the Public	Selling Commission	Dealer Manager Fee	Proceeds to Us

Per Share	$25.00	$1.875	$0.625	$22.50
Maximum Offering	$700,000,000	$52,500,000	$17,500,000	$630,000,000
Dividend Reinvestment Plan	$50,000,000	$—	$—	$50,000,000

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE ATTORNEY GENERAL OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in the series A preferred shares is not permitted.

Dated          , 2009

SUITABILITY STANDARDS

The series A preferred shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our series A preferred shares, and we currently do not intend to list our series A preferred shares on a stock exchange or on a national market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all persons who may purchase shares from us in this offering. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of shares have either:

•	a minimum annual gross income of at least $70,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $70,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $250,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama, Iowa, Kentucky, Michigan, Missouri, Ohio, Oregon and Pennsylvania — In addition to our suitability requirements, investors must have a liquid net worth of at least 10 times their investment in our shares.

Kansas — In addition, the Office of the Securities Commission of the State of Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as “that portion of net worth which consists of cash, cash equivalents and readily marketable securities.”

Tennessee — In addition to our suitability requirements, a Tennessee investor’s maximum investment in our company and our affiliates cannot exceed 10% of such Tennessee resident’s net worth.

For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become shareholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each shareholder for a period of six years.

In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

Subject to the restrictions imposed by state law, we will sell our series A preferred shares only to investors who initially invest at least $2,500. This initial minimum purchase requirement applies to all

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potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	a pension, profit-sharing, retirement or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 or Section 408A of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

In order to satisfy the initial minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our series A preferred shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. Except in Maine, Minnesota, Nebraska and Washington (where any subsequent subscriptions by investors must be made in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases through this or future offerings in increments of at least two shares, except for purchases made pursuant to our dividend reinvestment plan which may be in increments of less than two shares.

You must obtain our approval prior to any transfer of your shares if, as a result of such transfer, you or the transferee will own less than the initial minimum purchase requirement, unless you are transferring all of your shares, such transfer is made on behalf of a plan, or such transfer is made by gift, inheritance, intra-family transfer or family dissolution. In addition, no transfer or assignment may be made of a fractional share without our prior approval.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our series A preferred shares only in jurisdictions where such offers and sales are permitted.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Hines Real Estate Investment Trust, Inc., or Hines REIT?

A:	Hines REIT is a real estate investment trust, or “REIT,” that has invested and intends to continue to invest primarily in institutional-quality office properties located in the United States. In addition, we have invested and may invest in other real estate investments including, but not limited to, properties located outside of the United States, non-office properties, loans and ground leases.

• We commenced operations in November 2004. As of September 29, 2009, we had raised approximately $2.4 billion of gross proceeds through public offerings of our common shares. We invest the net offering proceeds into our real estate investments, and, as of June 30, 2009, owned interests in 63 properties. These properties consist of 45 U.S. office properties, one mixed-use office and retail complex in Toronto, Ontario, one industrial property in Dallas, Texas, four industrial properties in Brazil and a portfolio of 12 grocery-anchored shopping centers located in five states in the southeastern United States.

• We are externally managed by our advisor, Hines Advisors Limited Partnership (our “Advisor”), which is responsible for identifying our investment opportunities and managing our day-to-day operations. Our advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”).

Q:	Who is Hines Interests Limited Partnership?

A:	Hines is a fully integrated global real estate investment and management firm and, with its predecessor, has been investing in real estate and providing acquisition, development, financing, property management, leasing and disposition services for over 50 years. Hines provides investment management services to numerous investors and partners including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines. As of June 30, 2009, Hines and its affiliates had ownership interests in a real estate portfolio of 228 projects, valued at approximately $22.9 billion. Please see “Management — Hines and our Property Management and Leasing Agreements — The Hines Organization” for more information regarding Hines.

Q:	What competitive advantages does Hines REIT achieve through its relationship with Hines and its affiliates?

A:	We believe our relationship with Hines and its affiliates provides us the following benefits:

• Global Presence — Our relationship with Hines and its affiliates as our sponsor, advisor and property manager allows us to have access to an organization that has extraordinary depth and breadth around the world with, as of June 30, 2009, approximately 3,550 employees (including approximately 1,250 employees outside of the United States) located in 66 cities across the United States and 16 foreign countries. This provides us a significant competitive advantage in drawing upon the experiences resulting from the vast and varied real estate cycles and strategies that varied economies and markets experience.

• Local Market Expertise — Hines’ global platform is built from the ground up based on Hines’ philosophy that real estate is essentially a local business. Hines provides us access to a team of real estate professionals who live and work in individual major markets around the world. These regional and local teams are fully integrated to provide a full range of real estate investment and management services including sourcing investment opportunities, acquisitions, development, re-development, financing, property management, leasing, asset management, disposition, accounting and financial reporting.

• Centralized Resources — Hines’ headquarters in Houston, Texas provides the regional and local teams with, as of June 30, 2009, a group of approximately 406 personnel who specialize in areas such as capital markets, corporate finance, construction, engineering, operations, marketing, human resources, cash management, risk management, tax and internal audit. These experienced personnel provide a repository of knowledge, experience and expertise and an important control point for preserving performance standards and maintaining operating consistency for the entire organization.

• Tenure of Personnel — Hines has one of the most experienced executive management teams in the real estate industry with, as of December 31, 2008, an average tenure within the organization of 29 years. This executive team provides stability to the organization and provides experience through numerous real estate cycles during such time frame. This impressive record of tenure is attributable to a professional culture of quality and integrity and long-term compensation plans that align personal wealth creation with real estate and investor performance and value creation.

• Long-Term Track Record — Hines has more than 50 years of experience in creating and successfully managing capital and real estate investments for numerous third-party investors. As stated above, as of June 30, 2009, Hines and its affiliates had approximately 3,550 employees (including approximately 1,250 employees outside of the United States) located in regional and local offices in 66 cities in the United States and in 16 foreign countries around the world. Since its inception in 1957, Hines, its predecessor and their respective affiliates have acquired or developed more than 884 real estate projects representing approximately 279 million square feet.

• Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Hines.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

• pays distributions to investors of at least 90% of its annual ordinary taxable income;

• avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its taxable income to the extent it currently distributes such income and provided certain income tax requirements are satisfied relating to, among other things, the nature of its income, assets, and share ownership; and

• combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate assets under professional management.

Q:	How do you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership called Hines REIT Properties, L.P. We are the sole general partner of Hines REIT Properties, L.P., and as described in more detail below, Hines or its affiliates own limited partner interests and a profits interest in Hines REIT Properties, L.P. To avoid confusion, in this prospectus:

• we refer to Hines REIT Properties, L.P. as the “Operating Partnership” and partnership interests and the profits interest in the Operating Partnership, respectively, as “OP Units” and the “Participation Interest;”

• we refer to Hines REIT and the Operating Partnership and their direct and indirect wholly-owned subsidiaries, collectively, as the “Company;” and

• the use of “we,” “our,” “us” or similar pronouns in this prospectus refers to Hines REIT or the Company as required by the context in which such pronoun is used.

Q:	What are the benefits of investing in your series A preferred shares?

A:	We believe the benefits of owning our series A preferred shares include the following:

• Fixed Dividend Rate — Our series A preferred shares will earn a [     ]% fixed annual dividend rate which will not fluctuate up or down. We believe this provides investors with certainty and stability as to the rate and amount of their quarterly dividend.

v

• Redeemable at Face Value — While there is not an established maturity date for our series A preferred shares, we may, at our option, redeem the shares for face value at any time. We expect to redeem all outstanding series A preferred shares 6 to 10 years from the commencement of this offering and we believe this provides investors with some certainty as to the return of their capital.

• Price Stability — Our series A preferred shares will be offered to the public and under our dividend reinvestment plan at a price of $25.00. We do not intend to adjust the offering price or dividend reinvestment plan price.

• Interim Liquidity Available — We provide investors with a separate interim redemption program under which we may redeem shares at 90% of their $25 face value or, in the event of death or disability, at their $25 face value. Our interim share redemption program is subject to certain conditions and limitations as described in the “Share Redemption Programs” section of this Prospectus.

• Preferences with Respect to Dividends and Liquidation Proceeds — Our series A preferred shares have preferences over our common shares with respect to dividends and any proceeds from the liquidation of the Company.

Q:	What are the risks involved in an investment in your series A preferred shares?

A:	An investment in our series A preferred shares is subject to significant risks. Below is a summary of certain of these risks. A more detailed list and description of the risks are contained in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. You should carefully read and consider all of these risks, and the other risks described in this prospectus, prior to investing in our series A preferred shares.

• Our ability to pay dividends on our series A preferred shares is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose money.

• There is currently no public market for our series A preferred shares, and we currently do not intend to list our shares on a stock exchange or include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

• There is no maturity date for our series A preferred shares. Therefore, you should purchase shares only as a long-term investment. Our series A preferred shares are redeemable in whole or in part on a pro rata basis solely in our discretion.

• When we determine to redeem series A preferred shares, if at all, we may utilize all sources of cash, including offering proceeds, to fund redemptions, which may reduce our liquidity available to fund acquisitions of real estate investments, dividends on any series A preferred shares still outstanding and other cash needs.

• We have not identified any specific assets to acquire or investments to make with all of the proceeds from this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

• We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services and the fees may increase during the offering. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

• We are Hines’ first publicly-offered investment program and one of Hines’ first REITs. Because Hines’ prior programs and investments have been conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with this offering or all of the laws and regulations we are subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

• We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities.

• We compete with other entities affiliated with Hines for tenants.

• Hines may face a conflict of interest when determining whether we should dispose of any property we own which is managed by Hines because Hines may lose fees associated with the management of the property.

• We are a general partner in Hines US Core Office Fund LP (the “Core Fund”); therefore, we could be responsible for all of its liabilities.

• Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions, and we may never be able to redeem all or any portion of our investment in the Core Fund.

• In our initial quarters of operations, distributions we paid to our shareholders were partially funded with advances or borrowings from our Advisor. We may use similar advances, borrowings, deferrals or waivers of fees from our Advisor or others in the future to fund distributions to our shareholders. We cannot assure you that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay dividends on our series A preferred shares.

• Real estate investments are subject to a high degree of risk because of general economic or local market conditions, changes in supply or demand, terrorist attacks, competing properties in an area, changes in interest rates, inflationary impact on operating expenses and changes in tax, real estate, environmental or zoning laws and regulations.

• Our inability to acquire suitable investments, or locate suitable investments in a timely manner, may impact our ability to meet our investment objectives and may affect the amount of cash available to pay dividends.

• Your interest in Hines REIT will be diluted if we issue additional series A preferred shares or shares senior to or on parity with our series A preferred shares.

• Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it or its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement and may affect our ability to pay dividends and make other payments with respect to our series A preferred shares.

• You will not have the benefit of an independent due diligence review in connection with this offering, and the fees we pay in connection with this offering were not determined on an arm’s-length basis.

• We use debt, which will put us at risk of losing the assets securing such debt should we be unable to make debt service payments or meet other covenants or requirements in the credit agreements.

• If we lose our REIT tax status, we will be subject to increased taxes and/or penalties, which will reduce the amount of cash we have available to pay dividends to our shareholders.

• In order to maintain our status as a REIT, we may have to incur additional debt to pay the required dividends to our shareholders.

Q:	Why should I invest in real estate investments?

A:	Allocating some portion of your investment portfolio to real estate investments may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation, and attractive risk-adjusted returns. For these reasons, real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. According to the 2008 Plan Sponsor Survey of U.S. pension investors prepared by Institutional Real Estate, Inc. and Kingsley Associates, the target allocation to real estate increased from 8.0% for 2005 to 9.6% for 2008. According to the same report, institutional investors also allocate their real estate investments across the core, value-add and opportunistic categories, and across multiple property types both domestic and international. Although institutional investors can invest directly in real estate investments and on substantially different terms than individual investors, we believe that individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor, investment advisor or financial planner should determine whether investing in real estate would benefit your investment portfolio.

Q:	Why should I invest in office real estate?

A:	Institutional investors have historically allocated a substantial portion of the real estate component of their investment portfolio to office real estate in an effort to obtain income and portfolio diversification. We believe that investing in office real estate has the potential to provide both institutional and individual investors a combination of the following:

• Income.  Investing in income producing office real estate, whether directly or through traded or non-traded REITs or other ownership structures, has historically provided an attractive and stable source of income to investors.

• Portfolio Diversification.  Because the performance of investments in office real estate have historically had a low correlation to non-REIT stocks and a negative correlation to bonds, investing in office real estate may provide investors an opportunity to earn better risk-adjusted returns in their investment portfolios over the long term.

• Capital Appreciation.  Office real estate investments have, over the long term, historically provided moderate capital appreciation and have served as a hedge against inflation for many investors. We believe that adding an office real estate component to an investor’s portfolio may enhance the investor’s overall portfolio return. However, holders of our series A preferred shares will only participate in the capital appreciation of our investments to the extent of their $25 liquidation preference.

Q:	What are your investment objectives?

A:	Our primary investment objectives are to:

• preserve invested capital;

• invest in a diversified portfolio of office properties;

• pay regular cash dividends;

• achieve appreciation of our assets over the long term; and

• remain qualified as a REIT for federal income tax purposes.

Although it is one of our investment objectives, due to the terms of our series A preferred shares, investors in this offering will share in the appreciation of our assets over the long term up to the extent of their $25.00 liquidation preference plus all accrued and unpaid dividends thereon. See “Description of Our Preferred Shares.”

Q:	What percentage of the gross proceeds from this offering will you have available to invest in real estate and for other capital needs?

A:	Assuming that we sell all the shares offered in this offering, excluding the shares we are offering under our dividend reinvestment plan, we expect to use approximately 88.6% of the gross proceeds to make real estate investments including the payment of acquisition fees and expenses and for our other capital needs. We will use the balance of the gross proceeds to pay sales commissions, dealer manager fees, acquisition fees, third-party acquisition expenses related to those investments and issuer costs. Please see “Estimated Use of Proceeds.”

Q:	Do you have conflicts of interest?

A:	Yes, Hines owns and/or manages many real estate investments and real estate ventures. Hines and its affiliates are not prohibited from engaging in future business activities that may be similar to our operations. Conflicts of interest exist among us, Hines and its affiliates, principally due to the following:

• Hines and its affiliates are general partners and sponsors of other real estate investment programs with similar and/or non-similar investment objectives. Hines or an affiliate of Hines owes certain legal, fiduciary and financial obligations to both us and these other programs. Because of this and Hines’ other business activities, Hines and other entities affiliated with it may have conflicts of interest with us:

• in allocating the time of Hines’ employees and other Hines resources among our operations and the operations of other entities;

• competing with other Hines-affiliated entities for investment opportunities, some of which have priority rights over us to such opportunities, and some of which may result in higher compensation being paid to Hines, its affiliates and certain of its employees (including our directors and officers) than if such opportunities were allocated to us; and

• competing with other properties owned or managed by Hines for tenant leasing opportunities.

• We may buy assets from or sell assets to Hines affiliates, including properties developed by Hines, subject to the approval of a majority of our independent directors. Hines and its affiliates, including our officers and directors, may make significant profits from these transactions.

• Hines, the Advisor and other Hines affiliates will receive substantial fees from us, which have not been negotiated at arm’s-length, which may not be conditioned upon our financial performance and which could be increased or decreased during or after this offering.

• Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of these and other conflicts of interest.

Q:	Do you pay fees to your sponsor?

A:	Yes, we pay fees to Hines and affiliates of Hines for services relating to this offering, our property acquisitions, our financings, the conduct of our day-to-day activities and the management of our properties, which could be increased or decreased during or after this offering. Please see “Prospectus Summary — Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” below for more information about these fees.

Q:	How would you describe your acquisition and operations process?

A:	We generally seek to follow the process used by Hines for many years, which is the following:

Accordingly, we expect to primarily invest in institutional quality office properties that we believe have some of the following attributes:

• Preferred Location.  We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.

• Premium Buildings.  We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties.

• Quality Tenancy.  We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations.

• We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.

Q:	What assets do you currently own?

A:	Our portfolio consisted of the following assets at June 30, 2009:

Direct Investments

		Leasable	Percent	Our Effective
Property	City	Square Feet	Leased	Ownership(1)

321 North Clark	Chicago, Illinois	885,664	99%	100%
Distribution Park Araucaria	Curitiba, Brazil	459,587	100%	100%
Citymark	Dallas, Texas	220,079	99%	100%
4055/4055 Corporate Drive	Dallas, Texas	643,429	100%	100%
JPMorgan Chase Tower	Dallas, Texas	1,248,551	88%	100%
345 Inverness Drive	Denver, Colorado	175,287	100%	100%
Arapahoe Business Park	Denver, Colorado	309,450	91%	100%
Raytheon/DIRECTV Buildings	El Segundo, California	550,579	100%	100%
Watergate Tower IV	Emeryville, California	344,433	100%	100%
Williams Tower	Houston, Texas	1,480,623	82%	100%
2555 Grand	Kansas City, Missouri	595,607	100%	100%
One Wilshire	Los Angeles, California	661,553	98%	100%
3 Huntington Quadrangle	Melville, New York	407,731	87%	100%
Airport Corporate Center	Miami, Florida	1,021,397	89%	100%
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	766,210	82%	100%
3400 Data Drive	Rancho Cordova, California	149,703	100%	100%
Daytona Buildings	Redmond, Washington	251,313	100%	100%
Laguna Buildings	Redmond, Washington	464,701	100%	100%
1515 S Street	Sacramento, California	348,881	99%	100%
1900 and 2000 Alameda	San Mateo, California	253,187	95%	100%
Distribution Park Elouveira	Sao Paolo, Brazil	534,794	100%	100%
Distribution Park Vinhedo	Sao Paolo, Brazil	609,474	100%	100%
Seattle Design Center	Seattle, Washington	390,684	86%	100%
5th and Bell	Seattle, Washington	197,135	98%	100%

x

		Leasable	Percent		Our Effective
Property	City	Square Feet	Leased		Ownership(1)

Atrium on Bay	Toronto, Ontario	1,078,669	98%		100%

Total for Directly-Owned Properties		14,048,721	94%

Indirect Investments Core Fund Investment
One Atlantic Center	Atlanta, Georgia	1,100,312	77%		23.20%
The Carillon Building	Charlotte, North Carolina	471,231	78%		23.20%
Charlotte Plaza	Charlotte, North Carolina	625,026	94%		23.20%
One North Wacker	Chicago, Illinois	1,373,754	97%		23.20%
Three First National Plaza	Chicago, Illinois	1,420,611	92%		18.56%
333 West Wacker	Chicago, Illinois	845,362	92%		18.51%
One Shell Plaza	Houston, Texas	1,230,395	100%		11.60%
Two Shell Plaza	Houston, Texas	565,553	95%		11.60%
425 Lexington Avenue	New York, New York	700,034	100%		11.67%
499 Park Avenue	New York, New York	291,480	76%		11.67%
600 Lexington Avenue	New York, New York	286,985	94%		11.67%
Renaissance Square	Phoenix, Arizona	965,508	89%		23.20%
Riverfront Plaza	Richmond, Virginia	951,590	92%		23.20%
Johnson Ranch Corporate Centre	Roseville, California	179,990	65%		18.51%
Roseville Corporate Center	Roseville, California	111,418	71%		18.51%
Summit at Douglas Ridge	Roseville, California	185,128	69%		18.51%
Olympus Corporate Centre	Roseville, California	191,494	47%		18.51%
Douglas Corporate Center	Roseville, California	214,606	78%		18.51%
Wells Fargo Center	Sacramento, California	502,365	97%		18.51%
525 B Street	San Diego, California	448,275	81%		18.51%
The KPMG Building	San Francisco, California	379,328	100%		23.20%
101 Second Street	San Francisco, California	388,370	84%		23.20%
720 Olive Way	Seattle, Washington	300,710	90%		18.51%
1200 19th Street	Washington, D.C.	337,239	32	%(2)	11.67%
Warner Center	Woodland Hills, California	808,274	90%		18.51%

Total for Core Fund Properties		14,875,038	88%

Grocery-Anchored Portfolio
Cherokee Plaza	Atlanta, Georgia	99,749	100%		70%
Bellaire Boulevard Center	Bellaire, Texas	35,081	100%		70%
Thompson Bridge Commons	Gainesville, Georgia	92,587	96%		70%
Champions Village	Houston, Texas	384,581	91%		70%
King’s Crossing	Kingwood, Texas	126,397	97%		70%
Sandy Plains Exchange	Marietta, Georgia	72,784	93%		70%
Commons at Dexter Lakes	Memphis, Tennessee	228,496	95%		70%
Mendenhall Commons	Memphis, Tennessee	79,871	99%		70%
University Palms Shopping Center	Oviedo, Florida	99,172	90%		70%
Shoppes at Parkland	Parkland, Florida	145,652	93%		70%
Oak Park Village	San Antonio, Texas	64,287	100%		70%
Heritage Stations	Wake Forest, North Carolina	68,778	96%		70%

Total for Grocery-Anchored Portfolio		1,497,435	95%

		Leasable	Percent		Our Effective
Property	City	Square Feet	Leased		Ownership(1)

Other
Distribution Park Rio(3)	Rio de Janeiro, Brazil	693,115	99%		50%

Total for All Properties		31,114,309	91	%(3)

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On June 30, 2009, Hines REIT owned a 97.0% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 3.0% interest in the Operating Partnership. In addition, we owned an approximate 28.7% non-managing general partner interest in the Core Fund as of June 30, 2009. The Core Fund does not own 100% of its properties; its ownership interest in its properties ranges from 40.3% to 80.7%.

(2)	Redevelopment of this asset was completed in June 2009 in which three floors were added to the building. Efforts to lease this space are currently underway.

(3)	This amount represents the percentage leased assuming we own a 100% interest in each of these properties. The percentage leased based on our effective ownership interest in each property is 93%.

Q:	Why do you invest in the Core Fund?

A:	The Core Fund has preferential rights to invest in high quality Class A office properties in the United States. We make investments in the Core Fund to provide Hines REIT the opportunity to invest with a number of institutional investors in the Core Fund into such a portfolio. Our investment in the Core Fund allows us to own an indirect interest in a diversified portfolio of Class A office buildings located in markets such as New York City, Washington D.C., Atlanta, Houston, Chicago, Richmond, Sacramento, San Francisco, San Diego, Charlotte, Phoenix and Seattle. Since the amount of capital required to acquire these types of buildings is substantial, we believe it would take us a significant amount of time, if ever, to be in a position to prudently acquire these types of buildings on our own. We believe that owning an indirect interest in the buildings owned by the Core Fund, together with the properties we acquire directly, will result in a more diversified and stable portfolio of real estate investments for our shareholders.

Q:	What investment or ownership interests does Hines or any of its affiliates have in the Company?

A:	Hines or its affiliates have the following investments and ownership interests in the Company:

• an investment of $10,200,000 in limited partnership interests of the Operating Partnership by an affiliate of Hines, Hines 2005 VS I LP;

• an investment of $10,000 for common shares of Hines REIT by Hines REIT Investor L.P., an affiliate of Hines;

• an interest in the Operating Partnership, which is adjusted monthly in a manner intended to approximate the economic equivalent of the reinvestment by Hines of what would otherwise be cash payments of acquisition fees and asset management fees. As of June 30, 2009, this participation interest in the Operating Partnership represented approximately $50.9 million in reinvestment by Hines. Please see “The Operating Partnership — The Participation Interest” for a description of this interest.

Q:	What kind of offering is this?

A:	We are offering a maximum of $700,000,000 in our series A preferred shares to the public on a “best efforts” basis through Hines Real Estate Investments, Inc., an affiliate of Hines (the “Dealer Manager”), at a price of $25.00 per share. We are also offering up to $50,000,000 in our series A preferred shares to be issued pursuant to our dividend reinvestment plan at a price of $25.00 per share to those shareholders who elect to participate in such plan as described in this prospectus.

Q:	Who can buy shares?

A:	You can generally buy shares pursuant to this prospectus if you have either:

• a minimum annual gross income of at least $70,000 and a minimum net worth (not including home, furnishings and personal automobiles) of at least $70,000; or

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum required investment?

A:	Yes. You must initially invest at least $2,500. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to contact your registered broker-dealer or investment advisor and fill out a subscription agreement substantially in the form (or similar to the form) attached to this prospectus as Appendix A for a certain investment amount and pay for the shares at the time you subscribe.

Q:	If I buy shares, will I receive dividends and, if so, how often?

A:	We expect to pay cumulative dividends on our series A preferred shares in the amount of $[ ] per share each year, which is equivalent to [ ]% of the $25.00 face value per share or a pro rata amount for shares held for less than a full year. With the authorization of our board of directors, dividends on our series A preferred shares will be declared as of daily record dates and will be aggregated and paid quarterly in arrears on or about the first business day following each quarter end. All unpaid dividends on each of our series A preferred shares will accrue from the date such series A preferred share is issued; however, there can be no guarantee that dividends will be paid. Please see “Description of Our Preferred Shares.”

Q:	Are dividends I receive taxable?

A:	Generally, dividends that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits for tax purposes. Earnings and profits are generally allocable first to preferred distributions, thus, we expect our earnings and profits to exceed the dividends paid to holders of our series A preferred shares, and therefore such dividends will be fully taxable. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled “Material Tax Considerations.”

Q:	Do you have a dividend reinvestment plan?

A:	Yes, our dividend reinvestment plan allows shareholders to reinvest dividends for additional series A preferred shares at a price of $25.00 per share. The terms of this plan may, however, be amended or terminated by our board in its discretion upon at least 10 days’ notice.

Q:	What does it mean that the series A preferred shares are “redeemable”?

A:	There is no fixed or stated maturity date for our series A preferred shares. We may, at our option, redeem the shares at any time. We expect to redeem all outstanding series A preferred shares 6 to 10 years from the commencement of this offering, but there can be no assurances that we will redeem the shares during this time period or at all.

Q:	Are there other ways that I can have my shares redeemed?

A:	In addition to the potential redemption described above, we provide a separate preferred share redemption program under which we may redeem shares at $22.50 (90% of their face value), subject to certain limitations and restrictions. We may also redeem shares at $25.00 (face value) pursuant to our preferred share redemption program in the event of death or disability. Please see “Risk Factors — Investment Risks — There is currently no public market for our series A preferred shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. There is no maturity date for our series A preferred shares.”

Q:	What potential exit strategies may occur?

A:	We may consider and execute exit strategies at the asset, portfolio or corporate levels. These exit strategies may consist of any of the following:

• disposition of individual properties;

• sale of a portion or all of our assets;

• a merger or other business combination; or

• a listing of our shares on a national exchange or for quotation on a national securities market.

Our board of directors will approve any such exit strategy, with the approval of our shareholders when applicable, but only if it is deemed to be in our best interests.

Q:	Do you have a finite term?

A:	Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions that are not necessarily in the best interests or within the expectations of our shareholders. Therefore, we believe it is more appropriate to allow us and our board of directors the flexibility to consider multiple options at times that our board of directors deems appropriate. Although we are not obligated to execute a particular liquidity event by a set date, we expect that our board of directors may begin to consider possible liquidity events for all or a portion of our portfolio between late 2015 and the end of 2019. There can be no assurances that our board of directors will consider any such exit strategy, that we will successfully execute any exit strategy, or that any such exit strategy, if executed, will be beneficial to our shareholders.

Q:	How long will this offering last?

A:	This offering is anticipated to terminate on or before , 201 . We reserve the right to terminate or extend this offering at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive or have access to periodic updates on the performance of your investment, including:

• four quarterly dividend statements;

• periodic prospectus supplements during the offering period;

• an annual report;

• an annual Internal Revenue Service Form 1099-DIV, if required; and

• three quarterly financial reports.

We will provide this information to you via one or more of the following methods:

• electronic delivery;

• posting on our web site, located at www.hinesreit.com, along with any required notice;

• to the extent requested, U.S. mail or other courier; or

• to the extent requested, facsimile.

Q:	When will I get my detailed tax information?

A:	We expect that we will send you your Form 1099-DIV tax information by January 31 of each year.

Q:	Who is your transfer agent?

A:	Our transfer agent is DST Systems Inc.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your participating broker-dealer or investment advisor or the dealer manager for this offering at:

Hines Real Estate Investments, Inc.
2800 Post Oak Boulevard, Suite 4700
Houston, Texas 77056-6118
Telephone: (888) 446-3773

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. You should read and consider this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any shares offered by this prospectus. We include a glossary of some of the terms used in this prospectus beginning on page [  ].

Hines Real Estate Investment Trust, Inc.

Hines REIT, a Maryland corporation, was formed on August 5, 2003 primarily for the purpose of engaging in the business of investing in and owning interests in real estate. We have invested and intend to continue to invest primarily in institutional-quality office properties located throughout the United States, and, as of June 30, 2009, owned interests in 63 properties. These properties consist of 45 U.S. office properties, one mixed-use office and retail complex in Toronto, Ontario, one industrial property in Dallas, Texas, four industrial properties in Brazil and a portfolio of 12 grocery-anchored shopping centers located in five states in the southeastern United States. We have invested or may invest in other real estate investments, including additional properties located outside of the United States, non-office properties, loans and ground leases. Please see “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies” for a more detailed description of our acquisition and investment policies and procedures.

We have qualified and intend to continue to operate as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute at least 90% of their annual ordinary taxable income.

Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.hinesreit.com.

Our Board

We operate under the direction of our board of directors, which has a fiduciary duty to act in our best interest. Our board of directors approves each investment recommended by our Advisor and oversees our operations. We currently have seven directors, four of whom are independent directors. Our directors are elected annually by our shareholders. Our four independent directors serve on the conflicts committee of our board of directors. This committee is required to review and approve all matters the board believes may involve a conflict of interest between us and Hines or its affiliates.

Our Advisor

Our Advisor, who manages our day-to-day operations, is an affiliate of Hines. The Advisor is responsible for identifying potential investments, acquiring real estate investments, structuring and negotiating financings, asset and portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. The Advisor may contract with other Hines entities to perform these functions.

Our Property Manager

Hines is responsible for the day-to-day operation and management of most of our real estate properties. Services provided or managed by Hines may include tenant relations, tenant marketing and leasing, lease negotiation and administration, tenant construction, property maintenance and repairs, property refurbishment and renovation, energy management, security, risk management, parking management, financial budgeting and accounting.

Our Structure

The following chart illustrates our general structure and our management relationship with Hines and its affiliates as of June 30, 2009:

Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

Our Advisor and its affiliates will receive substantial fees in connection with this offering and our operations, which could be increased or decreased during or after this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable to Hines or affiliates of Hines in connection with this offering and our operations. For purposes of this table, except as noted, we have assumed no volume discounts or waived commissions as discussed in the “Plan of Distribution.”

Estimated Maximum
(Based on $700,000,000
Type and Recipient	Description and Method of Computation	in Shares)(1)

Organizational and Offering Activities(2)
Selling Commissions — the Dealer Manager	Up to 7.5% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan; up to 7.0% of gross offering proceeds from this offering may be reallowed to participating broker-dealers.	$52,500,000(3)
Dealer Manager Fee — the Dealer Manager	Up to 2.5% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan; up to 1.5% may be reallowed to selected participating broker-dealers as a marketing fee.(5)	$17,500,000(4)
Reimbursement of Issuer Costs — the Advisor	We will reimburse our Advisor for any issuer costs that it pays on our behalf. Included in such amount is 0.14% of the gross offering proceeds as reimbursement to our Dealer Manager and participating broker dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities.(6)	$10,117,350
Investment Activities
Acquisition Fee — the Advisor	0.50% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.	$3,070,100(7)(8)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.	Not determinable at this time(9)
Debt Financing Fee — the Advisor	1.0% of the amount obtained under any property loan or made available to us under any other debt financing. In no event will the debt financing fee be paid more than once in respect of the same debt.	Not determinable at this time.(10)

Estimated Maximum
(Based on $700,000,000
Type and Recipient	Description and Method of Computation	in Shares)(1)

Operational Activities
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time(11)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(9)	Not determinable at this time(11)
Expense Reimbursements in connection with our administration — the Advisor	Reimbursement of actual expenses incurred on an ongoing basis.(12)	Not determinable at this time
Property Management Fee — Hines	The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.(13)	Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event if Hines is our primary leasing agent.(13)	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(14)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re-development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(15)	Not determinable at this time
Disposition and Liquidation
Disposition Fee	Unless approved by our independent directors, no disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable

(1)	Unless otherwise indicated, assumes we sell the maximum of $700,000,000 in shares in our primary offering and excludes the sale of any shares under our dividend reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.

(2)	The total compensation related to our organization and the offering of our series A preferred shares, which includes selling commissions and the dealer manager fee, will not exceed 15% of the proceeds raised in this offering.

We expect to pay the following issuer costs in connection with this offering:

Securities Act registration fees	$$41,850
FINRA filing fee	$75,500
Blue sky qualification fees and expenses	$250,000
Printing and mailing expenses	$2,000,000
Legal fees and expenses	$2,000,000
Accounting fees and expenses	$500,000
Advertising and sales literature	$1,000,000
Transfer agent fees	$3,000,000
Bank and other administrative expenses	$250,000
Due diligence expense reimbursements	$1,000,000	*

	$10,117,350

*	This amount reflects the expected amount of bona fide out-of-pocket, itemized and detailed due diligence expenses, but we are permitted to pay up to 0.5% of the gross offering proceeds for such expenses.

(3)	The Dealer Manager will not receive selling commissions for shares issued pursuant to our dividend reinvestment plan.

(4)	The Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan.

(5)	In addition, out of its dealer manager fee, the Dealer Manager may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences, technology costs and other marketing costs and expenses in an amount up to 1.0% of gross offering proceeds from our primary offering.

(6)	For a discussion of the expenses which may be reimbursed please see “Management — Our Advisor and Our Advisory Agreement — Compensation.”

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(8)	For purposes of calculating the estimated maximum acquisition fees in this table, we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $700,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $6,109,000. To the extent we use distribution reinvestment plan proceeds for acquisitions, rather than redemptions, our Advisor will also receive an acquisition fee for any such real estate investments. Accordingly, in the event we raise the maximum $50,000,000 pursuant to our distribution reinvestment plan, and we use all such proceeds for acquisitions (and all of our real estate investments are 50% leveraged at the time we acquire them), the total acquisition fees payable will be $6,602,000. Some of these fees may be payable out of the proceeds of such borrowings.

(9)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to investment activities will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 6. In addition, the component of the increase in the Participation Interest attributable to operational activities will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 12.

(10)	Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum $700,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $6,199,000. If, in addition, we raise a maximum of $50,000,000 pursuant to our dividend reinvestment plan and we use all such proceeds for acquisitions, rather than redemptions or other purposes (and all of our real estate investments are 50% leveraged at the time we acquire them) the total debt financing fees payable will be $6,699,000.

(11)	In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.

(12)	The Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our charter. The expenses identified by our charter as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, tax services, costs related to compliance with the Sarbanes Oxley Act of 2002, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of the Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(13)	Property management fees and leasing fees for international acquisitions may differ from our typical property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our charter and shall be approved by our independent directors.

(14)	These fees relate to construction management services for improvements and build-out to tenant space.

(15)	Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property.

In addition, we pay our independent directors certain fees, reimburse independent directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings and award independent directors common shares under our Employee and Director Incentive Share Plan. Please see “Management — Compensation of Directors.” We will not pay any fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund.

For a more detailed description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” section of this prospectus. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by our independent directors.

Description of Capital Stock

Our Preferred Shares

We are offering $700,000,000 of our series A preferred shares, par value $.001 per share, in our primary offering and $50,000,000 of our series A preferred shares pursuant to our dividend reinvestment plan. We will pay cumulative dividends on our series A preferred shares in the amount of $[     ] per share each year, which is equivalent to [     ]% of the $25.00 face value per share, or a pro rata amount for shares held for less than a full year. With the authorization of our board of directors, dividends on our series A preferred shares will be declared as of daily record dates and will be aggregated and paid quarterly in arrears, on or about the first business day of each of January, April, July, and October. All unpaid dividends on each of our series A preferred shares will accrue from the date such series A preferred share is issued; however, there can be no guarantee that dividends will be paid. We may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem our series A preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to and including the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. We expect to redeem all outstanding series A preferred shares 6 to 10 years from the commencement of this offering, but there can be no assurances that we will redeem our series A preferred shares during this time period, or at all. Our series A preferred shares will not be convertible into or exchangeable for any other property or securities of our company. With respect to the election and removal of directors, amendments to our charter and the approval of certain extraordinary transactions, holders of our series A preferred shares will have voting rights on par with those of the holders of our common shares. See “Description of Our Preferred Shares.”

Distribution Objectives

In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our shareholders. As described above, we intend to pay dividends on our outstanding series A preferred shares on a quarterly basis. In addition to the dividends we expect to pay on our series A preferred shares, we intend to continue to make regular distributions to holders of our common shares at least at the level required to maintain our REIT status unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. Please see “Description of Capital Stock — Distribution Objectives.”

Dividend Reinvestment Plan

You may participate in our preferred share dividend reinvestment plan, pursuant to which you may have all of your dividends reinvested in additional whole or fractional series A preferred shares, at a price of $25.00 per share. If you participate in the preferred share dividend reinvestment plan and are subject to federal income taxation, you may incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely solely on sources of funds other than our dividends in order to pay your taxes. A majority of our board of directors may amend or terminate the preferred share dividend reinvestment plan for any reason at any time upon 10 days’ prior notice to plan participants. Please see the “Description of Capital Stock — Dividend Reinvestment Plan.” section of this prospectus for further explanation of our preferred share dividend reinvestment plan, a complete copy of which is included as Appendix B to this prospectus.

Preferred Share Redemption Program

An investment in our series A preferred shares should be made as a long-term investment, which is consistent with our acquisition and investment policies and strategies. Although there is no fixed or stated maturity date for our series A preferred shares, as described above, we may, at our option, redeem our series A preferred shares and expect to do so 6 to 10 years from the commencement of this offering. In addition to this potential liquidity event for holders of our series A preferred shares, we offer a separate interim preferred share redemption program that may allow shareholders to have their shares redeemed at 90% of their $25 face value subject to certain limitations and restrictions discussed more fully in the “Description of Capital Stock — Share Redemption Programs” section of the prospectus. We may also redeem shares at the $25 face value pursuant to our preferred share redemption program in the event of death or disability. No fees will be paid to Hines in connection with any redemptions. Our board of directors may terminate, suspend or amend the preferred share redemption program upon 30 days’ written notice without shareholder approval.

RISK FACTORS

You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If certain of the following risks actually occur, our results of operations and ability to pay dividends on a quarterly basis would likely suffer materially. In addition, our ability to redeem our series A preferred shares or to pay the face value and any accrued dividends upon liquidation could be limited and you could lose all or part of the money you paid to buy our shares.

Investment Risks

There is currently no public market for our series A preferred shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. There is no maturity date for our series A preferred shares.

There is no public market for our series A preferred shares, and we do not expect one to develop. We currently have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. There is no maturity date for our series A preferred shares. We have a separate preferred share redemption program wherein shareholders may have their shares redeemed at 90% of face value, but such program is subject to certain limitations, including the number of shares that may be redeemed and other terms. Our board of directors may also limit, suspend or terminate our preferred share redemption program upon 30 days’ written notice. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. Thus, prospective shareholders should consider our series A preferred shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. In addition, despite the liquidation preference on our series A preferred shares, there is no assurance that we will liquidate, or if we do, that we will have the funds available to pay such preference in a liquidation. We do not have any specified time period by which we are required to liquidate. In addition if we sell any or all of our assets or business, we are not required to pay you your liquidation preference unless we also liquidate. Please see “Description of Capital Stock — Restrictions on Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

Our series A preferred shares are redeemable in whole or in part on a pro rata basis, solely in the discretion of our board of directors. We may utilize all sources of cash flow, including offering proceeds, to fund redemptions, which may reduce our liquidity available to fund acquisitions of real estate investments, dividends on any series A preferred shares still outstanding and other cash needs.

There is no maturity date for our series A preferred shares and they are redeemable in whole or in part on a pro rata basis, solely at the discretion of our board of directors. Although we expect to redeem all outstanding series A preferred shares in 6 to 10 years from the commencement of this offering, we are not required to redeem your shares even if we have adequate capital to do so.

We may, but are not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet our redemption needs, including proceeds from our dividend reinvestment plan, securities offerings, operating cash flow, borrowings and capital transactions such as asset sales or financings. Cash used to fund redemptions reduces our liquidity available to fund acquisitions of real estate investments, dividends on any series A preferred shares still outstanding and other cash needs.

How we invest or use the proceeds of this offering will affect our ability to pay your quarterly dividends, redeem your shares and pay your liquidation preference.

We currently expect most of our net proceeds to be expended on real estate investments. Nevertheless, the proceeds are available to be used for all of our capital needs, such as property repairs, maintenance and improvements, repayment of debt, or operating expenses. Depending on our use of the proceeds, we may not generate sufficient cash flow with which to pay you your quarterly dividends, and our ability to ultimately redeem your shares and pay you your preference in liquidation could be impaired.

Our ability to pay distributions on and redeem common shares under certain circumstances could affect our ability to pay dividends on and redeem series A preferred shares.

Provided that we have paid all accrued dividends on series A preferred shares following the end of a dividend period, we may pay distributions on and redeem common shares prior to the end of the next dividend period for our series A preferred shares. Such distributions on and redemptions of the common shares could adversely affect our ability to pay dividends on and redeem series A preferred shares in subsequent dividend periods.

Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose some or all of your investment.

By owning our shares, you will be subjected to significant risks associated with owning and operating real estate. The performance of your investment in Hines REIT will be subject to such risks, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation or otherwise; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

Please see the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures About Market Risk” for additional information on interest rate risks. If our assets decrease in value, the value of your investment will likewise decrease, and you could lose some or all of your investment.

You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Hines, we may incur additional fees and expenses.

Because the Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Greenberg Traurig, LLP has acted as counsel to us, the Advisor and our Dealer Manager in connection with this offering and, therefore, investors will not have the benefit of a due diligence review and investigation that might otherwise be performed by independent counsel which increases the risk of your investment. If any situation arises in which our interests are in conflict with those of our Dealer Manager or its affiliates, and we are required to retain additional counsel, we will incur additional fees and expenses.

We have invested a significant percentage of our total current investments, and we may invest a portion of the net proceeds of this offering, in the Core Fund. Because of our current and possible future Core Fund investments, it is likely that Hines affiliates will retain significant control over a significant percentage of our investments even if our independent directors remove our Advisor.

While a majority of our independent directors may remove our Advisor upon 60 days’ written notice, our independent directors cannot unilaterally remove the managing general partner of the Core Fund, which is also an affiliate of Hines. We have substantial investments in the Core Fund and may invest a portion of the proceeds from this offering in the Core Fund. Because of our current Core Fund investments and because our ability to remove the managing general partner of the Core Fund is limited, it is likely that an affiliate of Hines will maintain a substantial degree of control over a significant percentage of our investments despite the removal of our Advisor by our independent directors. Any additional investments by us in the Core Fund will contribute to this risk. Please see “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement” for a description of the procedures for removing the managing general partner of the Core Fund. In addition, our ability to redeem any investment we hold in the Core Fund is limited. Please see “— Business and Real Estate Risks — Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions” for more information regarding our ability to redeem any investments in the Core Fund.

The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our Advisor, Dealer Manager, Property Manager and other affiliates of Hines for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement and the Property Management and Leasing Agreement. We cannot assure you that a third party unaffiliated with Hines would not be able and willing to provide such services to us at a lower price.

We will pay substantial compensation to Hines, the Advisor and their affiliates, which may be increased or decreased during this offering or future offerings by our independent directors.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines, the Advisor and their affiliates may increase or decrease during this offering or future offerings from those described in “Management Compensation, Expense Reimbursements and Operating Partnership,” if such increase or decrease is approved by our independent directors.

We will pay the Advisor a fee on any line of credit made available to us, whether or not we utilize all or any portion of such line of credit.

We will pay the Advisor a debt financing fee equal to 1.0% of the amount obtained under any property loan or made available under any other debt financing obtained by us. With respect to a line of credit obtained by us, we will pay the debt financing fee on the aggregate amount available to us under the line of credit, irrespective of whether any amounts are drawn down under such line of credit. Because of this, the Advisor will have a conflict in determining when to obtain a line of credit and the amount to be made available thereunder.

You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.

Our board of directors and the Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering, and we have not definitively identified investments that we will make with all of the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Regarding our investments other than those we currently hold or have committed to make, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning such investments. Further, we may not have the opportunity to evaluate and/or approve properties acquired or other investments made by entities in which we invest, such as the Core Fund. You will likewise have no opportunity to evaluate future transactions completed and properties acquired by the Core Fund. You must rely on our board of directors and the Advisor to evaluate our investment opportunities, and we are subject to the risk that our board and/or the Advisor may not be able to achieve our objectives, will make unwise decisions or will make decisions that are not in our best interest because of conflicts of interest. We may be subject to similar risks in relation to investments made by entities in which we acquire an interest but do not control, such as the Core Fund. Please see the risks discussed under “— Potential Conflicts of Interest Risks” below.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering.

Our series A preferred shares are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our series A preferred shares in this offering. Additionally, no minimum amount must be raised prior to the release of proceeds to the Company and no proceeds will be placed in escrow. Funds paid by an investor will be immediately available for use by the Company upon our acceptance of a subscription agreement. We are subject to the risk that fewer than all of the shares we are offering will be sold. If we are only able to sell a limited number of shares, we will make fewer investments, resulting in less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located.

If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses would be higher (as a percentage of gross income) than if we are able to sell a greater number of shares.

We incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers, regardless of our size. To the extent we sell fewer than the maximum number of shares offered by this prospectus, these expenses will represent a greater percentage of our gross income and, correspondingly, will have a greater proportionate adverse impact on our ability to pay dividends to you on a quarterly basis.

The offering price of our series A preferred shares may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors arbitrarily determined the selling price of our series A preferred shares. Please see “Plan of Distribution.” Therefore, our offering price may not be indicative of either the price at which our shares would trade if they were listed on an exchange or actively traded by brokers.

The price you pay for our series A preferred shares in this offering may depend upon the broker-dealer or financial advisor executing the transaction.

Discounts will be available through certain financial advisers and broker-dealers under the circumstances described in the “Plan of Distribution” section of this prospectus and you should ask your financial advisor and/or broker-dealer about the ability to receive such discounts. Accordingly, the aggregate selling commissions presented in the “Estimated Use of Proceeds” table will vary depending on the total amount of subscriptions to which discounts apply. If you purchase our series A preferred shares at a discount, you will be entitled to the same liquidation preference as investors who do not purchase shares at such discount. Series A preferred shares purchased pursuant to our dividend reinvestment plan will not be sold at a discount, regardless of whether you have received a discount on shares purchased in the primary offering. Accordingly, if you qualify for the discounts described in the “Plan of Distribution” section of this prospectus, you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our dividend reinvestment plan and have your dividends reinvested at face value thereunder.

Your interest in Hines REIT may be diluted if we issue additional series A preferred shares or shares senior to or on parity with our series A preferred shares.

Shareholders do not have preemptive rights to acquire any shares or OP units issued by us in the future. Therefore, investors purchasing our series A preferred shares in this offering may experience dilution of their equity investment if we sell additional series A preferred shares or shares senior to or on parity with our series A preferred shares in the future, including those issued pursuant to the dividend reinvestment plan.

Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.

Under our Advisory Agreement, if the Company is not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Participation Interest or OP Units then held by such entities. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The purchase price will be based on the net asset value of the Operating Partnership and payable in cash, or our shares, as determined by the seller. If the termination of the Advisory Agreement would result in the Company not being advised by an affiliate of Hines, and if the amount necessary to purchase Hines’ interest in the Operating Partnership is substantial, these rights could discourage or deter us from terminating the Advisory Agreement under circumstances in which we would otherwise do so and may affect our ability to pay dividends and make other payments with respect to our series A preferred shares.

We may issue, with the approval of the holders of at least a majority of our outstanding preferred shares in the case of senior classes or series, separate classes or series of preferred shares, which issuance could adversely affect the holders of the series A preferred shares issued pursuant to this offering.

Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our charter authorizes our board of directors, with the approval of the holders of at least a majority of our outstanding preferred shares in the case of senior classes or series, to issue preferred shares in one or more classes or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. If we ever create and issue a class or series of preferred shares with a dividend and/or liquidation preference over our series A preferred shares, payment of any dividend or liquidation preferences of such outstanding series A preferred shares would reduce the amount of funds available for the payment of dividends and liquidation payments on the series A preferred shares. We could also designate and issue shares in a class or series of preferred shares with similar rights to the series A preferred shares, without a vote of shareholders. In addition, under certain circumstances, the issuance of a separate class or series of preferred shares may render more difficult, tend to discourage or prevent:

•	a merger, tender offer or other transaction which might provide a premium price for holders of our shares or otherwise be in their best interest;

•	a proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

We may issue in subsequent public or private offerings, without the approval of our shareholders, separate classes or series of preferred shares that rank on parity with our series A preferred shares, but have more favorable terms than our series A preferred shares.

Without the approval of our shareholders, our board of directors may authorize the issuance of preferred shares that rank on parity with, and are entitled to receive dividends and liquidation preference payments without preference or priority over our series A preferred shares, but have more favorable terms than our series A preferred shares, such as a higher annual dividend rate.

We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company.

We are not, and the Core Fund is not, registered as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Investment companies subject to this act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

Many of these requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, you will not be entitled to these benefits or protections.

In order to operate in a manner to avoid being required to register as an investment company we may be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire interests in companies or entities that we would otherwise want to acquire. The operations of the Core Fund may likewise be limited in order for the Core Fund to avoid being required to register as an investment company.

If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

We do not expect to operate as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. It is possible that many of our interests in real estate may be held through other entities, and some or all of these interests in other entities could be deemed to be investment securities.

If we held investment securities and the value of these securities exceeded 40% of the value of our total assets we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. Please see “— We are not registered as an investment company under the Investment Company Act and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company.” The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.

We have received an opinion from our counsel, Greenberg Traurig, LLP, dated November 25, 2008 that is based on certain assumptions and representations and taking into consideration our current assets and the percentage which could be deemed “investment securities,” as of the date of the opinion, we were not an investment company.

If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our investment in the Core Fund is subject to the risks described in this risk factor as the Core Fund will need to operate in a manner to avoid qualifying as an investment company as well. If the Core Fund is required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such as described above could adversely impact the Core Fund’s operations, which would indirectly reduce your investment return, and that registration also could adversely affect our status as an investment company.

The ownership limit in our charter may discourage a takeover attempt.

Our charter provides that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% in value of the aggregate of our outstanding shares or more than 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our outstanding shares, which offers may be attractive to our shareholders, and thus may limit the opportunity for shareholders to receive a premium for their shares that might otherwise exist if an investor attempted to assemble a block of shares in excess of 9.9% in value of the aggregate of our outstanding shares or more than 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series or otherwise to effect a change of control in us. Please see the “Description of Capital Stock — Restrictions on Transfer” section of this prospectus for additional information regarding the restrictions on transfer of our shares.

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.

Provisions of the Maryland General Corporation Law prohibit business combinations, unless prior approval of the board of directors is obtained before the person seeking the combination became an interested shareholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting stock (an “interested shareholder”);

•	any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (also an “interested shareholder”); or

•	an affiliate of an interested shareholder.

These prohibitions are intended to prevent a change of control by interested shareholders who do not have the support of our board of directors. Because our charter contains limitations on ownership of 9.9% or more of our shares by a shareholder other than Hines or an affiliate of Hines, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested shareholder.

Business and Real Estate Risks

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of real estate investments in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of real estate investments. For example, based on our pro rata share of the market value of the properties in which we owned interests as of June 30, 2009, approximately 12% of our portfolio consists of properties located in Los Angeles, 12% of our portfolio consists of properties located in Chicago and 10% of our portfolio consists of properties located in Houston. Consequently, our financial condition and ability to make distributions, to redeem your shares or to pay the preference in liquidation to you could be materially and adversely affected by any significant adverse developments in those markets.

Industry concentration of our tenants may make us particularly susceptible to adverse economic developments in these industries.

In the event we have a concentration of tenants in a particular industry, our operating results and ability to make distributions may be adversely affected by adverse developments in these industries and we will be subject to a greater risk to the extent that our tenants are not diversified by industry.

Delays in purchasing properties with proceeds received from this offering may impair our ability to pay dividends to you.

As of the date of this prospectus we have not identified specific properties we will purchase with all of the proceeds of this offering. Because we are conducting this offering on a “best efforts” basis over several months, our ability to locate and commit to purchase specific properties will be partially dependent on our ability to raise sufficient funds for such acquisitions, which is difficult to predict. We may be substantially delayed in making investments due to delays in the sale of our series A preferred shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments or other factors. We expect to invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds in our operations. We expect that the income we earn on these temporary investments will not be substantial. Therefore, delays in investing proceeds we raise from this offering could impact our ability to generate cash flow for dividends.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

During various cycles, the commercial real estate market has experienced a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may have resulted in inflated purchase prices for such assets. We and the Core Fund have recently purchased assets, and to the extent either of us purchases real estate in the future in such an environment, we are subject to the risks that the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets if the real estate market ceases to attract the same level of capital investment in the future as it has recently attracted, or if the number of companies seeking to acquire such assets decreases. If any of these circumstances occur or the values of our investments are otherwise negatively affected, our ability to redeem your shares or pay you your preference in liquidation will be adversely impacted.

In our initial quarters of operations, distributions we paid to our shareholders were partially funded with advances or borrowings from our Advisor. We may use similar advances, borrowings, deferrals or waivers of fees from our Advisor or affiliates, or other sources in the future to fund dividends to our preferred shareholders. We cannot assure you that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay quarterly dividends.

We cannot assure you that we will be able to pay dividends to our shareholders. In our initial quarters of operations, the distributions we received from the Core Fund and our net cash flow provided by or used in operating activities (before the payments of cash acquisition fees to our Advisor, which we fund with net offering proceeds) were insufficient to fund our distributions to shareholders and minority interests. As a result, our Advisor advanced funds to us to enable us to partially fund our distributions, and our Advisor deferred, and in some cases forgave, the reimbursement of such advances. We did not receive any advances from our Advisor after June 30, 2006, and, other than with respect to amounts previously forgiven, as of December 31, 2006, we have reimbursed our Advisor for these advances. Our Advisor is under no obligation to advance funds to us in the future or to defer or waive fees in order to support our dividends on our series A preferred shares.

If our Advisor or its affiliates were to refuse to advance funds to cover our expenses or to defer or waive fees in the future, our ability to pay dividends to our shareholders could be adversely affected, and we may be unable to pay dividends to our shareholders. In addition, our Advisor, banks or other financing sources may make loans or advances to us in order to allow us to pay future dividends to our shareholders. The ultimate repayment of this liability could adversely impact our ability to pay quarterly dividends in future periods, decrease the amount of cash we have available for operations and new investments and potentially adversely impact our ability to redeem your shares or pay you your preference in liquidation.

We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain dividends paid (or deemed paid) by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.

We expect our income, if any, to consist almost solely of our share of the Operating Partnership’s income, and the cash available for the payment of dividends by us to our shareholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

•	the amount of the cash available for distribution;

•	the impact of such distribution on other partners of the Operating Partnership who hold preferred OP units;

•	the Operating Partnership’s financial condition;

•	the Operating Partnership’s capital expenditure requirements and reserves therefor; and

•	the annual distribution requirements contained in the Code necessary to qualify and maintain our qualification as a REIT.

Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption programs or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.

In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

We expect to acquire additional properties in the future, which could subject us to risks associated with owning and managing new properties.

We expect to acquire interests in additional properties in the future with the proceeds of this offering. We also expect that the Core Fund will acquire properties in the future. The acquisition of properties, or interests in properties by us or the Core Fund, will subject us to risks associated with owning and/or managing new properties. Specific examples of risks that could relate to acquisitions include:

•	risks that investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition;

•	risks that projections or estimates we made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and

•	general investment risks associated with any real estate investment.

We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties.

We have invested in properties and assets jointly with other Hines programs and with other third parties. We may also purchase or develop properties in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate. Examples of these risks include:

•	the possibility that our partners or co-investors might become insolvent or bankrupt;

•	that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	the possibility that we may incur liabilities as the result of actions taken by our partner or co-investor; or

•	that such partners or co-investors may be in controlling positions and/or may be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Hines affiliates may also entail conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” for a description of these risks.

We are different in some respects from other programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.

We are Hines’ first publicly-offered investment program and one of Hines’ first REITs. Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with this offering or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs. A significant portion of Hines’ other programs and investments also involve development projects. Although we are not prohibited from participating in development projects, we currently do not expect to participate in significant development activities. We are also one of the first programs sponsored by Hines with investment objectives permitting the making and purchasing of loans and participations in loans, and Hines does not have significant experience making such investments. The past performance of other programs sponsored by Hines may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by Hines. You should not rely on the past performance of other programs or investments sponsored by Hines to predict or as an indication of our future performance.

Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies similar to ours, is subject to many of the same business and real estate risks as we are.

For example, the Core Fund:

•	will be affected by general economic and regulatory factors it cannot control or predict;

•	depends on its tenants for its revenue and relies on certain significant tenants;

•	may not have funding or capital resources for future tenant improvements;

•	also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

•	will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

•	will be subject to property taxes and operating expenses that may increase.

•	is subject to risks associated with terrorism, uninsured losses and high insurance costs;

•	is also dependent upon Hines and its key employees for its success;

•	is subject to risks as a result of joint ownership of real estate with Hines and other Hines programs or third parties;

•	uses borrowings and leverage, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our shareholders;

To the extent the operations and ability of the Core Fund, or any other entity through which we indirectly invest in real estate, to make distributions is adversely affected by any of these risks, our operations and ability to pay distributions to you, to redeem your shares or to pay the preference in liquidation to you may be adversely affected.

Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions.

The Core Fund will only redeem up to 10% of its outstanding interests during any calendar year and the managing general partner of the Core Fund may limit redemptions as a result of certain tax, regulatory and other considerations. We may not be able to exit the Core Fund or liquidate all or a portion of our interest in the Core Fund. Please see the risk factor captioned “— If the Core Fund is forced to sell its assets to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected” below, as well as “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement.”

If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.

The Core Fund co-owns several buildings together with certain independent pension plans and funds (the “Institutional Co-Investors”) that are advised by Promark Investment Advisors Inc. (the “Institutional Co-Investor Advisor”). Each entity formed to hold these buildings is required to redeem the interests held by the Institutional Co-Investors in such entity at dates ranging from August 19, 2012 to October 2, 2018. Please see “Our Real Estate Investments — Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor — Redemption Right” for a summary of these rights. Additionally, the Institutional Co-Investor Advisor is entitled to co-investment rights for real estate assets in which the Core Fund invests. For each asset in which Institutional Co-Investors acquire interests pursuant to the Institutional Co-Investor

Advisor’s co-investment rights, the Core Fund will establish a three-year period ending no later than the twelfth anniversary of the date the asset is acquired during which the entity through which those Institutional Co-Investors co-invest in such asset will redeem such Institutional Co-Investors’ interests in such entity, unless the Institutional Co-Investors elect to extend such period. The Institutional Co-Investor Advisor also has certain buy/sell rights in entities in which the Institutional Co-Investors have co-invested with the Core Fund.

In addition, certain limited partnerships established by Ideenkapital Financial Engineering AG and affiliated entities under the laws of Germany own interests in US Core Properties, a subsidiary of the Core Fund through which it owns a majority of its investments. Each such entity (“IK Fund”) has the right to require US Core Properties to redeem all or a portion of its interest in US Core Properties as of certain dates ranging from December 31, 2014 through December 31, 2017. The Core Fund is obligated to provide US Core Properties with sufficient funds to fulfill US Core Properties’ obligations in respect of the IK Fund redemption rights described above, to the extent sufficient funds are not otherwise available to US Core Properties. Please see “Our Real Estate Investments — Certain Rights of IK US Portfolio Invest GmbH & Co. KG” for additional information.

We cannot assure you that the Core Fund will have capital available on favorable terms or at all to fund the redemption of such interests. If the Core Fund is not able to raise additional capital to meet such mandatory redemption requirements, the Core Fund may be required to sell assets that it would otherwise elect to retain or sell assets or otherwise raise capital on less than favorable terms or at a time when it would not otherwise do so. If the Core Fund is forced to sell any of its assets under such circumstances, the disposition of such assets could materially adversely impact the Core Fund’s operations and ability to make distributions to us and, consequently, our investment in the Core Fund.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may acquire a general partner interest in the form of a non-managing general partner interest. For example, our interest in the Core Fund is in the form of a non-managing general partner interest. As a non-managing general partner, we are potentially liable for all liabilities of the partnership without having the same rights of management or control over the operation of the partnership as the managing general partner. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new investments. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments and expand our operations will be adversely affected.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.

We intend to rely in part on borrowings under our credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments and that we will be unable to meet other covenants or requirements in the credit agreements.

If we cannot meet our required debt obligations, the property or properties subject to indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to the Company. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and dividend payments.

We have acquired and may acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and could reduce our cash available to pay quarterly dividends to our shareholders.

Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the instrument being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available to pay dividends to our shareholders.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay quarterly dividends and make additional investments.

The Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank, which amount will be reduced to $100,000 effective January 1, 2010. We currently have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose any amount of our deposits over these amounts. The loss of our deposits could reduce the amount of cash we have available to pay quarterly dividends or invest and could result in our inability to redeem your shares or pay the preference in liquidation to you.

Our success will be dependent on the performance of Hines as well as key employees of Hines.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Hines and its affiliates as well as key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Our board of directors and our Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. If Hines (or any of its key employees) suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, the ability of Hines and its affiliates to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. We will not provide key man life insurance policies for any of Hines’ key employees. Please see “— Potential Conflicts of Interest Risks — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.” The Core Fund is also managed by an affiliate of Hines. Its performance and success is also dependent on Hines and the Core Fund is likewise subject to these risks.

We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.

Numerous real estate companies that operate in the markets in which we operate or may operate in the future will compete with us in acquiring office and other properties and obtaining creditworthy tenants to occupy such properties. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower our occupancy rates and the rent we may charge tenants.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Please see “Our Real Estate Investments” for information about tenants at some of our larger properties. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing mortgages we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay dividends.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Unfavorable changes in economic conditions could adversely impact occupancy or rental rates.

Unfavorable economic conditions may significantly affect office building occupancy or rental rates. Declining or lower occupancy and rental rates in the markets in which we operate, in turn, may have a material adverse impact on our cash flows, operating results and carrying value of investment property. The risks that may affect conditions in these markets include the following:

•	Changes in the national, regional and local economic climates;

•	Local conditions, such as an oversupply of office space or a reduction in demand for office space in the area;

•	Economic downturns which simultaneously affect more than one of our geographical markets; and

•	Increased operating costs, if these costs cannot be passed through to tenants.

National, regional and local economic climates may be adversely affected should population or job growth slow. To the extent either of these conditions occurs in the markets in which we operate, market rents will likely be affected. We could also face challenges related to adequately managing and maintaining our properties, should we experience increased operating costs. As a result, we may experience a loss of rental revenues, which may adversely affect our results of operations and our ability to satisfy our financial obligations and to pay quarterly dividends to our shareholders.

Uninsured losses relating to real property may adversely impact our ability to redeem your shares or to pay the preference in liquidation to you.

We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters.

We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, any such uninsured losses and our ability to redeem your shares or pay you your preference in liquidation may be adversely impacted. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may inhibit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance make it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment in our shares. Such attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Hines has historically owned and managed office properties, generally in major metropolitan or suburban areas. We have also invested and expect that we will continue to invest in such properties. For example, the Core Fund owns interests in properties located in New York City and Washington, D.C. We and the Core Fund also own buildings in the central business districts of other major metropolitan cities. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. We intend to obtain terrorism insurance, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by tenants, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our shareholders.

Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.

One of the risks of investing in real estate is the possibility that our properties could further decrease in value or will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. A significant number of the properties in which we own an interest and expect to acquire are office buildings located in major metropolitan or suburban areas. Please see the “Our Real Estate Investments” section of this prospectus. These types of properties, and the tenants that lease space in such properties, may be impacted to a greater extent by a national economic slowdown or disruption when compared to other types of properties such as residential and retail properties. The following factors may affect income from such properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

•	conditions in financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	natural disasters and acts of God;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of our properties by eminent domain.

Volatility in debt markets could impact future acquisitions and values of real estate assets potentially reducing cash available to pay dividends to our shareholders.

The commercial real estate debt markets have recently been adversely affected by certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. Additionally, the deteriorating economic environment continues to have an adverse impact on real estate fundamentals which has led to declining property values. These factors, among others, have resulted in lenders decreasing the availability of debt financing as well as increasing the cost of debt financing. Should the overall availability of debt decrease and/or the cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, such factors will impact our ability to complete future acquisitions at prices, including financing terms, that are acceptable to us or at all. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available to pay dividends to our shareholders.

In addition, the state of the debt markets have had an impact on the overall amount of capital investing in real estate which has resulted in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it has negatively impacted the current value of our existing assets and could make it more difficult for us to sell any of our investments if we were to determine to do so.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.

Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a property for the long term. When we sell any of our properties, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of properties to our shareholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	purchase shares under our share redemption programs;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to avoid such characterization and to take advantage of certain safe harbors under the Code, we may determine to hold our properties for a minimum period of time, generally two years.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

While we invest primarily in institutional-quality office properties, we may also invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected, substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties in the United States. In addition, we may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990 (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the ADA or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA. However, we may not be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available to pay quarterly dividends to you.

If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.

If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we are able to charge at such properties may decrease.

We are subject to additional risks from our international investments.

We own a mixed-use office and retail complex in Toronto, Ontario and have direct and indirect interests in four industrial properties in Brazil. We may purchase additional properties located outside the United States and may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments pose the following risks:

•	the burden of complying with a wide variety of foreign laws, including:

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws; and

•	existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Our investments outside the United States are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

As with our office properties, we are subject to the risk that tenants of our retail properties may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we make or invest in loans, our loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our loan investments.

If we make or invest in loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. With respect to loans secured by real property, we will not know whether the values of the properties securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in loans, our loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the loans in the event we sell the loans.

If we invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under our loans secured by real property, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the secured property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than traditional mortgage loans, resulting in less equity in the real property and increasing our risk of loss of principal.

Our investment policies may change without shareholder approval, which could not only alter the nature of your investment but also subject your investment to new and additional risks.

Except as otherwise provided in our organizational documents, our investment policies and the methods of implementing our investment objectives and policies may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Please see “Investment Objectives and Policies with Respect to Certain Activities.” We may invest in different property types and/or use different structures to make such investments than we have historically. Please see “— We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties” and

“Investment Objectives and Policies with Respect to Certain Activities — Joint Venture Investments.” As a result, the nature of your investment could change indirectly without your consent and become subject to risks not described in this prospectus.

Potential Conflicts of Interest Risks

We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities.

Hines has existing programs with investment objectives and strategies similar to ours. Because we compete with these entities for investment opportunities, Hines faces conflicts of interest in allocating investment opportunities between us and these other entities. We have limited rights to specific investment opportunities located by Hines. Some of these entities have a priority right over other Hines entities, including us, to accept investment opportunities that meet certain defined investment criteria. For example, the Core Fund and other entities sponsored by Hines have the right to accept or reject investments in office properties located in the United States before we have the right to accept such opportunities. Because we and other Hines entities intend to invest primarily in such properties and rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of some of these entities and priority rights. We therefore may not be able to accept, or we may only invest indirectly with or through another Hines affiliated-entity in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another entity affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets. Please see “— Business and Real Estate Risks — We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties” above.

Other than the rights described in the “Conflicts of Interest — Investment Opportunity Allocation Procedure” section of this prospectus, we do not have rights to specific investment opportunities located by Hines. In addition, our right to participate in the allocation process described in such section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated programs, how to allocate such opportunities among us, Hines and other programs or entities sponsored or managed by or otherwise affiliated with Hines. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines affiliates have the right to accept such opportunities, and are otherwise subject to Hines’ discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities which we would otherwise pursue if we were the only program sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that, as a result of the conflicts of interest between Hines, us and other entities or programs sponsored or managed by or affiliated with Hines, and the priority rights Hines has granted or may in the future grant to any such other entities or programs, we may not be offered favorable investment opportunities located by Hines when it would otherwise be in our best interest to accept such investment opportunities, and our results of operations and ability to pay dividends may be adversely impacted thereby.

We may compete with other entities affiliated with Hines for tenants.

Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we own or expect to acquire interests in real estate assets. Therefore, our properties compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. Please see

“Conflicts of Interest — Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates” for a description of these conflicts of interest.

Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.

We do not have employees. Pursuant to a contract with Hines, the Advisor relies on employees of Hines and its affiliates to manage and operate our business. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in real estate operations and activities other than our operations and activities. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of Hines’ employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.

Hines and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the Advisor, own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if Hines suffers financial or operational problems as the result of any of its activities, whether or not related to our business, its ability to operate our business could be adversely impacted. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or desirable.

Hines may face conflicts of interest if it sells properties it acquires or develops to us.

We have acquired, and may in the future acquire, properties from Hines and affiliates of Hines. Likewise, the Core Fund has acquired, and may in the future acquire, properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see “Investment Objectives and Policies With Respect to Certain Activities — Acquisition and Investment Policies — Affiliate Transaction Policy” below. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property.

We expect that Hines will manage most, if not all, of the properties we acquire directly as well as most, if not all, of the properties in which we acquire an indirect interest as a result of investments in Hines affiliated entities, such as the Core Fund. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.

Hines and the Advisor manage our day-to-day operations and properties pursuant to property management agreements and an advisory agreement. These agreements were not negotiated at arm’s length and certain fees payable by us under such agreements are paid regardless of our performance.

Hines and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

Certain of our officers and directors are also officers and directors of the Advisor and other entities controlled by Hines such as the managing general partner of the Core Fund. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our shareholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

•	the allocation of new investments among us and other entities operated by Hines;

•	the allocation of time and resources among us and other entities operated by Hines;

•	the timing and terms of the investment in or sale of an asset;

•	investments with Hines and affiliates of Hines;

•	the compensation paid to our Advisor; and

•	our relationship with Hines in the management of our properties.

These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.

Our officers and directors have limited liability.

Generally, we are obligated under our charter and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have also executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. These indemnification agreements, as well as the indemnification provisions in our charter and bylaws, could limit our ability and the ability of our shareholders to effectively take action against our officers and directors arising from their service to us. In addition, there could be a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. You should read the section of this prospectus under the caption “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for more information about the indemnification of our officers and directors.

Our UPREIT structure may result in potential conflicts of interest.

Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our shareholders.

Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted.

We believe we qualify as a REIT under the Code.  A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

Investments in foreign real property may be subject to foreign currency gains and losses. Generally, foreign currency gains will be excluded from income for purposes of determining our satisfaction of the REIT gross revenue tests; however, under certain circumstances (for example, if we regularly trade in foreign securities) such gains will be treated as non-qualifying income. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our dividends to our shareholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Material Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay dividends to our shareholders could be adversely affected.

We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in the Operating Partnership. Please see “— If we fail to qualify as a REIT, our operations and ability to pay dividends to our shareholders would be adversely impacted” above. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to you.

These topics are discussed in greater detail in the “Material Tax Considerations — Tax Aspects of the Operating Partnership” section of this prospectus.

Dividends to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

•	part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to read the “Material Tax Considerations — Taxation of Tax Exempt Entities” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investors may realize taxable income without receiving cash dividends.

If you participate in the dividend reinvestment plan, you will be required to take into account, in computing your taxable income, ordinary and capital gain dividend distributions allocable to shares you own, even though you receive no cash because such dividends and/or distributions are reinvested.

Foreign investors may be subject to FIRPTA tax on the sale of our series A preferred shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our series A preferred shares would be subject to FIRPTA tax, unless our series A preferred shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding series A preferred shares. We encourage you to read the “Material Tax Considerations — Taxation of Foreign Investors — Sales of Shares” section of this prospectus for a further discussion of this issue.

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a

100% tax. We may not be able to make sufficient distributions to avoid paying federal income tax and/or the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

Entities through which we hold foreign real estate investments are, in most cases, subject to foreign taxes, notwithstanding our status as a REIT.

Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States will, in most cases, be subject to income taxation by jurisdictions in which such assets are located. Our cash available for distribution to our shareholders will be reduced by any such foreign income taxes.

Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.

Under current law, qualifying corporate distributions received by individuals prior to 2011 are subject to tax at a maximum rate of 15%. This special tax rate is generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which currently are as high as 35%. This law change may make an investment in our series A preferred shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay distributions that are not formed as REITs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, economic updates, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide distributions to our shareholders and maintain the value of the real estate properties in which we hold an interest, may be significantly hindered.

You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk exists that actual results will differ materially from the expectations expressed in this prospectus and this risk will increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ESTIMATED USE OF PROCEEDS

The table on the following page sets forth information about how we intend to use the proceeds raised in this offering and assumes we sell the maximum $700,000,000 in shares pursuant to this offering but issue no shares under our dividend reinvestment plan.

We have not included the proceeds from our distribution reinvestment plan which may be used for any purpose.

This is a “best efforts” offering, without a minimum offering. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering,” “— If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expense (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares” and “— How we invest or use the proceeds of this offering will affect our ability to pay your quarterly dividends, redeem your shares and pay your liquidation preference.”

Many of the amounts set forth below represent our management’s best estimate since such amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds.

Assuming we raise the maximum offering proceeds pursuant to this offering, excluding proceeds from the sale of shares offered under our dividend reinvestment plan, we expect that approximately 88.6% of the money you invest will be available to make real estate investments, to pay acquisition fees and expenses related to those investments and to use for other capital needs such as repayment of debt and other property and corporate expenses. The balance will be used to pay selling commissions, the dealer manager fee and issuer costs.

We have not identified the investments we will make with all of the proceeds of this offering. We will rely on our Advisor and our board of directors to identify and evaluate our future investments. Please see “Risk Factors — Investment Risks — You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.”

	Maximum Offering
	$700,000,000 in
	Shares(1)
	Amount	Percentage

GROSS PROCEEDS	$700,000,000	100%
Less Expenses:
Selling Commissions(2)	$52,500,000	7.5%
Dealer Manager Fees(2)	$17,500,000	2.5%
Issuer Costs(4)	$10,117,350	1.4%

Total Expenses	$80,117,350	11.4%

NET PROCEEDS AVAILABLE FOR INVESTMENT AND CAPITAL NEEDS(5)	$619,882,650	88.6%
Less:
Acquisition Fees on Investments(6)(7)	$3,070,100	0.4%
Third-party Acquisition Expenses(7)(8)	$2,800,000	0.4%
Working Capital Reserve	$—	—%

REMAINING PROCEEDS AVAILABLE FOR INVESTMENT AND CAPITAL NEEDS	$614,012,550	87.7%

(1)	Assumes we sell the maximum $700,000,000 in our series A preferred shares pursuant to this offering but issue no shares under our dividend reinvestment plan.

(2)	We will pay our Dealer Manager selling commissions of up to 7.5% of the gross offering proceeds for sales of our series A preferred shares and up to 7.0% of the gross offering proceeds raised in this offering may be reallowed to participating broker dealers. We will not pay selling commissions for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(3)	We will pay the Dealer Manager a dealer manager fee of up to 2.5% of gross offering proceeds for series A preferred shares sold to the public, all or a portion of which may be reallowed to participating broker-dealers as marketing fees, in part to cover fees and costs associated with conferences sponsored by participating broker-dealers and to defray other distribution-related costs and expenses of participating broker-dealers. We will not pay the dealer manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(4)	In addition to paying selling commissions and the dealer manager fee we will pay the issuer costs incurred by us directly or indirectly through our Advisor and its affiliates, which expenses are expected to consist of, among other costs, expenses of our organization, actual legal, accounting, bona fide out-of-pocket itemized and detailed due diligence costs, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related costs.

(5)	Although the net proceeds are expected to be used for the acquisition of investments and the payment of fees and expenses related thereto, the proceeds are available for our other capital needs, whether related to the repayment of debt or otherwise. For purposes of this table, however, we have assumed that we will use all of the net proceeds for acquisition of investments and the payment of related fees and expenses.

(6)	We will pay the Advisor an acquisition fee of 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity, for services provided by the Advisor in connection with the identification, evaluation and acquisition of such investments. For purposes of this table we have assumed that we will not use debt when making real estate investments and that we will use all of the net proceeds for the acquisition of investments and the payment of related fees and expenses. In the event we raise the maximum $700,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $6,109,000 or approximately 0.9% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.

(8)	Acquisition expenses include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. For purposes of this table, we have assumed that we will not use debt when making real estate investments.

We will pay the Advisor 1.0% of the amount obtained under any property loan or made available to us under any other debt financing. Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum $700,000,000 pursuant to the primary offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $6,199,000. Debt financing fees are expected to be payable out of the proceeds of such borrowings.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to Hines, the Advisor and other Hines affiliates may increase or decrease during or after this offering, if such increase or decrease is approved by our independent directors.

MANAGEMENT

Management of Hines REIT

We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the identification and acquisition of our properties, subject to the board’s supervision. We have retained Hines or an affiliate of Hines to perform property management for our properties. We have retained the Dealer Manager to manage activities relating to the offering of our shares.

Our Officers and Directors

Other than our independent directors, each of our officers and directors is affiliated with Hines and subject to conflicts of interest. Please see “Conflicts of Interest” and “Risk Factors — Potential Conflicts of Interest Risks.” As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent directors will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our Company in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities.

The following sets forth information about our directors and executive officers:

Name	Age	Position and Office with Hines REIT

Jeffrey C. Hines	53	Chairman of the Board of Directors
C. Hastings Johnson	60	Director
Charles M. Baughn	54	Director
George A. Davis	70	Independent Director
Thomas A. Hassard	58	Independent Director
Stanley D. Levy	45	Independent Director
Paul B. Murphy Jr.	49	Independent Director
Charles N. Hazen	48	President and Chief Executive Officer
Sherri W. Schugart	43	Chief Financial Officer
Edmund A. Donaldson	39	Chief Investment Officer
Frank R. Apollo	42	Senior Vice President — Finance, Treasurer and Secretary
Kevin L. McMeans	44	Asset Management Officer
Ryan T. Sims	37	Chief Accounting Officer

Jeffrey C. Hines.  Mr. Hines joined Hines in 1981. He has served as the Chairman of our board of directors, as Chairman of the managers of the general partner of our Advisor, and as a member of the management board of the Core Fund since August 2003. Mr. Hines has also been the Chairman of the board of directors of Hines Global REIT, Inc., which we refer to as Hines Global, and Chairman of the managers of the general partner of the advisor of Hines Global since December 2008. He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations. He became President in 1990 and Chief Executive Officer in January 2008 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of 228 projects valued at approximately $22.9 billion.

Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from Harvard Business School.

C. Hastings Johnson.  Mr. Johnson joined Hines in 1978. He has served as a member of our board of directors, as a member of the managers of the general partner of our Advisor, and as a member of the management board of the Core Fund since July 2004. Mr. Johnson has also been a member of the board of directors of Hines Global and a member of the managers of the general partner of the advisor of Hines Global since December 2008. In addition, he has served as Vice Chairman of the general partner of Hines since January 2008 and Chief Financial Officer of the general partner of Hines since 1992. In these roles, he is responsible for the financial policies, equity financing and the joint venture relationships of Hines. He is also a member of Hines’ Executive Committee. Prior to becoming Chief Financial Officer of the general partner of Hines, he led the development or redevelopment of numerous projects and initiated the Hines acquisition program. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $46 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from Harvard Business School.

Charles M. Baughn.  Mr. Baughn has served as a member of our board of directors since April 2008 and as a manager of the general partner of our Advisor since August 2003. He served as Chief Executive Officer for us and the general partner of our Advisor from August 2003 through April 1, 2008. In addition, Mr. Baughn has been a member of the board of directors of Hines Global and a manager of the general partner of the advisor of Hines Global since December 2008. He has also served as an Executive Vice President and CEO — Capital Markets Group of the general partner of Hines since April 2001 and, as such, is responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines’ Executive Committee and the Chief Executive Officer and a director of our Dealer Manager. Mr. Baughn is also a member of the management board of the Core Fund. Mr. Baughn joined Hines in 1984. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

George A. Davis.  Mr. Davis, an independent director since June 2004, is the founder and sole owner of Advisor Real Estate Investment Ltd., a real estate consulting company unaffiliated with our Advisor. Prior to founding Advisor Real Estate Investment Ltd. in April 1999, he served as the Chief Real Estate Investment Officer for the New York State Teacher’s Retirement System (“NYSTRS”) reporting directly to the Executive Director of the system. In addition, Mr. Davis also served as a member of the Investment Committee, which ultimately determined the real estate investment strategy undertaken by NYSTRS. Mr. Davis graduated from Dartmouth College with a B.A. in Biology.

Thomas A. Hassard.  Mr. Hassard, an independent director since June 2004, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before retiring in December 2004. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system’s investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.

Stanley D. Levy.  Mr. Levy, an independent director since June 2004, currently serves as Chief Operating Officer of The Morgan Group, Inc., a national multi-family real estate firm with offices in Houston, San Diego and Orlando. Mr. Levy joined The Morgan Group in 2001. His responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the firm and its projects. Prior to joining The Morgan Group, Mr. Levy spent 15 years with JPMorgan Chase, most recently, as Managing Director of Real Estate and Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in a variety of investment banking and financing transactions. Mr. Levy graduated with honors from the University of Texas with a B.B.A. in Finance.

Paul B. Murphy Jr.  Mr. Murphy, an independent director since April 2008, currently serves as Chief Executive Officer of Amegy Bank of Texas (formerly known as Southwest Bank of Texas). Mr. Murphy began his banking career at Allied Bank of Texas in 1981 and joined Amegy Bank in 1990 as an Executive Vice President. With little more than $50 million in assets and one location 17 years ago, Amegy Bank now has more than $11 billion in assets, nearly 1,900 employees, and more than 85 banking centers throughout the greater Houston, Dallas and San Antonio metropolitan areas. Mr. Murphy became President in 1996 and CEO in 2000. He serves on the boards of the Houston Endowment, St. Luke’s Episcopal Health Care System, Greater Houston Community Foundation, Greater Houston Partnership and Children’s Museum of Houston. He received his bachelor degree in finance from Mississippi State University and his M.B.A. from the University of Texas at Austin.

Charles N. Hazen.  Mr. Hazen joined Hines in September 1989. Mr. Hazen has served as our President and as President of the general partner of our Advisor since August 2003 and is responsible for overall management of our business strategy and operations. Mr. Hazen has also been the President and Chief Executive Officer for Hines Global and the general partner of the advisor for Hines Global since December 2008. He also served as Chief Operating Officer for us and the general partner of the Advisor from August 2003 to April 1, 2008 when he became Chief Executive Officer for us and the general partner of our Advisor. He has also been a Senior Vice President of the general partner of Hines since July 2000, the President and a member of the management board of the Core Fund since July 2004 and a director of our Dealer Manager since August 2003. During his tenure at Hines has participated in more than $9 billion of office, retail and industrial investments in the U.S. and abroad and managed Hines Corporate Properties, a $700 million fund that developed and acquired single-tenant office buildings in the U.S. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

Sherri W. Schugart.  Ms. Schugart joined Hines in 1995. She has served as our Chief Financial Officer and the Chief Financial Officer of the general partner of our Advisor since August 2003 and as the Chief Financial Officer of the Core Fund since July 2004. In these roles, her responsibilities include oversight of our financial and portfolio management, equity and debt financing activities, investor relations, accounting, financial reporting, compliance and administrative functions. Ms. Schugart has also served as Chief Financial Officer for Hines Global and the general partner of the advisor for Hines Global since December 2008. She has also been a Senior Vice President of the general partner of Hines since October 2007 and has served as a director of our Dealer Manager since August 2003. Ms. Schugart has been responsible for arranging more than $8.0 billion in equity and debt for Hines’ public and private investment funds. She was also previously the controller for several of Hines’ private investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting.

Edmund A. Donaldson.  Mr. Donaldson joined Hines in 1994. Since April 2008, he has served as the Chief Investment Officer for us and the general partner of our Advisor. In these roles, he is responsible for management of our real estate acquisition program. Mr. Donaldson has also served as Chief Investment Officer for Hines Global and the general partner of the advisor for Hines Global since December 2008. He has also served as a Senior Vice President of the general partner of Hines since October 2004 and the Senior Investment Officer and member of the management board of the Core Fund since October 2007. He has been responsible for the acquisition of over $8 billion in assets for various Hines affiliates. He also has been instrumental in the investment and management of the combined capitalization of $825 million of the Hines 1997 U.S. Office Development Fund, L.P. and the Hines 1999 U.S. Office Development Fund, L.P. He was also responsible for the investment and management of Hines Suburban Office Venture, L.L.C. formed in January 2002 with a total capital commitment of $222 million. He graduated from the University of California, San Diego with a B.A. in Quantitative Economics and Decision Sciences and received his M.B.A. from Rice University.

Frank R. Apollo.  Mr. Apollo joined Hines in 1993. He currently serves as Senior Vice President — Finance; Treasurer, and Secretary for us and the general partner of our Advisor and as Senior Vice President — Finance of the Core Fund. He was elected to these positions in April 2008 and is responsible for overseeing portfolio financial management, debt financings, treasury and liquidity management, legal and corporate governance. He served as Chief Accounting Officer, Treasurer and Secretary for us since

August 2003 and Chief Accounting Officer of the Core Fund since July 2004. His responsibilities in these positions included accounting, financial reporting, legal and corporate governance. Mr. Apollo has also served as Senior Vice President — Finance; Treasurer and Secretary for Hines Global and the general partner of the advisor for Hines Global since December 2008. He has also served as a Vice President of the general partner of Hines since 1999 and as the Vice President, Treasurer, and Secretary of our Dealer Manager since August 2003 and, as a result, is responsible for all financial operations of the Dealer Manager. Prior to holding these positions, Mr. Apollo served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations, the Vice President and Regional Controller for Hines’ European Region and the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Kevin L. McMeans.  Mr. McMeans joined Hines in 1992. Since April 2008, he has served as the Asset Management Officer for us and the general partner of our Advisor. Mr. McMeans has also served as Asset Management Officer for Hines Global and the general partner of the advisor for Hines Global since December 2008. He has also served as the Asset Management Officer of the Core Fund since January 2005. In these roles, he is responsible for overseeing the management of the various investment properties owned by Hines REIT and the Core Fund. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund, from 2001 through June 2004. In this role, Mr. McMeans was responsible for negotiating and closing in excess of $800 million of debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors. Before joining Hines, Mr. McMeans spent four and a half years at Deloitte & Touche LLP in the Audit Department. He graduated from Texas A&M University with a B.S. in Computer Science and is a certified public accountant.

Ryan T. Sims.  Mr. Sims joined Hines in August 2003. On April 1, 2008, Mr. Sims was elected as the Chief Accounting Officer of Hines REIT, the general partner of our Advisor and the Core Fund. In these roles, he is responsible for management of Hines REIT’s accounting, financial reporting and SEC reporting functions, as well as oversight of the Company’s Sarbanes-Oxley compliance program. He is also responsible for establishing Hines REIT’s accounting policies and ensuring compliance with those policies. Mr. Sims has also served as Chief Accounting Officer for Hines Global and the general partner of the advisor for Hines Global since December 2008. He has also previously served as a Senior Controller for Hines REIT and the general partner of our Advisor since August 2003 and the Core Fund since July 2004. In these roles, in addition to his responsibilities with respect to Hines REIT described above, Mr. Sims has had responsibility for managing the accounting and financial reporting for the Core Fund. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen, LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

Our Board of Directors

Our board of directors reviewed and unanimously ratified our charter and adopted our bylaws. Our charter and bylaws allow for a board of directors with no fewer than three directors and no more than ten directors, of which a majority must be independent directors. We currently have seven directors, four of whom are independent directors. Directors are elected annually by our shareholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of shareholders or (if longer) until his or her successor has been duly elected and qualifies.

Although the number of directors may be increased or decreased, subject to the limits of our charter, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all votes entitled to be cast by the holders of our common shares and our series A preferred shares at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal or resignation of a director or by an increase in the number of directors may be filled by a majority vote of the remaining directors, or by a vote of the holders of our common shares and our series A preferred shares. Where possible, independent directors must nominate replacements for vacancies required to be filled by independent directors.

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our charter, and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), independence rules set forth in the NYSE Listed Company Manual. Our board applied the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

An “independent director” is defined under our charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or the Advisor by virtue of:

•	ownership of an interest in Hines, the Advisor or their affiliates;

•	employment by Hines or the Advisor or their affiliates;

•	service as an officer, trust manager or director of Hines or the Advisor or their affiliates;

•	performance of services for us, other than as a director;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or organized by Hines; or

•	maintenance of a material business or professional relationship with Hines, the Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or the Advisor as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, the Advisor, or their affiliates. A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. Independent directors may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than in their capacity as members of our board of directors or any committee thereof.

To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if, within the last three years:

•	the director was employed by us or Hines;

•	an immediate family member of the director was employed by us or Hines as an executive officer;

•	the director, or an immediate family member of the director, received more than $120,000 during any 12-month period in direct compensation from us or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director is a current partner or employee of a firm that is our or Hines’ internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our or Hines’ audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•	the director or an immediate family member is, or has been, employed as an executive officer of another company where any of our or Hines’ present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or Hines for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Our directors are accountable to us as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on the Advisor. Therefore, our directors will be dependent on the Advisor and information they receive from the Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate the Advisor and its affiliates. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines” and “Risk Factors — Potential Conflicts of Interest Risks.”

In addition to the investment policies set forth in our charter and bylaws, our board of directors has approved written policies on investments and borrowing for us as described in this prospectus. The directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our charter and bylaws.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. Our independent directors may determine from time to time during or after this offering to increase or decrease the fees and expenses payable to Hines, the Advisor and other Hines affiliates. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

Our directors and their affiliates may not vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either the removal of the Advisor, any director and any of their affiliates, or any transaction between us and the Advisor, any director or any of their affiliates.

Committees of the Board of Directors

Our full board of directors generally considers all major decisions concerning our business. Our bylaws provide that our board may establish such committees as the board believes appropriate. The four standing committees of our board of directors are: the audit committee, the conflicts committee, the nominating and corporate governance committee and the compensation committee so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board. The board of directors adopted a written charter for each of these committees. A copy of each charter is available on our website, www.hinesreit.com. Our independent directors each serve on all of these committees. Mr. Hassard serves as chairman of the conflicts committee. Mr. Levy serves as chairman of the audit committee. Mr. Murphy serves as chairman of the nominating and corporate governance and compensation committees.

Audit Committee

Members of the audit committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify, or until their earlier death, retirement, resignation or removal. The audit committee reviews the functions of our management and independent auditors pertaining to our financial statements and performs such other duties and functions deemed appropriate by the board. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors. Our board of directors has determined that each member of our audit committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the rules of the NYSE. In addition, our board of directors has determined that Stanley D. Levy is an “audit committee financial expert” within the meaning of applicable rules promulgated by the Securities and Exchange Commission. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the audit committee of more than two other public companies.

Conflicts Committee

Members of the conflicts committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, resignation, retirement or removal. The primary purpose of the conflicts committee is to review specific matters that the board believes may involve conflicts of interest and to determine if the resolution of the conflict of interest is fair and reasonable to us and our shareholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and Hines, or reduce the risks related thereto.

The conflicts committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the Advisory Agreement between us and the Advisor. The conflicts committee is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. For further discussion, please see the “Investment Objectives and Policies with Respect to Certain Activities — Affiliate

Transaction Policy” section of this prospectus. The conflicts committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

Compensation Committee

Members of the compensation committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, retirement, resignation or removal. The committee meets as called by the chairman of the committee, but not less frequently than annually. The primary purpose of the compensation committee is to oversee our compensation programs, including our Employee and Director Incentive Share Plan. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if desired by our board of directors, produces an annual report to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

Members of the nominating and corporate governance committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, retirement, resignation or removal. This committee:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•	reviews and monitors our Code of Business Conduct and Ethics for Senior Officers and Directors, and any other corporate governance policies and procedures we may have from time to time.

Compensation Committee Interlocks and Insider Participation

During 2008, our compensation committee consisted of Messrs. Davis, Levy, Hassard and Murphy, our four independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our compensation committee.

Compensation of Directors

Our compensation committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our board requires a substantial time commitment as well as broad expertise in the fields of real estate and real estate investment. The compensation committee balances these considerations with the principles that our director compensation program should be transparent and should align directors’ interests with those of our shareholders.

The following table sets forth information regarding compensation of our directors during 2008.

2008 Director Compensation

					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other	Total
Name	in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Compensation

G. Abbott Davis	$63,320	1,000 shares	—	—	—	2,941	$75,941
Thomas A. Hassard	$70,680	1,000 shares	—	—	—	2,650	$83,010
Stanley D. Levy	$62,000	1,000 shares	—	—	—	2,599	$74,279
Paul B. Murphy	$36,500	1,353.5 shares	—	—	—	184	$49,761
Jeffery C. Hines, C. Hastings Johnson and Charles M. Baughn(2)	—	—	—	—	—	—	—

(1)	Each of Messrs. Davis, Hassard and Levy received 1,000 restricted common shares under our Employee and Director Incentive Share Plan upon his election to our board of directors in each of 2004, 2005, 2006, 2007 and 2008. Mr. Murphy received 353.5 restricted common shares under our incentive plan upon his election to our board of directors for a partial term on April 1, 2008 and 1,000 shares under our incentive plan upon his reelection to our board of directors following our 2008 annual meeting.

(2)	Messrs. Hines, Johnson and Baughn, who are employees of Hines, receive no additional compensation for serving as Hines REIT directors.

Under the terms of our Employee and Director Incentive Share Plan, each independent director elected or reelected to the board (whether through a shareholder meeting or by directors to fill a vacancy on the board) is granted 1,000 restricted common shares on or about the date of election or reelection. These restricted common shares will fully vest if the independent director completes the term or partial term for which he or she was elected. In addition to the awards under our incentive plan described in the table and accompanying footnotes above, Messrs. Davis, Hassard, Levy and Murphy each received 1,000 restricted common shares under our incentive plan upon his reelection to our board of directors following our 2009 annual meeting.

We pay our independent directors an annual fee of $33,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If a committee meeting is held on the same day as a meeting of the board, each independent director will receive $1,500 for each committee meeting attended in person on such day. We will also pay our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour.

We pay the following annual retainers to the Chairpersons of our board committees:

•	$7,500 to the Chairperson of our conflicts committee;

•	$10,000 to the Chairperson of our audit committee;

•	$3,000 to the Chairperson of our compensation committee; and

•	$3,000 to the Chairperson of our nominating and corporate governance committee.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

Employee and Director Incentive Share Plan

We adopted our Employee and Director Incentive Share Plan to:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor; and

•	increase the interest of our officers and our independent directors in our welfare through their participation in the growth in the value of our common shares.

The Employee and Director Incentive Share Plan provides for the grant of awards to our full-time employees (in the event we ever have employees), full-time employees of our Advisor, full-time employees of entities that provide services to us, certain of our independent directors, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor or to entities that provide services to us. Such awards may consist of nonqualified stock options, incentive stock options, restricted common shares, share appreciation rights, and dividend equivalent rights. Please see “Investment Objectives and Policies with Respect to Certain Activities — Investment Limitations” for a description of limitations imposed by our charter on our ability to issue options and warrants under the Employee and Director Incentive Share Plan.

The total number of common shares reserved for issuance under the Employee and Director Incentive Share Plan is equal to 0.5% of our outstanding common shares on a fully diluted basis at any time, not to exceed 10,000,000 shares. Our compensation committee has adopted a policy that prohibits awards of shares of common stock under the Employee and Director Incentive Share Plan except for issuances to our independent directors as compensation for serving as such. This policy may be revised or terminated at any time that our compensation committee believes that such action would be in our best interests.

Options entitle the holder to purchase common shares for a specified exercise price during a specified period. Under the Employee and Director Incentive Share Plan, we may grant options that are intended to be incentive stock options within the meaning of section 422 of the Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common shares underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.

Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common shares) equal to the excess of the fair market value of the common shares underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date.

Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

As indicated above, each individual who is elected or re-elected to the board as an independent director (whether through shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted common shares on or about the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. Although there is no present intention to increase the number of common shares to be granted to independent directors in connection with their election or re-election, in the event the number of restricted common shares to be granted is increased during this offering, any such increase will be limited such that no more than 2,500 restricted common shares will be granted to any independent director with respect to each term or partial term such independent director serves.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, under the Maryland General Corporation Law, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Indemnification could reduce the legal remedies available to us and our shareholders against the indemnified individuals. We also maintain a directors and officers liability insurance policy.

An indemnification provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of the Maryland General Corporation Law, the charter and bylaws of Hines REIT provide that our directors and officers will be indemnified by us for losses arising from our operations only if all of the following conditions are met:

•	the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of non-independent directors and officers, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

The Advisor and its affiliates will also be subject to the limitations on indemnification to which the non-independent directors and officers are subject, as described above.

The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification and provisions providing for the limitation of liability could reduce the legal remedies available to us and our shareholders against our officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, officers, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

However, our charter and bylaws provide that the advancement of funds to our directors and officers for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

•	the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	the party seeking advancement undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Operating Partnership has agreed to indemnify and hold harmless the Advisor and Hines and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement and our Property Management and Leasing Agreements, subject to the limitations contained in such agreements. Please see “— The Advisor and the Advisory Agreement — Indemnification” and the “— Hines and our Property Management and Leasing Agreements — Our Property Management and Leasing Agreements — Indemnification” sections below. The Operating Partnership must also indemnify Hines REIT and its directors, officers and employees in Hines REIT’s capacity as its general partner. Please see “The Operating Partnership — Indemnity.”

We have entered into indemnification agreements with our officers and directors. These agreements provide our officers and directors with a contractual right to indemnification to substantially the same extent they enjoy mandatory indemnification under our charter and bylaws.

The Advisor and the Advisory Agreement

The following chart illustrates our general structure and our management relationship with Hines and its affiliates as of June 30, 2009:

Our Advisor is an affiliate of Hines. Its address is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. All of our day-to-day operations are managed and performed by the Advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of the Advisor. The following table sets forth information regarding the officers and managers of our Advisor, or our Advisor’s general partner. The biography of each of these officers and managers is set forth above.

		Position and Office with the
Name	Age	General Partner of the Advisor

Jeffrey C. Hines	53	Chairman of the Managers
C. Hastings Johnson	60	Manager
Charles M. Baughn	54	Manager
Charles N. Hazen	48	President and Chief Executive Officer
Sherri W. Schugart	43	Chief Financial Officer
Edmund A. Donaldson	39	Chief Investment Officer
Frank R. Apollo	42	Senior Vice President — Finance; Treasurer and Secretary
Kevin L. McMeans	44	Asset Management Officer
Ryan T. Sims	37	Chief Accounting Officer

Duties of Our Advisor

We do not have any employees. Prior to the effective date of this offering, we expect to enter into a new Advisory Agreement with our Advisor. Pursuant to this agreement, which will be approved by our board of directors, including our independent directors, we will appoint the Advisor to manage, operate, direct and supervise our operations. In connection with managing our operations, the Advisor will face conflicts of interest. Please see “Risk Factors — Potential Conflicts of Interest Risks.” Therefore, the Advisor and its affiliates will perform our day-to-day operational and administrative services. The Advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our independent directors are responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives and the provisions of the Advisory Agreement are being carried out. The Advisor’s duties under the Advisory Agreement include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

•	along with our Dealer Manager, the approval of the participating broker dealers and negotiation of the related selling agreements;

•	preparation and approval of all marketing materials to be used by our Dealer Manager or others relating to this offering;

•	coordination of the due diligence process relating to participating broker dealers and their review of any prospectuses and our other offering documents;

•	creation and implementation of various technology and electronic communications related to this offering;

•	along with our Dealer Manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions; and

•	all other services related to this offering, whether performed and incurred by the Advisor or its affiliates.

Acquisition Services

•	serve as our investment and financial advisor and provide relevant market research and economic and statistical data in connection with our assets and investment objectives and policies;

•	subject to our investment objectives and policies: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of investment transactions; (iii) acquire assets on our behalf; and (iv) arrange for financing related to acquisitions of assets;

•	perform due diligence on prospective investments and create summarized due diligence reports;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports (which may be prepared by our Advisor or its affiliates), where appropriate, concerning the value of our contemplated investments; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

Real Estate Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

•	monitor applicable markets and obtain reports (which may be prepared by our Advisor or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

•	coordinate with Hines on its duties under the Property Management and Leasing Agreement and assist in obtaining all necessary approvals of major property transactions as governed by such agreement;

•	coordinate and manage relationships between the Company and any joint venture partners;

•	consult with our officers and board of directors and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and

•	provide financial and operational planning services and investment portfolio management functions.

Accounting and Other Administrative Management Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•	from time-to-time, or at any time reasonably requested by the directors, make reports to the directors on our Advisor’s performance of services to us under our Advisory Agreement;

•	provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

•	provide financial and operational planning services and investment portfolio management functions;

•	maintain accounting data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

•	maintain all of our appropriate books and records;

•	provide tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide us with all necessary cash management services;

•	manage and coordinate with the transfer agent the dividend process and payments to stockholders;

•	consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•	provide the officers and directors with timely updates related to the overall regulatory environment affecting us, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

•	consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable laws, including the Sarbanes-Oxley Act.

Shareholder Services

•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and service.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

•	negotiate terms, arrange and execute financing agreements;

•	manage relationships between us and our lenders; and

•	monitor and oversee the service of our debt facilities and other financings.

Disposition Services

•	consult with the board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or a sale of assets, our sale or merger, a listing of the shares on a national securities exchange or similar transaction; and

•	structure and negotiate the terms and conditions of transactions pursuant to which real estate investments may be sold.

Term of the Advisory Agreement

The current term of the Advisory Agreement ends in          , 2011, and the Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by a majority of our independent directors. Additionally, the Advisory Agreement may be terminated:

•	immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days’ written notice;

•	without cause by a majority of our independent directors or by the Advisor upon 60 days’ written notice; or

•	immediately by the Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.

For more information regarding a decision by our board of directors to terminate (or elect not to renew) the Advisory Agreement, please see “— Removal of the Advisor,” “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor” and “Risk Factors — Investment Risks — Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.” In the event that a new advisor is retained, the Advisor will cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform the advisory functions for us and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified. The Advisory Agreement also provides that in the event the Advisory Agreement is terminated, we will promptly change our name and cease doing business under or using the name “Hines” (or any derivative thereof), upon the written request of Hines.

Compensation

The Advisor and its affiliates will receive certain compensation and be reimbursed for certain expenses and receive certain other payments in connection with services provided to us. The compensation, expense reimbursements and other payments payable to the Advisor and its affiliates may increase or decrease during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” for a description of these matters. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Please see “— Removal of the Advisor” and “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its affiliates if Hines or its Affiliates Cease to be Our Advisor” for information regarding additional payments the Company may be required to make to our Advisor and other affiliates of Hines in connection with the termination of the Advisory Agreement.

We will reimburse the Advisor or its affiliates for all of the costs it incurs in connection with the services it provides to us including, but not limited to:

•	all issuer costs, including expenses of our organization, actual legal, accounting, bona fide out-of-pocket itemized due diligence expenses, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering related expenses;

•	acquisition expenses incurred in connection with the selection and acquisition of assets including such expenses incurred related to assets pursued or considered but not ultimately acquired by us;

•	expenses incurred in connection with our obtaining debt financing;

•	the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our assets;

•	taxes and assessments on income or assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

•	out-of-pocket costs associated with insurance required in connection with the business of the Company or by our officers and directors;

•	all out-of-pocket expenses in connection with payments to our board of directors and meetings of our board of directors and shareholders;

•	personnel and related employment direct costs and overhead of the Advisor and its affiliates in performing shareholder services for existing shareholders such as (1) managing communications with shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications, and (2) establishing reasonable technology infrastructure to assist in providing shareholder support and service;

•	out-of-pocket expenses of maintaining communications with shareholders, including the cost of preparation, printing, and mailing annual reports and other shareholder reports, proxy statements and other reports required by governmental entities;

•	third-party audit, accounting and legal fees, tax services, fees related to compliance with the Sarbanes-Oxley Act of 2002 and other fees for professional services relating to the operations of the Company and all such fees incurred at the request of, or on behalf of, our independent directors or any committee of our board of directors;

•	personnel and related employment direct costs and overhead of our Advisor and its affiliates in connection with providing professional services for us in-house, including legal services, tax services, internal audit services, technology related services and services in connection with compliance with the Sarbanes-Oxley Act of 2002;

•	out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances;

•	expenses incurred in connection with disposition services; and

•	all other out-of-pocket costs necessary for the operation of the Company and its assets incurred by the Advisor in performing its duties under the Advisory Agreement.

Except as provided above, the expenses and payments subject to reimbursement by the Company do not include personnel and related direct employment or overhead costs of the Advisor or its affiliates, unless such costs are approved by a majority of our independent directors. For example, our independent directors have approved reimbursement for personnel and overhead costs of the Advisor in providing in-house legal services to the Company. If (1) we request that the Advisor perform services that are outside of the scope of the Advisory Agreement or (2) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed by the Advisor, such that the costs and expenses borne by the Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under the Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by the Advisor and our independent directors, subject to the limitations contained in our charter.

Reimbursements by the Advisor

The Advisor must reimburse us quarterly for any amounts by which Operating Expenses (as defined below) exceed, in any four consecutive fiscal quarters, the greater of (i) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues applicable to any given period, less the expenses applicable to such period (excluding additions to depreciation, bad debt or similar non-cash reserves), unless our independent directors determine that such excess was justified.

Operating Expenses is defined as generally including all expenses paid or incurred by us as determined by U.S. GAAP, except certain expenses identified in our charter which include:

•	expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	amounts paid as partnership distributions by our Operating Partnership; and

•	all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).

The Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation but were nevertheless paid, we will send to our shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

The Advisor must reimburse us to the extent that organizational and offering expenses (as defined in our charter) exceed 15% of the gross proceeds raised in this offering.

Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, the Advisor. Specifically, the independent directors must consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

The Advisor has the right to assign the Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign the Advisory Agreement without the consent of the Advisor.

Indemnification

The Operating Partnership has agreed to indemnify and hold harmless the Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas or contained in our charter or the partnership agreement of the Operating Partnership, provided that: (i) the Advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (ii) the Advisor and its affiliates were acting on behalf of or performing services for us, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the Advisor or resulted from a breach of the agreement by the Advisor.

Any indemnification made to the Advisor may be made only out of our net assets and not from our shareholders. The Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and is incurred by reason of the Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the Advisor.

Removal of the Advisor

In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, any partner in the Operating Partnership affiliated with Hines may require that the Operating Partnership acquire all or a portion of the Participation Interest or any OP Units held by any such holder. The purchase price for the Participation Interest will equal the amount that would be distributed to the holder assuming all the Operating Partnership’s assets were sold for their then-current fair market value and the proceeds were distributed in an orderly liquidation of the Operating Partnership. The purchase price for any OP Units will also be based on the then-current net asset value of the assets of the Operating Partnership. In such event, the purchase price is required to be paid in cash or common shares, at the option of the holder. Please see “Risk Factors — Investment Risks — The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.” In addition, any purchases for cash could adversely affect our ability to pay dividends and make other payments with respect to our series A preferred shares. The Operating Partnership must purchase any such interests within 120 days after the applicable holder gives the Operating Partnership written notice of its desire to sell all or a portion of the OP Units or Participation Interest (as applicable) held by such holder.

Hines and Our Property Management and Leasing Agreements

Hines or an affiliate of Hines manages many of our properties, as well as all of the properties owned by the Core Fund. We expect that Hines or an affiliate of Hines will manage most of the properties we and the Core Fund acquire in the future.

The Hines Organization

General

Hines is a fully integrated real estate investment and management firm which, with its predecessor, has been investing in real estate assets and providing acquisition, development, financing, property management, leasing or disposition services for over 50 years. The predecessor to Hines was founded by Gerald D. Hines in 1957 and Hines is currently owned by Gerald D. Hines and his son Jeffrey C. Hines. Hines’ investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Hines has worked with notable architects such as Philip Johnson; Cesar Pelli; I. M. Pei; Skidmore, Owings and Merrill and Frank Gehry, in the history of its operations. Please see “Hines, History, Experience and Timeline” included as Appendix D for additional information about the history of Hines.

Hines is headquartered in Houston and currently has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco, London, Mexico City, São Paulo, and Beijing. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. All of these executive vice presidents, whose average tenure at Hines is 29 years, serve on the Hines Executive Committee which directs the strategy and management of Hines.

Hines’ central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines’ central resources include employees with experience in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

From inception through June 30, 2009, Hines, its predecessor and their respective affiliates have acquired or developed more than 884 real estate projects representing approximately 279 million square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of June 30, 2009, the portfolio of Hines and its affiliates consisted of 228 projects valued at approximately $22.9 billion. This portfolio is owned by Hines, its affiliates and numerous third-party investors, including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Included in this portfolio are approximately 160 properties managed by Hines, representing approximately 67.2 million square feet. In addition, Hines manages a portfolio of approximately 127 properties with about 51.0 million square feet owned by third parties in which Hines has no ownership interest. The total square feet Hines manages is approximately 118.2 million square feet located in 66 cities in the United States and 16 foreign countries.

The following table sets forth the history of the number of square feet under Hines’ management:

Commercial Real Estate Managed by Hines and its Affiliates

Hines also has extensive experience in disposition services. From 1992 through December 31, 2008, Hines has been involved in the disposition of 159 properties in the United States representing 63.2 million square feet valued at sales prices of $13.8 billion, and 46 properties outside of the United States representing 14.1 million square feet valued at sales prices of approximately $4.4 billion.

The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office as of June 30, 2009:

The following is information about the executive officers of the general partner of Hines and members of its Executive Committee:

		Number of
		Years with
Name	Age	Hines	Position

Gerald D. Hines	83	52	Chairman of the Board
Jeffrey C. Hines	53	27	President and Chief Executive Officer
C. Hastings Johnson	60	31	Vice Chairman and Chief Financial Officer
Charles M. Baughn	54	24	Executive Vice President and CEO — Capital Markets Group
James C. Buie, Jr.	56	28	Executive Vice President and CEO — West Region and Asia Pacific
Kenneth W. Hubbard	66	35	Executive Vice President and CEO — East Region
Christopher D. Hughes	47	22	Executive Vice President and CEO — East Region
E. Staman Ogilvie	59	35	Executive Vice President and CEO — Eurasia Region
C. Kevin Shannahan	53	26	Executive Vice President and CEO — Midwest, Southeast Region and South America
Mark A. Cover	49	25	Executive Vice President and CEO — Southwest Region and Mexico/Central America
Michael J.G. Topham	61	33	Executive Vice President and CEO — Hines Europe and Middle East/North Africa

Jeffrey C. Hines, C. Hastings Johnson and Charles M. Baughn are on our board of directors. Their biographies are included above with the rest of our management.

Gerald D. Hines.  Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of Hines’s Executive

Committee. He oversees a portfolio of approximately 228 projects valued at approximately $22.9 billion and has expanded the scope of Hines by moving into foreign markets in 1991, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. Over the past ten years, Hines has acquired or developed $24.7 billion in real estate, $9.5 billion of which related to properties outside of the United States. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue. Mr. Hines is the father of Jeffrey C. Hines.

James C. Buie, Jr.  Mr. Buie is an Executive Vice President of the general partner of Hines and CEO of the West region of the United States and Hines Asia. He is responsible for all development and operations in these regions, representing a cumulative total of more than 67 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.

Kenneth W. Hubbard.  Mr. Hubbard joined Hines in 1974. Mr. Hubbard was previously regional profit center officer responsible for all development, operations and transactions in the East region of the United States, representing a cumulative total of more than 36 million square feet of real estate. Effective January 2009, Mr. Hubbard is no longer involved in the day-to-day responsibilities of the East Region but continues to participate in company initiatives and special projects and maintains an office at the East Region headquarters in New York. He graduated from Duke University with a B.A. in History and received his J. D. from Georgetown Law School.

Christopher D. Hughes.  Mr. Hughes is an Executive Vice President of the general partner of Hines and CEO of the East region of the United States. He is responsible for all development and operations in this region and is a member of Hines’ Executive Committee. He is also a member of Hines’ Capital Markets Group having raised approximately $11.7 billion in committed equity since 2001. He is responsible for structuring commingled funds and raising equity capital for Hines projects globally. Mr. Hughes was a development officer in the Washington, DC office, where he contributed to the development and acquisition of more than 3.6 million square feet of office space. He graduated from Southern Methodist University with a B.A. in History.

E. Staman Ogilvie.  Mr. Ogilvie is an Executive Vice President of the general partner of Hines and CEO of the Eurasia region. He is responsible for all development and operations of this region, which encompasses Russia and the former Soviet Union, Central and Eastern Europe, Turkey and India. He is a member of Hines’ Executive Committee and former co-head of Hines’ Southwest Region. Mr. Ogilvie has been responsible for the development, acquisition, and management of more than 29 million square feet of commercial real estate as well as several thousand acres of planned community development. He also has extensive experience in strategic planning and finance. He graduated from Washington and Lee University with a B. S. in Business Administration and received his M.B.A. from the Harvard Business School.

C. Kevin Shannahan.  Mr. Shannahan is an Executive Vice President of the general partner of Hines and CEO of the Midwest and Southeast regions of the United States. He is responsible for all development and operations in these regions as well as new activities throughout South America and Canada (excluding Vancouver), representing a cumulative total of more than 70 million square feet of real estate and 5,000 acres of land development. He is also a member of Hines’ Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Business School.

Mark A. Cover.  Mr. Cover is an Executive Vice President of the general partner of Hines and CEO of the Southwest region. He is responsible for all development and operations in the Southwest region of the United States and Mexico representing a total of more than 20 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Bob Jones University with a B. S in Accounting and is a certified public accountant (retired).

Michael J.G. Topham.  Mr. Topham is an Executive Vice President of the general partner of Hines and CEO of the European region and Hines Middle East/North Africa. He is responsible for all development, acquisitions, operations and real estate services in Europe, United Kingdom and the Middle East, including the establishment of offices in seven countries and the completed development of over 12 million square feet of real estate in Europe. He is also a member of Hines’ Executive Committee. He was responsible for the establishment and management of Hines’ U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet of real estate in the United States before relocating to London in 1993. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

Hines’ Real Estate Personnel and Structure

Hines is one of the largest and most experienced privately owned real estate investment, acquisition, development and management companies in the world. As of June 30, 2009, Hines and its affiliates had approximately 3,550 employees (including approximately 1,250 employees outside of the United States) who work out of Hines’ offices located in 66 cities in the United States and in 16 foreign countries, as shown in the map below.

Hines believes that it has mitigated many of the risks inherent in real estate investments by hiring, training and retaining what it believes to be highly-qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains what it believes are high performance and professional standards and rewards its personnel for their achievements. Typically, incentive compensation is provided to senior officers, as well as other key employees, in the form of profit sharing programs tied to Hines’ profitability related to each project, investment fund, geographic area, or the firm as a whole. In addition, for assets or groups of assets within the scope of their responsibilities, Hines’ senior officers typically hold equity investments (by way of participation in the interests held by Hines and its affiliates) in properties acquired or developed by Hines, its affiliates and investment partners. Hines believes this performance-based compensation provides better alignment of interests between Hines’ employees, Hines and its investors, while providing Hines’ employees with long-term incentives. However, there is no guarantee that Hines will be able to retain these employees in the future. The loss of a number of key employees could adversely impact our performance. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines and its affiliates as well as key employees of Hines.”

	(As of June 30, 2009)
		Average
	Number of	Tenure
Title	Employees	(Years)

Executive Vice President	8	29
Senior Vice President	47	21
Vice President	140	14

Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in most major markets where Hines invests allows Hines to monitor current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities, perform more effective research of local markets and manage, lease and operate each real estate asset. However, Hines’ decentralized structure may or may not have a positive impact on our performance.

Hines’ Leasing and Property Management

Hines and its affiliates have extensive experience in providing responsive and professional property management and leasing services. Property management and leasing services provided by Hines include the following:

•	Tenant relations;

•	Energy management;

•	Preventive maintenance;

•	Security;

•	Vendor contracting;

•	Parking management;

•	Marketing plans;

•	Broker relations;

•	Tenant prospecting; and

•	Lease negotiation.

Hines believes that providing these services in a high quality and professional manner is integral to tenant satisfaction and retention.

Hines has been repeatedly recognized as an industry leader in property management and leasing. In 2001, 2002 and 2003, the U.S. Environmental Protection Agency (“EPA”) named Hines as “Energy Star” Partner of the year. An Energy Star label is a designation by the EPA for buildings that it believes show excellence in energy performance, reduced operating costs and environmental leadership. In 2004 and 2009, the EPA recognized Hines with its Sustained Excellence Award in recognition of the firm’s continued leadership in superior energy management. As of June 30, 2009, Hines owns or manages 138 of these buildings, with approximately 77 million square feet. Hines has received more than 80 awards for buildings it has owned and/or managed from the Building Owners and Managers Association including “Building of the Year,” “New Construction of the Year,” “Commercial Recycler of the Year” and “Renovated Building of the Year” in local, regional, national and international competitions.

Hines believes that real estate is essentially a local business and that it is often a competitive advantage for Hines to have real estate professionals living and working in the local markets in which Hines and its affiliates own properties. This allows Hines’ real estate professionals to obtain local market knowledge and expertise and to maintain significant local relationships. As a result, Hines may have access to off-market acquisitions involving properties that are not yet being generally marketed for sale, which can alleviate competitive bidding and potentially higher costs for properties in certain cases. In addition, in part, as a result of Hines’ strong local presence in the markets it serves and its corporate culture, we believe Hines has a strong track record in attracting and retaining tenants.

Hines believes that tenant retention is a critical component of profitable building operations and results in lower volatility. Tenant loss can reduce operating income by decreasing rental revenue and operating expense recoveries and by exposing the property to market-driven rental concessions that may be required to attract replacement tenants. In addition, a property with high tenant turn-over may incur costs of leasing brokerage commissions and construction costs of tenant improvements required by new occupants of the vacant space.

Hines attempts to manage tenant occupancy proactively by anticipating and meeting tenant needs. In addition, Hines attempts to maintain productive relationships with leasing brokers in most major markets in the U.S. and as of June 30, 2009 maintains ongoing direct relationships with approximately 4,000 tenants as the manager of buildings for its own account and as a third-party manager. Hines also has a substantial number of relationships with corporate and financial users of office space as well as with law firms, accounting and consulting firms in multiple locations throughout the United States and, increasingly, in a range of global locations.

The following table reflects the average leasing levels of stabilized properties managed by Hines over the past 10 years, as compared to the national average of U.S. office buildings as reported by the National Council of Real Estate Investment Fiduciaries (NCREIF):

Our Property Management and Leasing Agreements

The Operating Partnership has entered into a property management and leasing agreement with Hines, or affiliates of Hines, for each of the properties we own directly, under substantially the same terms as contained in our form of Property Management and Leasing Agreement summarized below, which was unanimously approved by our board of directors, including the independent directors. We expect to enter into similar agreements in connection with properties we will acquire and own directly in the future. Pursuant to these agreements, we have appointed and expect to appoint Hines to provide services in connection with the rental, leasing, operation and management of most, if not all, of our properties under the terms provided in the form Property Management and Leasing Agreement. To the extent we own interests in properties indirectly through entities or joint ventures, the Property Management and Leasing Agreements in place for properties owned by such entities or joint ventures, including agreements with Hines, may differ in material respects from our form agreement. The Core Fund has retained Hines to manage the properties it has acquired to date, and we expect the Core Fund will enter into similar agreements for properties it acquires in the future.

Hines may subcontract part or all of the required property management and leasing services but will remain ultimately responsible for services set forth in the Property Management and Leasing Agreement. Hines may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Also, we may retain a third-party to perform certain property management and leasing functions. For example, we currently retain third party leasing agents at some of our properties.

Many of the services performed by Hines as property manager are summarized below. This summary is provided to illustrate the material functions that Hines will perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by Hines or by third parties. Under each Property Management and Leasing Agreement, Hines, either directly or indirectly by engaging an affiliate or a third party, may:

•	manage, operate and maintain each premises in a manner normally associated with the management and operation of a quality building;

•	prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

•	collect all rents and other charges;

•	perform construction management services in connection with the construction of leasehold improvements or redevelopment;

•	be primarily responsible for the leasing activities of each property or supervise any third party we retain directly to provide such leasing activities; and

•	enter into various agreements with sub-contractors for the operational activities of each property.

Compensation under the Property Management and Leasing Agreement

For properties we acquire and own directly, we pay Hines a management fee equal to the lesser of (i) 2.5% of the annual gross revenues received from the property or (ii) the amount of property management fees recoverable from tenants of the property under their leases, subject to a minimum of 1% of the annual gross revenues in the case of single-tenant properties. If we retain Hines as our primary leasing agent, we will pay Hines a leasing fee of 1.5% of gross rentals payable over the term of each executed lease including any lease amendment, renewal, extension, expansion or similar event. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. Leasing fees are paid 50% at the time the lease or amendment is executed and the balance on the earlier of when the tenant takes occupancy subject to such lease or amendment or the date the tenant commences the payment of rent; or with respect to a renewal, extension, expansion or similar term — the date such term begins. If the property manager provides construction management services for leasehold improvements, we pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager is paid 2.5% of total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. Property management fees and leasing fees for international acquisitions may differ from our typical property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our charter and shall be approved by our independent directors.

We also generally reimburse Hines for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit.

Term of the Property Management and Leasing Agreement

The Operating Partnership is party to a separate Property Management and Leasing Agreement for each property we own directly, each with an initial term of ten years from the date of each agreement. Thereafter, the term of each agreement will continue from year to year unless written notice of termination is given at least 90 days prior to any anniversary of the commencement of the term of the agreement. A majority of our independent directors must approve the continuance of the agreement.

Either Hines or we may terminate an agreement upon 30 days’ prior written notice in the event that (i) we sell the property to a third-party that is unaffiliated with us in a bona fide transaction, (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty, or (iii) an affiliate of Hines is no longer our advisor. In addition, we may terminate the applicable Property Management and Leasing Agreement if Hines commits a material breach and such breach continues for 30 days after written notice from us (plus, with respect to breaches which Hines commences diligent efforts to cure within such period, but which cannot reasonably be cured within 30 days, such additional period not to exceed 90 days as is reasonably necessary to cure such breach).

Every year, Hines will complete and deliver to us a written performance review, the scope and substance of which will be agreed to by Hines and us prior to the delivery of the first such performance review of the management of each property subject to a Property Management and Leasing Agreement. If we identify any material operating or performance deficiencies that are within the reasonable control of Hines after reviewing the performance review, we may give Hines written notice of such deficiencies. Hines will then have the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies we identified. If such deficiencies are not corrected within this time period, we then may give Hines notice of our desire to terminate the applicable Property Management and Leasing Agreement. If Hines does not cure such deficiencies within 30 days of the second notice, and provide written notice to us that such deficiencies have been cured, we may then terminate the applicable Property Management and Leasing Agreement.

Indemnification

The Operating Partnership has agreed to indemnify, defend and hold harmless Hines and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with the Property Management and Leasing Agreement or the property, unless the same results from (i) the negligence or misconduct of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by Hines. The Company shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.

The Dealer Manager

Hines Real Estate Investments, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for the distribution and sale of our common shares and for offerings by other Hines-sponsored investment vehicles. The Dealer Manager is a member firm of the Financial Industry Regulatory Authority.

The following table sets forth information with respect to the directors, officers and the key employees of the Dealer Manager:

Name	Age	Position and Office with the Dealer Manager

Charles M. Baughn	54	Director and Chief Executive Officer
Charles N. Hazen	48	Director
Sherri W. Schugart	43	Director
Robert F. Muller, Jr.	47	Director and President — Retail Distribution
Frank R. Apollo	42	Vice President, Treasurer and Secretary
J. Mark Earley	45	National Sales Director — Retail Distribution
Julie B. Nickell	40	Chief Operating Officer
Lance O. Murphy	38	Divisional Director — Retail Distribution
Dugan Fife	35	Divisional Director — Retail Distribution

Please see “— Our Officers and Directors” for the biographies of Messrs. Baughn, Hazen, Apollo and Ms. Schugart.

Robert F. Muller, Jr.  Mr. Muller joined our Dealer Manager in June of 2003 and is the President of REIT Distribution and a director of our Dealer Manager. Prior to joining our Dealer Manager, he was National Director of Sales for Morgan Stanley’s Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.

J. Mark Earley.  Mr. Earley joined our Dealer Manager in September of 2003 and is the Director of REIT Distribution of our Dealer Manager. He is responsible for overseeing share distribution nationally for our Dealer Manager. Prior to joining our Dealer Manager, he was a Managing Director for Morgan Stanley from April 2002 to September 2003. In addition, he was responsible for seeking sales and revenue growth within a region of 65 branches and approximately 1,600 financial advisors. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.

Julie B. Nickell.  Ms. Nickell joined our Dealer Manager in 2003 and is the Chief Operating Officer of our Dealer Manager. Ms. Nickell previously worked for Hines from 1994 to 1999. From 1999 until she joined our Dealer Manager in the 2003, Ms. Nickell served in the risk consulting practice of a national accounting firm. She graduated from the University of Louisiana at Monroe with a B.B.A. in Accounting. She is a certified public accountant, certified internal auditor, and holds Series 7, 24 and 63 securities licenses.

Lance O. Murphy.  Mr. Murphy joined our Dealer Manager in October of 2008 and is responsible for overseeing share distribution for the Western Division of our Dealer Manager. Before joining our Dealer Manager, he served as an Executive Director for Van Kampen Investments. Prior to that, Mr. Murphy worked as a Regional Vice President for Van Kampen Investments. He started his financial services career in 1994, after graduating from Texas Tech University Rawls College of Business with a B.B.A. in finance. He holds the CIMA® designation and holds Series 7, 24, and 63 securities licenses.

Dugan Fife.  Mr. Fife joined our Dealer Manager in June of 2004 and is responsible for overseeing share distribution for the Eastern Division of our Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for our Dealer Manager covering the states of Michigan, Indiana and Kentucky. Before joining our Dealer Manager, Mr. Fife served as a Regional Vice President for Scudder/Deutsche Bank, with responsibility for wholesaling variable annuities. Prior to that, Mr. Fife worked for Sun Life/MFSLF Securities as a Vice President responsible for wholesaling variable, fixed and indexed annuities. He has been in the securities business since 1997. He is a graduate of the University of Michigan with a B.A. in organizational studies and holds Series 7, 24 and 63 securities licenses.

MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS
AND OPERATING PARTNERSHIP PARTICIPATION INTEREST

Our Advisor and its affiliates will receive substantial fees in connection with this offering and our operations, which could be increased or decreased during or after this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable to Hines or affiliates of Hines in connection with this offering and our operations. For purposes of this table, except as noted, we have assumed no volume discounts or waived commissions as discussed in the “Plan of Distribution.”

Estimated Maximum (Based on
Type and Recipient	Description and Method of Computation	$700,000,000 in Shares)(1)

Organizational and Offering Activities(2)
Selling Commissions — the Dealer Manager	Up to 7.5% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan; up to 7.0% of gross offering proceeds from this offering may be reallowed to participating broker-dealers.	$52,500,000(3)
Dealer Manager Fee — the Dealer Manager	Up to 2.5% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan; up to 1.5% may be reallowed to selected participating broker-dealers as a marketing fee.(5)	$17,500,000(4)
Reimbursement of Issuer Costs — the Advisor	We will reimburse our Advisor for any issuer costs that it pays on our behalf. Included in such amount is 0.14% of the gross offering proceeds as reimbursement to our Dealer Manager and participating broker dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities. (6)	$10,117,350
Investment Activities
Acquisition Fee — the Advisor	0.50% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.	$3,070,100(7)(8)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.	Not determinable at this time(9)

Estimated Maximum (Based on
Type and Recipient	Description and Method of Computation	$700,000,000 in Shares)(1)

Debt Financing Fee — the Advisor	1.0% of the amount obtained under any property loan or made available to us under any other debt financing. In no event will the debt financing fee be paid more than once in respect of the same debt.	Not determinable at this time(10)
Operational Activities
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time(10)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(9)	Not determinable at this time(11)
Expense Reimbursements in connection with our administration — the Advisor	Reimbursement of actual expenses incurred on an ongoing basis.(12)	Not determinable at this time
Property Management Fee — Hines	The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.(13)	Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event if Hines is our primary leasing agent.(13)	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(14)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re- development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(15)	Not determinable at this time

Estimated Maximum (Based on
Type and Recipient	Description and Method of Computation	$700,000,000 in Shares)(1)

Disposition and Liquidation
Disposition Fee	Unless approved by our independent directors, no disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable

(1)	Unless otherwise indicated, assumes we sell the maximum of $700,000,000 in shares in our primary offering and excludes the sale of any shares under our dividend reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.

(2)	The total compensation related to our organization and the offering of our series A preferred shares, which includes selling commissions and the dealer manager fee, will not exceed 15% of the proceeds raised in this offering.

We expect to pay the following issuer costs in connection with this offering:

Securities Act registration fees	$41,850
FINRA filing fee	$75,500
Blue sky qualification fees and expenses	$250,000
Printing and mailing expenses	$2,000,000
Legal fees and expenses	$2,000,000
Accounting fees and expenses	$500,000
Advertising and sales literature	$1,000,000
Transfer agent fees	$3,000,000
Bank and other administrative expenses	$250,000
Due diligence expense reimbursements	$1,000,000	*

	$10,117,350

*	This amount reflects the expected amount of bona fide out-of-pocket, itemized and detailed due diligence expenses, but we are permitted to pay up to 0.5% of the gross offering proceeds for such expenses.

(3)	The Dealer Manager will not receive selling commissions for shares issued pursuant to our dividend reinvestment plan.

(4)	The Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan.

(5)	In addition, out of its dealer manager fee, the Dealer Manager may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences, technology costs and other marketing costs and expenses in an amount up to 1.0% of gross offering proceeds from our primary offering.

(6)	For a discussion of the expenses which may be reimbursed please see “Management — Our Advisor and Our Advisory Agreement — Compensation.”

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(8)	For purposes of calculating the estimated maximum acquisition fees in this table, we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $700,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $6,109,000. To the extent we use distribution reinvestment plan proceeds for acquisitions, rather than redemptions, our Advisor will also receive an acquisition fee for any such real estate investments. Accordingly, in the event we raise the maximum $50,000,000 pursuant to our distribution reinvestment plan, and we use all such proceeds for acquisitions (and all of our real estate investments are 50% leveraged at the time we acquire them), the total acquisition fees payable will be $6,602,000. Some of these fees may be payable out of the proceeds of such borrowings.

(9)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to investment activities will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 7. In addition, the component of the increase in the Participation Interest attributable to operational activities will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 12.

(10)	Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum $700,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $6,199,000. If, in addition, we raise a maximum of $50,000,000 pursuant to our dividend reinvestment plan and we use all such proceeds for acquisitions, rather than redemptions or other purposes (and all of our real estate investments are 50% leveraged at the time we acquire them) the total debt financing fees payable will be $6,699,000.

(11)	In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.

(12)	The Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our charter. The expenses identified by our charter as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, tax services, costs related to compliance with the Sarbanes Oxley Act of 2002, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of the Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(13)	Property management fees and leasing fees for international acquisitions may differ from our typical property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our charter and shall be approved by our independent directors.

(14)	These fees relate to construction management services for improvements and build-out to tenant space.

(15)	Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property.

The table below provides information regarding fees paid to our Advisor or its affiliates in connection with our operations and other public offerings. It includes amounts incurred during the year ended December 31, 2008 as well as amounts payable as of December 31, 2008 (in thousands).

	Incurred	Incurred and
	Year Ended	Unpaid as of
	December 31,	December 31,
Type and Recipient	2008	2008

Selling Commissions — the Dealer Manager	$29,197	$135
Dealer Manager Fee — the Dealer Manager	9,568	(93)
Organizational and Offering Expenses — the Advisor	8,040	9
Acquisition Fee — the Advisor	11,141	4,534
Asset Management Fee — the Advisor	12,223	1,141
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership (with respect to acquisitions)	18,648	45,419
Debt Financing Fee — the Advisor	1,058	1,058
Property Management Fee — Hines	8,032	(11)
Leasing Fee — Hines	1,896	645
Tenant Construction Management Fees — Hines	197	184
Re-development Construction Management Fees — Hines	45	—
Expense Reimbursements — Hines (with respect to management and operation of the Company’s properties)	16,069	1,098

The table below provides information regarding fees paid to our Advisor or its affiliates in connection with our operations and other public offerings. It includes amounts incurred during the six months ended June 30, 2009 as well as amounts payable as of June 30, 2009 (in thousands).

	Incurred	Incurred and
	Six Months	Unpaid as of
	Ended June 30,	June 30,
Type and Recipient	2009	2009

Selling Commissions — the Dealer Manager	$8,580	$163
Dealer Manager Fee — the Dealer Manager	2,780	(30)
Organizational and Offering Expenses — the Advisor	—	—
Acquisition Fee — the Advisor	1,160	—
Asset Management Fee — the Advisor	7,031	3,541
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership (with respect to acquisitions)	4,921	50,340
Debt Financing Fee — the Advisor	242	—
Property Management Fee — Hines	3,865	138
Leasing Fee — Hines	410	552
Tenant Construction Management Fees — Hines	25	5
Re-development Construction Management Fees — Hines	11	(5)
Expense Reimbursements — Hines (with respect to management and operation of the Company’s properties)	8,319	487

In addition, we pay our independent directors certain fees, reimburse independent directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings and award independent directors common shares under our Employee and Director Incentive Share Plan. Please see “Management — Compensation of Directors.” We will not pay fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by our independent directors.

OUR REAL ESTATE INVESTMENTS

Overview

We were formed for the purpose of acquiring real estate investments, and, as of June 30, 2009, owned direct or indirect interests in 63 properties. These properties consist of 45 U.S. office properties, one mixed-use office and retail complex in Toronto, Ontario, one industrial property in Dallas, Texas, four industrial properties in Brazil and a portfolio of 12 grocery-anchored shopping centers located across five states in the United States. These properties contain, in the aggregate, approximately 31.1 million square feet of leasable space.

Although we own a non-managing general partner interest in the Core Fund and are involved in and/or supervise the management of the Core Fund, we do not control the Core Fund’s operations and its results of operations are not consolidated in our financial statements. We are providing selected combined operating data for all of the properties in which we own an interest to give investors additional information about our portfolio-wide operational position. As we do not control the Core Fund’s operations, the Core Fund’s operating data and the operating data of the combined portfolio of all properties in which we own an interest are not attributable to our oversight and management. Similarly, although we have certain rights with respect to actions that the joint ventures that own the industrial property in Brazil or the Grocery-Anchored Portfolio may take, we do not control the joint venture, and the operating data of the joint ventures and the properties they own are not attributable to our oversight and management.

The tables on the following pages provide summary information regarding the 63 properties in which we owned an interest as of June 30, 2009. Unless specified otherwise, all data is as of June 30, 2009. Each of our significant investments is briefly discussed after the table.

Direct Investments

		Date Acquired/			Leasable	Percent	Our Effective
Property	City	Acquisition Cost			Square Feet	Leased	Ownership(1)	Major Tenants

321 North Clark	Chicago, Illinois	04/2006; $	247.3		885,664	99%	100%	ABA; Foley & Lardner LLP; Mesirow Financial
Distribution Park Araucaria	Curitiba, Brazil	12/2008; $	32.7	(2)	459,587	100%	100%	DHL Exel
Citymark	Dallas, Texas	08/2005; $	27.8		220,079	99%	100%	Pulte Homes, Inc.; Balfour Beatty Construction; Universal Film Exchanges, LLP
4055/4055 Corporate Drive	Dallas, Texas	05/2008; $	42.8		643,429	100%	100%	Kay Chemical; FleetPride Corporation; Verizon Communications, Inc.; John H. Harland/Harland Clarke
JPMorgan Chase Tower	Dallas, Texas	11/2007; $	289.6		1,248,551	88%	100%	Locke Lord Bissell & Liddell LLP; JPMorgan Chase & Co.; Deloitte LLP; Fulbright & Jaworski L.L.P.

		Date Acquired/			Leasable	Percent	Our Effective
Property	City	Acquisition Cost			Square Feet	Leased	Ownership(1)	Major Tenants

345 Inverness Drive	Denver, Colorado	12/2008; $	25.7		175,287	100%	100%	Vistar Corporation
Arapahoe Business Park	Denver, Colorado	12/2008; $	40.8		309,450	91%	100%	Nestle USA
Raytheon/DIRECTV Buildings	El Segundo, California	03/2008; $	120.0		550,579	100%	100%	Raytheon Company; DIRECTV Group, Inc.
Watergate Tower IV	Emeryville, California	12/2006; $	144.9		344,433	100%	100%	Oracle Corporation; Novartis AG
Williams Tower	Houston, Texas	05/2008; $	271.5		1,480,623	82%	100%	The Williams Companies, Inc.; Headquarters to Hines and Hines REIT
2555 Grand	Kansas City, Missouri	02/2008; $	155.8		595,607	100%	100%	Shook, Hardy & Bacon LLP
One Wilshire	Los Angeles, California	08/2007; $	287.0		661,553	98%	100%	CRG West LLC; Musick, Peeler & Garrett LLP; Verizon Communications, Inc.
3 Huntington Quadrangle	Melville, New York	07/2007; $	87.0		407,731	87%	100%	Empire BC/BS; World Alliance Financial; Gentiva Health Services, Inc.
Airport Corporate Center	Miami, Florida	01/2006; $	156.8		1,021,397	89%		Norwegian Cruise Lines
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	09/2007; $	87.0		766,210	82%	100%	Preferred One
3400 Data Drive	Rancho Cordova, California	11/2006; $	32.8		149,703	100%	100%	Catholic Healthcare West
Daytona Buildings	Redmond, Washington	12/2006; $	99.0		251,313	100%	100%	Microsoft Corporation
Laguna Buildings	Redmond, Washington	01/2007; $	118.0		464,701	100%		Honeywell Industries
1515 S Street	Sacramento, California	11/2005; $	66.6		348,881	99%	100%	Two State of California agencies
1900 and 2000
Alameda	San Mateo, California	06/2005; $	59.8		253,187	95%	100%	California Casualty; County of San Mateo
Distribution Park Elouveira	Sao Paolo, Brazil	12/2008; $	40.4	(2)	534,794	100%	100%	DHL Exel
Distribution Park Vinhedo	Sao Paolo, Brazil	12/2008; $	41.8	(2)	609,474	100%	100%	DHL Exel
Seattle Design Center	Seattle, Washington	06/2007; $	56.8		390,684	86%	100%	(9)
5th and Bell	Seattle, Washington	06/2007; $	72.2		197,135	98%	100%	Koninklijke Philips Electronics, N.V.; University of Washington; Edelman
Atrium on Bay	Toronto, Ontario	02/2007; $	215.5	(3)	1,078,669	98%	100%	CIBC

Total for Directly-Owned Properties					14,048,721	94%

Indirect Investments
Core Fund
One Atlantic Center	Atlanta, Georgia	07/2006; $	305.0		1,100,312	77%	23.20%	Alston & Bird LLP; Bryan Cave LLP
The Carillon Building	Charlotte, North Carolina	07/2007; $	140.0		471,231	78%	23.20%	Cadwalder Wickersham & Taft, LLP
Charlotte Plaza	Charlotte, North Carolina	06/2007; $	175.5		625,026	94%	23.20%	Wells Fargo Advisors
One North Wacker	Chicago, Illinois	03/2008; $	540.0		1,373,754	97%	23.20%	UBS; PriceWaterhouseCoopers; Citadel
Three First National Plaza	Chicago, Illinois	03/2005; $	245.3		1,420,611	92%	18.56%	Bell, Boyd & Lloyd LLC
333 West Wacker	Chicago, Illinois	04/2006; $	223.0		845,362	92%	18.51%	Nuveen Investments, Inc.; Skadden, Arps, Slate, Meagher & Flom LLP;

		Date Acquired/			Leasable	Percent		Our Effective
Property	City	Acquisition Cost			Square Feet	Leased		Ownership(1)	Major Tenants

One Shell Plaza	Houston, Texas	05/2004; $	228.7		1,230,395	100%		11.60%	Shell Oil Company; Baker Botts LLP
Two Shell Plaza	Houston, Texas	05/2004; $	123.1		565,553	95%		11.60%	Shell Oil Company
425 Lexington Avenue	New York, New York	08/2003; $	358.6		700,034	100%		11.67%	Simpson Thatcher & Bartlett LLP; CIBC
499 Park Avenue	New York, New York	08/2003; $	153.1		291,480	76%		11.67%	Oikos Ventures, LLC; Bloomberg L.P.; Cantor Fitzgerald
600 Lexington Avenue	New York, New York	02/2004; $	91.6		286,985	94%		11.67%	Alvarez & Marsal
Renaissance Square	Phoenix, Arizona	12/2007; $	270.9		965,508	89%		23.20%	U.S. General Services Administration; Quarles & Brady Streich Lang, LLP; Lewis & Roca LLP
Riverfront Plaza	Richmond, Virginia	11/2006; $	277.5		951,590	92%		23.20%	Hunton & Williams LLP; Wells Fargo Advisors
Johnson Ranch Corporate Centre	Roseville, California		05/2007;	(4)	179,990	65%		18.51%	Pulte Homes, Inc.
Roseville Corporate Center	Roseville, California		05/2007;	(4)	111,418	71%		18.51%	Prudential Insurance Company; Umpqua Bank
Summit at Douglas Ridge	Roseville, California		05/2007;	(4)	185,128	69%		18.51%	(9)
Olympus Corporate Centre	Roseville, California		05/2007;	(4)	191,494	47%		18.51%	(9)
Douglas Corporate Center	Roseville, California		05/2007;	(4)	214,606	78%		18.51%	New York Life Insurance Co.
Wells Fargo Center	Sacramento, California		05/2007;	(4)	502,365	97%		18.51%	(9)
525 B Street	San Diego, California	08/2005; $	116.3		448,275	81%		18.51%	Golden Eagle Insurance; Reed Elsevier; United States Navy
The KPMG Building	San Francisco, California	09/2004; $	148.0		379,328	100%		23.20%	KPMG LLP; Paul, Hastings, Janofsky & Walker LLP; UPS Supply Chain Solutions; Preston Gates Ellis LLP
101 Second Street	San Francisco, California	09/2004; $	157.0		388,370	84%		23.20%	Reed Smith LLP; Ziff Davis Media Inc.
720 Olive Way	Seattle, Washington	01/2006; $	83.7		300,710	90%		18.51%	Community Health Plan of Washington
1200 19th Street	Washington, D.C.	08/2003; $	69.4		337,239	32	%(5)	11.67%	McKinsey & Company
Warner Center	Woodland Hills, California	10/2006; $	311.0		808,274	90%		18.51%	Health Net of California; NetZero, Inc.

Total for Core Fund Properties					14,875,038	88%

Grocery-Anchored Portfolio
Cherokee Plaza	Atlanta, Georgia		11/2008;	(6)	99,749	100%		70%	Kroger, US Post Office
Bellaire Boulevard Center	Bellaire, Texas		11/2008;	(6)	35,081	100%		70%	Randall’s (Safeway)
Thompson Bridge Commons	Gainesville, Georgia	03/2009; $	15.3		92,587	96%		70%	Kroger
Champions Village	Houston, Texas		11/2008;	(6)	384,581	91%		70%	Randall’s (Safeway); Stein Mart
King’s Crossing	Kingwood, Texas		11/2008;	(6)	126,397	97%		70%	Randall’s
Sandy Plains Exchange	Marietta, Georgia	02/2009;$	12.4		72,784	93%		70%	Publix
Commons at Dexter Lakes	Memphis, Tennessee		11/2008;	(6)	228,496	95%		70%	Kroger; Stein Mart; Marshalls; Samuels Furniture & Interiors

		Date Acquired/			Leasable	Percent		Our Effective
Property	City	Acquisition Cost			Square Feet	Leased		Ownership(1)	Major Tenants

Mendenhall Commons	Memphis, Tennessee		11/2008;	(6)	79,871	99%		70%	Kroger
University Palms Shopping Center	Oviedo, Florida		11/2008;	(6)	99,172	90%		70%	Publix
Shoppes at Parkland	Parkland, Florida	03/2009;$	27.7		145,652	93%		70%	BJ’s
Oak Park Village	San Antonio, Texas		11/2008;	(6)	64,287	100%		70%	H-E-B
Heritage Stations	Wake Forest, North Carolina	01/2009;$	10.8		68,778	96%		70%	Harris Teeter

Total for Grocery-Anchored Portfolio					1,497,435	95%

Other
Distribution Park Rio(7)	Rio de Janeiro, Brazil	07/2007; $	53.7	(8)	693,115	99%		50%	DHL Exel; Schio; Cometa; Metropolitan Transports

Total for All Properties					31,114,309	91	%(10)

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On June 30, 2009, Hines REIT owned a 97.0% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 3.0% interest in the Operating Partnership. In addition, we owned an approximate 28.7% non-managing general partner interest in the Core Fund as of June 30, 2009. The Core Fund does not own 100% of its properties; its ownership interest in its properties ranges from 40.3% to 80.7%.

(2)	These three properties were purchased in a single transaction for an aggregate purchase price of 269.9 million Brazil Real (“BRL”). These amounts were translated using the currency exchange rate in effect as of the date of acquisition.

(3)	This amount was converted from 250.0 million CAD using the currency exchange rate in effect as of the date of acquisition.

(4)	These properties were purchased as part of a portfolio that included six properties for a purchase price of $490.2 million.

(5)	Redevelopment of this asset was completed in June 2009 in which three floors were added to the building. Efforts to lease this space are currently underway.

(6)	These properties were purchased as part of a portfolio that included eight properties for a purchase price of $205.1 million.

(7)	We own a 50% indirect interest in Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil, through a joint venture with Hines Calpers Brazil (“HCB”), an affiliate of Hines. We formed the joint venture in June 2007 with an initial investment of $28.9 million.

(8)	This amount was converted from 103.7 million BRL using the currency exchange rate in effect as of the date of acquisition.

(9)	No tenant occupies more than 10% of the space.

(10)	This amount represents the percentage leased assuming we own a 100% interest in each of these properties. The percentage leased based on our effective ownership interest in each property is 93%.

Market and Industry Concentration

The following table provides a summary of the market concentration of our portfolio based on our pro rata share (unless otherwise noted) of the market value of each of the properties in which we owned interests as of June 30, 2009. The estimated value of each property is based on the most recent appraisals available or the purchase price, in the case of recent acquisitions:

		Market
	Market	Concentration:
	Concentration:	Indirectly-	Market
	Directly-Owned	Owned	Concentration:
Market	Properties	Properties(1)	All Properties

Los Angeles, California	16%	6%	12%
Chicago, Illinois	9%	23%	12%
Houston, Texas	10%	8%	10%
Seattle, Washington	12%	1%	9%
Dallas, Texas	12%	—	9%
San Francisco, California	7%	8%	7%
Toronto, Ontario	8%	—	6%
Sacramento, California	3%	8%	5%
Miami, Florida	6%	1%	4%
New York, New York	2%	10%	4%
Kansas City, Missouri	6%	—	4%
Atlanta, Georgia	—	8%	2%
Minneapolis, Minnesota	3%	—	2%
Sao Paulo, Brazil	3%	—	2%
Charlotte, North Carolina	—	7%	2%
Denver, Colorado	2%	—	2%
Richmond, Virginia	—	7%	2%
Phoenix, Arizona	—	6%	2%
Curitiba, Brazil	1%	—	1%
Memphis, Tennessee	—	1%	1%
Rio de Janeiro, Brazil	—	1%	1%
San Diego, California	—	3%	1%
Washington, D.C.	—	2%	*
Orlando, Florida	—	*	*
Raleigh, North Carolina	—	*	*
San Antonio, Texas	—	*	*

*	Represents less than 1%.

(1)	These amounts represent the properties in which we owned an indirect interest through our investments in the Core Fund, the Grocery-Anchored Portfolio and our joint venture in Brazil as of June 30, 2009. These amounts assume we own a 100% interest in each of the properties.

The following table provides a summary of the industry concentration of the tenants of the properties in which we owned interests based on our pro rata share (unless otherwise noted) of their leased square footage as of June 30, 2009.

		Industry
	Industry	Concentration:
	Concentration:	Indirectly-	Industry
	Directly-Owned	Owned	Concentration:
Industry	Properties	Properties(1)	All Properties

Manufacturing	25%	2%	20%
Finance and Insurance	14%	28%	16%
Legal	12%	28%	14%
Information	12%	3%	10%
Grocery-Anchored Retail	—	10%	6%
Government	6%	3%	5%
Professional Services	4%	5%	4%
Oil & Gas/Energy	3%	5%	3%
Transportation and Warehousing	2%	3%	3%
Health Care	4%	1%	3%
Real Estate	3%	2%	2%
Accounting	2%	6%	2%
Wholesale Trade	3%	*	2%
Construction	2%	1%	2%
Other Services	2%	*	2%
Other	2%	1%	2%
Arts, Entertainment and Recreation	2%	*	2%
Administrative and Support Services	1%	1%	1%
Retail	1%	1%	1%

*	Represents less than 1%.

(1)	These amounts represent the properties in which we owned an indirect interest through our investments in the Core Fund, the Grocery-Anchored Portfolio and our joint venture in Brazil as of June 30, 2009. These amounts assume we own a 100% interest in each of the properties.

Lease Expiration

Directly-Owned Properties

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from July 1 through December 31, 2009 and for each of the years ending December 31, 2010 through December 31, 2018 and thereafter for the 25 properties we owned directly as of June 30, 2009. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

Vacant	—	869,550	6.2%
July 1 through December 31, 2009	64	668,089	4.8%
2010	104	829,270	6.0%
2011	100	1,067,117	7.6%
2012	69	1,561,956	11.2%
2013	69	3,653,002	26.1%
2014	47	908,170	6.5%
2015	19	562,294	4.0%
2016	18	758,727	5.4%
2017	19	573,367	4.1%
2018	17	1,181,968	8.5%
Thereafter	19	1,338,716	9.6%

Indirectly-Owned Properties

The following table lists all of the scheduled lease expirations for the period from July 1 through December 31, 2009 and for each of the years ending December 31, 2010 through December 31, 2018 and thereafter for the 38 properties in which we owned an indirect interest as of June 30, 2009. The table shows the approximate leasable square feet represented by the applicable lease expirations and assumes we own a 100% interest in each of the properties:

		Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

Vacant	—	1,807,870	10.7%
July 1 through December 31, 2009	90	1,001,906	5.9%
2010	131	1,163,120	6.9%
2011	120	1,505,633	8.9%
2012	122	1,827,335	10.8%
2013	103	2,309,523	13.6%
2014	80	979,291	5.8%
2015	36	2,298,012	13.5%
2016	27	460,268	2.7%
2017	30	542,776	3.2%
2018	20	1,101,297	6.5%
Thereafter	47	1,961,208	11.5%

All Properties

The following table lists our pro rata share of the scheduled lease expirations for the period from July 1 through December 31, 2009 and for each of the years ending December 31, 2010 through December 31, 2018 and thereafter for all of the properties in which we owned an interest as of June 30, 2009. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet(1)	Leasable Area(1)

Vacant	—	1,260,053	6.9%
July 1 through December 31, 2009	154	972,675	5.3%
2010	235	1,193,141	6.6%
2011	220	1,425,201	7.8%
2012	191	2,035,034	11.2%
2013	172	4,308,097	23.7%
2014	127	1,174,374	6.5%
2015	55	964,524	5.3%
2016	45	853,813	4.7%
2017	49	683,131	3.8%
2018	37	1,436,951	7.9%
Thereafter	66	1,870,660	10.3%

(1)	These amounts represent our pro rata share based on our effective ownership in each of the properties as of June 30, 2009.

Our Significant Investments

Specified below is certain information about the significant investments we owned as of June 30, 2009. These properties will be subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, replacement cost, the credit worthiness of tenants, length of lease terms, market fundamentals and the in-place rental rates compared to market rates.

One Wilshire

One Wilshire, an office property in Los Angeles, California, consists of a thirty-story office building constructed in 1966 and renovated in 1992. The property contains 661,553 square feet of rentable area and is 98% leased. CRG West LLC, a data center and property management company, leases 172,970 square feet or approximately 26% of the building’s rentable area, under a lease that expires in July 2017. Musick, Peeler & Garrett LLP, a national law firm, leases 106,475 square feet or approximately 16% of the building’s rentable area, under a lease that expires in October 2018 and contains options to renew for two additional five-year periods. Verizon Communications, Inc., a broadband and telecommunications company, leases 79,716 square feet or approximately 12% of the building’s rentable area, under seven leases that expire in various years through 2013. One of the leases expires in July 2012 and contains an option to renew for one additional five-year period and another lease expires in August 2013 and contains options to renew for two additional five-year periods. The remaining rentable area is leased to 41 tenants, none of which leases more than 10% of the building’s rentable area.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for One Wilshire during the past five years ended December 31:

		Average Effective
	Weighted Average	Annual Gross Rent per
Year	Occupancy	Leased Sq. Ft.(1)

2004	92.8%	$22.16
2005	97.7%	$21.94
2006	97.3%	$21.79
2007	99.3%	$27.90
2008	99.0%	$41.14

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

In connection with our acquisition of One Wilshire, we paid our Advisor approximately $1.4 million in cash acquisition fees. In addition, the interest in the Operating Partnership represented by the Participation Interest increased as a result of this acquisition.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of One Wilshire (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from July 1 through December 31, 2009 and for each of the years ending December 31, 2010 through 2018 for One Wilshire. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

July 1 through December 31, 2009	3	9,770	1.5%
2010	10	36,124	5.5%
2011	10	82,669	12.5%
2012	6	84,748	12.8%
2013	9	86,283	13.0%
2014	5	23,454	3.5%
2015	2	14,025	2.1%
2016	—	—	—
2017	6	198,804	30.1%
2018	1	106,475	16.1%
Thereafter	—	—	—

Chase Tower

JPMorgan Chase Tower (“Chase Tower”), a 55-story office building located in the uptown submarket of Dallas, Texas, was constructed in 1987. It contains 1,248,551 square feet of rentable area that is approximately 88% leased. Locke Lord Bissell & Liddell LLP, a law firm, leases 207,833 square feet or approximately 17% of the building’s rentable area, under a lease that expires in December 2015. JPMorgan Chase, a financial services firm, leases 195,805 square feet or approximately 16% of the building’s rentable area, under a lease that expires in September 2022. Deloitte LLP, a public accounting firm, leases 154,476 square feet or approximately 12% of the building’s rentable area, under a lease that expires in June 2012. Fulbright & Jaworski, a law firm, leases 139,565 square feet or approximately 11% of the building’s rentable area, under a lease that expires in December 2016. The remaining rentable area is leased to 36 tenants, none of which leases more than 10% of the building’s rentable area.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Chase Tower during the past five years ended December 31:

	Weighted	Average Effective
	Average	Annual Gross Rent
Year	Occupancy	per Leased Sq. Ft.(1)

2004	80.8%	$26.01
2005	77.7%	$25.35
2006	80.1%	$24.52
2007	85.0%	$22.68
2008	87.7%	$28.90

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

In connection with our acquisition of Chase Tower, we paid our Advisor approximately $1.4 million in cash acquisition fees. In addition, the interest in the Operating Partnership represented by the Participation Interest increased as a result of this acquisition.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Chase Tower (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from July 1 through December 31, 2009 and for each of the years ending December 31, 2010 through 2018 for Chase Tower. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
			Percent of
			Total
	Number of	Approximate	Leasable
Year	Leases	Square Feet	Area

July 1 through December 31, 2009	5	10,527	0.8%
2010	4	28,898	2.3%
2011	9	70,858	5.7%
2012	8	199,456	16.0%
2013	5	61,928	5.0%
2014	—	—	—
2015	2	223,454	17.9%
2016	3	191,246	15.3%
2017	1	26,122	2.1%
2018	3	87,468	7.0%
Thereafter	1	195,805	15.7%

Williams Tower

Williams Tower is comprised of: a 64-story office building with an adjacent parking garage located in the Galleria/West Loop submarket of Houston, Texas and a 2.3-acre land parcel located across the street from

Williams Tower on Post Oak Boulevard. The seller, Transco Tower Limited, is not affiliated with us or our affiliates.

Williams Tower was constructed in 1982 and consists of approximately 1.5 million square feet of rentable area that is approximately 82% leased. Williams Companies and its subsidiaries, a natural gas pipe line operator, leases 287,253 square feet or approximately 19% of the building’s rentable area, under a lease that expires in March 2014 and contains options to renew for three additional five-year periods. The remaining rentable area is leased to 43 tenants, none of which leases more than 10% of the building’s rentable area.

Williams Tower is managed by Hines. In addition, we are headquartered in Williams Tower and Hines and its affiliates lease space in Williams Tower. In the aggregate, Hines and its affiliates lease 9% of the building’s rentable area.

The contract purchase price for Williams Tower was approximately $271.5 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from our public offerings and borrowings under our revolving credit facility with KeyBank National Association.

In connection with the acquisition of this property, we paid our Advisor approximately $1.4 million in cash acquisition fees. In addition, the interest in the Operating Partnership represented by the Participation Interest increased as a result of this acquisition. Hines will continue to serve as the property manager and will provide services and receive certain fees and expense reimbursements in connection with the leasing, operation and management of Williams Tower.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Williams Tower (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Williams Tower during the past five years ended December 31:

		Average Effective
		Annual Gross
	Weighted Average	Rent per
Year	Occupancy	Leased Sq. Ft.(1)

2004	68.3%	$22.56
2005	59.8%	$20.65
2006	68.7%	$20.91
2007	88.6%	$18.55
2008	94.7%	$24.18

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from July 1 through December 31, 2009 and for each of the years ending December 31, 2010 through 2018 for Williams Tower. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

July 1 through December 31, 2009	2	31,298	2.1%
2010	7	106,760	7.2%
2011	4	37,893	2.6%
2012	4	30,601	2.1%
2013	7	155,935	10.5%
2014	11	394,153	26.6%
2015	2	34,787	2.3%
2016	7	251,423	17.0%
2017	2	89,284	6.0%
2018	1	45,402	3.1%
Thereafter	2	29,334	2.0%

Atrium on Bay

Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada, was constructed in 1984. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage. The buildings consist of 1,078,669 square feet of rentable area and are 98% leased to a variety of office and retail tenants. The Canadian Imperial Bank of Commerce, a financial institution, leases 364,043 square feet, or approximately 34% of the rentable area, through leases that expire in 2011, 2013 and 2016. The balance of the complex is leased to 71 tenants, none of which leases more than 10% of the rentable area of the complex.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted Average	Annual Gross Rent
Year	Occupancy	per Leased Sq. Ft.(1)

2004	88.3%	$29.88
2005	85.4%	$32.46
2006	83.6%	$34.22
2007	86.6%	$32.78
2008	90.4%	$33.45

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property and believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of Atrium on Bay (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from July 1 through December 31, 2009 and for each of the years ending December 31, 2010 through 2018 for Atrium on Bay. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

July 1 through December 31, 2009	5	4,908	0.5%
2010	10	18,934	1.8%
2011	14	63,032	5.8%
2012	11	115,972	10.8%
2013	14	204,441	19.0%
2014	11	186,652	17.3%
2015	5	33,956	3.1%
2016	5	218,730	20.3%
2017	3	10,341	1.0%
2018	6	162,134	15.0%
Thereafter	9	17,591	1.6%

321 North Clark

321 North Clark, an office property in Chicago, Illinois consists of a 35-story office building and a parking structure that were constructed in 1987. The property contains 885,664 square feet of rentable area and is 99% leased. The American Bar Association leases 225,555 square feet, or approximately 25% of the property’s rentable area, under a lease that expires in June 2019 and provides an option to renew for one ten-year term. The lease also provides a termination option effective in June 2014 and contraction options in June 2011 and June 2016, subject to certain penalties. Foley & Lardner LLP, a legal firm, leases 211,546 square feet, or approximately 24% of the property’s rentable area, under a lease that expires in April 2018 and provides options to renew for two five-year terms. The lease also provides contraction options effective in April 2010 and April 2013, subject to certain penalties. Mesirow Financial, a diversified financial services firm, leases 185,442 square feet, or approximately 21% of the property’s rentable area, under a lease that expires in December 2009 and provides an option to renew for one additional five year term. The remaining rentable area of 321 North Clark is leased to 23 tenants, none of which leases more than 10% of the property’s rentable area.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted Average	Annual Gross Rent
Year	Occupancy	per Leased Sq. Ft.

2004	67.9%	$17.94	(1)
2005	85.3%	$19.85	(1)
2006	91.5%	$20.29	(1)
2007	96.1%	$36.02	(2)
2008	98.6%	$36.53	(2)

(1)	Average effective annual gross rent per leased square foot for 2004-2006 is calculated by dividing such year’s cash-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.

(2)	Average effective annual gross rent per leased square foot for 2007-2008 is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of 321 North Clark (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from July 1 through December 31, 2009 and for each of the years ending December 31, 2010 through 2018 for 321 North Clark. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
	Number of	Approximate	Number of
Year	Leases	Square Feet	Leases

July 1 through December 31, 2009	8	232,994	26.3%
2010	2	9,862	1.1%
2011	6	23,996	2.7%
2012	1	22,493	2.5%
2013	—	—	—
2014	—	—	—
2015	2	29,224	3.3%
2016	—	—	—
2017	3	105,691	11.9%
2018	1	211,546	23.9%
Thereafter	3	235,396	26.6%

We currently have no plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of 321 North Clark (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including its landmark presence in a central river-front location near the heart of the River North entertainment, retail and residential center of Chicago.

Our Permanent Debt and Revolving Credit Facility

Permanent Debt Secured by Our Significant Properties

Debt Secured by One Wilshire

The Operating Partnership and a subsidiary of the Operating Partnership that owns One Wilshire borrowed $159.5 million from The Prudential Insurance Company of America pursuant to a deed of trust and security agreement and a promissory note. Pursuant to the loan documents executed in connection with this loan, it is secured by a mortgage and related security interests in One Wilshire. The loan documents also include assignments of rent, leases and permits for the benefit of the lender. The loan matures on November 1, 2012 and bears interest at a fixed annual rate of 5.98%. Interest payments are due monthly, beginning on December 1, 2007 through maturity. The loan may be repaid in full prior to maturity, subject to a prepayment premium. The lender may exercise its rights under the loan documents, including the right of foreclosure and the right to accelerate payment of the entire balance of the loan (including fees and the prepayment premium) upon events of default. The loan documents include customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults. The subsidiary of the Operating Partnership agreed to indemnify the Lender for all environmental liabilities with respect to One Wilshire. A default under this indemnity is included among the events of default under the loan documents.

Debt Secured by Williams Tower

The Operating Partnership and a subsidiary of the Operating Partnership that owns Williams Tower borrowed $165.0 million from the New York State Teachers’ Retirement System of America (“NYSTRS”) pursuant to a deed of trust and a promissory note. The loan is secured by a mortgage and related security interests in Williams Tower. The loan documents also include assignments of rent, leases, licenses and contracts for the benefit of the lender. The loan matures on June 1, 2013 and bears interest at a fixed annual rate of 5.50%. Interest payments are due monthly, beginning on July 1, 2008 through maturity. The loan may be repaid in full prior to maturity, subject to a prepayment premium. NYSTRS may exercise its rights under the loan documents, including the right of foreclosure and the right to accelerate payment of the entire balance of the loan (including fees and the prepayment premium) upon events of default. The loan documents include customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults. The subsidiary of the Operating Partnership agreed to indemnify NYSTRS for all environmental liabilities with respect to Williams Tower. A default under this indemnity is included among the events of default under the loan documents.

Debt Secured by Atrium on Bay

On February 26, 2007, we entered into a $190.0 million CAD (approximately $163.9 million USD as of February 26, 2007) mortgage loan with Capmark Finance, Inc. (“Capmark”) in connection with our acquisition of Atrium on Bay. This loan bears interest at an effective fixed rate of 5.33%, has a 10-year term and is secured by Atrium on Bay. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines REIT.

Met Life Credit Facility

A subsidiary of the Operating Partnership entered into a credit agreement with Metropolitan Life Insurance Company, which provides a secured credit facility to the borrower and certain of its subsidiaries in the maximum principal amount of $750.0 million, subject to certain borrowing limitations (the “Met Life Credit Facility”). Borrowings under the Met Life Credit Facility may be drawn at any time until December 20, 2009, subject to the approval of Metropolitan Life Insurance Company. Such borrowings will be interest-only loans with fixed rates of interest which will be negotiated separately for each borrowing and will have terms of five to ten years. Each loan will contain a prepayment lockout period of two years and thereafter, prepayment will be permitted subject to certain fees.

The Met Life Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of minimum loan-to-value and debt service coverage ratios.

Certain subsidiaries of the Operating Partnership borrowed approximately $205.0 million under the Met Life Credit Facility to repay amounts owed under the Operating Partnership’s existing revolving credit facility with KeyBank. This initial borrowing under the Met Life Credit Facility is secured by mortgages or deeds of trust and related assignments and security interests on two properties: JP Morgan Chase Tower in Dallas, Texas and the Minneapolis Office/Flex Portfolio, a collection of office/flex buildings in Minneapolis, Minnesota. The subsidiaries of the Operating Partnership that own such properties are the borrowers named in the loan documents reflecting the initial $205.0 million borrowing. As substitute security for borrowings under the Met Life Credit Facility, the Operating Partnership may, at its election and subject to certain conditions and fees, pledge newly acquired properties. The initial $205.0 million borrowing has a term of five years and bears interest at 5.70%. At its option, Metropolitan Life Insurance Company may accelerate the repayment of the initial borrowing upon an event of default.

HSH Credit Facility

We have a credit agreement with HSH Nordbank AG, New York Branch (“HSH Nordbank”) providing for a secured credit facility in the maximum principal amount of $520.0 million (the “HSH Facility”), subject to certain borrowing limitations. We have utilized the total borrowing capacity under the HSH Facility as follows:

				Principal
				Outstanding at
	Origination	Maturity	Interest	December 31,
Description	Date	Date	Rate(1)	2008

HSH Nordbank — Citymark, 321 North Clark, 1900 and 2000 Alameda	8/1/2006	8/1/2016	5.8575%	$185,000
HSH Nordbank — 3400 Data Drive, Watergate Tower IV	1/23/2007	1/12/2017	5.2505%	98,000
HSH Nordbank — Daytona and Laguna Buildings	5/2/2007	5/2/2017	5.3550%	119,000
HSH Nordbank — 3 Huntington Quadrangle	7/19/2007	7/19/2017	5.9800%	48,000
HSH Nordbank — Seattle Design Center/5th and Bell	8/14/2007	8/14/2017	6.0300%	70,000

TOTAL				$520,000

(1)	Borrowings under the HSH Credit Facility have variable interest rates equal to one-month LIBOR plus an applicable spread of 0.40% to 0.45%. However, we entered into an interest rate swap agreement which effectively fixed the interest rates of these borrowings at the rates listed in the table above.

Loans under the HSH Facility may be prepaid in whole or in part, subject to the payment of certain prepayment fees and breakage costs. The Operating Partnership provides customary non-recourse carve-out guarantees under the HSH Facility and limited guarantees with respect to the payment and performance of (i) certain tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (ii) certain major capital repairs with respect to the properties securing the loans.

The HSH Facility provides that an event of default will exist if a change in majority ownership or control occurs for the Advisor or Hines, or if the Advisor no longer provides advisory services or manages the day-to-day operations of Hines REIT. The HSH Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios.

Additionally, HSH Nordbank has the right to have the properties serving as collateral under this facility appraised every two years. Should the aggregate outstanding principal amounts under this facility exceed 55% of the lender’s appraised values, we will be required to make partial payment or provide additional collateral to eliminate such excess. Subject to this requirement, on October 1, 2009, we posted additional cash collateral of approximately $70.0 million to rebalance the collateral for seven of the ten properties that had been appraised.

Our Revolving Credit Facility

We have a revolving credit facility with KeyBank, as administrative agent for itself and various other lenders, with maximum aggregate borrowing capacity of up to $250.0 million. We established this facility to repay certain bridge financing incurred in connection with certain of our acquisitions and to provide a source of funds for future real estate investments and to fund our general working capital needs.

The credit facility has a maturity date of October 31, 2010, which is subject to extension at our election for an additional one year period, subject to specified conditions. The facility allows, at our election, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios. The weighted-average interest rate on outstanding borrowings was 1.8% as of June 30, 2009.

In addition to customary covenants and events of default, the credit facility provides that it shall be an event of default under the agreement if our Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The loan is secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including our interest in the Core Fund, subject to certain limitations and exceptions. We have entered into a subordination agreement with Hines and our Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by us for certain expenses are subordinate to our obligations under the credit agreement.

Given the current economic environment, should real estate values experience further declines, it could impact our ability to comply with certain covenants in the future which could limit our availability of funds under our revolving credit facility.

Purpose and Structure of the Core Fund

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than us are, and Hines expects that future third-party investors in the Core Fund will continue to be, primarily U.S. and foreign institutional investors and high net worth individuals. Under the terms of the organizational documents of the Core Fund, Hines and its affiliates are required to maintain, directly or indirectly, the greater of $25.0 million or 1.0% of the equity capital of the Core Fund. As of June 30, 2009, we had invested a total of approximately $395.5 million and owned a 28.7% non-managing general partner interest in the Core Fund.

Please see “Our Real Estate Investments — Overview” for a description of the properties in which we own an interest through the Core Fund.

Hines formed the Core Fund as an investment vehicle to acquire “core” office buildings in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund generally targets office properties located in a central business districts or suburban locations. The Core Fund may acquire a mixed-use property, so long as at least 70% of the projected net operating income from the property is attributable to office components. In any case, property acquired by the Core Fund cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment. The Core Fund has raised capital primarily from U.S. and foreign institutional investors and high net worth individuals. As long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any capital call issued by the Core Fund. We have the right to increase our non-managing general partner interest in an amount up to 40% of such capital call. We have no assurance that the Core Fund will raise significant capital after the date of this prospectus or that our board of directors will approve any additional investments in the Core Fund.

The Core Fund periodically adjusts the per unit price at which investors acquire partnership interests. Investors in the Core Fund generally make capital commitments, which are called at times when the Core Fund needs capital, such as to acquire properties, pay for significant capital improvements, repay debt or to redeem partnership units held by existing investors. If we exercise our right to participate in Core Fund capital calls, we may acquire additional non-managing general partner interests at a per unit price that may be higher or lower than the per unit price paid by other investors contributing capital at an earlier or later time.

In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to 40% of the partnership units sold by the Core Fund will terminate. Except as described in this prospectus, we are not obligated to fund any future capital calls; however, once we contractually commit to make an investment, we will be obligated to contribute capital in accordance with the terms of such commitment. We have invested, and we may invest a substantial portion of the proceeds raised in this offering, in real estate investments outside of the Core Fund.

Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement

Non-Managing General Partner Interest

We are involved in and/or supervise the management of the Core Fund. Hines US Core Office Capital LLC, the managing general partner and an affiliate of Hines, remains solely responsible for the day-to-day operations of the Core Fund. We, as non-managing general partner, are a general partner for the purposes of the Delaware Revised Uniform Limited Partnership Act, and our approval is required before the Core Fund may take certain actions, including but not limited to:

•	selling investments to Hines or any affiliate of Hines or acquiring investments from Hines or any affiliate of Hines;

•	merging or consolidating the Core Fund with any affiliate of Hines;

•	removing and appointing any property manager or approving renewals, amendments or modifications to any Property Management and Leasing Agreement; and

•	removing and appointing any advisor to the Core Fund that is an affiliate of Hines, and approving renewals, amendments or modifications to any advisory agreement between the Core Fund or any operating company of the Core Fund and any advisor that is an affiliate of Hines.

For all decisions involving transactions with Hines, any action we take as non-managing general partner would need to be approved by a majority of our independent directors in accordance with our conflict of interest procedures. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

We may sell or otherwise transfer our non-managing general partner interest in the Core Fund subject to restrictions intended to comply with applicable securities laws, to prevent a termination of the Core Fund, and to enable the Core Fund to:

•	avoid investment company status under the Investment Company Act;

•	maintain its status as a partnership for U.S. federal income tax purposes;

•	avoid being treated as a “publicly traded partnership”; and

•	avoid any or all of its assets being considered “plan assets” or subject to the provisions of ERISA.

However, if we sell or otherwise transfer any non-managing general partner interest in the Core Fund, such transferee will be considered to be a limited partner and the transferred interest will become a limited partner interest.

Summary of Certain Provisions of the Core Fund Partnership Agreement

Set forth below is a summary of the material terms of the Core Fund partnership agreement relating to our investment in the Core Fund.

Management Board

The managing general partner of the Core Fund is subject to the oversight of a management board which, as of the date of this prospectus, had five members. The members of the management board were designated by the managing general partner. The approval of the management board is required for funding new investments, incurring indebtedness, new offerings of equity interests in the Core Fund, acquisitions and dispositions of investments, mergers, combinations, or consolidations involving any entity through which the Core Fund invests in properties, transfers or exchanges of properties or other assets, amendments and restatement of the constituent documents of an entity through which the Core Fund invests in properties, annual budgets and certain other major decisions. Decisions of the management board will require the approval of a majority of its members.

Members of the management board will not receive any compensation for serving in such capacity. The current members of the management board are as follows:

Name	Position

Managing General Partner designees:
Jeffrey C. Hines	President, Hines
C. Hastings Johnson	Executive Vice President and Chief Financial Officer, Hines
Charles M. Baughn	Executive Vice President, Hines
Charles N. Hazen	Senior Vice President, Hines and President and Chief Executive Officer, Core Fund
Edmund A. Donaldson	Senior Vice President, Hines and Chief Investment Officer, Core Fund

Advisory Committee

The Core Fund has an advisory committee composed of representatives of certain investors in the Core Fund or entities in which the Core Fund has an interest selected from time to time by the managing general partner. No member of the advisory committee is or will be an affiliate of Hines. The advisory committee’s approval is required for:

•	certain matters involving potential affiliated transactions between Hines and the managing general partner, Hines or their affiliates;

•	the selection of appraisers by the managing general partner; and

•	in-kind distributions of publicly-traded securities.

Any action by the advisory committee requires the vote of members who account for at least a majority of the aggregate equity interests in the Core Fund held by the investors represented on the advisory committee. Members of the advisory committee will be reimbursed by the Core Fund for their reasonable out-of-pocket expenses but will not receive compensation for serving on the advisory committee.

Removal of the Managing General Partner

The managing general partner will be subject to removal without cause at any time with the approval of the holders of not less than 75% in interest of limited partners of the Core Fund and of certain designated investors in entities in which the Core Fund has an interest (such limited partners and such other investors, collectively, “Fund Investors”), other than a Fund Investor that is an affiliate of Hines. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by our independent directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors. In the event of such removal, all partnership interests held by the managing general partner and its affiliates, including the participation interest held in the Core Fund, will be repurchased by the issuance of a note from the Core Fund. Any such note will have a term of not more than three years, bear interest at the prime rate and be in a principal amount equal to the aggregate value of such units and participation interests valued at the then-current per unit net asset value.

The managing general partner will also be subject to removal upon the vote of at least a majority-in-interest of Fund Investors (not affiliated with Hines) at any time on the grounds that it has committed willful malfeasance in the performance of its duties or has committed gross negligence, willful misconduct or fraud that has a material adverse effect on the Core Fund. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by the independent members of our board of directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors.

Upon any removal of the managing general partner, holders of a majority-in-interest in the Core Fund (not affiliated with Hines) will elect a successor managing general partner. The successor managing general partner will be entitled to appoint members of the management board to replace those appointed by the removed managing general partner.

We cannot be removed as the non-managing general partner of the Core Fund, except as may be required under applicable law.

Affiliate Transactions

The Core Fund advisory committee must approve all affiliate transactions which are on terms less favorable to the Core Fund than those that would be obtained from an unaffiliated third party, except that transactions specifically contemplated by the Core Fund partnership agreement or certain agreements entered into in connection therewith do not need to be approved by such committee. Additionally, we must approve certain affiliate transactions as the non-managing general partner of the Core Fund, as described above. All such transactions must be approved by our independent directors. Although the other investors in the Core Fund may pay fees to the Core Fund in connection with their investments, we do not pay such fees.

Distributions

The Core Fund distributes cash available for distribution on at least a quarterly basis to the holder of any profits interest and to all partners in respect to their percentage interests. The Core Fund will not make any distributions in kind without the approval of the holders of at least a majority-in-interest in the Core Fund, except for distributions of publicly-traded securities made with the approval of the advisory committee and us, as non-managing general partner.

Liquidity and Redemption Rights

Beginning one year after acquisition of an interest in the Core Fund, a partner may request redemption of all or a portion of such interest at a price equal to the interest’s value based on the net asset value of the Core Fund’s assets. In such event, the Core Fund generally will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the managing general partner may limit redemptions as the result of certain tax and regulatory considerations. To exercise a redemption right, a partner must request that the Core Fund redeem a specific number of units at any time within the last 45 days of any calendar year after the holding period described above. Subject to specified limitations, the managing general partner generally shall redeem the units specified on or before the last day of the following calendar year. The Core Fund is not required to fulfill redemption requests during 2010 and 2011 if the Core Fund is not able to raise or acquire sufficient funds to do so on terms acceptable to the Core Fund, as determined in good faith by the managing general partner based on analysis of certain factors set forth in the Core Fund partnership agreement. The Core Fund may use unused capital commitments, proceeds from asset sales, indebtedness or other sources to fund any such redemption. Please see “Risk Factors — Business and Real Estate Risks — We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties,” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.”

Liquidation

The holders of a majority-in-interest of Fund Investors (including us, but not including the managing general partner or other partners affiliated with Hines) may vote to liquidate the Core Fund. Upon this event, the Core Fund must be liquidated within two years of such vote.

Liability and Indemnification

We will not be liable to the Core Fund or its partners for any act or omission on its part except for any liability arising out of our gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement. We shall be indemnified by the Core Fund to the fullest extent permitted by law for any damages arising in connection with acts or omissions taken by us in respect of the affairs of the Core Fund and its subsidiaries, unless such act or omission constitutes gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement.

Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor

Co-Investment Rights

The Institutional Co-Investor Advisor has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with the Core Fund in connection with each investment made by the Core Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment. The Institutional Co-Investor Advisor also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Core Fund from third-party investors for a prospective investment, except in certain cases set forth in the Core Fund Partnership Agreement.

Redemption Right

For each asset in which the Institutional Co-Investors or other funds advised by the Institutional Co-Investor Advisor acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund must establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at net asset value, unless the Institutional Co-Investor Advisor elects to extend this period. The Institutional Co-Investor Advisor may extend the liquidation period for any investment to a later three-year period by giving notice to the applicable investment vehicle not less than one-year prior to the start of the liquidation period.

Buy/Sell Right

The Institutional Co-Investor Advisor, on one hand, and the Core Fund, on the other hand, have the right to initiate at any time the purchase and sale of an investment in the Core Fund or interests therein.

Certain Rights of IK US Portfolio Invest GmbH & Co. KG

Certain limited partnerships established by Ideenkapital Financial Engineering AG (“IKFE”) and affiliated entities under the laws of Germany own interests in Hines US Core Office Properties LP (“US Core Properties”), a subsidiary of the Core Fund through which it owns a majority of its investments and through which it expects to acquire all future investments. Each such entity (individually known as an “IK Fund” and collectively the “IK Funds”) has the right to require US Core Properties to redeem, at current value as of the date of redemption, all or a portion of its interest in US Core Properties as of the dates listed below.

	Committed
IK Fund	Capital ($MM)	IK Redemption Date

IK Fund I	$114.8	December 31, 2014
IK Fund II	$111.3	December 31, 2016
IK Fund III	$77.5	December 31, 2017

The Core Fund is obligated to provide US Core Properties with sufficient funds to fulfill US Core Properties’ obligations in respect of the IK Fund redemption rights described above, to the extent sufficient funds are not otherwise available to US Core Properties.

IKFE, the sponsor of the IK Funds, has been granted an exclusive right to raise equity capital from retail investors in Germany for US Core Properties, and it is contemplated that it will organize follow-on funds to the existing IK Funds that would subscribe to interests in US Core Properties with corresponding priority redemption rights. US Core Properties has also agreed to provide information about US Core Properties, the properties in which it has an interest, and the Core Fund to IKFE for use by IKFE in raising such equity capital, and to indemnify IKFE and its affiliates and their respective directors, officers, agents, and employees, to the extent any such person suffers losses due to material misstatements or omissions in the information provided to IKFE.

Our Joint Venture with an Affiliate

We have a $28.9 million investment in HCB II River LLC, a joint venture created with HCB Interest II LP, an affiliate of Hines, on June 28, 2007. On July 2, 2007, the joint venture acquired Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil. The Property consists of four industrial buildings that were constructed from 2001 through 2007. The buildings contain 693,115 square feet of rentable area that is 100% leased. We own a 50% indirect interest in Distribution Park Rio through our investment in HCB II River LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number and percentage of our outstanding common shares that were owned as of September 1, 2009 by:

•	persons known to us to beneficially own more than 5% of our common shares;

•	each director and executive officer; and

•	all directors and executive officers as a group.

		Common Shares
		Beneficially Owned(2)
		Number of		Percentage
Name of Beneficial Owner(1)	Position	Common Shares		of Class

Jeffrey C. Hines	Chairman of the Board	6,878,495.5	(3)	3.17%
C. Hastings Johnson	Director	14,510.2		*
Charles M. Baughn	Director	14,462.8		*
George A. Davis	Independent Director	14,260.8		*
Thomas A. Hassard	Independent Director	5,448.8		*
Stanley D. Levy	Independent Director	11,446.6		*
Paul B. Murphy Jr.	Independent Director President and Chief	2,400.0		*
Charles N. Hazen	Executive Officer	7,250.1		*
Sherri W. Schugart	Chief Financial Officer	3,812.6		*
Frank R. Apollo	Senior Vice President — Finance; Treasurer and Secretary	5,593.4		*
Edmund A. Donaldson	Chief Investment Officer	—		*
Kevin L. McMeans	Asset Management Officer	—		*
Ryan T. Sims	Chief Accounting Officer	—		*

All directors and executive officers as a group		6,957,720.84		3.20%

*	Less than 1%

(1)	The address of each person listed is c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the our stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of September 1, 2009 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)	Includes (i) 1,000 common shares owned directly by Hines REIT Investor, L.P., (ii) 1,106,957.0 OP Units in the Operating Partnership held by Hines 2005 VS I LP and (iii) 5,770,538.506 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of September 1, 2009. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

As of the date of this prospectus, none of our series A preferred shares are issued and outstanding.

CONFLICTS OF INTEREST

Potential conflicts of interest exist among us, Hines, the Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, four of our seven directors are independent directors. Our independent directors will act on our behalf in all situations in which a conflict of interest may arise and have a fiduciary duty to act in the best interests of our shareholders. However, we cannot assure you that our independent directors will be able to eliminate these conflicts of interest, or reduce the risks related thereto.

Competitive Activities of Hines and its Affiliates

Hines and its affiliates, including the Advisor, are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines owns interests in, and manages, many other real estate ventures which have investment objectives similar to our objectives. Hines may organize and/or manage similar programs and ventures in the future. Additionally, Hines, its affiliates and its employees (including our officers and some of our directors) may make substantial profits as the result of investment opportunities allocated to current or future entities affiliated with Hines other than us. Such individuals may therefore face conflicts of interest when allocating investment opportunities among Hines affiliates. Please see “Risk Factors — Potential Conflicts of Interests — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”

Description of Certain Other Hines Ventures

Some of the real estate ventures currently operated by Hines have priority rights with respect to certain types of investment opportunities. Below is a description of some of these programs:

•	The Core Fund acquires existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund generally targets office properties located in central business districts or desirable suburban locations. The Core Fund may acquire a mixed-use property (i.e., a part of the value of the property is attributable to non-office components) so long as at least 70% of the projected net operating income from the property is attributable to office components. In any case, property acquired by the Core Fund cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment.

•	Hines U.S. Office Value Added Fund II, L.P. (the “Hines Value Added Fund”) acquires existing office properties, or mixed-use properties (i.e., a part of the value of the property is attributable to non-office components, so long as at least 70% of the projected net operating income from the property is attributable to office components) in the United States where Hines believes it can create value through re-leasing or redevelopment activities, or because the property is located in a market subject to temporary capital or pricing inefficiencies (a “value add asset”).

•	National Office Partners Limited Partnership (“NOP”) acquires and develops office properties in the United States, including core and value-add assets.

Investment Opportunity Allocation Procedure

Set forth below is a description of the priority investment rights and investment allocation process currently applicable to us and the Hines sponsored real estate ventures for the types of properties described below. While these are the current procedures for allocating Hines’ investment opportunities for the types of properties described below, Hines may sponsor additional real estate funds or other ventures in the future and, in connection with the creation of such funds or ventures, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may be to increase the number of parties who have the right to participate in investment opportunities sourced by Hines, thereby reducing the number of investment opportunities available to us. Although a change in this allocation may increase the number of entities which participate with us in an investment allocation process, as long as we have capital available for investment and are actively seeking new investments, Hines will not grant rights to new real estate funds, ventures or investors that are superior to our rights to such opportunities. However, Hines may grant rights to new real estate funds, ventures or programs that are equal to our rights, and investment opportunities sourced by Hines will be allocated between us and any such fund, venture or investor on a rotating basis. In addition, Hines may grant priority investment allocation rights to any successor funds or programs that have comparable investment strategies to those funds or ventures described in the section entitled “— Description of Certain Other Hines Ventures” above.

Type of Property	Allocation Procedure

An existing office property located in the United States that Hines determines in its discretion is a “core asset”	If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Core Fund. If NOP and the Core Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Core Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis. If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Core Fund will have the first right to acquire the property. If the Core Fund elects to not acquire the property, the investment opportunity will be presented to us and NOP. In the event both we and NOP wish to pursue investment opportunities, such opportunities will be allocated between us and NOP on a rotating basis.

Type of Property	Allocation Procedure

An existing office property located in the United States that Hines determines in its discretion is a “value add asset”	If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Hines Value Added Fund. If NOP and the Hines Value Added Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Hines Value Added Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis.
If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Hines Value Added Fund will have the first right to acquire the property. If the Hines Value Added Fund elects to not acquire the property, the investment opportunity will be presented to us and NOP. In the event both we and NOP wish to pursue investment opportunities, such opportunities will be allocated between us and NOP on a rotating basis.

Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines, and this right and process may be amended sooner with the approval of our independent directors. Please see “Risk Factors — Potential Conflicts of Interest Risks — We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Many of the preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.”

Except as described above, we have no specific rights to invest in any other investment opportunities identified by, sourced by or participated in by Hines or affiliates of Hines including, but not limited to, international, development and non-office investment opportunities. Our Advisor is obligated by our advisory agreement to locate investment opportunities to offer to us and our Advisor has access to the Hines organization to locate such opportunities. However, Hines’ ability to offer some investment opportunities to us is limited by contractual obligations Hines has, or may have in the future, to other real estate programs sponsored by Hines not summarized above.

If the Core Fund accepts an investment opportunity, we will participate in that investment indirectly through our investment in the Core Fund. Additionally, as long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any capital call issued by the Core Fund. We have the right to increase our non-managing general partner interest in an amount up to 40% of any future capital calls made by the Core Fund. In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to this additional interest in the Core Fund will terminate. If we exercise this 40% right or otherwise make a capital commitment, we will be bound to contribute capital in accordance with the terms of such commitment. We have no assurance that our board of directors will approve other investments in the Core Fund. This right to participate in future Core Fund capital calls may be amended or terminated with the approval of our independent directors.

While the investment strategies of some of the investment vehicles described above are different, the decision of how any potential investment should be characterized may, in many cases, be a matter of subjective judgment which will be made by Hines’ investment allocation committee. This committee currently consists of the following four individuals: Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. If an investment opportunity is determined to fall within the priority rights of more than one investment fund or program, and more than one fund expresses an interest in pursuing such opportunity, the investment will be allocated between such funds on a rotating basis. Additionally, certain types of investment opportunities, which may include core assets, may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights of any investor. In these cases, the investment may be made by a Hines-sponsored fund or program without us having an opportunity to make such investment.

Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates

Our officers and some of our directors, the officers and directors of the Advisor and employees of Hines will not devote their efforts full-time to our operations or the management of our properties, but may devote a material amount of their time to the management of the business of other property-owning entities controlled or operated by Hines, but otherwise unaffiliated with us. In some cases, these entities own properties which are located in the same geographical area as, and directly compete with, our properties. Members of our management also conduct the operations of the Core Fund, Hines Global and other Hines affiliates. Circumstances may arise when the interests of third party investors in the Core Fund, Hines Global and other Hines affiliates may differ from our interests and our management will face conflicts of interest when dealing with such circumstances. Likewise, our management face conflicts of interest when allocating time and resources between our operations and the operations of the Core Fund, Hines Global and other Hines affiliates.

In allocating employees and services among, and in soliciting business for, properties owned by other entities affiliated with Hines, Hines may face conflicts of interest including the fact that Hines, its affiliates, and its employees, including our officers and some of our directors, may receive greater compensation from other investment opportunities than they could from investment opportunities allocated to us. We may also compete with other entities affiliated with Hines for tenants and Hines may face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. The Advisor also may be in a conflict of interest position upon a potential sale of our properties as well as in locating new tenants for available space and/or negotiating with current tenants to renew expiring leases. Please see “Risk Factors — Potential Conflicts of Interest Risks.”

Fees and Other Compensation Payable to Hines and its Affiliates

We pay Hines and its affiliates substantial fees in relation to this offering and our operations, which could be increased or decreased during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest.” We have purchased and we expect to purchase properties in which Hines, its affiliates and its employees (including our officers and directors) directly or indirectly have an interest. We may also purchase properties developed by Hines and provide development loans in connection with such developments.

On April 24, 2006, we acquired 321 North Clark for approximately $247.3 million, excluding transaction costs, financing fees and working capital reserves. The seller, 321 North Clark Realty LLC, was a joint venture between an affiliate of Hines and an institution advised by JP Morgan Chase. The Hines affiliate owned a 5% equity interest in the seller and controlled its day-to-day operations. Through its affiliate, Hines received a promoted share of approximately $8.2 million of the proceeds from the sale based on the return achieved in connection with the closing in addition to its 5% share of net sale proceeds. The promoted share Hines received did not affect the purchase price for $247.3 million and was reviewed and approved by the conflicts committee of our board of directors.

For example, on December 15, 2008, we acquired Distribution Parks Araucaria, Louveira and Vinhedo for approximately $114.9 million (translated from $269.9 million BRL as of the acquisition date), excluding transaction costs, financing fees and working capital reserves. The sellers, HCB Interests LP and Hines HCB Partners LP, are subsidiaries of a joint venture between an affiliate of Hines and the California Public

Employees’ Retirement System. Through the joint venture, the Hines affiliate owned a 5% equity interest in the sellers and controlled the joint venture’s day-to-day operations. Through its affiliate, Hines received a 5% share of the net sale proceeds. The share Hines received did not affect the purchase price of $114.9 million, which was reviewed and approved by the conflicts committee of our board of directors.

Our acquisitions of 321 North Clark and Distribution Parks Araucaria, Louveira and Vinhedo were, and any other such transactions will be, consummated in accordance with the conflict of interest policies set forth in this prospectus or otherwise in effect at that time. Please see “— Certain Conflict Resolution Procedures” below. The Core Fund may also acquire properties from entities affiliated with Hines. For example, the Shell Buildings and Three First National Plaza were acquired by the Core Fund from sellers affiliated with Hines. Please see “Our Real Estate Investments — Purpose and Structure of the Core Fund.” Hines, its affiliates and its employees (including our officers and some of our directors) may make substantial profits in connection with such transactions.

Joint Venture Conflicts of Interest

We have invested and may continue to invest in properties and assets jointly with other Hines’ programs, such as the Core Fund, as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines, Hines affiliates or third parties. For example, we acquired Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil, through a joint venture with another affiliate of Hines. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•	such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•	under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so. Please see “Risk Factors — Business and Real Estate Risks — We are subject to risks as the result of joint ownership of real estate with Hines programs and third parties.”

Affiliated Dealer Manager and Property Manager

Because our Dealer Manager is an affiliate of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with an offering of securities. Please see “Risk Factors — Investment Risks — You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Hines, we may incur additional fees and expenses. “ In addition, our Dealer Manager also serves as the placement agent for other Hines-sponsored investment vehicles which include both public vehicles, such as Hines Global, and private investment funds.

Hines manages many of the properties we own, as well as all of the Core Fund’s properties. We expect that Hines will manage most, if not all, future properties acquired by us or the Core Fund.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor, and us were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, the Property Management and Leasing Agreement, our charter, and the Operating Partnership’s partnership agreement. The policies with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these policies will eliminate the conflicts of interest or reduce the risks related thereto. The conflicts committee of our board of directors must also approve all conflict-of-interest and related party transactions. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies — Affiliate Transaction Policy” section of this prospectus.

Lack of Separate Representation

Hines REIT, the Operating Partnership, the Dealer Manager, the Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. In this regard, Greenberg Traurig, LLP represents Hines REIT and is providing services to certain of its affiliates including the Operating Partnership, the Dealer Manager, the Advisor and Hines Global. No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.

Additional Conflicts of Interest

We, our Advisor and its affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

•	computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership’s partnership agreement, our charter, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	enforcement or termination of the Operating Partnership’s partnership agreement, our charter, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to the Advisor, Hines or its affiliates;

•	order and priority in which we pay amounts owed to third parties as opposed to amounts owed to Hines or the Advisor;

•	determination of whether to sell properties and acquire additional properties (as to which acquisitions, the Advisor might receive additional fees and as to which sales, the Advisor might lose fees, such as property management fees);

•	timing, amount and manner in which we finance or refinance any indebtedness (as to which arrangements, the Advisor might receive additional fees); and

•	extent to which we repay or refinance the indebtedness which is recourse to Hines, if any, prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

Certain Conflict Resolution Procedures

In order to reduce the effect on the Company of certain potential conflicts of interest, the Advisory Agreement and our charter contain a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties for comparable goods or services.

•	We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable and appropriate disclosure is made with respect to the transaction. In all cases where assets are acquired from Hines or one of its affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of the directors not otherwise interested in the transaction, determine the transaction is fair and reasonable to us. Even following these procedures, Hines, its affiliates and employees (including our officers and directors) may make substantial profits in connection with acquisition of properties from Hines-affiliated entities.

•	We will not enter into joint ventures with affiliates of Hines, such as acquiring interests in the Core Fund, unless a majority of our independent directors approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•	We will not make any loan to Hines, its affiliates or our directors, except in the case of loans to our subsidiaries and mortgage loans in which an independent expert has appraised the underlying property. Any loans to us by Hines, its affiliates or our directors must be approved by a majority of our directors, including a majority of the directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

•	Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” section of this prospectus.

Despite these restrictions, conflicts of interest may be detrimental to your investment.

INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our current objectives and policies with respect to investments, borrowing, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors, except for policies contained in our charter, which may only be modified with a vote or the approval of our shareholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our shares will not decrease.

Decisions relating to our investments will be made by our Advisor, subject to approval by our board of directors. Please see “Management — Our Officers and Directors” and “Management — Hines and Our Property Management and Leasing Agreements — The Hines Organization — General” for a description of the background and experience of our directors and executive officers.

Primary Investment Objectives

Our primary investment objectives are to:

•	preserve invested capital;

•	invest in a diversified portfolio of office properties;

•	pay regular cash dividends;

•	achieve appreciation of our assets over the long term; and;

•	remain qualified as a real estate investment trust, or “REIT,” for federal income tax purposes.

We cannot assure you that we will attain these objectives. We also cannot change our primary investment objectives without the approval of our common and preferred shareholders. If we are able to achieve appreciation of our assets over the long term, then holders of our series A preferred shares may share in the appreciation up to the extent of their $25.00 liquidation preference plus all accrued and unpaid dividends thereon.

Acquisition and Investment Policies

We invest primarily in institutional-quality office properties located throughout the United States. We believe that there is an ongoing opportunity to create stable cash returns and attractive total returns by employing a strategy of investing primarily in a diversified portfolio of office properties over the long term. We believe that this strategy can help create stable cash flow and capital appreciation potential if the office portfolio is well-selected and well-diversified in number and location of properties, and the office properties are consistently well-managed. These types of properties are generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to continue to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant. In addition, we invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, loans and ground leases.

As of June 30, 2009, we also owned Atrium on Bay, a mixed-use office and retail complex in Toronto, Canada, 4050/4055 Corporate Drive, an industrial property in Dallas, Texas, direct or indirect interests in four industrial properties in Brazil and a 70% interest in a portfolio of 12 grocery-anchored shopping centers. We believe there are also significant opportunities for real estate investments that currently exist in other markets outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France, while other real estate investment opportunities are located in emerging or maturing markets such as Brazil, Mexico, Russia and China. We believe that investing in international properties that meet our investment policies and objectives could provide additional diversification and enhanced investment returns to our real estate portfolio.

We may continue to invest in real estate directly by owning 100% of such assets or indirectly by owning less than 100% of such assets through investments with other investors or joint venture partners, including other Hines-affiliated entities, such as the Core Fund. We anticipate that we will fund our future acquisitions primarily with proceeds raised in this offering and potential follow-on offerings, as well as with proceeds from debt financings. All of our investment decisions are subject to the approval of a majority of our board of directors, and specifically a majority of our independent directors if an investment involves a transaction with Hines or any of its affiliates.

We will seek to invest in properties that will satisfy the primary objectives of preserving invested capital and providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have both the potential for growth in value and for providing cash dividends to our shareholders. We intend to invest in a portfolio of properties which is diversified by location, lease expirations and tenant industries. Even if we are able to achieve this diversification objective, we expect that it may take a long time to achieve. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.”

We have bought and expect to buy additional assets with the proceeds of this offering that we believe have some of the following attributes:

Preferred Location.  We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.

Premium Buildings.  We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties. Such assets over the long term may attract and retain a greater number of desirable tenants in the marketplace.

Quality Tenancy.  We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Such tenants may make significant tenant improvements to their spaces, and thus may be more likely to renew their leases prior to expiration.

We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.

However, our Advisor may not be able to locate properties with all, or a significant number, of these attributes and even if the Advisor is able to locate properties with these attributes, the properties may still perform poorly. Please see “Risk Factors — Business and Real Estate Risks” and “Risk Factors — Potential Conflicts of Interest Risks.”

Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or long-term ground leases in the properties we acquire, owning interests in investment vehicles sponsored by Hines or acquiring interests in joint ventures or similar entities that own and operate real estate. We expect to continue to acquire such interests through the Operating Partnership. Please see “The Operating Partnership.” The Operating Partnership may hold real estate indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see “Risk Factors — Business and Real Estate Risks — We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties.” We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. Please see “— Joint Venture Investments” below. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests, as in the case with our non-managing general partner interest in the Core Fund. Please see “Risk Factors — Business and Real Estate Risks — If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.”

We are not limited as to the geographic area where we may conduct our operations. We are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In seeking investment opportunities for us, our Advisor will consider relevant real estate and financial factors including the creditworthiness of major tenants, the leases and other agreements affecting the property, the location of the property, its income-producing capacity, its prospects for long-term appreciation and liquidity and tax considerations. In this regard, our Advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

•	plans, specifications and surveys;

•	environmental reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to the Advisor, as well as title and other insurance policies; and

•	financial information relating to the property, including the recent operating histories of properties that have operating histories.

We may invest in properties which have been developed, are being developed or are to be developed by Hines or a Hines affiliate. We may acquire a property that has been developed by Hines or a Hines affiliate and we may contract to acquire a property under development, or to be developed, by Hines or a Hines affiliate at a pre-determined purchase price. All such transactions or investments will be approved by a majority of our independent directors as described in “Conflicts of Interest — Certain Conflict Resolution Procedures” and generally may not be acquired by us for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such development investment and our cost to acquire the property may be in excess of the cost that would have been incurred by us if we had developed the property. Please see “Risk Factors — Business and Real Estate Risks — We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties” and “Conflicts of Interest — Joint Venture Conflicts of Interest” such as our interest.

International Investments

According to Prudential Real Estate Investors, approximately two-thirds of global real estate available for investment is located outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France. These real estate markets are well-developed and have been integrated into the global capital markets for some time. Other real estate investments are located in maturing markets in countries that either have less advanced capital markets or are surrounded by emerging or higher risk markets. We believe examples of maturing markets include Russia and China. Finally, there are other potential real estate opportunities in emerging markets such as Brazil and Mexico. Although these markets have a higher degree of market risk, they also offer higher potential returns.

Our portfolio includes five international properties. We directly own Atrium on Bay, a mixed-use office and retail property in Toronto, Ontario and Distribution Parks Araucaria, Louveira, and Vinhedo, industrial properties in Brazil, and indirectly own a 50% interest, through a joint venture with an affiliate of Hines, in Distribution Park Rio, another industrial property in Brazil.

We believe that international properties may play an important role in well-diversified real estate portfolios and that an allocation to international properties that meet our investment policies and objectives could be an effective tool we could use to create a well-diversified portfolio. International investment diversification may involve diversity in regard to property types as well as market types. Additionally, we believe that acquiring international properties during periods in which investors are spending significant capital to acquire properties in the United States may allow us to more successfully make investments that are accretive to our cash flow available to pay dividends.

However, international investments involve unique risks. In addition to risks associated with real estate investments generally, regardless of location, country-specific risks and currency risks add an additional layer of factors that must be considered when investing in non-U.S. real estate. We believe that having access to Hines’ international organization, with regional offices in 16 foreign countries and real estate professionals living and working full time in these international markets, will be a valuable resource to us when considering international opportunities. As of June 30, 2009, Hines had offices in the United Kingdom, France, Spain, Mexico, Poland, Germany, Brazil, Italy, China, Canada, Russia, Panama, Luxembourg, United Arab Emirates, India and Turkey. Hines has acquired, developed, or redeveloped over 115 projects outside of the United States in the 10 year period ended December 31, 2008 with an aggregate cost of approximately $9.5 billion. A majority of these projects are located in maturing or emerging markets. Our Advisor has access to Hines’ international organization, and we expect to consider interests in non-U.S. markets as the size of our portfolio increases, including opportunities in maturing or emerging markets. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.

Joint Venture Investments

We have entered into, and may continue to enter into joint ventures with third parties or Hines affiliates, such as our interest in the Core Fund and the joint venture that owns Distribution Park Rio. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

We will enter into joint ventures with Hines affiliates for the acquisition of properties only if:

•	a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and other third-party investors making comparable investments in the joint venture are on substantially the same terms and conditions.

Our entering into joint ventures with other Hines affiliates will result in certain conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” and “Conflicts of Interest — Competitive Activities of our Officers and Directors, the Advisor and Other Hines Affiliates.” Please also see “Risk Factors — Business and Real Estate Risks — We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected.” Management may determine that increasing our indirect investment in the Core Fund or investing in another Hines affiliates will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in the Company. Likewise, such investments may provide us with access to real estate investments with benefits not available to us for direct investments, or are otherwise in the best interest of our shareholders. We do not expect that we will incur additional costs of any significance associated with increasing our indirect investments made through the Core Fund compared to acquiring interests in real estate directly.

We have not established safeguards we will apply to, or be required in, our potential joint ventures. Particular safeguards we will require in joint ventures will be determined on a case-by-case basis after our management and/or board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and/or assets the joint venture may conduct and/or own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

•	The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture.

•	Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

•	Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, make payments to our Advisor, to pay for capital improvements, repairs or tenant buildouts, to refinance existing indebtedness, to pay dividends, to fund redemptions of our shares or to provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility. Please see “Our Real Estate Investments” for a description of our current debt.

Financing Strategy and Policies

We expect that once we have fully invested the proceeds of this offering and other potential follow-on offerings, our debt financing, or the debt financing of entities in which we invest, will be in the range of approximately 40%-60% of the aggregate value of our real estate investments. Financing for future acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs. Additionally, the amount of debt placed on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets (approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report along with justification for the excess. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.

We had debt financing in an amount equal to approximately 56% of the estimated value of our direct and indirect real estate investments as of June 30, 2009, consisting primarily of outstanding loans under our revolving credit facility and secured mortgage financings.

Our financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. Please see “Risk Factors — Business and Real Estate Risks — Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.”

By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably-priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties may be restricted. Lenders may have recourse to assets not securing the repayment of the indebtedness.

We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

It is our policy generally not to enter into interest rate swap or cap transactions, hedging arrangements or similar transactions for speculative purposes. However, because we are exposed to the effects of interest rate changes, for example as a result of variable interest rate debt we may hold, we have entered into and may in the future enter into interest rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our interest rate risk on variable rate debt.

We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Disposition Policies

We generally intend to hold each property we acquire for an extended period, and we have no present intention to sell any of our properties or other real estate investments. However, we may sell a property at any time if, in our judgment, the sale of the property is in our best interests. Additionally, ventures in which we have an interest may be forced to sell assets to satisfy mandatory redemptions of other investors. Please see “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.” We may sell properties to fund redemptions under our share redemption programs or otherwise. Although we are not obligated to sell any of our investments or execute a liquidity event by a set date, we expect that our board of directors may begin to consider possible liquidity events between late 2015 and the end of 2019. There can be no assurances that our board of directors will consider any such exit strategy, that we will successfully execute any exit strategy, or that any such exit strategy, if executed, will be beneficial to our shareholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines will be completed in accordance with our conflict of interest policies. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended, which requires the approval of our shareholders. Unless our charter is amended, we may not:

•	Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser.

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Hines or their respective affiliates.

•	Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities which are non-voting or assessable.

•	Issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act.

•	When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Engage in securities trading, as compared with real estate activities, or engage in the business of loan underwriting or the agency distribution of securities issued by other persons.

•	Lend money to our directors, or to Hines or its affiliates, except for certain mortgage loans described above.

•	Invest in any entity or in any security of any entity holding investments or engaged in activities prohibited by our charter.

If we become an investment company, we might be required to revise some of these policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a shareholder meeting to vote on proposals for such changes.

Investments in Real Estate Financings

While we intend to emphasize equity real estate investments, we may invest in first or second mortgages or other real estate-related investments that do not conflict with the maintenance of our REIT status. Such financings may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third-party. We may also invest in participating or convertible mortgages if our directors conclude that we and our shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Investments in such mortgages are similar to equity participation.

Investments in Mezzanine Loans

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. An investment in a mezzanine loan generally involves a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine loan investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity.

Although generally a lower-risk investment than an investment in equity, a mezzanine loan involves a higher degree of risk relative to a long-term senior mortgage loan secured by the real property underlying the mezzanine loan because the mezzanine loan may become unsecured as a result of foreclosure by the senior lender. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior mortgage loan. Further, mezzanine loans usually have higher loan-to-value ratios than traditional senior mortgage loans, increasing the risk of loss of principal. If we invest in mezzanine loans, we expect that we will generally charge higher interest rates than we would in connection with traditional mortgage loans and that we will receive a portion of our return during the duration of the loan, with the balance payable upon maturity.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares in Hines REIT or OP Units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate or interests in real estate. Existing shareholders have no preemptive rights to purchase such shares in any offering, and any such issuance of our shares or OP Units might result in dilution of a shareholder’s investment.

Affiliate Transaction Policy

Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Investment Risks — We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by such act. Similarly, the Core Fund is not registered as an investment company.” Please also see “Risk Factors — Investment Risks — If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return.”

We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our common share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

Change in Investment Objectives, Policies and Limitations

Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

SELECTED FINANCIAL DATA

The following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	Six Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2008	2008	2007	2006	2005	2004
	(In thousands, except per share amounts)

Operating Data:
Revenues	$181,937	$155,354	$333,698	$179,576	$63,930	$6,247	$—
Depreciation and amortization	$62,788	$57,597	$122,798	$68,151	$22,478	$3,331	$—
Asset management and acquisition fees	$13,112	$17,694	$42,012	$29,939	$17,559	$5,225	$818
Organizational and offering expenses, net of reversal(1)	$—	$3,614	$3,741	$7,583	$5,760	$(6,630)	$14,771
General and administrative expenses, net(2)	$3,083	$3,093	$5,991	$4,570	$2,819	$494	$618
Income (loss) before other income (expenses) income taxes and equity in earnings (losses) of unconsolidated entities, net	$30,493	$8,239	$(146,415)	$(85,306)	$(38,919)	$(2,392)	$(16,549)
Equity in earnings (losses) of unconsolidated entities, net	$(4,197)	$(4,116)	$(13,416)	$(8,288)	$(3,291)	$(831)	$68
Net income (loss) attributable to common shareholders(4)	$25,404	$(35,725)	$(165,408)	$(87,640)	$(38,490)	$(1,757)	$(10,008)
Basic and diluted income (loss) per common share	$0.13	$(0.21)	$(0.90)	$(0.70)	$(0.79)	$(0.16)	$(60.40)
Distributions authorized per common share(3)	$0.32	$0.31	$0.64	$0.62	$0.61	$0.60	$0.06
Weighted average common shares outstanding — basic and diluted	202,797	171,840	183,776	125,776	48,468	11,061	166
Balance Sheet Data:
Total investment property(5)	$2,383,875	$2,283,656	$2,374,007	$1,798,924	$677,564	$117,878	$—
Investment in unconsolidated entities	$385,739	$346,271	$364,374	$361,157	$307,553	$118,575	$28,182
Total assets	$3,314,254	$3,282,774	$3,280,437	$2,703,623	$1,213,662	$297,334	$30,112
Long-term obligations	$1,710,466	$1,581,564	$1,691,335	$1,273,596	$498,989	$77,922	$409

(1)	Based on actual gross proceeds raised in the initial offering, we were not obligated to reimburse the Advisor for certain organizational and offering costs that were previously accrued by us. Accruals of these costs were reversed in our financial statements during the year ended December 31, 2005.

(2)	During the year ended December 31, 2005, the Advisor forgave $1.7 million, which was previously advanced to us for certain corporate-level general and administrative expenses.

(3)	We paid our first distributions in January 2005 related to distributions declared for the period from November 23, 2004 through December 31, 2004.

(4)	We have revised the presentation of net income to apply the provisions of FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements”, which we adopted on January 1, 2009. As a result, certain adjustments have been made to the consolidated income statements as of December 31, 2008, 2007, 2006, 2005 and 2004 to be consistent with the 2009 presentation.

(5)	We have revised the presentation of investment property to exclude the value associated with leases in place at the time an investment property is acquired as shown in the condensed consolidated balance sheet to be consistent with a majority of others in the industry. As a result, certain reclassifications have been made to the consolidated balance sheets as of December 31, 2007, 2006 and 2005 to be consistent with the 2008 and 2009 presentation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus. The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” included in this prospectus for a description of these risks and uncertainties.

Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2008

Executive Summary

We were formed in August 2003 for the purpose of investing in and owning interests in real estate. We have invested and continue to invest in real estate to satisfy our primary investment objectives, including: preserving invested capital, paying regular cash distributions and achieving some capital appreciation of our assets over the long term. We make investments directly through entities wholly-owned by the Operating Partnership, or indirectly through other entities, such as through our investment in the Core Fund. As of December 31, 2008, we owned direct and indirect investments in 59 properties. These properties consisted of 45 U.S. office properties, one mixed-use office and retail complex in Toronto, Ontario, one industrial property in Dallas, Texas, four industrial properties in Brazil and a portfolio of eight grocery-anchored shopping centers located throughout the United States.

Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We expect to continue to focus primarily on investments in institutional-quality office properties located in the United States (whether as direct investments or as indirect investments through the Core Fund or otherwise). However, we also intend to continue to pursue other real estate investments that we believe will satisfy our long-term primary objectives of preserving invested capital and achieving some capital appreciation over the long term, in addition to providing regular cash distributions to our shareholders. To achieve these objectives, we intend to invest in properties which will be diversified by location, lease expirations and tenant industries. In the future, our investments may include additional investments outside of the United States, investments in additional non-office properties, non-core or development investments, loans, ground leases and investments in other joint ventures.

In order to provide capital for these investments, we sold shares to the public through our initial public offering (the “Initial Offering”) and our second public offering (the “Second Offering”), the latter of which terminated on June 30, 2008. On July 1, 2008, we commenced our third public offering (the “Third Offering”) pursuant to which we are offering a maximum of $3.5 billion in common shares. We intend to continue raising significant amounts of capital through our Third Offering, which is anticipated to terminate on or before July 1, 2010, although we reserve the right to terminate this offering earlier or extend the termination to the extent we can under applicable law.

Economic Update

The financial markets continue to experience adverse impact from the credit crisis and global recession. Economic indicators deteriorated significantly in the fourth quarter of 2008 and there is uncertainty as to how severe the current recession will be as well as how long it will be before a recovery begins. The current economic downturn will continue to have an adverse effect on real estate market fundamentals, including tenant demand, overall occupancies, leasing velocity, rental rates, subletting and tenant defaults. We expect that these conditions will negatively impact our operations and, depending on the length and depth of the current recession, may limit our ability to maintain our current level of distributions to shareholders. We are proactively managing our portfolio in an effort to minimize the negative impacts during this time. As with most commercial real estate, our portfolio of assets is not immune to a recessionary economy. However, due to the quality and diversification of our portfolio, we believe that our portfolio is relatively well positioned to limit the negative impact from this down cycle.

To date, our portfolio has not experienced significant direct effects resulting from the events in the financial markets. As of December 31, 2008, our portfolio was 95% leased to a diverse tenant base over a variety of industries, with approximately 16% leased to several companies in the financial and insurance industries and approximately 14% leased to several companies in the legal industry. Our portfolio has no direct exposure to AIG or Lehman Brothers and very limited exposure to certain troubled individual tenants in the finance and insurance industries. Included in our portfolio at December 31, 2008 are several tenants who have sought bankruptcy protection. Leases to these tenants comprise approximately 0.5% of the leasable square feet in our portfolio based on our effective ownership interests in our properties. We believe we have recorded adequate reserves against receivables from these tenants in our financial statements as of December 31, 2008 included elsewhere in this prospectus. We continue to be concerned about the ultimate impact of events in the financial markets on our tenants in the finance, insurance and legal industries and we are monitoring them in an effort to mitigate potential adverse impacts to our portfolio.

The capital markets affecting commercial real estate have also continued to deteriorate. Given the economic environment and the significant decline of the stock markets, there is significantly less capital being invested in most sectors including commercial real estate. In addition, investors are seeking liquidity and safety and, therefore, there is a significant increase in selling or redeeming securities. We have experienced similar circumstances whereby our proceeds received from our current offering have decreased and share redemptions under our common share redemption plan have increased.

The real estate debt markets are also distressed as financial institutions and other lenders have become capital constrained, and lenders and credit rating agencies have tightened underwriting standards. As a result, debt capital has become more expensive and difficult to obtain. We have managed our portfolio to date in an effort to minimize our exposure to volatility in the debt capital markets. We have done this by using moderate levels of long-term fixed-rate debt and minimizing our exposure to short-term variable rate debt which is more likely to be impacted by market volatility. Our portfolio was 55% leveraged as of December 31, 2008, with 97% of our debt in the form of long-term, fixed-rate mortgage loans (some of which are effectively fixed through the use of interest rate swaps). We had a $91.0 million mortgage loan that matured in 2009 which we successfully extended and thus have limited exposure to the negative impacts of attempting to refinance assets in the current debt markets.

Values of commercial real estate assets and debt instruments have been impacted by the events described above. Values of assets have declined from the values achieved over the last 24 months. It is uncertain how much of the declines are attributable to the current illiquidity and volatility in the markets or a longer-term re-pricing of real estate assets. While real estate values have declined in recent months, values of existing, low-rate debt have increased as debt is now less available and more expensive. In conjunction with our recent share re-pricing which occurred in January 2009, we reflected the current valuations of our real estate investments and notes payable as of December 31, 2008. This resulted in our per share price declining from $10.66 to $10.08. Depending on how the broader economy and markets perform in the future, there is no assurance that values of commercial real estate will not decline further.

Given the current environment, we are focused on continuing to raise capital and strengthening our liquidity position to meet our operating needs and redemption requests, as well as to position ourselves to take advantage of attractive investment opportunities in the next 6 to 18 months. We believe that the current market environment will result in investment opportunities at significantly higher cap rates and decreased pricing of high quality real estate assets. This should result in investments which generate higher returns than assets acquired 12 to 24 months ago. To the extent we have capital available, we plan to actively pursue investment opportunities as we believe that during this time of severe constraints in debt and equity capital, the distress in the market may allow us access to attractively priced real estate investment opportunities.

We continue to manage our strong lending relationships with banks, insurance companies, pension funds and others that generally provide debt capital for commercial real estate transactions. During 2008, we were able to secure attractive mortgage financing for our acquisitions. Although new debt capital is more scarce and more expensive than it was during the last several years, we expect that it will continue to be available to us due to our reputation, financial strength and the quality of the assets we acquire. As we pursue new investment opportunities, we will continue to factor into such opportunities the current availability and price of debt capital. Notwithstanding the above, depending on market conditions and other factors, we may choose not to borrow to finance future new acquisitions or to place new debt on our existing portfolio or assets.

Although we cannot predict when the financial markets and broader economy will recover, we are actively managing our well-diversified portfolio of quality real estate assets to maximize its long-term income and value. Our sponsor, Advisor and Property Manager have significant experience through several real estate and economic cycles, and thus we believe we are relatively well-positioned to manage through these difficult and uncertain times.

Critical Accounting Policies

Each of our critical accounting policies involves the use of estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Basis of Presentation

Our consolidated financial statements incorporated by reference herein include the accounts of Hines REIT and the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

We evaluate the need to consolidate investments based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46R, Consolidation of Variable Interest Entities and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures and Emerging Issues Task Force (“EITF”) No. 04-5, Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. Our joint ventures are evaluated based upon the guidance of FIN 46(R) to determine whether or not the investment qualifies as a variable interest entity (“VIE”). If the investment is determined to fall within the scope of FIN 46(R), an analysis is then performed to determine if we are the primary beneficiary of the VIE by reviewing a combination of qualitative and quantitative measures including analyzing expected investment portfolio using various assumptions to estimate the net operating income from the underlying assets. The projected cash flows are then analyzed to determine whether or not we are the primary beneficiary based upon the expected losses and residual returns of each variable interest holder. In addition to this analysis, we also consider the rights and decision making abilities of each holder of variable interest entity.

We will consolidate joint ventures that are determined to be variable interest entities for which we are the primary beneficiary. We will also consolidate joint ventures that are not determined to be variable interest entities, but for which we exercise significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.

Our investments in partially owned real estate joint ventures and partnerships are reviewed for impairment, periodically, if events or circumstances change indicating that the carrying amount of our investments may not be recoverable. The ultimate realization of our investments in partially owned real estate joint ventures and partnerships is dependent on a number of factors, including the performance of each investment and market conditions. In accordance with the Accounting Principles Board’s APB 18, “The Equity Method of Accounting for Investments in Common Stock,” we will record an impairment charge if we determine that a decline in the value of an investment is other than temporary. Based on our analysis of the facts and circumstances at each reporting period, no impairment was recorded for the years ended December 31, 2008, 2007 and 2006. However, if conditions in the capital and real estate markets continue to deteriorate, we may record impairment on these investments in the future.

Investment Property and Lease Intangibles

Real estate assets that we own directly are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized. Maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed each reporting period for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2008, we believe no such impairment has occurred for our directly-owned assets. Please see “— Results of Operations — Our Interest in the Core Fund” for information regarding an impairment charge related to one of the Core Fund’s assets. The determination of whether investment property is impaired requires a significant amount of judgment and is based on the best information available to management at the time of the evaluation. If market conditions continue to deteriorate and result in lower valuations or reduced cash flows of our properties, impairment charges may be recorded in future periods.

Acquisitions of properties are accounted for utilizing the acquisition method and, accordingly, the results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by independent appraisers are used to record the purchase of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Values of buildings and improvements will be determined on an as if vacant basis. Initial valuations are subject to change until such information is finalized, no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining terms of the respective leases, which includes periods covered by bargain renewal options.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining terms of the respective leases, which includes periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the remaining terms of the respective leases, which includes periods covered by bargain renewal options.

We estimate the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

We consider a number of different factors to evaluate whether we or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the term of the lease; and 5) who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, we consider all of the above factors. No one factor, however, necessarily establishes any determination.

Organizational and Offering Costs

Certain organizational and offering costs related to our Initial Offering and Second Offering have been paid by our Advisor on our behalf. Organizational and offering costs incurred by our Advisor have been analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Advisor and its affiliates, and those which qualify as offering expenses in accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A, Miscellaneous Accounting — Expenses of Offering. Organizational costs are expensed as incurred in accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities. Offering-related salaries and other general and administrative expenses of the Advisor and its affiliates are expensed as incurred, and third-party offering expenses are taken as a reduction against the net proceeds of the offerings within additional paid-in capital in accordance with SAB Topic 5.A. In addition to the offering costs paid to the Advisor, selling commissions and dealer manager fees are paid to the Dealer Manager. Such costs are netted against the net offering proceeds within additional paid-in capital as well.

On July 1, 2008, we entered into a new advisory agreement in connection with the Third Offering. Pursuant to the terms of the new advisory agreement, we are not obligated to reimburse the Advisor for organizational and offering costs related to the Third Offering. Additionally, the Advisor is not a shareholder of Hines REIT. Accordingly, no amounts of organizational and offering costs incurred by the Advisor in connection with the Third Offering during the years ended December 31, 2008 and 2007 have been recorded in our consolidated financial statements.

Revenue Recognition and Valuation of Receivables

We are required to recognize minimum rent revenues on a straight-line basis over the terms of tenant leases, including rent holidays and periods covered by bargain renewal options, if any. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant’s lease provision. Revenues related to lease termination fees are recognized at the time that the tenant’s right to occupy the space is terminated and when we have satisfied all obligations under the lease and are included in other revenue in our consolidated statements of operations. To the extent our leases provide for rental increases at specified intervals, we will record a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders’ equity.

Derivative Instruments

We have entered into several forward interest rate swap transactions with HSH Nordbank AG, New York Branch (“HSH Nordbank”). These swap transactions were entered into as economic hedges against the variability of future interest rates on the Company’s variable interest rate borrowings with HSH Nordbank. We have not designated any of these contracts as cash flow hedges for accounting purposes. The valuation of the interest rate swaps is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

The interest rate swaps have been recorded at their estimated fair value in our consolidated balance sheets as of December 31, 2008 and 2007. Changes in the fair value of the interest rate swaps have been recorded in our condensed consolidated statements of operations for the years ended December 31, 2008, 2007 and 2006. We mark the interest rate swaps to their estimated fair value as of each balance sheet date, and the changes in fair value are reflected in our consolidated statements of operations.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

We outsource management of our operations to the Advisor and certain other affiliates of Hines. Fees related to these services are accounted for based on the nature of the service and the relevant accounting literature. Fees for services performed that represent period costs of the Company are expensed as incurred. Such fees include acquisition fees and asset management fees paid to the Advisor and property management fees paid to Hines. In addition to cash payments for acquisition fees and asset management fees paid to the Advisor, an affiliate of the Advisor has received a profits interest in the Operating Partnership related to these services (the “Participation Interest”). As the percentage interest of the Participation Interest is adjusted, the value attributable to such adjustment is charged against earnings and a liability is recorded until it is repurchased for cash or converted into our common shares. In addition, the liability is remeasured at fair value at each balance sheet date with related adjustments charged to earnings in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (as amended). The determination of the adjustment for the Participation Interest is subject to significant judgment.

The conversion and redemption features of the participation interest are accounted for in accordance with the guidance in EITF No. 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts. Redemptions of the Participation Interest for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into our common shares will be recorded as an increase to the outstanding common shares and additional paid-in capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the Participation Interest will result in a corresponding reduction in the percentage attributable to the Participation Interest and will have no impact on the calculation of subsequent increases in the Participation Interest.

Income Taxes

We made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2004. In addition the Core Fund has invested in properties through other entities that have elected to be taxed as REITs. Our management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes. Accordingly, no provision has been made for U.S. federal income taxes for the years ended December 31, 2008, 2007 and 2006 in our consolidated financial statements. Income tax expense recorded by the Company is primarily comprised of a provision for Canadian income taxes and a provision for the Texas margin tax.

International Operations

The Canadian dollar is the functional currency for our subsidiaries operating in Toronto, Ontario and the Brazilian real is the functional currency for our subsidiaries operating in Brazil. Our foreign subsidiaries have translated their financial statements into U.S. dollars for reporting purposes. Assets and liabilities are translated at the exchange rate in effect as of the balance sheet date. We translate income statement accounts using the average exchange rate for the period and significant nonrecurring transactions using the rate on the transaction date. These gains or losses are included in accumulated other comprehensive income as a separate component of shareholders’ equity.

Our international subsidiaries may have transactions denominated in currencies other than their functional currency. In these instances, assets and liabilities are remeasured into the functional currency using the exchange rate in effect at the date of the transaction.

Our subsidiaries also record gains or losses in the income statement when a transaction with a third party, denominated in a currency other than the entity’s functional currency, is settled and the functional currency cash flows realized are more or less than expected based upon the exchange rate in effect when the transaction was initiated.

Financial Condition, Liquidity and Capital Resources

General

Our principal cash requirements are for property acquisitions, property-level operating expenses, capital improvements, debt service, certain organizational and offering expenses, corporate-level general and administrative expenses, distributions and redemptions. We have three primary sources of capital for meeting our cash requirements:

•	proceeds from our public offerings, including our dividend reinvestment plan;

•	debt financings, including secured or unsecured facilities; and

•	cash flow generated by our real estate investments and operations.

For the year ended December 31, 2008, our cash needs for acquisitions and for additional investments in our properties have been met primarily by proceeds from our public equity offerings and debt financing while our operating cash needs have primarily been met through cash flow generated by our properties and investments. We believe that our current capital resources and cash flow from operations are sufficient to meet our liquidity needs for the foreseeable future; however, any cash used to fund redemption requests from shareholders reduces our liquidity available to fund acquisitions of real estate investments and other cash needs.

We intend to continue making real estate investments using proceeds from our public offerings and funds available to us under our credit facilities and other permanent debt. We intend to refinance mortgage debt expiring in the near term with new mortgage financing or our revolving credit facility. We also intend to continue to pay distributions to our shareholders on a quarterly basis.

On March 11, 2009, we had a $91.0 million mortgage loan which matured, and the non-payment of this loan at maturity created a non-monetary default under our revolving credit facility. We were granted an extension which was set to expire on April 23, 2009 to cure this default while we were negotiating a modification to the loan documents to provide for an extension of the maturity of such loan. On April 16, 2009, we executed a modification to the $91.0 million mortgage and pursuant to the terms of the modification, the maturity of the mortgage was extended to March 11, 2010 with the option for an additional 6-month extension subject to certain conditions. Concurrently, we made a principal payment of approximately $13.1 million to reduce the outstanding principal balance to $77.9 million. In addition, because the modification was executed prior to the expiration of the extension that was previously granted to us, it cured the related non-monetary default under our revolving credit agreement, so we are back in compliance under our credit facility. All other significant terms and covenants of the loan remained the same, including the interest rate of 4.775%.

Additionally, HSH Nordbank has the right to have the properties serving as collateral under the HSH Nordbank credit facility appraised every two years. Should the aggregate outstanding principal amounts under this facility exceed 55% of the lender’s appraised values, we must rebalance through making partial payment or providing additional collateral to eliminate such excess. Subject to this requirement, on October 1, 2009, we posted additional cash collateral of approximately $70.0 million to rebalance the collateral for seven of the ten properties that had been appraised.

Cash Flows from Operating Activities

Our direct investments in real estate assets generate cash flow in the form of rental revenues, which are reduced by debt service, direct leasing costs and property-level operating expenses. Property-level operating expenses consist primarily of salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs, property management and leasing fees, and property taxes. Additionally, we incur corporate-level debt service, general and administrative expenses, asset management and acquisition fees.

Net cash provided by operating activities was $40.6 million, $17.2 million and $7.7 million for the years ended December 31, 2008, 2007 and 2006, respectively. The increase is primarily due to operating cash flows from acquisitions during the past two years. Our operating net cash flows are primarily the result of the net loss for the period partially offset by non-cash components of our net loss such as depreciation and amortization, equity in losses of unconsolidated entities, losses on derivative instruments and changes in operating accounts.

Cash Flows from Investing Activities

During the years ended December 31, 2008, 2007 and 2006 we had cash outflows totaling $668.0 million, $1,175.4 million and $586.8 million, respectively, related to the acquisition of properties and their related lease intangibles. The change in outflows is a function of the aggregate purchase price of properties acquired during each year. In addition, we received $4.0 million related to the sale of the Williams Tower 2.8-acre waterwall and park in December 2008.

During the year ended December 31, 2008 we made no capital contributions to the Core Fund. During the years ended December 31, 2007 and 2006, we made capital contributions to the Core Fund totaling $58.0 million and $209.3 million, respectively. As of December 31, 2008, we had invested $395.5 million in the Core Fund representing an approximate 28.7% non-managing general partner interest compared to the approximate 32.0% and 34.0% interest we owned at December 31, 2007 and 2006, respectively. During the years ended December 31, 2008, 2007 and 2006, we received distributions from the Core Fund totaling $26.9 million, $25.4 million and $14.8 million, respectively, which was included in cash flows from investing activities as it exceeded our equity in earnings of the joint venture.

During the year ended December 31, 2007 we acquired a 50% interest in Distribution Park Rio through a joint venture with HCB for an initial investment of $28.9 million. During the year ended December 31, 2008, we received distributions from Distribution Park Rio totaling $2.7 million. Approximately $509,000 of this amount was included in cash flows from investing activities as it exceeded our equity in earnings of the joint venture and the remaining amount was included in operating cash flows. During the year ended December 31, 2007, we received distributions from Distribution Park Rio totaling $1.0 million, of which $385,000 was recorded in cash flows from investing activities as it exceeded our equity in earnings of the joint venture.

On November 13, 2008, we acquired 70.0% non-managing interest in the portfolio of eight grocery-anchored shopping centers through a joint venture for an initial cash investment of $52.0 million. Our equity in earnings of this investment for the year ended December 31, 2008 was approximately $28,000.

During the year ended December 31, 2008, we had cash inflows of $4.6 million, net of receipts, for master leases entered into in connection with our acquisitions. During the year ended December 31, 2007, we had cash outflows of $5.7 million, net of receipts, for master leases entered into in connection with our acquisitions.

During the years ended December 31, 2008, 2007 and 2006, we had increases in restricted cash and marketable securities of approximately $12.8 million, $712,000 and $2.5 million, respectively, related to certain escrows required by our mortgage agreements.

During the years ended December 31, 2008, 2007 and 2006, we had cash outflows related to other assets of $4.9 million and $10.0 million, and $8.9 million, respectively, primarily as a result of deposits paid on investment properties that were acquired subsequent to the applicable year-end.

Cash Flows from Financing Activities

Equity Offerings

We offer shares of our common stock for sale through continuous public offerings, which provides us with the ability to raise capital on an ongoing basis. We raised $527.5 million in proceeds through our Initial Offering prior to its expiration on June 18, 2006. We raised $1.5 billion in proceeds through our Second Offering prior to its expiration on June 30, 2008.

We commenced our Third Offering on July 1, 2008, pursuant to which we are offering up to $3.5 billion in shares of common stock, including $500.0 million in shares of common stock under our dividend reinvestment plan. As of December 31, 2008, we had raised $153.3 million in proceeds through the Third Offering. As of December 31, 2008, $2,864.1 million in common shares remained available for sale pursuant to our Third Offering, exclusive of $482.6 million in common shares available under our dividend reinvestment plan.

Redemptions

Pursuant to our common share redemption program, we repurchase outstanding common shares on a monthly basis subject to certain restrictions. During the years ended December 31, 2008, 2007 and 2006, we redeemed $58.7 million, $10.6 million and $2.3 million in common shares, respectively.

Payment of Offering and Other Costs and Expenses

In addition to making investments in accordance with our investment objectives, we use our capital resources to pay the Dealer Manager and our Advisor for services they provide to us during the various phases of our organization and operations. During the offering stage, we pay the Dealer Manager selling commissions and dealer manager fees, and during our Initial and Second Offerings we reimbursed the Advisor for organizational and offering costs.

For the years ended December 31, 2008, 2007 and 2006, we paid the Dealer Manager selling commissions of $29.5 million, $53.8 million, and $34.0 million, respectively, and we paid dealer manager fees of $9.8 million, $17.4 million, and $13.4 million, respectively. All such selling commissions and a portion of such Dealer Manager fees were reallowed by the Dealer Manager to participating broker dealers for their services in selling our shares.

During the year ended December 31, 2006, the Advisor incurred organizational and offering costs related to the Initial Offering totaling $6.6 million. During the year ended December 31, 2006, we made payments totaling $10.0 million to our Advisor for reimbursement of Initial Offering organizational and offering costs. The Initial Offering terminated in June 2006. No additional costs were incurred during the years ended December 31, 2008 and 2007 related to the Initial Offering.

During the years ended December 31, 2008, 2007 and 2006, the Advisor incurred organizational offering costs related to the Second Offering totaling $8.0 million, $16.6 million and $11.1 million, respectively. During the years ended December 31, 2008, 2007 and 2006, we made payments totaling $10.3 million, $19.3 million and $7.5 million, respectively, to our Advisor for reimbursement of organizational and offering costs.

The amount of organizational and offering costs, commissions and dealer manager fees we paid during the year ended December 31, 2008 decreased, as compared to the same period in 2007, primarily as a result of a decrease in capital raised through our public offerings during 2008. In addition, pursuant to the terms of the Third Offering, which commenced on July 1, 2008, we are not required to reimburse the advisor for organizational and offering costs. See “— Critical Accounting Policies — Organizational and Offering Costs” above for additional information. The amount of organizational and offering costs, commissions and dealer manager fees during the year ended December 31, 2007 increased, as compared to the same period in 2006, as a result of an increase in capital raised through our Second Offering during 2007.

Advances from Affiliates

In our initial quarters of operations, our Advisor advanced funds to us to allow us to pay certain of our corporate-level operating expenses. For the year ended December 31, 2006, our Advisor had advanced to or made payments on our behalf totaling $1.6 million and we made repayments totaling $2.7 million. We did not receive any advances from our Advisor after June 30, 2006 and as of December 31, 2006 we had repaid our Advisor all amounts related to these advances.

Distributions

In order to meet the requirements for being treated as a REIT under the Internal Revenue Code of 1986 and to pay regular cash distributions to our shareholders, which is one of our investment objectives, we have declared and expect to continue to declare distributions to shareholders (as authorized by our board of directors) as of daily record dates and aggregate and pay such distributions quarterly.

From July 1, 2006 through April 30, 2008, we declared distributions (as authorized by our board of directors) equal to $0.00170959 per common share, per day. We increased the dividend rate to $0.00175233 per common share, per day for the months of May through December 2008. Additionally, we have declared distributions equal to $0.00175233 per common share, per day for the period from January 1, 2009 through June 30, 2009. Beginning in July 2009, we reduced our distribution rate to $0.00165699 per common share per day. The distributions declared were authorized and set by our board of directors at a level the board believed to be appropriate based upon the board’s evaluation of our assets, historical and projected levels of cash flow and results of operations, additional capital and debt anticipated to be raised or incurred and invested in the future, the historical and projected timing between receiving offering proceeds and investing such proceeds in real estate investments, and general market conditions and trends.

The table below outlines our total distributions declared to shareholders and minority interests for each of the years ended December 31, 2008, 2007 and 2006, including the breakout between the distributions paid in cash and those reinvested pursuant to our dividend reinvestment plan (all amounts are in thousands):

	Shareholders			Minority
	Cash	Dividends	Total	Interest
Year Ended	Distributions	Reinvested	Declared	Total Declared

December 31, 2008	$52,297	$64,740	$117,037	$3,065
December 31, 2007	$34,092	$44,401	$78,493	$1,919
December 31, 2006	$11,443	$18,397	$29,840	$1,112

For each of the years ended December 31, 2008, 2007 and 2006, we funded our cash distributions with cash flows from operating activities and distributions received from our unconsolidated investments.

Debt Financings

We use debt financing from time to time for acquisitions and investments as well as for property improvements, tenant improvements, leasing commissions and other working capital needs. We may obtain financing at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate, depending on market conditions and other factors.

During 2008, we entered into $251.0 million of permanent mortgage financing related to our wholly-owned property acquisitions. We also assumed an $54.2 million mortgage related to our acquisition of the Raytheon/DirecTV Buildings and three mortgage loans totaling $31.9 million related to our acquisition of 345 Inverness Drive and the Arapahoe Business Parks. These mortgages were primarily interest-only and had terms that varied from five to eight years with a weighted average interest rate of 5.51%. In addition, we received proceeds of $395.5 million and made debt payments of $380.2 million, primarily related to borrowings under our revolver. As of December 31, 2008, our debt financing was approximately 55% of the aggregate value of our real estate investments (including our pro rata share of real estate assets and related debt owned through our investments in other entities such as the Core Fund).

During 2007, we entered into $863.2 million of permanent mortgage financing related to our wholly-owned property acquisitions. These mortgages were primarily interest-only and had terms that varied from five to 10 years with a weighted average interest rate of 5.63%. In addition, we received proceeds of $416.7 million and made debt payments of $578.8 million, primarily related to borrowings under our revolver. As of December 31, 2007, our debt financing was approximately 54% of the aggregate value of our real estate investments (including our pro rata share of real estate assets and related debt owned through our investments in other entities such as the Core Fund).

During 2006, we entered into $395.0 million of permanent mortgage financing related to our wholly-owned property acquisitions. We also assumed a $91.0 million mortgage related to our acquisition of Airport Corporate Center. These mortgages were primarily interest-only and had terms that varied from three to 10 years with a weighted average interest rate of 5.53%. In addition, we received proceeds of $410.2 million and made debt payments of $323.1 million, primarily related to borrowings under our revolver and made payments of $165.0 million to repay a term loan that was refinanced. As of December 31, 2006, our debt financing was approximately 53% of the aggregate value of our real estate investments (including our pro rata share of real estate assets and related debt owned through our investments in other entities such as the Core Fund).

Results of Operations

Year ended December 31, 2008 compared to the Year ended December 31, 2007

Results for our Directly-Owned Properties

We owned 25 properties directly that were 95% leased as of December 31, 2008 compared to 16 properties that were 94% leased as of December 31, 2007. The following table presents the property-level revenues and expenses for the year ended December 31, 2008, as compared to the same period in 2007. Same-store properties for the year ended December 31, 2008 include all properties owned as of January 1, 2007 as well as the Laguna Buildings, which were acquired on January 3, 2007. Revenues and expenses for properties acquired after January 3, 2007 are included in “Recent Acquisitions.” All amounts are in thousands, except for percentages:

	Year Ended December 31,		Change
	2008	2007	$	%

Property revenues
Same-store properties	$114,650	$111,088	$3,562	3.2%
Recent acquisitions	219,048	68,488	150,560	219.8%

Total property revenues	$333,698	$179,576	$154,122	85.8%
Property expenses(1)
Same-store properties	$87,809	$89,191	$(1,382)	(1.5)%
Recent acquisitions	177,369	58,457	118,913	203.4%

Total property expenses	$265,178	$147,648	$117,530	79.6%

Property revenues in excess of expenses
Same-store properties	$26,841	$21,897	$4,944	22.6%
Recent acquisitions	41,679	10,031	31,648	315.5%

Total property revenues in excess of expenses	$68,520	$31,928	$36,592	114.6%

Interest Income/Expense
Interest Expense	$83,111	$47,835	$35,276	73.7%
Interest Income	$3,544	5,321	$(1,777)	(33.4)%

(1)	Property expenses include property operating expenses, real property taxes, property management fees, depreciation and amortization of real estate assets and income taxes.

As indicated above, the increases in property revenues and expenses between 2008 and 2007 were primarily due to acquisitions made in those years. Revenues and expenses from our same-store properties were comparable between both years. However, the margin of property revenues in excess of property expenses for same-store properties increased to 23.4% in 2008 from 19.7% in 2007. The increase in the margins is due to increased average occupancy at our properties, a $4.6 million decrease in depreciation and amortization resulting from fully depreciated lease intangibles, offset by a $2.6 million increase in operating expenses resulting from increased utility costs.

The increase in interest expense is primarily due to increased borrowings related to our acquisitions of directly-owned properties. Average debt outstanding during the years ended December 31, 2008 and 2007 was $1,373.2 million and $848.9 million, respectively. The decrease in interest income is primarily due to a reduction in the amount of cash we held in short-term investments during delays between raising capital and acquiring real estate investments and lower interest rates.

As a result of future potential acquisitions and our recent acquisitions having less than a full period of operations, our results of operations for the year ended December 31, 2008 are not indicative of what we expect our results of operations to be in future periods.

Results for our Indirectly-Owned Properties

Our Interest in the Core Fund

As of December 31, 2008, we owned a 28.7% non-managing general partner interest in the Core Fund, which held interests in 25 properties that were 91% leased. By comparison, we owned a 32.0% interest in the Core Fund as of December 31, 2007, which held interests in 24 properties that were 92% leased.

Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2008 and 2007 was $15.6 million and $8.7 million, respectively. The increase is related to the net loss of the Core Fund, which increased to $52.1 million from $26.5 million. Our equity in the Core Fund’s 2008 net loss included $3.1 million resulting from an impairment charge recorded at one of the Core Fund’s properties, and the remaining increase was primarily attributable to additional depreciation and amortization resulting from its recent acquisitions.

Our Interest in the Grocery-Anchored Portfolio

We acquired a 70.0% non-managing interest in a portfolio of eight grocery-anchored shopping centers located across four states in the United States on November 13, 2008. Our equity in earnings related to our investment in this portfolio for the period from acquisition to December 31, 2008 was approximately $28,000. For the period from acquisition to December 31, 2008, this portfolio had net income of approximately $957,000 on revenues of $2.5 million.

Our Interest in Distribution Park Rio

We own a 50% non-managing interest in Distribution Park Rio, which we acquired in July 2007. Our equity in earnings related to our investment in Distribution Park Rio for the years ended December 31, 2008 and 2007 was approximately $2.2 million and $385,000, respectively. The increase is due to owning our interest in Distribution Park Rio for the entire year in 2008 compared to six months in 2007 and decreased amortization resulting from fully depreciated lease intangibles.

Corporate-level Activities

Corporate-level activities include results related to derivative instruments, asset management and acquisition fees, general and administrative expenses as well as other expenses which are not directly related to our property operations.

Derivative Instruments

We have entered into several forward interest rate swap transactions with HSH Nordbank as economic hedges against the variability of future interest rates on our variable interest rate borrowings. We have not designated any of these contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair value in our consolidated balance sheets as of December 31, 2008 and 2007.

In addition, on February 8, 2007, we entered into a foreign currency contract related to the acquisition of Atrium on Bay, a mixed-use office and retail property located in Toronto, Ontario. The contract was entered into as an economic hedge against the variability of the foreign currency exchange rate related to our equity investment and was settled at the close of this acquisition on February 26, 2007.

The tables below provide additional information regarding each of the Company’s outstanding interest rate swaps as of December 31, 2008 (all amounts are in thousands except interest rates):

Effective Date	Expiration Date	Notional Amount	Interest Rate

August 1, 2006	August 1, 2016	$185,000	5.8575%
January 12, 2007	January 12, 2017	98,000	5.2505%
May 2, 2007	May 2, 2017	119,000	5.3550%
July 19, 2007	July 19, 2017	48,000	5.9800%
August 14, 2007	August 14, 2017	70,000	6.0300%

As indicated by the table below, the increase in losses on derivative instruments is primarily due to the decrease in the fair value of the derivatives resulting from decreasing interest rates during 2008.

			Foreign
	Decrease in	Transaction	Currency	Loss on
Period	Fair Value	Fees	Gain	Derivative

Instruments, net
Year Ended December 31, 2008	$(85,880)	$—	$—	$(85,880)
Year Ended December 31, 2007	$(25,750)	$(731)	$939	$(25,542)

Other Corporate-level Activities

The table below provides detail relating to our asset management and acquisition fees and general and administrative expense for the years ended December 31, 2008 and 2007. All amounts in thousands, except percentages:

	Year Ended December 31,		Change
	2008	2007	$	%

Asset Management and Acquisition Fees	$42,012	$29,939	$12,073	40.3%
General and Administrative Expenses	$5,991	$4,570	$1,421	31.1%

We pay monthly asset management fees to our Advisor based on the amount of net equity capital invested in real estate investments and pay acquisition fees to our Advisor based on the purchase prices of our real estate investments. A portion of these fees is paid in cash and the remainder is satisfied through the participation interest The increase in asset management and acquisition fees resulted from a larger portfolio of assets under management in 2008 as a result of the acquisitions that we made during the year.

General and administrative expenses include legal and accounting fees, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments. The increase in general and administrative expenses is primarily due to increased costs of shareholder communications, audit and legal fees as the Company’s activities and shareholder base continue to grow.

Income/Loss Allocated to Minority Interests

As of December 31, 2008 and 2007, Hines REIT owned a 97.3% and 97.6% interest in the Operating Partnership, respectively, and affiliates of Hines owned the remaining 2.7% and 2.4% interests, respectively. We allocated income of $3.1 million and $1.3 million, respectively, to the holders of these minority interests for the year ended December 31, 2008 and 2007.

Year ended December 31, 2007 compared to the year ended December 31, 2006

Results of Our Directly-Owned Properties

We owned 16 properties directly that were 94% leased as of December 31, 2007 compared to eight properties that were 95% leased as of December 31, 2006. We have not included a same-store analysis for 2007 compared to 2006 because there were only three properties in our portfolio that had a full year of operations in both 2007 and 2006.

Between 2006 and 2007, property operating revenues increased from $63.9 million to $179.6 million and property operating expenses (which includes property operating expenses, real property taxes, property management fees, depreciation and amortization of real estate assets and income taxes) increased from $51.2 million to $147.6 million. The increase in operating revenues and expenses between 2007 and 2006 is primarily attributable to our direct real estate acquisitions during those years, in addition to the operation of properties owned as of January 1, 2006. For example, acquisitions consummated during 2007 accounted for approximately 44% of total revenues and 35% of total expenses for that year. Acquisitions consummated during 2006 accounted for approximately 70% of total revenues and 46% of total expenses for that year.

The increase in interest expense from $18.3 million in 2006 to $47.8 million in 2007 is primarily due to increased borrowings related to our acquisitions of directly-owned properties and our investments in the Core Fund during 2007. Average debt outstanding during the years ended December 31, 2007 and 2006 was $848.9 million and $278.1 million, respectively.

The increase in interest income from $1.4 million in 2006 to $5.3 million in 2007 is primarily due to increased cash we held in short-term investments during delays between raising capital and acquiring real estate investments.

Results of Our Indirectly-Owned Properties

Our Interest in the Core Fund

As of December 31, 2007, we owned a 32.0% non-managing general partner interest in the Core Fund, which held interests in 24 properties that were 92% leased. By comparison, we owned a 34.0% interest in the Core Fund as of December 31, 2006, which held interests in 14 properties that were 94% leased.

Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2007 and 2006 was $8.7 million and $3.3 million, respectively. The increase is related to the net loss of the Core Fund, which increased to $26.5 million from $9.9 million, primarily as a result of additional depreciation and amortization resulting from 2007 acquisitions and accelerated depreciation related to a redevelopment at one of its properties.

Corporate-level Activities

Corporate-level activities include results related to derivative instruments, asset management and acquisition fees, general and administrative expenses as well as other expenses which are not directly related to our property operations.

Derivative Instruments

The table below provides information regarding the Company’s outstanding interest rate swaps with HSH Nordbank as of December 31, 2007 (amounts are in thousands): As indicated by the table below, the increase in losses on derivative instruments is primarily due to the decrease in the fair value of the derivatives resulting from decreasing interest rates during 2007.

			Foreign	Loss on
	Decrease in	Transaction	Currency	Derivative
Period	Fair Value	Fees	Gain	Instruments, Net

Year Ended December 31, 2007	$(25,750)	$(731)	$939	$(25,542)
Year Ended December 31, 2006	$(4,444)	$(862)	$—	$(5,306)

Other Corporate-level Activities

The table below provides detail relating to our asset management and acquisition fees and general and administrative expense for the years ended December 31, 2007 and 2006. All amounts in thousands, except percentages:

	Year Ended December 31,		Change
	2007	2006	$	%

Asset Management and Acquisition Fees	$29,939	$17,559	$12,380	70.5%
General and Administrative Expenses	$4,570	$2,819	$1,751	62.1%

The increase in asset management and acquisition fees during 2007 compared to 2006 resulted from a larger portfolio of assets under management and an increase in the amount invested in real estate during 2007.

The increase in general and administrative expenses during 2007 compared to 2006 is primarily due to increased costs of shareholder communications and audit fees as the Company’s activities and shareholder base continue to grow. We also incurred additional costs in 2007 related to compliance with the Sarbanes-Oxley Act of 2002.

Income/Loss Allocated to Minority Interests

As of December 31, 2007 and 2006, Hines REIT owned a 97.6% and 97.4% interest in the Operating Partnership, respectively, and affiliates of Hines owned the remaining 2.4% and 2.6% interests, respectively. We allocated income of $1.3 million to the holders of these minority interests for the year ended December 31, 2007. We allocated losses of $429,000 to the holders of these minority interests for the year ended December 31, 2006.

Operating Funds Generated by the Company

Operating funds generated by the Company (“OFG”) is a non-GAAP supplemental financial performance measure that our management uses in evaluating the operating performance of the Company. It includes funds generated by the operations of our real estate investments and funds used in the Company’s corporate-level operations. Similar to Funds from Operations (“FFO”), a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) widely recognized as a measure of operating performance, OFG excludes items such as depreciation and amortization. However, changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. Such items include amortization of certain in-place lease intangible assets and liabilities and the amortization of certain tenant incentives. OFG excludes these items, the effects of straight-line rent revenue recognition, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment and certain other items as described in the footnotes below, and also includes items such as master lease rental receipts, which are excluded from net income (loss) and FFO, but which we consider in the evaluation of the operating performance of our real estate investments. We believe that OFG reflects the overall impact on the performance of our real estate investments of occupancy rates, rental rates, property operating costs, as well as corporate-level general and administrative expenses and interest costs, which is not immediately apparent from net income (loss). As such, we believe OFG, in addition to net income (loss) and cash flows from operating activities as defined by GAAP, is a meaningful supplemental performance measure and is useful in understanding how the Company’s management evaluates the Company’s ongoing operating performance.

However, OFG should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund the Company’s cash needs. Additionally, please see the limitations listed below associated with the use of OFG as compared to net income (loss):

•	OFG excludes gains (losses) related to changes in estimated values of derivative instruments related to our interest rate swaps. Although we expect to hold these instruments to maturity, if we were to settle these instruments currently, it would have an impact on our operations.

•	OFG excludes the Participation Interest component of the acquisition and asset management fees. Although we believe the settlement of this liability will be funded using proceeds from the sale of properties in the future, if we were to settle it currently it would have an impact on our operations.

•	OFG excludes organizational and offering expenses and acquisition expenses payable to our Advisor. Although these amounts reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness and do not consider these expenses in the evaluation of the operating performance of the Company and determining OFG.

The table below summarizes OFG for the year ended December 31, 2008 and provides a reconciliation of such non-GAAP financial performance measure to our net income (loss) for the year then ended (in thousands):

Year Ended
December 31,
2008

Net Loss	$(165,408)
Adjustments:
Depreciation and amortization(1)	122,798
Loss on derivative instruments(2)	85,880
Participation interest expense(3)	18,648
Other components of revenues and expenses(4)	(13,431)
Master lease rents(5)	6,984
Organizational and offering expenses(6)	3,741
Acquisition fees(6)	11,141
Adjustments to equity in losses from unconsolidated entities, net(7)	47,041
Adjustments for minority interests(8)	(13)

Operating Funds Generated by the Company	$117,381

Operating Funds Generated by the Company Per Common Share	$0.64
Weighted Average Shares Outstanding	183,776

(1)	Represents the depreciation and amortization of various real estate assets. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that such depreciation and amortization may be of limited relevance in evaluating current operating performance and, as such, these items are excluded from our determination of OFG.

(2)	Represents components of net income (loss) related to the estimated changes in the values of our interest rate swap derivatives. We have excluded these changes in value from our evaluation of the operating performance of the Company and OFG because we expect to hold the underlying instruments to their maturity and accordingly the interim gains or losses will remain unrealized.

(3)	Represents the portion of the acquisition and asset management fees that are paid in equity, which we expect will be settled in the future using proceeds from the sale of properties or other non-operating sources, and which we therefore do not consider in evaluating the operating performance of the Company and determining OFG. See “Critical Accounting Policies — Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” for additional information.

(4)	Includes the following components of revenues and expenses that we do not consider in evaluating the operating performance of the Company and determining OFG for year ended December 31, 2008 (in thousands):

Year Ended
December 31,
2008

Straight-line rent adjustment(a)	$(16,388)
Amortization of lease incentives(b)	4,218
Amortization of out-of-market leases(b)	(4,336)
Amortization of deferred financing costs(b)	1,699
Other	1,376

$(13,431)

(a)	Represents the adjustments to rental revenue as required by GAAP to recognize minimum lease payments on a straight-line basis over the respective lease terms. We have excluded these adjustments from our evaluation of the operating performance of the Company and in determining OFG because we believe that the rent that is billable during the current period is a more relevant measure of the Company’s operating performance for such period.

(b)	Represents the amortization of lease incentives, out-of-market leases and deferred financing costs. As stated in Note 1 above, historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that such amortization may be of limited relevance in evaluating current operating performance and, as such, these items are excluded from our determination of OFG.

(5)	Includes master lease rents related to master leases entered into in conjunction with certain asset acquisitions. In accordance with GAAP, these rents are not included in rental revenue; however, we consider this rent in evaluating the operating performance of the Company and determining OFG.

(6)	Represents organizational and offering expenses and acquisition fees paid to our Advisor that are expensed in our condensed consolidated statements of operations. We fund such costs with proceeds from our offering and acquisition-related indebtedness, and therefore do not consider these expenses in evaluating the operating performance of the Company and determining OFG.

(7)	Includes adjustments to equity in losses of unconsolidated entities, net, similar to those described in Notes 1, 4 and 5 above for our unconsolidated entities, which are necessary to convert the Company’s share of income (loss) from unconsolidated entities to OFG.

(8)	Includes all adjustments to eliminate the minority interests’ share of the adjustments to convert the Company’s net income (loss) to OFG.

Set forth below is additional information related to certain items excluded from the analysis above which may be helpful in assessing our operating results:

•	We received $4.0 million in net proceeds from our sale of the Williams Tower waterwall and park in December 2008.

•	Pursuant to the terms of the Grocery Anchored Portfolio joint venture agreement, we earned distributions of approximately $161,000 in excess of our pro rata share of the joint venture’s OFG.

Related-Party Transactions and Agreements

We have entered into agreements with the Advisor, Dealer Manager and Hines or its affiliates, whereby we pay certain fees and reimbursements to these entities, including acquisition fees, selling commissions, dealer-manager fees, asset and property management fees, construction management fees, reimbursement of organizational and offering costs, and reimbursement of certain operating costs, as described previously.

Off-Balance Sheet Arrangements

As of December 31, 2008 and 2007, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

The following table lists our known contractual obligations as of December 31, 2008. Specifically included are our obligations under long-term debt agreements, operating lease agreements and outstanding purchase obligations (in thousands):

	Payments Due by Period
	Less Than			More Than
Contractual Obligation	1 Year	1 - 3 Years	3 - 5 Years	5 Years	Total

Notes payable(1)	$188,434	$206,710	$739,106	$893,559	$2,027,809
Ground lease obligation	412	848	882	9,888	12,030
Obligation to purchase Grocery-Anchored Portfolio properties	46,400	—	—	—	46,400

Total contractual obligations	$235,246	$207,558	$739,988	$903,447	$2,086,239

(1)	Notes payable includes principal and interest payments on mortgage agreements and principal payments related to the revolving credit facility outstanding as December 31, 2008. Interest payments due to HSH Nordbank were determined using effective interest rates which were fixed as a result of interest rate swaps.

(2)	Excluded from the table above is the settlement of the $45.4 million liability related to the Participation Interest. Although we expect to settle this liability in the future, we are not currently able to estimate the date on which the settlement will occur.

Management’s Discussion and Analysis of Financial Condition and Results of Operations as of June 30, 2009

Executive Summary

We were formed in August 2003 for the purpose of investing in and owning interests in real estate. We invest in real estate to satisfy our primary investment objectives including preserving invested capital, paying regular cash distributions and achieving modest capital appreciation of our assets over the long term. We make investments directly through entities wholly owned by the Operating Partnership or indirectly through other entities such as through our investment in the Core Fund. As of June 30, 2009, we had direct and indirect interests in 63 properties. These properties consist of 45 office properties located throughout the United States, one mixed-use office and retail property in Toronto, Ontario, one industrial property in Dallas, Texas, four industrial properties in Brazil and a portfolio of 12 grocery-anchored shopping centers located in five states in the southeastern United States (the “Grocery-Anchored Portfolio”).

Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We expect to continue to focus primarily on investments in institutional-quality office properties located in the United States (whether as direct investments or as indirect investments through the Core Fund or otherwise). However, we also intend to continue to pursue other real estate investments that we believe will satisfy our long-term primary objectives of preserving invested capital and achieving modest capital appreciation over the long term, in addition to providing regular cash distributions to our shareholders. To achieve these objectives, we intend to invest in properties which will be diversified by location, lease expirations and tenant industries. In the future, our investments may include additional investments outside of the United States, investments in non-office properties, non-core or development investments, loans, ground leases and investments in other joint ventures.

In order to provide capital for these investments, we sold shares to the public through our Initial Offering and our Second Offering, the latter of which terminated on June 30, 2008. On July 1, 2008, we commenced our Third Offering pursuant to which we are offering a maximum of $3.5 billion in common shares. We intend to continue raising significant amounts of capital through our Third Offering prior to its expiration on July 1, 2010.

Economic Update

During the first two quarters of 2009, the financial markets continued to experience adverse impacts from the credit crisis and global recession. Although there have recently been a few positive signs such as increased government stimuli, increased corporate debt and equity activities, declining job losses, etc., it remains uncertain as to how severe the current recession will be or how long it will be before a recovery begins. Accordingly, we believe the current economic recession will continue to have an adverse effect on real estate market fundamentals, including tenant demand, overall occupancies, leasing velocity, rental rates, subletting and tenant defaults. We are proactively managing our portfolio in an effort to minimize the negative impacts during this time. As with most commercial real estate, our portfolio of assets is not immune to a recessionary economy. However, due to the quality and diversification of our portfolio, we believe that our portfolio is relatively well positioned to limit the negative impact from this down cycle.

In spite of the challenges presented by the current economy and markets, our portfolio was 93% leased as of June 30, 2009, compared to our December 31, 2008 leased percentage of 95%. Our management closely monitors the portfolio’s lease expirations, which range from 5.3% to 7.8% of leasable square feet per year from now through 2011. We believe this level of expirations is manageable, and we will remain focused on filling tenant vacancies with the highest-quality tenants in each of the markets in which we operate. Our portfolio continues to be leased to a diverse tenant base over a variety of industries. Approximately 16% of our portfolio is leased to over 225 companies in the financial and insurance industries and approximately 14% of our portfolio is leased to over 125 companies in the legal industry. No other industry comprises more than 10% of the leased area in our portfolio. In most markets where we operate we are seeing slower leasing activities, lower rental rates and increased leasing incentives. We continue to be concerned about the ultimate impact of events in the financial markets on our tenants in the finance, insurance and legal industries and we are monitoring them in an effort to mitigate potential adverse impacts to our portfolio.

Like many other property owners, we have been impacted by tenant downsizing, which has combined with other factors in the broader economy and real estate markets to put downward pressure on demand for office space, driving down rental rates and leasing velocity. As a result of these conditions, as well as our commitment to conservative management of our liquidity position, with the authorization of our Board of Directors, we declared distributions for the months of July and August 2009 at a per-share amount that is slightly lower than the amount declared for each of the months since our last distribution rate change in May 2008. Distributions declared for July and August are at the rate of $0.00165699 per share per day, which if declared and paid for 365 days, would equate to a 6.0% annualized yield on our current offering price of $10.08. Depending on our financial performance in the future, there is no assurance that this level of distributions to shareholders will be maintained.

Given the economic environment and the overall decline in the value of most investors’ portfolios, there is less capital being invested in most sectors including commercial real estate. In addition, investors remain focused on liquidity and safety and, therefore, there is a significant increase in requests to redeem securities and a decrease in sales of securities to investors. During the first half of 2009, we experienced similar circumstances whereby proceeds received from our current offering were lower than our historical capital raising activities and share redemptions under our common share redemption plan were significantly higher. In the second quarter, we experienced a slight increase in the amount of proceeds received from the Third Offering and also experienced a decrease in redemptions from the number of common shares redeemed in the first quarter. We believe this may be the beginning of a trend that investors are beginning to regain more confidence in the investment markets due to some signs of stability in the economy.

The real estate debt markets remain distressed as financial institutions and other lenders continue to be capital constrained. As a result, debt capital continues to be difficult to obtain and more expensive. We have managed our portfolio to date in an effort to minimize our exposure to volatility in the debt capital markets. We have done this by using moderate levels of long-term fixed-rate debt and minimizing our exposure to short-term variable-rate debt which is more likely to be impacted by market volatility. Our portfolio was 56% leveraged as of June 30, 2009, with 91% of our debt in the form of long-term, fixed-rate mortgage loans (some of which are effectively fixed through the use of interest rate swaps).

Values of commercial real estate assets and debt instruments continue to be impacted by the events described above. Values of assets have continued to decline from the values achieved over the last 24 months. It is uncertain how much of the declines are attributable to the current illiquidity and volatility in the markets or a longer-term re-pricing of real estate assets. While real estate values have continued to decline in recent months, existing, low-rate debt continues to be valuable as debt is now less available and more expensive. In conjunction with our share re-pricing which occurred in January 2009, we reflected the current valuations of our real estate investments and notes payable as of December 31, 2008. This resulted in our per share price declining from $10.66 to $10.08. Depending on how the broader economy and markets perform in the future, there is no assurance that values of commercial real estate will not decline further in the future.

Critical Accounting Policies

Each of our critical accounting policies involves the use of estimates that require management to make assumptions that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. In addition, application of these accounting policies involves the exercise of judgments regarding assumptions as to future uncertainties. Actual results could materially differ from these estimates. A disclosure of our critical accounting policies is included above. There have been no significant changes to our policies during 2009.

Recent Accounting Pronouncements

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment to FASB Statement No. 133 (“SFAS No. 161”). This statement contains disclosure requirements regarding an entity’s derivative instruments and hedging activities such as: (i) how and why they are used; (ii) how they are accounted for and (iii) how they affect an entity’s financial statements. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS No. 161 resulted in the inclusion of certain additional disclosures in the notes to our consolidated financial statements, but did not have a significant impact on our consolidated financial statements.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS No. 160”). SFAS No. 160 establishes requirements for ownership interests in subsidiaries held by parties other than the Company (sometimes called “minority interests”) be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent’s equity. All changes in the parent’s ownership interests are required to be accounted for consistently as equity transactions and any noncontrolling equity investments in deconsolidated subsidiaries must be measured initially at fair value. SFAS No. 160 is effective, on a prospective basis, for fiscal years beginning after December 15, 2008.

Effective January 1, 2009, we adopted SFAS No. 160, as described more fully in Note 2, Summary of Significant Accounting Policies— Recent Accounting Pronouncements, of our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009. The adoption of SFAS No. 160 did not have a material impact on our consolidated financial statements. However, the adoption of SFAS No. 160 did impact the presentation and disclosure of noncontrolling interests in our consolidated balance sheets and the presentation and disclosure of income attributable to noncontrolling interests. As a result of the retrospective presentation and disclosure requirements of SFAS No. 160, we will be required to reflect the change in presentation and disclosure for all periods presented in our future filings.

The principal effect on our prior year consolidated balance sheets related to the adoption of SFAS No. 160 is the reclassification of the noncontrolling interests, with a zero value as of December 31, 2008 and December 31, 2007 into equity. Additionally, the adoption resulted in the reclassification of (income) loss attributable to noncontrolling interests of ($3,065), ($1,266) and $429 as of December 31, 2008, December 31, 2007 and December 31, 2006, respectively out of the line item “Net loss” and presented in the line item “Net income (loss) attributable to common shareholders.” The impact on our consolidated income statements is noted below:

	2008	2007	2006

Net loss, as previously reported	(165,408)	(87,640)	(38,490)
SFAS 160 — adjustment income (loss) allocated to minority interests (noncontrolling interests under SFAS 160)	3,065	1,266	(429)
Net loss, as adjusted for SFAS 160 adoption	(162,343)	(86,374)	(38,919)
Net loss attributable to common shareholders, as adjusted for SFAS 160 adoption	(165,408)	(87,640)	(38,490)

Effective January 1, 2009, we adopted FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R significantly changed the accounting for business combinations. Under SFAS No. 141R, an acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the date of acquisition fair value with limited exceptions. SFAS No. 141R changed the accounting treatment for certain specific acquisition-related items including: (1) expensing acquisition related costs as incurred; (2) valuing noncontrolling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS No. 141R also includes a substantial number of new disclosure requirements. The adoption of SFAS No. 141R did not have a significant impact on our consolidated financial statements for the six months ended June 30, 2009, since acquisition activity was not significant during the period.

In April 2009, the FASB issued FASB Staff Position No. 107-1 and APB 28-1 (“FSP 107-1”), “Interim Disclosures about Fair Value of Financial Instruments.” FSP 107-1 amends FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments” to require annual disclosures to also be made during interim reporting periods. The adoption of FSP 107-1 resulted in the inclusion of certain additional disclosures in the notes to our consolidated financial statements, but did not have a significant impact on our consolidated financial statements.

In April 2009, the FASB issued Staff Position No. 157-4 Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP 157-4”). FSP 157-4 provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual periods ending after June 15, 2009. The adoption of FSP 157-4 did not have a significant impact on our consolidated financial statements for the six months ended June 30, 2009.

In May 2009, the FASB issued Statement No. 165, Subsequent Events (“SFAS No. 165”). This statement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This statement sets forth: (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS No. 165 is effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009. The adoption of SFAS No. 165 resulted in the inclusion of certain additional disclosures in the notes to our consolidated financial statements, but did not have a significant impact on our consolidated financial statements.

In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets (“SFAS No. 166”). SFAS No. 166 is a revision to FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS No. 166 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009. We are currently evaluating the impact SFAS No. 166 may have on our consolidated financial statements.

In June 2009, the FASB issued Statement No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”). SFAS No. 167 is a revision to FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. SFAS No. 167 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009. We are currently evaluating the impact SFAS No. 167 may have on our consolidated financial statements.

Financial Condition, Liquidity and Capital Resources

General

Our principal cash requirements are for property acquisitions, property-level operating expenses, capital improvements, debt service, corporate-level general and administrative expenses, distributions and redemptions. We have three primary sources of capital for meeting our cash requirements:

•	proceeds from our public offerings, including our dividend reinvestment plan;

•	debt financings, including secured or unsecured facilities; and

•	cash flow generated by our real estate investments and operations.

Our cash needs for acquisitions and for additional investments in our properties have been met primarily by proceeds from our public equity offerings and debt financing, while our operating cash needs have primarily been met through cash flow generated by our properties and investments. We believe that our current capital resources and cash flow from operations are sufficient to meet our liquidity needs for the foreseeable future; however, any cash used to fund redemption requests from shareholders reduces our liquidity available to fund acquisitions of real estate investments and other cash needs.

We intend to continue making real estate investments using proceeds from the Third Offering and funds available to us under our credit facilities and other permanent debt. We intend to refinance mortgage debt expiring in the near term with new mortgage financing or our revolving credit facility. We also intend to continue to pay distributions to our shareholders on a quarterly basis. However, as discussed above, in light of the current economic conditions, we may not be able to maintain the current level of distributions to our shareholders in future periods.

Additionally, HSH Nordbank has the right to have the properties serving as collateral under the HSH Nordbank credit facility appraised every two years. Should the aggregate outstanding principal amounts under this facility exceed 55% of the lender’s appraised values, we must rebalance through making partial payment or providing additional collateral to eliminate such excess. Subject to this requirement, on October 1, 2009, we posted additional cash collateral of approximately $70.0 million to rebalance the collateral for seven of the ten properties that had been appraised.

Cash Flows from Operating Activities

Our direct investments in real estate assets generate cash flow in the form of rental revenues, which are reduced by debt service, direct leasing costs and property-level operating expenses. Property-level operating expenses consist primarily of salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs, property management and leasing fees, and property taxes. Additionally, we have incurred corporate-level debt service, general and administrative expenses, asset management and acquisition fees.

Net cash provided by operating activities was $20.0 million for the six months ended June 30, 2009 compared to net cash provided by operating activities of $18.4 million for the six months ended June 30, 2008.

Cash Flows from Investing Activities

Net cash used in investing activities was $6.1 million for the six months ended June 30, 2009 compared to $510.6 million for the six months ended June 30, 2008. The decrease is primarily due to a significant reduction in acquisitions completed during 2009. During the six months ended June 30, 2008, we had cash outflows of $519.8 million related to the acquisition of properties and their related lease intangibles. We did not acquire any direct interests in properties during the six months ended June 30, 2009. In addition, we have described certain additional transactions below which may be helpful in understanding changes in our investing cash flows between 2009 and 2008.

In January 2009, we entered into possession and use agreements with the City of Redmond, Washington, related to a portion of the land owned in connection with the Laguna Buildings, which gives the city immediate use and possession of the land until final terms of the sale are determined. Upon execution of the agreements, we received a deposit of approximately $803,000. However, because the terms of the sale have not been finalized and title to the land has not been transferred, we have recorded a liability related to the deposit and the proceeds are included in deposit proceeds from pending land sale on the accompanying condensed statement of cash flows as of June 30, 2009.

As of June 30, 2009, we had invested $395.5 million in the Core Fund representing an approximate 28.7% non-managing general partner interest. During the six months ended June 30, 2009 and 2008, we received distributions from the Core Fund totaling $5.4 million and $12.8 million, respectively, which was included in cash flows from investing activities as it exceeded our equity in earnings of the joint venture. The Core Fund decreased the amount of its distributions in the first two quarters of 2009 in order to pay down debt and improve its liquidity position and expects distributions, if any, will be minimal for the next several quarters.

As of June 30, 2009, we had invested $28.9 million in Distribution Park Rio representing a 50% interest. During the six months ended June 30, 2009 and 2008, we received distributions from Distribution Park Rio totaling $1.3 million and $1.5 million, respectively. Approximately $258,000 and $482,000 of this amount was included in cash flows from investing activities as it exceeded our equity in earnings of the joint venture and the remaining amount was included in operating cash flows for the six months ended June 30, 2009 and 2008, respectively.

On November 13, 2008, we acquired a 70.0% non-managing interest in the Grocery-Anchored Portfolio through a joint venture. Concurrently with our initial investment, the joint venture acquired interests in eight of these properties. During the three months ended March 31, 2009, the joint venture acquired interests in the remaining four properties resulting in our additional investment of $23.1 million. During the six months ended June 30, 2009, we received operating distributions from the Grocery-Anchored Portfolio totaling $1.6 million. Additionally, we received a return of a portion of the the capital contributed to the joint venture in the fourth quarter of 2008 of $1.8 million, which was used to fund a deposit on the joint venture’s mortgage financing. These amounts are included in cash flows from investing activities as they exceeded our equity in earnings of the joint venture.

During the six months ended June 30, 2009 and 2008, respectively, we had net cash inflows of approximately $1.2 million and $868,000, for master leases entered into in connection with our acquisitions.

During the six months ended June 30, 2009, we had decreases in restricted cash and marketable securities of $10.2 million. This decrease is primarily related to rent and escrows of $10.0 million at one of our properties required by its mortgage agreement to be restricted as of year-end, which has subsequently been released. During the six months ended June 30, 2008, we had an increase in restricted cash of $4.9 million related to certain escrows required by our mortgage agreements of properties acquired during that period.

Cash Flows from Financing Activities

Public Offerings

We offer shares of our common stock for sale through continuous public offerings, which provides us with the ability to raise capital on an ongoing basis. We raised $527.5 million in proceeds through our Initial Offering prior to its expiration on June 18, 2006. We raised $1.5 billion in proceeds through our Second Offering prior to its expiration on June 30, 2008.

We commenced our Third Offering on July 1, 2008, pursuant to which we are offering up to $3.5 billion in shares of common stock, including $500.0 million in shares of common stock under our dividend reinvestment plan. As of June 30, 2009, we had raised $322.1 million in proceeds, including proceeds from the dividend reinvestment plan, through the Third Offering. During the six months ended June 30, 2009 and 2008, respectively, we raised proceeds of $134.0 million and $300.6 million excluding proceeds from the dividend reinvestment plan. The decrease in proceeds is a result of the current capital markets and economic environment. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Management’s Discussion and Analysis of Financial Condition and Results of Operations as of June 30, 2009 — Economic Update” for additional information regarding the current state of the economy.

We funded redemptions of $107.2 million for the six months ended June 30, 2009 compared to $17.1 million for the six months ended June 30, 2008. As indicated previously, we have experienced a significant increase in requests for redemptions during 2009 compared to the same period in 2008, due to the current economic environment. However, we have recently experienced a decrease in redemption request levels. Redemptions paid during the first quarter of 2009 averaged $21.2 million per month, compared with $14.6 million per month during the second quarter of 2009 and $9.5 million during each of the months of July and August 2009.

Payment of Offering and Other Costs and Expenses

In addition to making investments in accordance with our investment objectives, we used our capital resources to pay Hines Real Estate Investments, Inc. (the “Dealer Manager”) and the Advisor for services they provided to us during the various phases of our organization and operations. During the offering stage, we pay the Dealer Manager selling commissions and dealer manager fees, and during the Second Offering we reimbursed the Advisor for organizational and offering costs. Pursuant to the terms of the Third Offering, we are not obligated to pay organizational and offering costs related to the Third Offering, other than selling commissions and the dealer manager fee. As a result, we have not incurred or paid any organizational or offering costs during 2009.

For the six months ended June 30, 2009 and 2008, we paid the Dealer Manager selling commissions of $8.6 million and $18.6 million, respectively, and dealer manager fees of $2.7 million and $6.8 million, respectively. All such selling commissions and a portion of such dealer manager fees were reallowed by the Dealer Manager to participating broker dealers for their services in selling our shares. Commissions and dealer manager fees paid during the six months ended June 30, 2009 decreased, as compared to the six months ended June 30, 2008, primarily as a result of a decrease in capital raised.

Our Second Offering terminated on June 30, 2008. No organizational and offering costs related to the Second Offering were incurred after December 31, 2008. During the six months ended June 30, 2008, the Advisor incurred internal organizational and offering costs related to the Second Offering totaling approximately $3.6 million and third-party offering costs of $4.2 million. During the six months ended June 30, 2008 we made payments totaling $8.3 million for Second Offering organizational and offering costs, all of which were reimbursements made to our Advisor.

Distributions

In order to meet the requirements for being treated as a REIT under the Internal Revenue Code of 1986 and to pay regular cash distributions to our shareholders, which is one of our investment objectives, we have declared and expect to continue to declare distributions to shareholders (as authorized by our board of directors) as of daily record dates and aggregate and pay such distributions quarterly.

From July 1, 2006 through April 30, 2008, we declared distributions (as authorized by our board of directors) equal to $0.00170959 per share, per day. We increased the dividend rate to $0.00175233 per share, per day for the months of May through December 2008. Additionally, we have declared distributions equal to $0.00175233 per share, per day for the period from January 1, 2009 through June 30, 2009. As discussed above (See Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Economic Update), beginning in July 2009, we reduced our distribution rate to $0.00165699 per share, per day. The distributions declared were authorized and set by our board of directors at a level the board believed to be appropriate based upon the board’s evaluation of our assets, historical and projected levels of cash flow and results of operations, additional capital and debt anticipated to be raised or incurred and invested in the future, the historical and projected timing between receiving offering proceeds and investing such proceeds in real estate investments, and general market conditions and trends. However, as discussed above, in light of the current economic environment, we may not be able to maintain the current level of distributions to our shareholders in future periods.

The table below outlines our total distributions declared to shareholders and noncontrolling interests for each of the six months ended June 30, 2009 and 2008, including the breakout between the distributions paid in cash and those reinvested pursuant to our dividend reinvestment plan (all amounts are in thousands).

	Shareholders			Noncontrolling Interests
Six Months Ended	Cash Distributions	Dividends Reinvested	Total Declared	Total Declared

Ended June 30, 2009	$30,610	$33,732	$64,342	$1,948
Ended June 30, 2008	$22,515	$30,074	$52,589	$1,375

For the six months ended June 30, 2009, we funded our cash distributions with cash flows from operating activities, distributions received from our unconsolidated investments and cash generated during prior periods, which consisted of cash flows from operating activities and distributions received from our unconsolidated investments in excess of distributions. For the six months ended June 30, 2008, we funded our cash distributions with cash flows from operating activities and distributions received from our unconsolidated investments.

Debt Financings

We use debt financing from time to time for acquisitions and investments as well as for property improvements, tenant improvements, leasing commissions and other working capital needs. We may obtain financing at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate, depending on market conditions and other factors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Economic Update” for additional information regarding the current state of the debt markets.

For the six months ended June 30, 2009, we received proceeds of $204.0 million related to borrowings under our revolving credit facility in anticipation of the Airport Corporate Center debt maturity (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Management’s Discussion and Analysis of Financial Condition and Results of Operations as of June 30, 2009 — Financial Condition, Liquidity and Capital Resources” for additional information), to make capital contributions related to acquisitions in the Grocery-Anchored Portfolio and to fund general working capital needs. On April 20, 2009, upon execution of the Airport Corporate Center debt maturity extension, we made a principal payment of $13.1 million to reduce the outstanding principal balance to $77.9 million. In addition, we made payments of $139.0 million on our revolving credit facility to reduce the outstanding balance to $81.0 million as of June 30, 2009.

As of June 30, 2009, our debt financing was approximately 56% of the estimated aggregate value of our real estate investments (including our pro rata share of real estate assets and related debt owned through our investments in other entities such as the Core Fund) compared with 55% at December 31, 2008.

For the six months ended June 30, 2008, we entered into $251.0 million of permanent mortgage financing related to our wholly-owned property acquisitions. We also assumed a $54.2 million mortgage related to our acquisition of the Raytheon/DirecTV Buildings. These mortgages were primarily interest-only and had terms that varied from five to eight years with a weighted average interest rate of 5.50%. In addition, we received proceeds of $269.0 million and made debt payments of $269.0 million, related to borrowings under our revolver.

Results of Operations

Six months ended June 30, 2009 compared to the six months ended June 30, 2008

Results for our Directly-Owned Properties

We owned 25 properties directly that were 94% leased as of June 30, 2009 compared to 20 properties that were 94% leased as of June 30, 2008. The following table presents the property-level revenues and expenses for the three and six months ended June 30, 2009, as compared to the same period in 2008. Same-store properties for the six months ended June 30, 2009 include all properties owned as of January 1, 2008. Revenues and expenses for properties acquired after January 1, 2008 are included in “Recent Acquisitions.” Same-store properties for the three months ended June 30, 2009 include all properties owned as of April 1, 2008. All amounts are in thousands, except for percentages:

	Three Months Ended June 30,		Change
	2009	2008	$	%

Property revenues
Same-store properties	$73,921	$77,409	$(3,488)	(4.5)%
Recent acquisitions	15,995	7,811	8,184	104.8%

Total property revenues	$89,916	$85,220	$4,696	5.5%
Property expenses(1)
Same-store properties	$53,470	$60,727	$(7,257)	(12.0)%
Recent acquisitions	13,260	6,924	6,336	91.5%

Total property expenses	$66,730	$67,651	$(921)	(1.4)%

Property revenues in excess of expenses
Same-store properties	$20,451	$16,682	$3,769	22.6%
Recent acquisitions	2,735	887	1,848	208.3%

Total property revenues in excess of expenses	$23,186	$17,569	$5,617	32.0%

Interest Income/Expense
Interest Expense	$23,005	$20,900	$2,105	10.1%
Interest Income	$96	$361	$(265)	(73.4)%

	Six Months Ended June 30,		Change
	2009	2008	$	%

Property revenues
Same-store properties	$133,820	$138,048	$(4,228)	(3.1)%
Recent acquisitions	48,117	17,306	30,811	178.0%

Total property revenues	$181,937	$155,354	$26,583	17.1%
Property expenses(1)
Same-store properties	$100,808	$108,455	$(7,647)	(7.1)%
Recent acquisitions	34,946	14,723	20,223	137.4%

Total property expenses	$135,754	$123,178	$12,576	10.2%

Property revenues in excess of expenses
Same-store properties	$33,012	$29,593	$3,419	11.6%
Recent acquisitions	13,171	2,583	10,588	409.9%

Total property revenues in excess of expenses	$46,183	$32,176	$14,007	43.5%

Interest Income/Expense
Interest Expense	$45,594	$38,952	$6,642	17.1%
Interest Income	$375	$1,610	$(1,235)	(76.7)%

(1)	Property expenses include property operating expenses, real property taxes, property management fees, depreciation and amortization of real estate assets and income taxes.

As indicated above, the changes in property revenues and expenses between the three and six months ended June 30, 2009 and 2008 were primarily due to acquisitions made in those years. The margin of property revenues in excess of property expenses for same-store properties increased by 22.6% during the three months ended June 30, 2009 as compared to the same period in 2008. The margin of property revenues in excess of property expenses for same-store properties increased by 11.6% during the six months ended June 30, 2009 as compared to the same period in 2008. The increase in the margins is primarily due to decreased depreciation and amortization resulting from fully depreciated lease intangibles.

The increase in interest expense for the three and six months ended June 30, 2009 compared to the same period in 2008 is primarily due to increased borrowings related to our acquisitions of directly-owned properties. Average debt outstanding during the three months ended June 30, 2009 and 2008 was $1.7 billion and $1.4 billion, respectively. Average debt outstanding during the six months ended June 30, 2009 and 2008 was $1.6 billion and $1.4 billion, respectively. The decrease in interest income is primarily due to lower interest rates on cash we held in short-term investments during delays between raising capital and acquiring real estate investments.

As a result of future potential acquisitions and our recent acquisitions having less than a full period of operations, our results of operations for the three and six months ended June 30, 2009 are not indicative of what we expect our results of operations to be in future periods.

Results for our Indirectly-Owned Properties

Our Interest in the Core Fund

As of June 30, 2009, we owned a 28.7% non-managing general partner interest in the Core Fund, which held interests in 25 properties that were 88% leased. As of June 30, 2008, we owned a 28.7% non-managing general partner interest in the Core Fund, which held interests in 25 properties that were 92% leased. Our equity in losses related to our investment in the Core Fund for the three months ended June 30, 2009 and 2008 was $3.1 million and $2.7 million, respectively. Our equity in losses related to our investment in the Core Fund for the six months ended June 30, 2009 and 2008 was $5.2 million and $5.1 million, respectively.

Our Interest in Distribution Park Rio

We own a 50% non-managing interest in Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil. Our equity in earnings related to our investment in Distribution Park Rio for each of the three months ended June 30, 2009 and 2008 was approximately $552,000 and $533,000, respectively. Our equity in earnings related to our investment in Distribution Park Rio for the six months ended June 30, 2009 and 2008 was $1.0 million.

Corporate-level Activities

Corporate-level activities include results related to derivative instruments, asset management and acquisition fees, general and administrative expenses as well as other expenses which are not directly related to our property operations.

Derivative Instruments

We have entered into several forward interest rate swap transactions with HSH Nordbank as economic hedges against the variability of future interest rates on our variable interest rate borrowings. We have not designated any of these contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair value in the accompanying consolidated balance sheets as of June 30, 2009 and December 31, 2008. The gain or loss on derivative instruments recorded during the three and six months ended June 30, 2009 and 2008 are the result of changes in the fair value of interest rate swaps during each period.

The gain resulting from the increase in the fair value of the interest rate swaps for the six months ended June 30, 2009 of $46.8 million has been recorded in gain (loss) on derivative instruments, net in the consolidated statements of operations. The loss resulting from the decrease in the fair value of the interest rate swaps for the six months ended June 30, 2008 of approximately $665,000 has been recorded in gain (loss) on derivative instruments, net in the consolidated statements of operations.

The gain resulting from the increase in the fair value of the interest rate swaps for the three months ended June 30, 2009 of $35.9 million has been recorded in gain (loss) on derivative instruments, net in the consolidated statements of operations. The gain resulting from the increase in the fair value of the interest rate swaps for the three months ended June 30, 2008 of $26.8 million has been recorded in gain (loss) on derivative instruments, net in the consolidated statements of operations.

Other Corporate-level Activities

The table below provides detail relating to our asset management and acquisition fees and general and administrative expenses for the three months ended June 30, 2009 and 2008. All amounts in thousands, except percentages:

	Three Months Ended June 30,		Change
	2009	2008	$	%

Asset Management and Acquisition Fees	$8,498	$9,284	$(786)	(8.5)%
General and Administrative Expenses	$1,630	$1,813	$(183)	(10.1)%

The table below provides detail relating to our asset management and acquisition fees and general and administrative expenses for the three months ended June 30, 2009 and 2008. All amounts in thousands, except percentages:

	Six Months
	Ended June 30,		Change
	2009	2008	$	%

Asset Management and Acquisition Fees	$13,112	$17,694	$(4,582)	(25.9)%
General and Administrative Expenses	$3,083	$3,093	$(10)	0.0%

We pay monthly asset management fees to our Advisor based on the amount of net equity capital invested in real estate investments and pay acquisition fees to our Advisor based on the purchase prices of our real estate investments. The decrease in asset management and acquisition fees is primarily the result of fewer acquisitions made during the three and six months ended June 30, 2009.

General and administrative expenses include legal and accounting fees, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable, which have and will increase in the future as we continue to raise capital and make additional real estate investments.

Net Income Attributable to Noncontrolling Interests

As of June 30, 2009 and 2008, affiliates of Hines owned 3.0% and 2.5% interests, respectively, in the Operating Partnership. We allocated income of approximately $1.0 million and $732,000, respectively, to the holders of these noncontrolling interests for the three months ended June 30, 2009 and 2008. We allocated income of $1.9 million and $1.4 million, respectively, to the holders of these noncontrolling interests for the six months ended June 30, 2009 and 2008.

Operating Funds Generated by the Company

Operating funds generated by the Company (“OFG”) is a non-GAAP supplemental financial performance measure that our management uses in evaluating the operating performance of the Company. It includes funds generated by the operations of our real estate investments and funds used in the Company’s corporate-level operations. Similar to Funds from Operations (“FFO”), a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) widely recognized as a measure of operating performance, OFG excludes items such as depreciation and amortization. However, changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. Such items include amortization of certain in-place lease intangible assets and liabilities and the amortization of certain tenant incentives. OFG excludes these items, the effects of straight-line rent revenue recognition, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment and certain other items as described in the footnotes below, and also includes items such as master lease rental receipts, which are excluded from net income (loss) and FFO, but which we consider in the evaluation of the operating performance of our real estate investments. We believe that OFG reflects the overall impact on the performance of our real estate investments of occupancy rates, rental rates, property operating costs, as well as corporate-level general and administrative expenses and interest costs, which is not immediately apparent from net income (loss). As such, we believe OFG, in addition to net income (loss) and cash flows from operating activities as defined by GAAP, is a meaningful supplemental performance measure and is useful in understanding how the Company’s management evaluates the Company’s ongoing operating performance.

However, OFG should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund the Company’s cash needs. Additionally, please see the limitations listed below associated with the use of OFG as compared to net income (loss):

•	OFG excludes gains (losses) related to changes in estimated values of derivative instruments related to our interest rate swaps. Although we expect to hold these instruments to maturity, if we were to settle these instruments currently, it would have an impact on our operations.

•	OFG excludes the Participation Interest component of the acquisition and asset management fees. Although we believe the settlement of this liability will be funded using proceeds from the sale of properties in the future, if we were to settle it currently it would have an impact on our operations.

•	OFG excludes organizational and offering expenses and acquisition expenses payable to our Advisor. Although these amounts reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness and do not consider these expenses in the evaluation of the operating performance of the Company and determining OFG.

The table below summarizes OFG for the three and six months ended June 30, 2009 and 2008 and a reconciliation of such non-GAAP financial performance measure to our net income (loss) for the three months then ended (in thousands):

	Three	Three
	Months	Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Net income (loss)	$23,549	$8,837	$27,352	$(34,350)
Adjustments:
Depreciation and amortization(1)	31,010	32,216	62,788	57,597
(Gain) loss on derivative instruments(2)	(35,895)	(26,780)	(46,791)	665
Participation interest expense(3)	4,949	4,642	4,921	8,847
Other components of revenues and expenses(4)	(3,251)	(4,137)	(8,119)	(8,698)
Master lease rents(5)	479	1,239	1,200	4,703
Organizational and offering expenses(6)	—	1,695	—	3,614
Acquisition fees(6)	—	1,572	1,160	3,018
Adjustments to equity in losses from unconsolidated entities, net(7)	10,624	10,502	21,937	20,282
Adjustments for noncontrolling interests(8)	(930)	(754)	(1,884)	(1,387)

Operating Funds Generated by the Company	$30,535	$29,032	$62,564	$54,291

Operating Funds Generated by the Company Per Common Share	$0.15	$0.16	$0.31	$0.32
Weighted Average Shares Outstanding	204,152	178,536	202,797	171,840

(1)	Represents the depreciation and amortization of various real estate assets. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that such depreciation and amortization may be of limited relevance in evaluating current operating performance and, as such, these items are excluded from our determination of OFG.

(2)	Represents components of net income (loss) related to the estimated changes in the values of our interest rate swap derivatives. We have excluded these changes in value from our evaluation of the operating performance of the Company and OFG because we expect to hold the underlying instruments to their maturity and accordingly the interim gains or losses will remain unrealized.

(3)	Represents the portion of the acquisition and asset management fees that are paid in equity, which we expect will be settled in the future using proceeds from the sale of properties or other non-operating sources, and which we therefore do not consider in evaluating the operating performance of the Company and determining OFG.

(4)	Includes the following components of revenues and expenses that we do not consider in evaluating the operating performance of the Company and determining OFG for the three and six months ended June 30, 2009 and 2008 (in thousands):

	Three	Three
	Months	Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Straight-line rent adjustment(a)	$(1,839)	$(4,653)	$(5,252)	$(8,578)
Amortization of lease incentives(b)	1,265	897	2,535	1,670
Amortization of out-of-market leases(b)	(3,628)	(1,078)	(7,253)	(3,133)
Amortization of deferred financing costs(b)	737	412	1,259	791
Other	214	285	592	552

	$(3,251)	$(4,137)	$(8,119)	$(8,698)

(a)	Represents the adjustments to rental revenue as required by GAAP to recognize minimum lease payments on a straight-line basis over the respective lease terms. We have excluded these adjustments from our evaluation of the operating performance of the Company and in determining OFG because we believe that the rent that is billable during the current period is a more relevant measure of the Company’s operating performance for such period.

(b)	Represents the amortization of lease incentives, out-of-market leases and deferred financing costs. As stated in Note 1 above, historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that such amortization may be of limited relevance in evaluating current operating performance and, as such, these items are excluded from our determination of OFG.

(5)	Includes master lease rents related to master leases entered into in conjunction with certain asset acquisitions. In accordance with GAAP, these rents are not included in rental revenue; however, we consider this rent in evaluating the operating performance of the Company and determining OFG.

(6)	Represents organizational and offering expenses and acquisition fees paid to our Advisor that are expensed in our condensed consolidated statements of operations. We fund such costs with proceeds from our offering and acquisition-related indebtedness, and therefore do not consider these expenses in evaluating the operating performance of the Company and determining OFG.

(7)	Includes adjustments to equity in losses of unconsolidated entities, net, similar to those described in Notes 1, 4 and 5 above for our unconsolidated entities, which are necessary to convert the Company’s share of income (loss) from unconsolidated entities to OFG.

(8)	Includes income attributable to noncontrolling interests and all adjustments to eliminate the noncontrolling interests’ share of the adjustments to convert the Company’s net income (loss) to OFG.

Additionally, pursuant to the terms of the Grocery Anchored Portfolio joint venture agreement, for the three and six months ended June 30, 2009, we received distributions of approximately $361,000 and $701,000 in excess of our pro rata share of the joint venture’s OFG, respectively.

Related-Party Transactions and Agreements

We have entered into agreements with the Advisor, Dealer Manager and Hines or its affiliates, whereby we pay certain fees and reimbursements to these entities, including acquisition fees, selling commissions, dealer-manager fees, asset and property management fees, construction management fees, reimbursement of organizational and offering costs, and reimbursement of certain operating costs, as described previously.

Off-Balance Sheet Arrangements

As of June 30, 2009 and December 31, 2008, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Subsequent Events

KeyBank Activity

From July 1, 2009 through October 1, 2009, we borrowed $70.0 million and repaid $42.5 million under our revolving credit facility with KeyBank resulting in an outstanding principal balance of $108.5 million as of October 1, 2009.

Shareholder Redemptions

During the months of July through October 2009, in accordance with our common share redemption plan, we redeemed 5.0 million common shares and made corresponding payments totaling $45.5 million to shareholders who had requested these redemptions. The shares redeemed were cancelled and will have the status of authorized, but unissued shares. We recorded a $10.2 million liability as of June 30, 2009 for the common share redemptions paid in July 2009.

Advisory Agreement

On July 1, 2009, we renewed our advisory agreement with the Advisor for an additional one-year term. No other terms of the advisory agreement were altered. The renewal was approved by our board of directors and the conflicts committee of the board of directors.

Modifications to Our Common Share Redemption Program and Our Potential Exit Strategies

As an additional measure to fortify the Company’s liquidity position and enable us to pursue attractive investment opportunities in the current market, our board of directors has authorized an amendment to our common share redemption program, pursuant to which we will redeem shares on a quarterly, rather than monthly, basis. We expect the first quarterly redemptions will occur in January 2010 for redemption requests submitted during the fourth quarter of 2009. In addition, funds available for redemption each quarter will be limited to the lesser of the amount required to redeem 10% of the shares outstanding as of the same date in the prior calendar year or the amount of proceeds received from our dividend reinvestment plan in the prior quarter.

We expect our board of directors may begin to consider possible exit strategies for all or a portion of the Company’s portfolio in approximately 6-10 years. Any such exit strategy would only be executed if it is deemed to be in our best interests, and there can be no assurances that our board of directors will consider any such exit strategy.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates and equity prices. The primary risks in pursuing our business plan are interest rate risk and foreign currency exchange risk.

We are exposed to the effects of interest rate changes primarily as a result of our revolving credit facility, which bears interest at a variable rate. We typically use this facility on a short-term basis to maintain liquidity and fund expansion of our real estate investment portfolio and operations. As of June 30, 2009, we had $81.0 million outstanding under this facility, and the weighted average interest rate on outstanding borrowings was 1.8%. Annual interest expense would increase $810,000 for every 1% increase in interest rates on this balance.

As of June 30, 2009, we also had $520.0 million of debt outstanding under our HSH Credit Facility, which is a variable-rate pooled mortgage facility. However, as a result of the interest rate swap agreements entered into with HSH Nordbank, these borrowings effectively bear interest at fixed rates ranging from 5.25% to 6.03%. We are exposed to credit risk of the counterparty to these interest rate swap agreements in the event of non-performance under the terms of the derivative contracts. In the event of non-performance by the counterparty, we would be subject to the variability of interest rates on the debt outstanding under the HSH Credit Facility to which our outstanding interest rate swaps relate. Please see “Debt Financings” above for more information concerning our outstanding debt.

We currently have investments in Canada and Brazil and as a result are subject to risk from the effects of exchange rate movements of foreign currencies, which may affect future costs and cash flows. For all currencies, we are currently a net receiver of the foreign currency (we receive more cash than we pay out), and therefore our foreign operations benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to the foreign currency. During the three months ended June 30, 2009 and 2008, we had no currency transactions which resulted in significant gains or losses being recorded in our condensed consolidated statements of operations. Generally, we have not entered into any foreign currency forward exchange contracts to hedge the effects of adverse fluctuations in foreign currency exchange rates. We have obtained non-recourse mortgage financing at a fixed rate of interest in the local currency related to our property in Toronto, Canada. To the extent that currency fluctuations increase or decrease net operating income as translated to U.S. dollars, the change in debt service, as translated to U.S. dollars, will partially offset the effect of fluctuations in net operating income, and, to some extent, mitigate the risk from changes in foreign currency rates. Based upon our equity ownership in our international subsidiaries as of June 30, 2009, holding everything else constant, a 10% immediate, simultaneous, unfavorable change in all of the foreign currency exchange rates to which we are exposed would decrease the net book value of our investments in our international subsidiaries by approximately $21.3 million and would decrease the quarterly net income of our international subsidiaries by approximately $223,000.

DESCRIPTION OF OUR PREFERRED SHARES

The following summary of the material terms and provisions of our series A preferred shares does not purport to be complete and is qualified in its entirety by reference to our charter, including the articles supplementary creating our series A preferred shares (a form of which is attached as an exhibit to the registration statement of which this prospectus is a part), our bylaws and applicable laws.

[     ]% Series A Cumulative Redeemable Preferred Shares (Liquidation Preference $25.00 per share)

General.  Our board of directors, including our independent directors, approved articles supplementary creating the series A preferred shares being offered by this prospectus as a class of our preferred stock, designated as the [     ]% Series A Cumulative Redeemable Preferred Stock, or series A preferred shares. When issued in accordance with this prospectus, our series A preferred shares will be validly issued, fully paid and nonassessable.

In connection with this offering, we, in accordance with the terms of the Agreement of Limited Partnership of the Operating Partnership, which we refer to as the Partnership Agreement, will contribute or otherwise transfer the proceeds of the sale of our series A preferred shares to the Operating Partnership, and the Operating Partnership will issue to us [     ]% Series A Cumulative Redeemable Preferred Units, or series A preferred units. The Operating Partnership will be required to make all required distributions on the series A preferred units prior to any distribution of cash or assets to the holder of any other units or any other equity interests in the Operating Partnership, except for any other series of partnership interests ranking on parity with such series A preferred units as to dividends or voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership, in which case distributions will be made pro rata with the series A preferred units, and except for any series of preferred units ranking senior to the series A preferred units as to dividends, or voluntary or involuntary liquidation, none of which are outstanding at this time. In addition, if the Advisory Agreement is terminated under the circumstances described in “Management — The Advisor and the Advisory Agreement — Removal of the Advisor,” our ability to pay dividends and make other payments with respect to our series A preferred shares may be adversely affected.

Rank.  Our series A preferred shares will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to our series A preferred shares;

•	on parity with any class or series of our capital stock expressly designated as ranking on parity with our series A preferred shares; and

•	junior to any class or series of our capital stock expressly designated as ranking senior to our series A preferred shares.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our series A preferred shares as to dividends, if any such class or series is authorized in the future, the holders of our series A preferred shares are entitled to receive, when, and as authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of [     ]% per annum of the $25.00 liquidation preference per series A preferred share (equivalent to the fixed annual amount of $[     ] per series A preferred share).

With the authorization of our board of directors, we intend to declare dividends on our series A preferred shares monthly, as of daily record dates. The dividend on each of our series A preferred shares will be cumulative from the first date on which such share is issued and we will aggregate and pay the dividends quarterly in arrears on or about the first business day of each of January, April, July, and October and no interest or additional dividends or other sums shall accrue on the amount so payable from such date to such next succeeding business day. All unpaid dividends on each of our series A preferred shares will accrue from the date such series A preferred share is issued; however, there can be no guarantee that dividends will be paid.

Dividends will be payable in arrears to holders of record as they appear in our stock records at the close of business on the applicable record date or dates, designated by our board of directors for the payment of dividends that is not more than 90 days prior to the scheduled dividend payment date or the date on which such dividends are set aside for payment. Notwithstanding any provision to the contrary contained in the articles supplementary creating our series A preferred shares, each outstanding series A preferred share will be entitled to receive a dividend with respect to any dividend record date equal to the dividend paid with respect to each other series A preferred share that is outstanding on such date. Accrued but unpaid dividends on our series A preferred shares will accumulate as of the dividend payment date on which they first became payable. With respect to our series A preferred shares, a “dividend period” means the first day of each calendar quarter through and including the last day of such calendar quarter.

Dividends on our series A preferred shares will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next paragraph, unless full cumulative dividends on our series A preferred shares for all past dividend periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set aside for payment dividends (other than dividends payable solely in capital stock ranking junior to our series A preferred shares or options, warrants, rights to subscribe for or purchase capital stock ranking junior to our series A preferred shares), and we will not declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to our series A preferred shares, for any period; or

•	redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration (except by conversion into or exchange for capital stock ranking junior to our series A preferred shares or options, warrants or rights to subscribe for or purchase capital stock ranking junior to our series A preferred shares), or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to our series A preferred shares.

The foregoing sentence, however, will not prohibit, to the extent necessary to preserve our status as a REIT as discussed under “— Restrictions on Ownership and Transfer”:

•	declaring or paying or setting apart for payment any dividend or other distribution on any capital stock ranking junior to our series A preferred shares or preferred shares ranking on parity with our series A preferred shares as to payment of dividends or capital stock; or

•	purchasing, redeeming or otherwise acquiring preferred shares ranking on parity with our series A preferred shares as to payment of dividends or capital stock ranking junior to our series A preferred shares.

If we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon our series A preferred shares and upon the shares of any other class or series of capital stock ranking, as to dividends, on parity with our series A preferred shares, then we will declare any dividends upon our series A preferred shares and each such other class or series of capital stock ranking, as to dividends, on parity with our series A preferred shares pro rata; accordingly, the amount of dividends declared per series A preferred share and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per series A preferred share and per share of such other class or series of preferred stock bear to each other (but we will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend). No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on our series A preferred shares which may be in arrears. Presently, there are no shares of any other class or series of capital stock ranking, as to dividends, on parity with or senior to our series A preferred shares.

Holders of our series A preferred shares are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on our series A preferred shares as described above. Any dividend payment made on our series A preferred shares will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on our series A preferred shares will accumulate as of the due date for the dividend payment date on which they first become payable.

We do not intend to declare dividends on our series A preferred shares, or pay or set apart for payment dividends on our series A preferred shares if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, junior to our series A preferred shares, the holders of our series A preferred shares are entitled to be paid out of our assets legally available for distribution to our shareholders, after payment or provision for our debts and other liabilities, a liquidation preference of $25.00 per series A preferred share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding-up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of series A preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with our series A preferred shares in the distribution of assets, then the holders of our series A preferred shares and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with our series A preferred shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our series A preferred shares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all of our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under Maryland law, amounts that would be needed to satisfy the preferential rights of holders of our series A preferred shares upon dissolution, if we were to be dissolved at the time of the distribution, will not be added to our total liabilities.

Optional Redemption.  At our option, upon not less than 30 nor more than 60 days’ written notice, we may redeem our series A preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to and including the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. We expect to redeem all series A preferred shares 6 to 10 years after the commencement of this offering.

If fewer than all of the outstanding shares of series A preferred stock are to be redeemed, we will select the series A preferred shares to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method that we determine will not violate the 9.9% ownership limit. If such redemption is to be pro rata and, as a result of such redemption, any holder of our series A preferred shares, other than a holder of our series A preferred shares that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.9% by value or number of shares, whichever is more restrictive, of the issued and outstanding series A preferred shares, because such holder’s series A preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of series A preferred shares of such holder such that no holder will own in excess of the 9.9% ownership limit subsequent to such redemption. See “— Restrictions on Ownership and Transfer.” Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption. If (i) a notice of redemption has been given, (ii) the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of series A preferred shares called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of series A preferred stock and such shares of series A preferred stock will no longer be deemed outstanding. At such time all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of our series A preferred shares, including the repurchase of series A preferred shares in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

Unless full cumulative dividends on all shares of series A preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no series A preferred shares will be redeemed unless all outstanding series A preferred shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any series A preferred shares; provided, however, that we may purchase series A preferred shares in order to ensure that we continue to meet the requirements for qualification as a REIT for federal and/or state income tax purposes, and may purchase or acquire series A preferred shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding series A preferred shares. See “— Restrictions on Ownership and Transfer” below.

Upon our provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full redemption price, plus all accumulated, accrued and unpaid dividends, if any, to and including the date of redemption, to which each record holder of our series A preferred shares is entitled, the series A preferred shares shall be redeemed and shall no longer be deemed outstanding shares and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the series A preferred shares at the respective mailing addresses of such holders as the same shall appear on our stock transfer records. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any series A preferred shares, except as to the holder to whom notice was defective or not given. In addition to any information required by law, each notice will state:

•	the redemption date;

•	the redemption price payable on the redemption date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the redemption price, or payable on the next dividend payment date to the record holder at the close of business on the relevant dividend record date; and

•	that dividends on our series A preferred shares to be redeemed will cease to accumulate on such redemption date.

If fewer than all of the outstanding series A preferred shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares held by such holder to be redeemed.

If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of our series A preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series A preferred shares for which a notice of redemption has been given.

All of the series A preferred shares that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

We have a separate preferred share redemption program for holders of our preferred shares wherein, subject to certain limitations and restrictions, holders of our series A preferred shares may have their shares redeemed at 90% of face value. In addition, and solely in the event of death or disability, holders of our preferred shares may have their shares redeemed at face value. See “Description of Capital Stock — Share Redemption Programs.”

No Maturity, Sinking Fund or Mandatory Redemption.  Our series A preferred shares have no maturity date and we are not required to redeem our series A preferred shares at any time. Accordingly, our series A preferred shares will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. Our series A preferred shares are not subject to any sinking fund.

Voting Rights.  Voting together with holders of our common shares, holders of our series A preferred shares will be entitled to one vote per preferred share on each of the following matters:

•	amendments to our charter (except for those amendment permitted to be made without stockholder approval by our charter or under the Maryland General Corporation Law);

•	the election or removal of directors;

•	any proposal relating to the ratification of the appointment of our independent registered public accounting firm submitted for consideration by our common shareholders;

•	our dissolution;

•	our merger or consolidation with or into another entity (except for those mergers or consolidations not requiring stockholder approval under the Maryland General Corporation Law); and

•	the sale or other disposition of all or substantially all of our assets (except for those transfers of assets not requiring stockholder approval under the Maryland General Corporation Law).

In addition, so long as any of our series A preferred shares remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least a majority of the outstanding series A preferred shares and each other class or series of preferred shares ranking on parity with our series A preferred shares with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up, voting as a single class, given in person or by proxy, either in writing or at a meeting:

•	authorize, create or issue, or increase the number of shares of, any class or series of stock ranking senior to such series A preferred shares with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our charter, including the terms of our series A preferred shares, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our series A preferred shares.

So long as the series A preferred shares remain outstanding with the terms thereof materially unchanged, if the holders of series A preferred shares receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges or voting powers substantially similar, taken as a whole, to the rights, preferences, privileges or voting powers of the series A preferred shares or the holders of series A preferred shares receive cash in exchange for their series A preferred shares, the occurrence of any such event will not be deemed to materially adversely affect the rights, preferences, privileges or voting powers of the series A preferred shares.

Holders of our series A preferred shares will not be entitled to vote with respect to any increase in total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized series A preferred shares or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to our series A preferred shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all of the outstanding series A preferred shares.

In any matter in which our series A preferred shares may vote as a separate class or together with the holders of any other class or series of preferred stock (as expressly provided in our charter, including the articles supplementary creating our series A preferred shares), each share of series A preferred stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each of our series A preferred shares will be entitled to one vote on such matters.

Restrictions on Ownership and Transfer.  In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, including the articles supplementary creating our series A preferred shares, contains restrictions on the ownership and transfer of our common stock and series A preferred shares which are intended to assist us in complying with these requirements and continuing to qualify as a REIT, among other purposes. The relevant sections of our charter and articles supplementary provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.9% (by value or by number of shares, whichever is more restrictive) of the outstanding series A preferred shares. We refer to this restriction as the “ownership limit.” For a further description of restrictions on ownership and transfer of all series and classes of our shares of capital stock, see “Description of Securities — Restrictions on Transfer.”

Conversion.  Our series A preferred shares are not convertible into or exchangeable for any of our other property or securities.

DESCRIPTION OF CAPITAL STOCK

We were formed as a corporation under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common shares and series A preferred shares is a summary of all material provisions concerning our common shares series A preferred shares and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary of the material provisions of our charter and bylaws is qualified in its entirety by the more detailed information contained in our charter, bylaws and articles supplementary to our charter. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. A copy of the form of the articles supplementary creating our series A preferred shares is attached as an exhibit to the registration statement of which this prospectus is a part. You can obtain copies of these documents and every other exhibit to our registration statement. Please see “Where You Can Find More Information” below.

Our charter authorizes us to issue up to 1,500,000,000 common shares, $0.001 par value per share, and 500,000,000 preferred shares, $0.001 par value per share. As of October 1, 2009, 212.5 million common shares were issued and outstanding. As of the date of this prospectus, we had no preferred shares issued and outstanding. Our board of directors may amend our charter to increase or decrease the amount of our authorized shares of any class or series without any action by our shareholders. See “Security Ownership of Certain Beneficial Owners and Management” for disclosure of the number and percentage of our outstanding shares owned by our officers and directors.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. The Company believes that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems Inc. acts as our registrar and as the transfer agent for our shares. A transfer of your shares can be effected simply by mailing to DST Systems Inc. a transfer and assignment form, which we will provide to you upon written request. A transfer fee of $50.00 is charged by our transfer agent in order to implement any such transfer of your shares.

Common Shares

Subject to any preferential rights of any other class or series of shares, including the series A preferred shares to be issued pursuant to this offering, and to the provisions of our charter regarding the restriction on the transfer of our common shares, the holders of common shares are entitled to such dividends as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. We currently have only one class of common shares, which have equal dividend, distribution, liquidation and other rights. For a description of the terms and preferences of our series A preferred shares, see “Description of Our Preferred Shares.”

Subject to the limitations described in our charter, our board of directors, without any action by our shareholders, may classify or reclassify any of our unissued common shares into one or more classes or series by setting or changing the preferences, conversion, restrictions or other rights.

Preferred Shares

Upon the affirmative vote of a majority of our directors, our board of directors may authorize us to issue one or more classes or series of preferred shares without shareholder approval and our charter provides that the issuance of preferred shares must also be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Further, our charter authorizes the board to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to the Company for each privately-held preferred share bears to the book value of each outstanding common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend and/or liquidation preference over the preferred shares being issued pursuant to this offering, payment of any dividend or liquidation preferences of such outstanding preferred shares would reduce the amount of funds available for the payment of dividends and liquidation payments on the series A preferred shares being issued pursuant to this offering.

Under certain circumstances, the issuance of a separate class or series of preferred shares may delay, prevent, render more difficult or tend to discourage:

•	a merger, tender offer or other transaction which might provide a premium price for holders of our shares or otherwise be in their best interest;

•	a proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Our board of directors, without the approval of our common shareholders, may authorize us to issue preferred shares with voting and conversion rights that could adversely affect the holders of our common and series A preferred shares. Our board of directors may not authorize us to issue another class or series of preferred shares ranking senior to our series A preferred shares as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up without the approval of the holders of a majority of our outstanding series A preferred shares. See “Description of Our Preferred Shares.” We currently have no preferred shares issued and outstanding.

Meetings and Special Voting Requirements

Each common shareholder is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors. Each series A preferred shareholder will also be entitled to vote on the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common and series A preferred shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. See “Description of Our Preferred Shares” for a description of the other voting rights of our preferred shares.

An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or our president or upon the written request of shareholders holding at least 10% of the capital stock outstanding and entitled to vote at such meeting. The presence of a majority of our outstanding shares entitled to vote at a meeting, either in person or by proxy, constitutes a quorum for such meeting. Generally, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary to take shareholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the Maryland General Corporation Law and our charter, our common shareholders are generally entitled to vote at a duly held meeting at which a quorum is present on:

•	amendments to our charter and the election of directors (except as otherwise provided in our charter or under the Maryland General Corporation Law);

•	our liquidation or dissolution;

•	a merger, consolidation or sale or other disposition of substantially all of our assets; and

•	a termination of our status as a REIT.

See “Description of Our Preferred Shares” for a description of those matters on which the holders of series A preferred shares will vote together with our common shareholders. No such action can be taken by our board of directors without a vote of our shareholders entitled to cast at least a majority of the votes entitled to be cast on such action or, in the case of director elections, a majority of our outstanding common and series A preferred shares present in person or by proxy at a meeting at which a quorum is present. Shareholders are not entitled to exercise any of the rights of an objecting shareholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise such rights.

Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests. Shareholders are also entitled to access, upon request and on the terms described above, to the comparable records of the Operating Partnership.

In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of shareholders and the payment of the expenses of the distribution, we are required to distribute specific materials to our shareholders in the context of the solicitation of proxies for voting on matters presented to our shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

Restrictions on Transfer

To qualify as a REIT under the Code:

•	five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

You should read the “Material Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, our charter provides (subject to certain exceptions) that no shareholder other than Hines or its affiliates may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.9% of the value (as determined in good faith by our board of directors) of the aggregate of our outstanding shares or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate number of shares of any class or series. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine, with the approval of our shareholders as required by our charter, that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, the transfer or issuance of our shares or any security convertible into our shares will be transferred to a charitable trust or will be null and void, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT), if such transfer or issuance:

•	creates a direct or indirect ownership of our shares in excess of the 9.9% ownership limit described above;

•	with respect to transfers only, results in our shares being owned by fewer than 100 persons;

•	results in us being “closely held” within the meaning of Section 856(h) of the Code;

•	results in us owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	results in our disqualification as a REIT.

Our charter provides that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary.

To avoid confusion, these shares will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.9% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.9% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT and there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our shareholders.

The ownership restriction does not apply to an offeror who, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership restriction also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

In addition, we have the right to purchase any Excess Securities at the lesser of the price per share paid in the transfer that created the Excess Securities or the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter.

Distribution Objectives

We receive cash flow from our investments in real estate which we expect will allow us to pay dividends to our shareholders. With respect to both our preferred and common shares, we intend to authorize and calculate dividends on a daily basis and aggregate and pay them on a quarterly basis. If our board of directors has authorized and we have declared dividends, holders of our series A preferred shares are entitled to earn distributions immediately upon purchasing our shares. Because all of our operations are performed indirectly through the Operating Partnership, our ability to pay dividends depends on the Operating Partnership’s ability to pay distributions to its partners, including Hines REIT. Dividends are paid to our shareholders as of record dates selected by our board of directors. We expect to pay dividends unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so, in which case the dividends on the series A preferred shares will accrue. Dividends are authorized at the discretion of our board of directors, which will be directed, in part, by its obligation to cause us to comply with the REIT requirements of the Code. Our ability to pay quarterly dividends may be affected by a number of factors, including:

•	our Advisor’s ability to identify and execute investment opportunities at a pace consistent with capital we raise;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	amount of distributions or dividends received by us from our indirect real estate investments such as the Core Fund;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves therefor;

•	leasing commissions and tenant inducements for leasing space; and

•	financings and refinancings.

We must distribute to our shareholders at least 90% of our annual ordinary taxable income in order to continue to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the “Risk Factors — Business and Real Estate Risks — We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements” and “Material Tax Considerations — Requirements for Qualification as a REIT” sections in this prospectus.

Share Redemption Programs

Our shares are currently not listed on a national securities exchange and we currently do not intend to list our shares. Our preferred shares have no maturity date, but may be redeemed for face value at any time at the discretion of our board of directors. We expect to redeem our outstanding series A preferred shares 6 to 10 years after the commencement of this offering. See “Description of Our Preferred Shares.” We also have a separate share redemption program, which we refer to as our preferred share redemption program, available to holders of our series A preferred shares who have purchased such shares from us or received their shares through a non-cash transaction, not in the secondary market, and have held their shares for at least one year. Subject to the terms and limitations of our preferred share redemption program, our series A preferred shareholders who have held their shares for at least one year may present all or a portion of their shares for redemption. Redemptions, if any, pursuant to our preferred share redemption program will be made on a quarterly basis and the funds used to redeem our series A preferred shares will be limited to the lesser of the amount required to redeem 5% of the series A preferred shares outstanding calculated as of the same date in the prior calendar year or the amount of proceeds received from participants in our preferred share dividend reinvestment program who reinvested their dividends during the prior quarter. Such redemptions will be made at 90% of face value of our series A preferred shares, plus dividends accrued through and including the redemption date. In the event of the death or disability of a holder of our series A preferred shares, we may redeem such holder’s shares at face value, plus dividends accrued through and including the redemption date and the one year holding period requirement may be waived. In order to provide our common shareholders with some liquidity, we also have a common share redemption program. Generally, subject to the terms and limitations of the program, common shareholders who have held their common shares for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their shares to us in accordance with the procedures outlined in the common share redemption program. Redemptions, if any, of common shares will be completed on a quarterly basis and the funds used to redeem the common shares will be limited to the lesser of the amount required to redeem 10% of the common shares outstanding calculated as of the same date in the prior calendar year or the amount of proceeds received from participants in our common share dividend reinvestment plan who reinvested their dividends during the prior quarter. The redemption price under the common share redemption program is currently $9.15, but is subject to change. We will not pay the Advisor or its affiliates any fees to complete any transactions under our share redemption programs.

During the years ended December 31, 2008, 2007 and 2006, we redeemed $58.7 million, $10.6 million and $2.3 million in common shares, respectively. During these years, all shareholder requests for redemptions were fully funded out of proceeds from our common share dividend reinvestment plan. During 2009, we have experienced an increase in common share redemptions. From January 1, 2009 to October 1, 2009, pursuant to our common share redemption program, we made payments totaling $152.6 million to shareholders which were funded out of proceeds from our common share dividend reinvestment plan and common share offering.

Our board of directors elected to waive the monthly limitation provided by our common share redemption program for common shares redeemed on March 2, 2009, April 1, 2009 and October 1, 2009. Cash used to fund redemptions reduces our liquidity available to fund acquisitions of real estate investments, pay dividends and other cash needs. We will not fund any common share redemptions during any period in which we are not current on our dividend obligations to our series A preferred shareholders for all past dividend periods.

All requests for redemption pursuant to our preferred share redemption program must be made in writing and received by us at least five business days prior to the end of the quarter. You may also withdraw your request to have your shares redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the quarter. If the number of shares subject to redemption requests exceeds the limitations described above, or our available cash flow is insufficient to meet such requests, we will first redeem in full the shares for which redemption was requested after the death or disability of a shareholder and thereafter the remaining redemption requests will be reduced on a pro rata basis. We cannot guarantee that we will accommodate all requests made in any quarter. If we cannot accommodate all requests in a given quarter, you can withdraw your request for redemption or request in writing that we honor it in a successive quarter. Such pending requests will generally be honored on a pro rata basis with any new redemption requests we receive in the applicable period, after all redemption requests upon the death or disability of a shareholder have been honored in their entirety.

Commitments by us to repurchase shares pursuant to our preferred share redemption program will be communicated either telephonically or in writing to each shareholder who submitted a request at or promptly (no more than five business days) after the fifth business day following the end of each quarter. We will redeem the shares subject to these commitments, and pay $22.50 per share (90% of face value), plus dividends accrued through and including the redemption date, within three business days following the delivery of such commitments. Shares redeemed in the event of death or disability will be made at $25.00 per share (face value), plus dividends accrued through and including the redemption date within three business days following the delivery of our commitment to repurchase such shares. You will not relinquish your shares until we redeem them. Please see “Risk Factors — Investment Risks — There is currently no public market for our series A preferred shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. There is no maturity date for our series A preferred shares.”

The series A preferred shares we redeem under our preferred share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or are exempt under such laws. We will terminate our preferred share redemption program in the event that our series A preferred shares ever become listed on a national securities exchange or in the event a secondary market for our series A preferred shares develops.

Restrictions on Roll-Up Transactions

Our charter contains various limitations on our ability to participate in Roll-up Transactions. In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity (a “Roll-up Entity”) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all our properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

•	a transaction involving our conversion into a limited liability company, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to our Advisor or our sponsor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common and preferred shareholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common and preferred shareholders having democracy rights in a Roll-up Entity that are less than those provided to each of them in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our common and preferred shareholders.

Shareholder Liability

Both the Maryland General Corporation Law and our charter provide that our shareholders are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors.

The Maryland General Corporation Law provides that our shareholders are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Dividend Reinvestment Plan

We currently have a preferred share dividend reinvestment plan available that allows you to have dividends otherwise payable to you reinvested in additional series A preferred shares. During this offering, you may purchase series A preferred shares under our dividend reinvestment plan at a price of $25.00 per share. No sales commissions or dealer manager fees will be paid in connection with shares purchased pursuant to our dividend reinvestment plan. A copy of our preferred share dividend reinvestment plan as currently in effect is included as Appendix B to this prospectus.

Investors participating in our preferred share dividend reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our preferred share dividend reinvestment plan, we will remit excess dividends in cash to the participants. If you elect to participate in the preferred share dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our charter relating to such investment, you will promptly notify us in writing of that fact.

Shareholders purchasing series A preferred shares pursuant to the preferred share dividend reinvestment plan will have the same rights and will be treated in the same manner as if such series A preferred shares were purchased pursuant to this offering.

Following the reinvestment, we will send each participant a written confirmation showing the amount of the dividend reinvested in our shares, the number of shares owned prior to the reinvestment, and the total amount of shares owned after the dividend reinvestment. We have the discretion not to provide a dividend reinvestment plan, and a majority of our board of directors may amend or terminate our preferred share dividend reinvestment plan for any reason at any time upon 10 days’ prior notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends would cause the percentage ownership limitation contained in our charter to be exceeded. Otherwise, unless you terminate your participation in our preferred share dividend reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration. You may terminate your participation in the preferred share dividend reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the preferred share dividend reinvestment plan will be effective only with respect to dividends paid more than 30 days after receipt of written notice. Generally, a transfer of shares will terminate the shareholder’s participation in the preferred share dividend reinvestment plan as of the first day of the quarter in which the transfer is effective.

If you participate in our preferred share dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in our shares. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Please see “Risk Factors — Tax Risks — Investors may realize taxable income without receiving cash dividends.”

Business Combinations

The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested shareholder or the interested shareholder’s affiliate for five years after the most recent date on which the shareholder becomes an interested shareholder. These provisions of the Maryland General Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. As permitted by the Maryland General Corporation Law, Section 5.9 of our charter provides that the business combination provisions of Maryland law do not apply to us.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by officers; and

•	owned by employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, Section 5.10 of our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges (in thousands):

	Six Months	Year
	Ended	Ended	Year Ended	Year Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2009	2008	2007	2006	2005	2004

Net income (loss)	27,352	(162,343)	(86,374)	(38,919)	(2,392)	(16,549)
Equity in losses of unconsolidated entities	4,197	13,416	8,288	3,291	831	(68)
Provision for income taxes	505	2,512	1,068	—	—	—
Fixed charges	45,107	82,186	47,028	17,572	2,447	—
Distributions of income from unconsolidated entities	8,284	29,594	26,340	14,809	5,278	—
Preferred Dividends	—	—	—	—	—	—

Net income (loss), as adjusted	$85,445	$(34,635)	$(3,650)	$(3,247)	$6,164	$(16,617)

Fixed charges:
Interest expense	45,594	83,111	47,835	18,310	2,447	—
Out-of-market mortgage adjustment	(487)	(925)	(807)	(738)	—	—
Preferred Dividends	—	—	—	—	—	—

Total fixed charges	$45,107	$82,186	$47,028	$17,572	$2,447	$—

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	1.89	(0.42)	(0.08)	(0.18)	2.52	n/a

Ratio of Earnings to Fixed Charges	1,89	(0.42)	(0.08)	(0.18)	2.52	n/a

Dollar amount of deficiency	$—	$(116,821)	$(50,678)	$(20,819)	$—	$(16,617)

Net income (loss) listed above includes certain non-cash items, such as the following charges related to depreciation and amortization of our real estate investments and gains or losses on derivative instruments related to our interest rate swaps (in thousands):

	Six Months	Year
	Ended	Ended	Year Ended	Year Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2009	2008	2007	2006	2005	2004

Depreciation and amortization	62,788	122,798	68,151	22,478	3,331	—
Gain (loss) on derivative instruments	46,791	(85,880)	(25,542)	(5,306)	—	—

PLAN OF DISTRIBUTION
General

We are offering up to $750,000,000 in shares of our preferred stock pursuant to this prospectus through Hines Real Estate Investments, Inc. (formerly known as Hines Real Estate Securities, Inc.), our Dealer Manager, a registered broker-dealer organized in June 2003 and affiliated with Hines. For additional information about our Dealer Manager, please see “Management — The Dealer Manager.” We are offering up to $700,000,000 in shares to the public and up to $50,000,000 in shares pursuant to our dividend reinvestment plan. If, prior to the termination of this offering, any of our shares initially allocated to our dividend reinvestment plan remain unsold, we may determine to sell some or all of such shares to the public in our primary offering. Similarly, if prior to the termination of this offering, we have sold all of the shares allocated to the dividend reinvestment plan and there is additional demand for such shares, we may determine to reallocate to the dividend reinvestment plan shares initially allocated to the primary offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” Of the $750,000,000 in shares being offered pursuant to this prospectus, we are currently offering:

•	series A preferred shares to the public at a price of $25.00 per share; and

•	series A preferred shares for issuance pursuant to our dividend reinvestment plan at a price of $25.00 per share.

This is a fixed price offering and the offering price was determined arbitrarily by our board of directors in its sole discretion. The offering price may not be indicative of the price our shareholders would receive if they sold our shares, if our shares were actively traded or if we were liquidated. The offering price was not determined based on our book or asset values or any other criteria for valuing shares and is not based on any independent valuation. We do not intend to adjust the offering price during this offering. Please see “Risk Factors — Investment Risks — The offering price of our series A preferred shares may not be indicative of the price at which our shares would trade if they were actively traded.”

This offering commenced on          , 20  and we expect this offering will terminate no later than             , 20  . However, we reserve the right to terminate this offering at any time or extend the termination to the extent we can under applicable law.

Underwriting Terms

We have not retained an underwriter in connection with this offering. Our series A preferred shares are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.” We will pay the Dealer Manager selling commissions of up to 7.5% of the gross offering proceeds of shares sold to the public in the primary offering, up to 7.0% of which will be reallowed to participating broker dealers. We will not pay selling commissions on shares issued and sold pursuant to our dividend reinvestment plan.

The Dealer Manager has entered into selected dealer agreements with certain other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) to authorize them to sell our shares. Upon the sale of shares by such participating broker-dealers, the Dealer Manager will reallow its commissions to such participating broker-dealers in accordance with the terms of the selected dealer agreements.

The Dealer Manager will also receive a dealer manager fee of up to 2.5% of gross offering proceeds we raise from the sale of shares in the primary offering as compensation for managing and coordinating the offering, working with participating broker dealers and providing sales and marketing assistance. We will not pay dealer manager fees on shares issued and sold pursuant to our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may pay to participating broker dealers out of its dealer manager fee a marketing fee in an amount up to 1.5% of gross offering proceeds from the sale of shares in the primary offering by such participating broker dealers; and may pay out of its dealer manager fee up to an additional 1.0% of the gross offering proceeds from the sale of shares in our primary offering by such participating broker dealers, as reimbursements for distribution and marketing-related costs and expenses, such as fees and costs associated with attending or sponsoring conferences and technology costs. The marketing fees may be paid to any particular participating broker dealer based upon prior or projected volume of sales and the amount of marketing assistance and the level of marketing support provided by a participating broker dealer in the past and anticipated to be provided in this offering. In addition, our Dealer Manager may incur the expense of training and education meetings, business gifts and travel and entertainment expenses which comply with the NASD Conduct Rules.

We will also reimburse our Advisor for all actual issuer costs incurred by our Advisor and its affiliates in connection with this offering and our organization; provided that the aggregate of our issuer costs, together with selling commissions and the dealer-manager fee, shall not exceed an aggregate of 15% of gross offering proceeds. Such issuer costs will include our reimbursements to the Dealer Manager and participating broker-dealers for bona fide out-of-pocket itemized and detailed due diligence expenses incurred by these entities, which we expect will be equal to 0.14% of the gross offering proceeds we raise from the sale of shares in the primary offering, but we are permitted to pay up to 0.5% of gross offering proceeds for such expenses. Reimbursement of due diligence expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering. Such costs may also in our sole discretion be reimbursed from amounts paid or reallowed to these entities as a marketing fee. The issuer costs are also expected to include, among other expenses, actual legal, accounting, printing, filing fees, transfer agent costs, our costs and expenses related to educational conferences and seminars conducted by Hines, our costs and expenses related to attending broker-dealer sponsored conferences, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related expenses.

Other than these fees, we will not pay any other fees to any professional or other person in connection with the distribution of the shares in this offering.

We have agreed to indemnify participating broker-dealers, the Dealer Manager and our Advisor against material misstatements and omissions contained in this prospectus, as well as other potential liabilities arising in connection with this offering, including liabilities arising under the Securities Act, subject to certain conditions. The Dealer Manager will also indemnify participating broker-dealers against such liabilities, and under certain circumstances, our sponsor and/or our Advisor may agree to indemnify participating broker-dealers against such liabilities.

The following table shows the estimated maximum compensation payable to the Dealer Manager, a portion of which may be reallowed to participating broker-dealers in connection with this offering.

		Percentage of
		Maximum
	Maximum	(Excluding DRP
Type of Compensation and Expenses	Amount	Shares)

Selling Commissions(1)	$52,500,000	7.5%
Dealer Manager Fees(2)	$17,500,000	2.5%

Total Expenses to Be Paid by the Company	$70,000,000	10%

(1)	We will not pay commissions for sales of shares pursuant to our dividend reinvestment plan.

(2)	We will not pay a dealer manager fee for sales of shares pursuant to our dividend reinvestment plan.

In accordance with applicable NASD Conduct Rules, in no event will total underwriting compensation payable to FINRA members (including, but not limited to, selling commissions, the dealer manager fee, expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives, all compensation payable to wholesalers of the Dealer Manager and transaction-based compensation payable to other registered representatives of the Dealer Manager who are directly responsible for sales activities, other than a registered representative whose functions are clerical or administerial or whose sales activities, if any, are de minimus or whose compensation is not otherwise included in underwriting compensation) exceed 10% of maximum gross offering proceeds, from the primary offering. Additional amounts may be paid for bona fide out-of-pocket itemized and detailed due diligence expenses.

We will pay the underwriting compensation and the organization and offering expenses which are considered to be issuer costs, as described above.

In the event that an investor:

•	has a contract for investment advisory and related brokerage services which includes a fee based on the amount of assets under management or a “wrap” fee feature;

•	has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (except where an investor has a contract for financial planning services with a registered investment advisor that is also a registered broker-dealer, such contract will not qualify the investor for the discount reflecting nonpayment of the selling commissions as described below); or

•	is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee;

we will sell our series A preferred shares to or for the account of such investor at a 7.0% discount, or $23.25 per share, reflecting the fact that the selling commission paid in connection with such purchases will be reduced to 0.5%. The net proceeds we receive from the sale of shares will not be affected by such sales of shares at a discount.

We may sell shares to retirement plans of participating broker dealers, to participating broker dealers themselves (and their employees), to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and to each of their spouses, parents and minor children) at a 7.0% discount, or $23.25 per share, reflecting the fact that the selling commission paid in connection with such purchases will be reduced to 0.5%. The net proceeds we receive from the sale of shares will not be affected by such sales of shares at a discount.

Our directors and officers, both current and retired, as well as affiliates of Hines and their directors, officers and employees, both current and retired (and their spouses, parents and minor children), and entities owned substantially by such individuals, may purchase shares in this offering at a 7.0% discount, or $23.25 per share, reflecting the fact that the selling commission paid in connection with such purchases will be reduced to 0.5%. The net proceeds we receive from the sale of shares will not be affected by such sales of shares at a discount.

Hines and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

In addition, Hines, our Dealer Manager or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity may be at a 7.0% discount, or $23.25 per share, reflecting the fact that the selling commission paid in connection with such purchases will be reduced to 0.5%. The net proceeds we receive from the sale of shares will not be affected by such sales of shares at a discount.

Shares sold at the discounts described above are identical in all respects to shares sold without such discounts, with equal distribution, liquidation and other rights.

Discounts will be available through certain financial advisors and broker dealers under the circumstances described above and otherwise, so you should check before purchasing shares.

The Subscription Process

Our sponsor and participating broker-dealers selling shares on our behalf are required to make every reasonable effort to determine whether a purchase of our series A preferred shares is suitable for you. The participating broker-dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

The Dealer Manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements to this prospectus. We plan to make this prospectus and the appendices available electronically to the Dealer Manager and the participating broker-dealers, as well as to provide them paper copies, on our website at www.hinesreit.com. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.hinesreit.com. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus.

Sales of our series A preferred shares are completed upon the receipt and acceptance by us of subscriptions. We have the unconditional right to accept or reject your subscription within 20 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares for which you subscribed. If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive the final prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 20 days after our receipt of the same.

To purchase shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this prospectus, prior to the termination of this offering. You should pay for your shares by check payable to “Hines Real Estate Investment Trust, Inc.” or “Hines REIT,” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Admission of Shareholders

We intend to admit shareholders daily as subscriptions for shares are accepted by us in good order. Upon your being admitted as a shareholder, we will use your subscription proceeds to make real estate investments and pay fees and expenses as described in this prospectus. Please see “Estimated Use of Proceeds.”

Investments through IRA Accounts

Community National Bank has agreed to act as an IRA custodian for investors who would like to purchase shares through an IRA. We will pay the base fee for the first calendar year in which our shares are purchased by an investor through an IRA for which Community National Bank serves as the IRA custodian. Thereafter, such investors will be responsible for the annual base fee. In addition, beginning on the date that their accounts are established, all investors will be responsible for any other fees applicable to their accounts. Further information about custodial services is available through your broker or through our Dealer Manager. See “Questions and Answers About This Offering — Who can help answer my questions?” for the Dealer Manager’s contact information.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of series A preferred shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you are a U.S. person;

•	a copy of this prospectus was delivered or made available to you;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determinations of Suitability

Our sponsor and each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective investor regarding, among other things, each prospective investor’s financial situation and investment objectives. In making this determination, participating broker-dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our series A preferred shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the series A preferred shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the series A preferred shares;

•	the restrictions on transferability of the series A preferred shares; and

•	the tax consequences of an investment in the series A preferred shares.

Participating broker-dealers are required to make the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Investment

In order to purchase shares in this offering, you initially must invest at least $2,500. Please see “Suitability Standards.” Except in Maine, Minnesota, Nebraska and Washington (where any subsequent subscriptions by investors must be made in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases in increments of at least two shares, except for purchases made pursuant to our dividend reinvestment plan which may be in increments of less than two shares.

Termination Date

This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than          , 20   (one year after the initial effective date of this prospectus), unless we announce an extension of the offering in a supplement or amendment to this prospectus.

THE OPERATING PARTNERSHIP

We conduct substantially all of our operations through the Operating Partnership. The following is a summary of the material provisions of the Agreement of Limited Partnership of the Operating Partnership. We refer to the Operating Partnership’s Agreement of Limited Partnership as the “Partnership Agreement.”

General

The Operating Partnership was formed in August, 2003 to hold our assets. It will allow the Company to operate as what is generally referred to as an “Umbrella Partnership Real Estate Investment Trust,” or an “UPREIT,” which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units, consisting of common units and series A preferred units that will be equivalent to the dividends made to holders of our common and series A preferred shares, respectively. Finally, a limited partner in the Operating Partnership may later exchange his or her common units for cash or shares of our common stock, as applicable and at our election, in a taxable transaction.

The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other programs, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would be entitled to the same exchange rights as other holders of common units and series A preferred units of the Operating Partnership or such other classes or series of OP Units as we, as the General Partner of the Operating Partnership, determine to issue. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common and/or preferred shares, thereby diluting the percentage ownership interest of other shareholders. We may also create additional separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.

We hold substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of June 30, 2009, we owned a 97.0% ownership interest in the Operating Partnership and Hines 2005 VS I LP, an affiliate of Hines, owned a 0.5% ownership interest in the Operating Partnership. Finally, HALP Associates Limited Partnership owned the Participation Interest in the Operating Partnership, which represented a 2.5% ownership interest as of June 30, 2009. Please see “— The Participation Interest” below. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

Purposes and Powers

The Operating Partnership is organized as a Delaware limited partnership. The purposes of the Operating Partnership are to engage in any lawful business activities in which a partnership formed under Delaware law may engage or participate, with its primary objectives and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real property or mortgages secured by real property on our behalf. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a shareholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing. The Operating Partnership’s purposes may be accomplished by taking any action which is not prohibited under the Delaware Revised Uniform Limited Partnership Act.

Operations

The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes, avoid any federal income or excise tax liability and ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see “Material Tax Considerations — Tax Aspects of the Operating Partnership.” The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with the rights and entitlements of each class of OP Unit, and within each such class in proportion to their relative percentage interests, on at least a quarterly basis, in amounts determined by us. Please see “— Distributions” below. Distributions, if any, will be made such that a holder of one common unit in the Operating Partnership will receive an amount of annual cash flow distributions from the Operating Partnership equal to the amount of annual dividends paid to the holder of one of our common shares. In addition, distributions will be made such that a holder of one series A preferred unit will receive an amount of annual cash flow distributions from the Operating Partnership equal to the [     ]% annual dividend paid to a holder of one of our series A preferred shares.

The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations:

•	income from operations is allocated first to the holder(s) of the series A preferred units until such holder(s) have been allocated aggregate income equal to the aggregate accrued distributions with respect to such series A preferred units, and thereafter to the holder of the Participation Interest until it has been allocated income in an amount equal to distributions made to such holder, and then to the remaining partners of the Operating Partnership in proportion to the number of common units held by each of them;

•	gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balance of holder(s) of any series A preferred units to equal the sum of their liquidation preference plus the amount of any accrued and unpaid distributions, and then to cause the capital account balances of the holder of the Participation Interest and the holders of the common units to be in proportion to their respective percentage interests; and

•	all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the common units to be in proportion to their respective percentage interests until reduced to zero, and thereafter to holder(s) of the series A preferred units.

Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:

•	all expenses relating to the continuity of our existence;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of OP Units, or our common shares or our series A preferred shares; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Amendments

The consent of limited partners holding a majority of the OP Units (including Participation Interest Common Unit Equivalents, as defined below) held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that modify:

•	the allocation of profits, losses, or distributions among partners;

•	any provision relating to the issuance and conversion of OP Units; and

•	any provision relating to the transfer of OP Units.

In addition to the foregoing, the rights, preferences, privileges or voting powers of the series A preferred units may not be changed without the written consent of the holders of a majority of the series A preferred units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would enlarge the obligation of such partner to make capital contributions to the Operating Partnership. The written consent of all the partners is required to amend these amendment limitations.

Transferability of Our General Partner Interest

We may not transfer our interest in the Operating Partnership without the consent of partners holding a majority of the OP Units (including Participation Interest Common Unit Equivalents, as defined below) held by all limited partners unless:

•	the transfer of such interest is to an entity which is, directly or indirectly, controlled by (i) Hines, and/or (ii) Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them or to an entity that is, directly or indirectly, wholly-owned by us and/or Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them; or

•	the transfer of such interest is pursuant to or in connection with a change in the outstanding common shares of the Company by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change and either (i) the shares dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change has been approved by the consent of the limited partners of the Operating Partnership holding a majority of the common unit percentage interests, or (ii) an appropriate adjustment to the number of common units held by each Partner has been made in accordance with the Partnership Agreement.

The Participation Interest

HALP Associates Limited Partnership owns a profits interest in the Operating Partnership denominated as the Participation Interest, which increases as described below and entitles it to receive distributions of the Operating Partnership based upon its percentage interest of the Operating Partnership at the time of distribution. Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Through their ownership in an affiliate of Hines or other compensation arrangements, Hines employees (including the officers and managers of our Advisor) will effectively hold up to 50% of the Participation Interest for purposes of aligning their interests with those of our shareholders. The Participation Interest was issued in consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. We believe the Participation Interest had a nominal value at issuance. The percentage interest attributable to the Participation Interest, initially 0.0% at the first month of operations of the Operating Partnership and 2.5% as of June 30, 2009, increases on a monthly basis as described below. We anticipate that the percentage interest attributable to the Participation Interest will increase incrementally over time and, consequently, the percentage interest of holders of common units, including Hines REIT, will decrease proportionally. See “— Hypothetical Impact of the Participation Interest” below.

The percentage interest of the holder of the Participation Interest as of the end of a particular calendar month will equal the sum of:

(a) the percentage interest attributable to the Participation Interest as of the end of the immediately preceding month, adjusted for any issuances or redemptions of common units during the month, plus

(b) 0.0625% of the net equity received by the Operating Partnership and invested in real estate investments as of the end of the current month, divided by the “Equity Value” (as defined below) of the Operating Partnership as of the end of the current month, plus

(c) 0.50% of the “Gross Real Estate Investments” (as defined below) made by the Operating Partnership during the current month, divided by the Equity Value of the Operating Partnership as of the end of such month.

The monthly adjustment to the percentage interest attributable to the Participation Interest is intended to approximate the economic equivalent of the cash acquisition and asset management fees earned by the Advisor under the Advisory Agreement for the applicable month, and the immediate and automatic reinvestment of such amount into the Operating Partnership in exchange for equity. Adjustments in the percentage interest attributable to the Participation Interest as described above will cease at such time as an affiliate of Hines no longer serves as our advisor.

“Equity Value” as of a particular date means, in cases where we have an offering of common shares then in effect, the product of (i) the per-share offering price for the common shares that are the subject of such offering, net of selling commissions and dealer manager fees, multiplied by (ii) a number equal to the number of common units outstanding as of the end of such month, divided by the difference between 100% and the percentage interest attributable to the Participation Interest as of the end of such month. In cases where we do not have an offering of common shares then in effect, “Equity Value” as of a particular date means the net fair market value of the Operating Partnership’s equity as of such date, as approved by our board of directors, which shall generally equal the net proceeds that would be available for distribution by the Operating Partnership if all properties owned directly or indirectly by the Operating Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.

The term “Gross Real Estate Investments” of the Operating Partnership means the gross amount invested by the Operating Partnership in any real estate investments (either directly or indirectly, including real estate investments contributed to the Operating Partnership for common units), including debt attributable to such investments; provided that in the case of amounts invested in entities not wholly-owned by the Operating Partnership, the term shall mean our allocable share of the Gross Real Estate Investments of such entities.

The foregoing calculation of the percentage interest of the Participation Interest as of the end of a particular month will be effective as of the first day of the following month. While the Participation Interest increases on a monthly basis, the amount of the increase is diluted by the number of common units issued (including common units issued to Hines REIT as the general partner as a result of offering proceeds raised by us), or increased as a result of common units redeemed, during such calendar month, so that the percentage interest attributable to the Participation Interest immediately after such issuance or redemption equals (i) the percentage interest attributable to the Participation Interest immediately prior to such issuance or redemption, multiplied by (ii) a fraction whose numerator is the number of common units outstanding immediately prior to such issuance or redemption and whose denominator is the number of common units outstanding immediately after such issuance or redemption. The Participation Interest may be repurchased for our common shares or cash as described below. Repurchases of the Participation Interest will result in a reduction in the percentage interest attributable to the Participation Interest to the extent of such repurchase and will have no impact on the calculation of subsequent increases in the Participation Interest.

The percentage interest of each partner holding common units for any particular calendar month will equal:

•	100% minus the percentage interest attributable to the Participation Interest, multiplied by

•	the number of common units held by such partner, divided by

•	the sum of all common units issued and outstanding at such time.

The percentage interest of each partner holding series A preferred units for any particular calendar month will equal:

•	the number of series A preferred units held by such partner, divided by

•	the sum of all series A preferred units issued and outstanding at such time.

Hypothetical Impact of the Participation Interest

The following table shows an example of the increase of the Participation Interest, and the proportionate decrease of Hines REIT’s interest in the Operating Partnership. This table shows the actual ownership percentages in the Operating Partnership as of December 31, 2004, 2005, 2006, 2007 and 2008, and the estimated percentages for 2009 through 2013 assuming: (i) we raise $150 million in our current common share offering during the fourth quarter of 2009, (ii) we raise $175 million in this offering of our series A preferred shares during each quarter of 2010, (iii) we raise no additional capital and otherwise issue no additional shares remaining during the remaining three years represented, (iv) we immediately invest all proceeds received in real estate investments without taking into account selling commissions, dealer manager fees or other organizational and offering expenses, (v) no other common units are issued, and (vi) our investments in real estate investments are 50% leveraged at the time of acquisition.

	Hines	Hines’ Cash	Participation
End of Year	REIT(1)	Investment(2)	Interest(3)	Total

December 31, 2004	64.29%	34.33%	1.38%	100.00%
December 31, 2005	94.24%	4.53%	1.23%	100.00%
December 31, 2006	97.38%	1.34%	1.28%	100.00%
December 31, 2007	97.60%	0.68%	1.72%	100.00%
December 31, 2008	97.31%	0.53%	2.16%	100.00%
Estimated December 31, 2009	95.09%	0.46%	4.45%	100.00%
Estimated December 31, 2010	94.34%	0.46%	5.20%	100.00%
Estimated December 31, 2011	93.59%	0.46%	5.95%	100.00%
Estimated December 31, 2012	92.85%	0.45%	6.70%	100.00%
Estimated December 31, 2013	92.10%	0.45%	7.45%	100.00%

(1)	Represents Hines REIT’s interest in the Operating Partnership received as a result of offering proceeds contributed to the Operating Partnership.

(2)	Represents the $10,200,000 investment HREH made in the Operating Partnership and subsequently transferred to Hines 2005 VS I LP.

(3)	The increase in the Participation Interest will be less if Hines REIT conducts future common share offerings, as the increase in the Participation Interest will be diluted by future issuances of common shares.

Repurchase of Common Units and the Participation Interest

Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the repurchase of their common units for cash or, at our option, common shares, in Hines REIT. The holder of the Participation Interest likewise has the right to request the repurchase of the Participation Interest for cash or, at our option, common shares in Hines REIT. These repurchase rights will be exercisable one year after the common units or Participation Interest are issued to such limited partner. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the common units or, in the case of the Participation Interest, the Participation Interest Common Unit Equivalents were exchanged for our common shares on a one-for-one basis. Alternatively, we may elect to purchase the common units or Participation Interest by issuing one common share for each common unit or Participation Interest Common Unit Equivalent exchanged. The number of “Participation Interest Common Unit Equivalents” equals a number of common units that would represent the percentage interest in the Operating Partnership evidenced by the Participation Interest or, if less, a number of common units that represents the Participation Interest’s proportionate share of the capital account balances of all partners holding common units in the Operating Partnership (determined as if the assets of the Operating Partnership were liquidated for a net amount equal to the net asset value of the Operating Partnership, as defined in the Partnership Agreement). A limited partner cannot exercise these repurchase rights if such repurchase would:

•	cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Code;

•	result in any person owning common shares in excess of our ownership limits;

•	constitute or be likely to constitute a violation of any applicable federal or state securities law;

•	violate any provision of our charter or bylaws;

•	cause us to be “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code;

•	cause the acquisition of shares by a limited partner whose interests are repurchased to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act; or

•	cause the Operating Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code or cause a technical termination of the Operating Partnership under Section 708 of the Code. In particular, as long as the Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise repurchase rights only if:

•	the redemption would constitute a “private transfer” (as that term is defined in the Partnership Agreement); or

•	the redemption, when aggregated with other transfers of common units within the same taxable year (but not including private transfers), would constitute 10% or less of the common unit percentage interests in the Operating Partnership.

In the event a limited partner of the Operating Partnership exercises its repurchase rights as described above, and we elect to purchase the common units or Participation Interest with our common shares, we expect to issue unregistered common shares or subsequently registered shares in connection with such transaction.

Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor

In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, we may be required to repurchase all or a portion of the OP Units and Participation Interest held by Hines and its affiliates. In such event, the purchase price is required to be paid in cash or common shares at the option of the holder. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor” and “Risk Factors — Investment Risks — Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.”

Capital Contributions

If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest with respect to the series or class of OP Units such partner receives will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

Term

The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events:

•	the sale of all or substantially all of the assets of the Operating Partnership; or

•	unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either the Operating Partnership or Hines REIT as bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

Tax Matters

Hines REIT is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

Distributions

Generally, all available cash is distributed quarterly to or for the benefit of the partners of record as of the applicable record date. The term “available cash” means all cash receipts of the Operating Partnership from whatever source during the period in question in excess of all items of Operating Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Operating Partnership, including real estate investments, debt payments, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer, manager, advisor or property management agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the general partner) established or increased during such period. In the discretion of the general partner of the Operating Partnership, but subject to the Partnership Agreement, reserves may include cash held for future acquisitions.

The Operating Partnership will distribute cash available for distribution to its partners at least quarterly. Pursuant to the Partnership Agreement, the Operating Partnership will distribute cash first to the holders of the series A preferred units, including Hines REIT, to the extent of and in proportion to their entitlement to receive distributions at such time, and thereafter, among the partners holding common units and the partner holding the Participation Interest in proportion to their respective percentage interests in the Operating Partnership. Please see “— The Participation Interest” above for a summary of how the percentage interests in the Operating Partnership are calculated.

Indemnity

The Operating Partnership must indemnify and hold Hines REIT (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify:

•	Hines REIT for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence;

•	officers and directors of Hines REIT (other than our independent directors) for any liability, loss, cost or damage caused by such person’s negligence or misconduct; or

•	our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct.

In addition, the Operating Partnership must reimburse Hines REIT for any amounts paid by it in satisfaction of indemnification obligations owed to its present or former directors and/or officers, as provided for in or pursuant to its corporate governance documents.

MATERIAL TAX CONSIDERATIONS

General

The following is a summary of the material federal income tax considerations generally applicable to the ownership of our shares. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, and, except as described in “— Taxation of Foreign Investors” below, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on the following:

•	current provisions of the Code;

•	existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	existing administrative rulings; and

•	judicial interpretations of the foregoing.

No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her, in light of his or her particular circumstances, relating to the purchase, ownership and disposition of our series A preferred shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

We elected to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2004. However, our qualification for taxation as a REIT depends on our ability in the future to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot assure you that the actual results of our operations for any particular year will satisfy these requirements. We also cannot assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the “— Failure to Qualify as a REIT” section below.

Our counsel, Greenberg Traurig, LLP, has rendered its opinion that, based on the continuing accuracy of certain assumptions specified below:

•	We were organized and operated in conformity with the requirements for classification as a REIT under the Code for our taxable year ended December 31, 2004;

•	Our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

•	The Operating Partnership will be properly classified as a partnership under the Code; and

•	All statements of law and legal conclusions, but not statements of facts, contained in this “Material Tax Considerations” section are correct in all material respects.

The foregoing opinion is based on the assumptions that:

•	our method of operation and share ownership structure are as described in this prospectus and in a certificate of an officer of Hines REIT;

•	Hines REIT and its subsidiaries are, and will continue to be, organized and managed as set forth in this prospectus, and in each such entity’s relevant organizational documents;

•	the organizational documents of Hines REIT and each of its subsidiaries are not amended or modified in any material respect, and all material terms and conditions in such documents are and will be complied with; and

•	each of the written agreements to which we or any of our subsidiaries are a party will be implemented, construed and enforced in accordance with its terms.

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described herein relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Greenberg Traurig, LLP will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Requirements for Qualification as a REIT

Organizational Requirements

In order to qualify as a REIT, we must meet the following criteria:

•	We must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

•	We cannot be a financial institution or an insurance company.

•	We must be managed by one or more trustees or directors.

•	Our taxable year must be a calendar year.

•	Our beneficial ownership must be evidenced by transferable shares.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years. While generally a tax-exempt entity is treated as a single taxpayer for this purpose, a domestic qualified employee pension trust is not. Pursuant to a “look through” rule, the beneficiaries of such a pension trust will be treated as holding our common or series A preferred shares in proportion to their indirect interests in such shares of the trust. If we do not satisfy the stock ownership test described in this paragraph in the absence of this look through rule, part of the income and gain recognized by certain qualified employee pension trusts attributable to the ownership of our shares may be treated as unrelated business taxable income. Please see “— Taxation of Tax Exempt Entities.” We do not expect to have to rely on this rule in order to meet the stock ownership requirement described in this paragraph.

•	We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

To protect against violations of these requirements, our charter contains restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership thereof otherwise might jeopardize our REIT status. Please see “Description of Capital Stock — Restrictions on Transfer.” There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.

We are required to maintain records disclosing the actual ownership of shares of our stock in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.

We believe that we have satisfied each of the requirements discussed above beginning with our taxable year ended December 31, 2004. We also believe that we have satisfied the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions beginning with our taxable year ended December 31, 2004. Our counsel, Greenberg Traurig, LLP, has rendered its opinions that, based on the continuing accuracy of certain assumptions specified in “Material Tax Considerations — General” above, we were organized and operated in conformity with the requirements for classification as a REIT under the Code for our taxable years ended December 31, 2004 through 2008, and our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described below relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Greenberg Traurig, LLP will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Operational Requirements — Gross Income Tests

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

75% Gross Income Test

At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

•	“rents from real property” (as described below);

•	gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company’s trade or business, referred to below as “dealer property”);

•	abatements and refunds of real property taxes;

•	dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, shares in other REITs;

•	interest on obligations secured by mortgages on real property or on interests in real property; and

•	“qualified temporary investment income” (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least two years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.

We expect that substantially all of our operating gross income will be considered “rent from real property.” “Rent from real property” is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

•	“Rent from real property” can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent does not exceed 15% of the total rent attributable to the lease. We do not expect to earn material amounts of rent attributable to personal property.

•	“Rent from real property” generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant’s net income or profit.

•	“Rent from real property” can include rent based on a percentage of a tenant’s gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross sales or receipts.

•	“Rent from real property” cannot include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.

•	“Rent from real property” generally cannot include amounts we receive with respect to services we provide for tenants, unless such services are “usually and customarily rendered” in connection with the rental of space for occupancy only or are not considered “rendered to the occupant.” If the services we provide do not meet this standard, they will be treated as impermissible tenant services, and the income we derive from the property will not qualify as “rent from real property,” unless the amount of such impermissible tenant services income does not exceed one percent of all amounts received from the property. We are allowed to operate or manage our properties, or provide services to our tenants, through an “independent contractor” from whom we do not derive any income or through taxable REIT subsidiaries.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

We expect to invest proceeds we receive from the offering covered by this prospectus in money market mutual funds or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test to the extent earned during the first year after receipt of such proceeds. To the extent that proceeds from this offering are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for purposes of our qualifying as a REIT.

95% Gross Income Test

In addition to earning 75% of our gross income from the sources listed above, at least 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of gross receipts or sales.

Failing the 75% or the 95% Gross Income Tests; Reasonable Cause

As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income; however, we do not expect such non-qualifying income to be significant and we expect further that such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of our non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.

If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

•	following our identification of the failure to meet either or both of such income tests for any taxable year, a description of each item of our gross income is set forth in a schedule filed by us for such taxable year; and

•	our failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the “— Taxation as a REIT” section below.

Operational Requirements — Asset Tests

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.

First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, “real estate assets” include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests.

The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (i) securities (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries) of any single issuer that represent more than 5% of the value of our total assets, (ii) more than 10% of the total voting power of the outstanding voting securities of any single issuer (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries), (iii) securities of any single issuer which have a value of more than 10% of the total value of all the outstanding securities of such issuer, excluding, for these purposes, securities qualifying under the 75% asset test described above, securities of a taxable REIT subsidiary, and securities described in the following paragraph, or (iv) securities of one or more taxable REIT subsidiaries that represent more than 25% of the value of our total assets. In evaluating a REIT’s assets, the REIT generally is deemed to own a proportionate share of each of the assets of any partnership in which it invests (such as the Operating Partnership) based on the percentage interest held by the REIT in partnership capital, subject to special rules that are applicable under the 10% asset test (described in clause (iii) above) which take into account the REIT’s interest in certain securities issued by the partnership.

Securities for purposes of the foregoing asset tests may include debt securities. The 10% value limitation (described in clause (iii) of the preceding paragraph) will not apply, however, to (i) any security qualifying as “straight debt” within the meaning of the Code, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter.

Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to qualify as a REIT, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income (capital gains are not required to be distributed). More precisely, we must distribute an amount equal to (i) 90% of the sum of (a) our “REIT taxable income” before deduction of dividends paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (ii) limited categories of “excess non-cash income” (including, cancellation of indebtedness and original issue discount income). In order to meet the foregoing requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference under our organizational documents.

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, a REIT may carry forward, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•	Dividends declared by us in October, November, or December of a particular year and payable to our shareholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such dividends are actually paid by us by January 31 of the following year.

•	Dividends declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if such dividends are actually paid by us (i) within 12 months of the end of such taxable year and (ii) no later than the date of our next regular dividend payment made after such declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. Additionally, such dividends will be treated as paid by us in the year actually paid, for purposes of determining the application of the 4% excise tax for the prior year.

It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and actual cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the Internal Revenue Service, we may be able to retroactively cure the failure by paying a “deficiency dividend,” as well as applicable interest and penalties, within a specified period.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the Internal Revenue Service. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

In order to qualify as a REIT, we must maintain certain records as set forth in Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Recently Enacted Relief Provisions

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure.

On July 30, 2008, the American Housing Rescue and Foreclosure Prevention Act of 2008 (the “Housing Act”) was enacted. The following is a brief summary of certain provisions of the Housing Act.

•	Prior to the Housing Act, foreign currency exchange gain was not explicitly included or excluded from the statutory definitions of qualifying income for purposes of the 95% and 75% income tests. The Housing Act provides that most real estate-related foreign currency gain recognized after July 30, 2008 is excluded from the computation of the income tests (i.e., such gain is excluded from the numerator and the denominator of the income test computations). However, foreign currency gain is treated as non-qualifying income if it is derived from substantial and regular trading or dealing in securities. These rules depart from previously issued IRS guidance that generally treated foreign currency gains as qualifying income under the 95% and 75% income tests to the extent such gains were attributable to assets producing qualifying income. Certain conforming changes have also been made to the asset tests, foreclosure property and prohibited transaction provisions of the Code. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” and “— Taxation as a REIT.”

•	The Housing Act expands the scope of the hedging exception by providing that the income tests will exclude any income from a hedging transaction entered into by the REIT after July 30, 2008 primarily to manage the risk of (1) interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or (2) currency fluctuations with respect to an item of qualifying income under the 95% or 75% income test. Prior to the enactment of the Housing Act, income from a hedging transaction was treated as nonqualifying income for purposes of the 75% income test, and the income from hedging transactions described under number (1) above was only excluded from the 95% income test. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”

•	Under prior law, sales of property by a REIT were not treated as prohibited transactions if such sales came within certain safe harbors. Certain provisions of the Housing Act make it easier for a REIT to fit within these safe harbor provisions, including a reduction in the current four year safe harbor holding period to two years for sales occurring after July 30, 2008. See “— Taxation as a REIT.”

•	Previously, not more than 20% of a REIT’s total assets could be represented by securities of one or more of the REIT’s taxable REIT subsidiaries. The Housing Act amends this rule by increasing the limitation to 25%. This change is effective for our taxable years beginning after December 31, 2008. See “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests.” The foregoing is not an exhaustive list of changes made by the Housing Act. You are urged to consult your tax advisors regarding the specific tax consequences to you of the changes resulting from the enactment of Housing Act.

Taxation as a REIT

Once we qualify as a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to our shareholders during the taxable year. A “dividends paid” deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

•	a tax of 100% applies to any net income we receive from prohibited transactions, (as mentioned, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

•	if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (i) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (ii) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

•	under some circumstances, we will be subject to the alternative minimum tax;

•	we will be subject to a 4% excise tax if we fail, in any calendar year, to distribute to our shareholders an amount equal to the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for such year, and any undistributed taxable income from prior years;

•	if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within 10 years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate (currently 35%);

•	any income (other than income otherwise qualifying for REIT purposes) or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

•	a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm’s length pricing arrangements between the REIT and such taxable REIT subsidiary.

Failure to Qualify as a REIT

If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing our taxable income and we would no longer be required to pay dividends. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect on us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

Taxation of Shareholders

Distributions

In general, distributions paid by us to our shareholders (who are not “Non-U.S. Shareholders” as defined below in “— Taxation of Foreign Investors”) during periods we qualify as a REIT will be taxable as follows:

•	Except as provided below, dividends will generally be taxable to our shareholders, as ordinary income, in the year in which such dividends are actually or constructively received by them, to the extent of our current or accumulated earnings and profits.

•	Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

•	Dividends paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder subject to the passive activity rules.

•	Distributions we designate as capital gains dividends generally will be taxed as capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

•	If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our shareholders would receive a credit for such shareholder’s proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	No portion of the dividends paid by us, whether characterized as ordinary income or as capital gains, are eligible for the “dividends received” deduction for corporations.

•	Shareholders are not permitted to deduct our losses or loss carry-forwards.

Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Dispositions of the Shares

Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a shareholder receives a long- term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

If a shareholder has shares of our stock redeemed by us, such shareholder will be treated as if such shareholder sold the redeemed shares if all of such shareholder’s shares of our stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Our Failure to Qualify as a REIT

In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that:

•	none of our distributions will be eligible for treatment as capital gains dividends;

•	corporate shareholders will qualify for the “dividends received” deduction; and

•	shareholders will not be required to report any share of our tax preference items.

Backup Withholding

We will report to our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax equal to 28% of the amount of any such dividends. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

•	when the Internal Revenue Service notifies us that the shareholder is subject to the backup withholding rules;

•	when a shareholder furnishes an incorrect taxpayer identification number; or

•	in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the shareholder’s actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status.

Taxation of Tax Exempt Entities

Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of “unrelated business taxable income” (“UBTI”) as such term is defined in the Code. In general, dividends received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, part or all of such income or gain would constitute UBTI.

If we were deemed to be “predominately held” by qualified employee pension benefit trusts and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests as more particularly described in “— Requirements for Qualification as a REIT — Organizational Requirements” above, part of the income and gain recognized by such trusts holding more than 10% in value of our shares attributable to the ownership of our shares may be treated as UBTI. We would be deemed to be “predominately held” by such trusts if either one employee pension benefit trust owns more than 25% in value of our shares, or any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests, a portion of the income and gain recognized attributable to the ownership of our shares by any qualified employee pension benefit trust holding more than 10% in value of our shares would be treated as UBTI that is subject to tax. Such portion would be equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We do not expect to have to rely on the look-through rule for purposes of meeting the relevant REIT stock ownership tests. Moreover, we will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be “predominately held” by qualified employee pension benefit trusts for purposes of the foregoing rules. However, there is no assurance in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the “set aside” and reserve requirements.

Taxation of Foreign Investors

The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

Distributions

General

Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Shareholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation that is not entitled to any treaty exemption). Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “— Sales of Shares” below.

Distributions Attributable to Sale or Exchange of Real Property

As long as our stock is not regularly traded in an established securities market within the United States, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption.

If our shares of stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a Non-U.S. Shareholder who does not own more than 5% of our common stock at any time during the taxable year:

•	will be taxed on such capital gain dividend as if the distribution was an ordinary dividend;

•	will generally not be required to report distributions received from us on U.S. federal income tax returns; and

•	will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to Non-U.S. Shareholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the Non-U.S. Shareholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the Internal Revenue Service a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

Tax Withholding on Distributions

For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder, unless the Non-U.S. Shareholder provides us with a properly completed Internal Revenue Service Form W-8BEN evidencing that such Non-U.S. Shareholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any distribution to a Non-U.S. Shareholder that is or could be designated by us as a capital gain dividend. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the Internal Revenue Service.

Sales of Shares

Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

•	such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the United States;

•	the Non-U.S. Shareholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

•	we are a “domestically controlled” REIT, which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence; provided, however, that even if we are a “domestically controlled” REIT, a Non-U.S. Shareholder may be treated as having gain that is subject to U.S. federal income taxation if the Non-U.S. Shareholder (i) disposes of our common or series A preferred shares within a 30-day period preceding the ex-dividend date of a distribution on our common or series A preferred shares, any portion of which, but for such disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (ii) acquires, or enters into a contract or option to acquire, other common or series A preferred shares, as applicable, within 30 days after such ex-dividend date.

We cannot assure you that we will qualify as a “domestically controlled REIT.” If we are not a domestically controlled REIT, a Non-U.S. Shareholder’s sale of shares will be subject to tax, unless (i) the first two conditions described above are met, (ii) the shares were regularly traded on an established securities market; and (iii) the selling Non-U.S. Shareholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our shares. In this regard, at the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such shares may be required to withhold 10% of the gross purchase price.

If a Non-U.S. Shareholder has shares of our stock redeemed by us, such Non-U.S. Shareholder will be treated as if such Non-U.S. Shareholder sold the redeemed shares if all of such Non-U.S. Shareholder of our stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

State and Local Taxes

We may be subject to state or local taxation. In addition, our shareholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Tax Aspects of the Operating Partnership

The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the purchase, ownership and disposition of an interest in the Operating Partnership.

Tax Treatment of the Operating Partnership

The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

•	it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

•	it does not elect to be classified as an association taxable as a corporation; and

•	either (i) it is not classified as a “publicly traded partnership” under Section 7704 of the Code or (ii) 90% or more of it’s gross income consists of specified types of “qualifying income” within the meaning of Section 7704(c)(2) of the Code (including interest, dividends, “real property rents” and gains from the disposition of real property). A partnership is deemed to be a “publicly traded partnership” if its interests are either (a) traded on an established securities market or (b) readily tradable on a secondary market (or the substantial equivalent thereof).

Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited “safe harbors” which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains certain limitations on transfers and redemptions of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, we expect that at least 90% of the Operating Partnership’s gross income will consist of “qualifying income” within the meaning of Section 7704(c)(2) of the Code. Finally, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations. Our counsel, Greenberg Traurig, LLP, has rendered its opinion that the Operating Partnership is properly classified as a partnership under the Code, assuming that no election is made by the Operating Partnership to be classified as a corporation under the Treasury Regulations.

If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income and would be taxable to us. Any change in the Operating Partnership’s status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

Tax Treatment of Partners

Income and Loss Pass-Through

No federal income tax will be paid by the Operating Partnership. Instead, each partner, including Hines REIT, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book/tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. As a result of these rules, certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis and in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash. The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it is for the Operating Partnership.

Treatment of Distributions and Constructive Distributions

Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership’s indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

In addition, distributions received from the Operating Partnership could also be taxable in the following cases:

•	If the distributions are made in redemption of part or all of a partner’s interest in the Operating Partnership, the partner may recognize ordinary income under Section 751 of the Code. Such ordinary income would generally equal the amount of ordinary income (if any) that would have been allocated to the partner in respect of the redeemed interest if the Operating Partnership had sold all of its assets.

•	If a partner contributes appreciated property to the Operating Partnership and the Operating Partnership makes distributions, other than distributions of such partner’s share of operating income, to such partner within two years of such property contribution, part or all of such distributions may be treated as taxable sales proceeds to such partner.

Tax Basis in Our Operating Partnership Interest

Our adjusted tax basis in our interest in the Operating Partnership generally:

•	will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership’s indebtedness;

•	will be increased by our share of the Operating Partnership’s taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

•	will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

ERISA CONSIDERATIONS

ERISA Considerations for an Initial Investment

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other benefit plan that is exempt form ERISA (each, a “Plan”) is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by such plan or IRA.

A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our series A preferred shares. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

•	whether the investment is prudent under ERISA.

In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our series A preferred shares should also consider whether acquiring or continuing to hold our series A preferred shares, either directly or indirectly, might constitute a prohibited transaction. An excise tax may be imposed on any party in interest or disqualified person who participates in a prohibited transaction. The tax exempt status of an IRA will be lost if the IRA enters into a prohibited transaction.

Each fiduciary of an investing Plan must independently determine whether such investment constitutes a prohibited transaction with respect to that Plan. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. Section 3(42) of ERISA generally provides that “plan assets” means plan assets as defined in regulations issued by the Department of Labor. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly- offered security” nor a security issued by an investment company registered under the Investment Company Act, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act, and will be registered within the relevant time provided under Section 12(g) of the Exchange Act.

The regulations also provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our charter and bylaws on the transfer of our shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be “freely transferable.”

We believe our shares are “widely held” and “freely transferable” as described above and, accordingly, that the series A preferred shares offered hereby should be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets should not be deemed to be “plan assets” of any Plan that invests in our shares. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Annual Valuations by Plan Fiduciaries

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on a national securities market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. We do not currently anticipate offering our series A preferred shares in the future at a price other than $25 per share. We will provide you with the estimated price of the shares and we intend to adopt the $25 face value of our series A preferred shares as the estimated price. There is no public market for our series A preferred shares, and any sale of our series A preferred shares would likely be at a substantial discount from face value. It should be noted that the face value of our series A preferred shares could be higher than the amount you would receive if our assets were sold and the proceeds distributed to you in a liquidation of Hines REIT, if the liquidation proceeds were not sufficient to pay the fixed liquidation preference on the series A preferred shares. In that regard, we note that the amount of the offering price available for investment in our assets is reduced by the amount of proceeds we use for other purposes, including certain up-front commissions, fees and expenses. Please see “Estimated Use of Proceeds.” For these reasons, the estimated price of our series A preferred shares should not be utilized for any purpose other than to assist plan fiduciaries and IRA custodians in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that the use of the estimated face value of the series A preferred shares will comply with the ERISA or IRA requirements described above.

Minimum Distribution Requirements and Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this might require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind generally must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual Valuations by Plan Fiduciaries” above. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state or local tax withholding or other tax obligations that should be considered.

LEGAL PROCEEDINGS

As of September 29, 2009, we were not subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

REPORTS TO SHAREHOLDERS

We will make available to each shareholder an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of shareholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, which are audited and reported on by our independent registered public accounting firm; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, their affiliates, the Advisor or any other affiliate of Hines occurring in the year for which the annual report is made.

We are required by the Exchange Act to file quarterly reports with the Securities and Exchange Commission on Form 10-Q and we will furnish or make available to our shareholders a summary of the information contained in each such report within 60 days after the end of each applicable quarter. This summary information generally will include balance sheets, a statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Shareholders also may receive a copy of any Form 10-Q upon request to the Company. If we are ever not subject to this filing requirement, we will still furnish or make available to our shareholders a quarterly report within 60 days after each of the first three quarters containing similar information. We also provide quarterly dividend statements.

We will make available to you through our web site at www.hinesreit.com our quarterly and annual reports and any other reports required to be made available to you.

Our tax accountants, Ernst & Young LLP, will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our shareholders within 30 days following the end of each fiscal year. Our fiscal year is the same as the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the programs managed by Hines and its affiliates, property brochures and publications concerning real estate and investments.

The following is a brief description of the supplemental sales material prepared by us for use in permitted jurisdictions:

•	The Hines Real Estate Investment Trust Property Gallery, which briefly summarizes (i) information about risks and suitability investors should consider before investing in us; (ii) objectives and strategies relating to our selection of assets; and (iii) certain properties in which we own a direct or indirect interest.

•	The Hines Real Estate Investment Trust Brochure, which briefly summarizes (i) information about risks and suitability investors should consider before investing in us; (ii) general information about investing in real estate; and (iii) information about Hines Real Estate Investment Trust and its sponsor, Hines.

•	Certain print brochures and handouts, which include (i) information about risks and suitability investors should consider before investing in us; (ii) various topics related to real estate; and (iii) information regarding certain properties in which we own a direct or indirect interest, in some cases.

•	Certain information on our website, electronic media, presentations and third party articles.

The offering of our series A preferred shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement forming the basis of the offering of the shares of which this prospectus is a part.

LEGAL OPINIONS

The legality of the series A preferred shares being offered hereby has been passed upon for Hines REIT by Venable LLP. The statements under the caption “Material Tax Considerations” as they relate to federal income tax matters have been reviewed by Greenberg Traurig, LLP, and Greenberg Traurig, LLP has opined as to certain income tax matters relating to an investment in the series A preferred shares. Greenberg Traurig, LLP has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Please see “Conflicts of Interest — Lack of Separate Representation.”

EXPERTS

The consolidated financial statements and financial statement schedules of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, and the consolidated financial statements of Hines US Core Office Fund LP and subsidiaries as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses of the two-building office complex located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California, 2555 Grand, Kansas City, Missouri, and 2800 Post Oak Boulevard, Houston, Texas for the year ended December 31, 2007, incorporated in this Prospectus by reference from the Company’s Current Reports on Form 8-K/A have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and are so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix C to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

INCORPORATION BY REFERENCE

The following filings are hereby incorporated by reference:

•	Current report on Form 8-K/A, filed May 14, 2008 (includes the statement of revenues and certain operating expenses for The Raytheon/DirecTV Buildings, El Segundo, California)

•	Current report on Form 8-K/A, filed May 14, 2008 (includes the statement of revenues and certain operating expenses for 2555 Grand, Kansas City, Missouri)

•	Current report on Form 8-K/A, filed June 6, 2008 (includes the statements of revenues and certain operating expenses for Williams Tower, Houston, Texas)

•	Current report on Form 8-K, filed April 15, 2009 (includes pro forma consolidated financial statements for Hines REIT)

•	Current report on Form 8-K, filed September 24, 2009 (includes pro forma consolidated financial statements for Hines REIT)

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed March 31, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed May 15, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed August 14, 2009;

•	our Current Reports on Form 8-K, filed on January 22, 2009, January 23, 2009, April 27, 2009, July 1, 2009, July 7, 2009, July 31, 2009, August 31, 2009 and September 29, 2009 (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein); and

•	our Definitive Proxy Statement in respect of our 2009 meeting of the shareholders.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus contained in the registration statement but not delivered with this prospectus upon written or oral request, at no cost to the requester. Requests for such reports or documents must be made to Hines Real Estate Investment Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Such documents may also be accessed on our website at www.hinesreit.com or directly at http: //www.hinesrei.com/hinesreit/secfilings.html.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the series A preferred shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the Securities and Exchange Commission at prescribed rates by writing to the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a World Wide Web site on the Internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the Securities and Exchange Commission’s web site.

We maintain a website at www.hinesreit.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

GLOSSARY OF TERMS

Advisor:  means Hines Advisors Limited Partnership, a Delaware limited partnership.

Capmark:  means Capmark Finance, Inc.

Code:  means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Company:  means, collectively, Hines REIT and the Operating Partnership and their direct and indirect wholly-owned subsidiaries.

Core Fund:  means Hines US Core Office Fund LP, a Delaware limited partnership.

Dealer Manager:  means Hines Real Estate Investments, Inc. (formerly known as Hines Real Estate Securities, Inc.), a Delaware corporation, also referred to as “HREI”.

ERISA:  means the Employee Retirement Income Security Act of 1974, as amended.

Excess Securities:  means shares proposed to be transferred pursuant to a transfer which, if consummated, would violate the restrictions on transfer contained within our charter.

Exchange Act:  means the Securities Exchange Act of 1934, as amended.

FASB:  means the Financial Accounting Standards Board.

FIN:  means a Financial Accounting Standards Board Interpretation.

FINRA:  means the Financial Industry Regulatory Authority.

Fund Investors:  means partners in the Core Fund and certain other investors in entities in which the Core Fund has an interest.

Hines:  means Hines Interests Limited Partnership, a Texas limited partnership.

Hines Global:  means Hines Global REIT, Inc., a Maryland corporation.

Hines REIT:  means Hines Real Estate Investment Trust, Inc., a Maryland corporation.

Hines Value Added Fund:  means Hines U.S. Office Value Added Fund II, L.P., a Delaware limited partnership.

HREH:  means Hines Real Estate Holdings limited partnership, a Texas limited partnership.

HREI:  means Hines Real Estate Investments, Inc., also referred to as the “Dealer Manager.”

HSH Facility:  means the secured credit facility with HSH Nordbank AG, New York Branch.

HSH Nordbank:  means HSH Nordbank AG, New York Branch.

Initial Offering:  means the Company’s initial public offering of shares of common stock.

Institutional Co-Investors:  means the independent pension plans and funds that are advised by the Institutional Co-Investor Advisor and co-invest in properties with the Core Fund.

Institutional Co-Investor Advisor:  means Promark Investment Advisors Inc.

IRA:  means an individual retirement account established pursuant to Section 408 or Section 408A of the Code.

Investment Company Act:  means the Investment Company Act of 1940, as amended.

KeyBank:  means KeyBank National Association.

Met Life Credit Facility:  means the secured credit facility with Metropolitan Life Insurance Company.

NAREIT:  means the National Association of Real Estate Investment Trusts.

Non-U.S. Shareholders:  means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders, collectively.

NOP:  means National Office Partners Limited Partnership, a Delaware limited partnership.

NYSE:  means the New York Stock Exchange.

NYSTRS:  means New York State Teacher’s Retirement System.

OFG:  means operating funds generated by the Company.

OP Units:  means partner interests in the Operating Partnership.

Operating Partnership:  means Hines REIT Properties, L.P., a Delaware limited partnership.

Participation Interest:  means the profits interest in the Operating Partnership held by HALP Associates Limited Partnership.

Partnership Agreement:  means the Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P.

Plan:  means a pension, profit-sharing, retirement employee benefit plan, individual retirement account or Keogh Plan.

REIT:  means an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes.

SAB:  means a Staff Accounting Bulletin of the Securities and Exchange Commission.

Second Offering:  means the Company’s second public offering of shares of common stock.

Securities Act:  means the Securities Act of 1933, as amended.

SFAS:  means a Statement of Financial Accounting Standards.

Third Offering:  means the Company’s third public offering of shares of common stock.

UBTI:  means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

UPREIT:  means an umbrella partnership real estate investment trust.

US Core Properties:  means Hines US Core Office Properties LP.

U.S. GAAP:  means accounting principles generally accepted in the United States of America.

FINANCIAL STATEMENT

INDEX TO FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc.
Consolidated Financial Statements — For the Years Ended December 31, 2008, 2007 and 2006:
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets	*
Consolidated Statements of Operations	*
Consolidated Statements of Shareholders’ Equity	*
Consolidated Statements of Cash Flows	*
Notes to Consolidated Financial Statements	*
Hines Real Estate Investment Trust, Inc.
Unaudited Condensed Consolidated Financial Statements:
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008	*
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2009 and 2008	*
Unaudited Condensed Consolidated Statements of Equity for the Three Months Ended March 31, 2009 and 2008	*
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2009 and 2008	*
Unaudited Notes to Consolidated Financial Statements for the Three Months Ended March 31, 2009 and 2008	*
Hines Real Estate Investment Trust, Inc.
Unaudited Condensed Consolidated Financial Statements:
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2009 and December 31, 2008	*
Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2009 and 2008	*
Unaudited Condensed Consolidated Statements of Equity for the Six Months Ended June 30, 2009 and 2008	*
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008	*
Unaudited Notes to Consolidated Financial Statements for the Three and Six Months Ended June 30, 2009 and 2008	*
Hines Real Estate Investment Trust, Inc. —
Schedules — December 31, 2008
Report of Independent Registered Public Accounting Firm	*
Schedule II-Valuation and Qualifying Accounts	*
Schedule III-Real Estate Assets and Accumulated Depreciation	*
Hines US Core Office Fund LP
Consolidated Financial Statements — For the Years Ended December 31, 2008, 2007 and 2006:
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets	*
Consolidated Statements of Operations	*
Consolidated Statements of Partners’ Equity	*
Consolidated Statements of Cash Flows	*
Notes to Consolidated Financial Statements	*
Williams Tower, Houston, Texas — For the Three Months Ended March 31, 2008 (Unaudited) and For the Year Ended December 31, 2007:
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*
The Raytheon/DirecTV Buildings, El Segundo, California — For the Year Ended December 31, 2007:
Independent Auditors’ Report	*
Statement of Revenues and Certain Operating Expenses	*
Notes to Statement of Revenues and Certain Operating Expenses	*
2555 Grand, Kansas City, Missouri — For the Year Ended December 31, 2007:
Independent Auditors’ Report	*
Statement of Revenue and Certain Operating Expenses	*
Notes to Statement of Revenue and Certain Operating Expenses	*
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Financial Statements — Basis of Presentation	*
Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2009	*
Unaudited Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 2008	*
Unaudited Notes to Pro Forma Consolidated Financial Statements	*

*	See the “Incorporation by Reference” section of this prospectus.

F-1

APPENDIX A

Hines

SUBSCRIPTION AGREEMENT FOR THE OFFERING OF PREFERED SHARES OF HINES REAL ESTATE INVESTMENT TRUST, INC.

1 YOUR INITIAL INVESTMENT Make all checks* payable to: Hines REIT.

* *Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Investment Amount $ ☐ Initial Purchase ☐ Subsequent Purchase	Brokerage Account Number
(The minimum investment is $2,500)	(If Applicable)

☐ **Discounted Commission Purchases** Please check this box if you are eligible for a Discounted Commission Purchase. Discounted commission purchases are available to: employees (and their spouses, parents and minor children) of a Broker-Dealer, employees (and their spouses, parents and minor children) of Hines and its affiliates, participants in a wrap accoount or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, etc.

2 FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership

- ☐ **INDIVIDUAL OR JOINT TENANT** *(with rights of survivorship)*
  - ☐ **TRANSFER ON DEATH**-*optional designation of beneficiaries for individual, joint owners with rights of survivorship. Please complete Section 3D.*
- ☐ **TENANTS IN COMMON**
- ☐ **COMMUNITY PROPERTY**
- ☐ **UNIFORM GIFT/TRANSFER TO MINORS** *(UGMA/UTMA)* Under the **UGMA/UTMA** of the State of ____________
- ☐ **PENSION PLAN** *(Include plan documents naming the plan and authorized signatories)*
- ☐ **TRUST** *(Include Trustee Certification Form)*
- ☐ **CORPORATION OR PARTNERSHIP** *(Include Corporate Resolution or Partnership Agreement naming the authorized signatories)*
- ☐ **OTHER** ____________ *(Include title and signature pages)*

Custodial Ownership

☐ **THIRD PARTY ADMINISTERED CUSTODIAL PLAN**

☐ **IRA** ☐ **ROTH/IRA** ☐ **SEP/IRA** ☐ **SIMPLE**

☐ **OTHER** ____________

Name of Custodian ____________

Mailing Address ____________

City ____________ State ____________ Zip ____________

Custodian Information *(To be completed by Custodian above)*

Custodian Tax ID # ____________

Custodian Account # ____________

Custodian Phone # ____________

3 INVESTOR INFORMATION

Please print name(s) in which the shares of Hines REIT's [ ]% Series A Cumulative Redeemable Preferred Stock (the "Shares") are to be registered.

A. Investor

First Name	(MI)	Last Name	Gender
Social Security Number	Drivers License Number/State *(optional)*		Date of Birth (MM/DD/YYYY)
Street Address	City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship			Daytime Phone Number

B. Co-Investor (if applicable)

First Name	(MI)	Last Name	Gender
Social Security Number	Drivers License Number/State *(optional)*		Date of Birth (MM/DD/YYYY)
Street Address	City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship			Daytime Phone Number

C. Residential Street Address *(This section must be completed for verification purposes if mailing address in Section 3A is a P.O. Box)*

Street Address	City	State	Zip Code
If Non-U.S., Specify Country			Daytime Phone Number

7 SUBSCRIBER SIGNATURES

Hines REIT is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines REIT may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines REIT to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED.

	Owner	Joint Owner
(a) A copy of the Prospectus of Hines Real Estate Investment Trust, Inc. has been delivered or made available to me.	*Initials*	*Initials*
(b) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	*Initials*	*Initials*
(c) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	*Initials*	*Initials*
(d) I am purchasing the Shares for my own account.	*Initials*	*Initials*

I declare that the information supplied above is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. person (including a resident alien). NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X ______________________ ______________ X ______________________ ______________

Signature of Investor — *Date* — *Signature of Co-Investor or Custodian (if applicable)* — *Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

8 MISCELLANEOUS

Investors participating in the Prefered Dividend Reinvestment Plan or making subsequent purchases of Shares of Hines REIT, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are required to promptly notify Hines REIT and the Broker-Dealer in writing.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines REIT.

Return to: Hines REIT ■ P.O. Box 219010 ■ Kansas City, MO 64121-9010

Overnight Delivery: Hines REIT ■ 430 W. 7th St. ■ Kansas City, MO 64105

Hines REIT Investor Relations: 1-888-220-6121

APPENDIX B

HINES REAL ESTATE INVESTMENT TRUST, INC.

PREFERRED SHARE DIVIDEND REINVESTMENT PLAN
(As of          , 20  )

Hines Real Estate Investment Trust, Inc., a Maryland Corporation (the “Company”), has adopted the following Preferred Share Dividend Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s charter (the “Charter”) unless otherwise defined herein.

1. Dividend Reinvestment.   As an agent for the shareholders (“Shareholders”) of the Company who purchase the Company’s [     ]% series A cumulative redeemable preferred stock (the “Series A Preferred Shares” or “Shares”) pursuant to an offering by the Company (“Offering”), or who purchase the Company’s shares of common stock (the “Common Shares”) pursuant to a common stock offering, and who elect to participate in the DRP (the “Participants”), the Company will apply all quarterly dividends and other distributions (the “Dividends”) authorized and paid in respect of the Series A Preferred Shares and the Common Shares held by each Participant to the purchase of additional Series A Preferred Shares. The Company will apply the dividend funds as set forth above for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date.  The effective date of this DRP is          , 20  .

3. Procedure for Participation.  Any Shareholder who owns Series A Preferred Shares or Common Shares may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Any such Participant may elect to have his or her dividends reinvested in Series A Preferred Shares, provided a copy of the prospectus pursuant to which the Series A Preferred Shares are registered has been provided or made available to such Participant. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange or inclusion of the Shares for quotation on a national securities market he or she fails to meet the suitability requirements for making an investment in the Series A Preferred Shares or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 8 below.

4. Purchase of Shares.  Participants will acquire Series A Preferred Shares from the Company through the DRP at a fixed price of $25.00 per Share until (i) all Shares registered by the Company for issuance pursuant to the DRP are issued or (ii) the Board of Directors of the Company decides to terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Shares through the DRP to the extent that any such purchase would cause such Participant to violate any provision in the Charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Series A Preferred Shares purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange or national securities market (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, national securities market or

B-1

over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which such Shares will be issued under the DRP.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. Shares Certificates.  The ownership of the Shares purchased through the DRP will be in book-entry form only.

6. Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend reinvestments and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

7. Commissions.  The Company will not pay any selling commissions or Dealer Manager fees in connection with Shares sold pursuant to the DRP.

8. Termination by Participant.  A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to Dividends paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange or inclusion of the shares for quotation on a national securities market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Dividends, if any, will be distributed to the Shareholder in cash.

9. Taxation of Distributions.  The reinvestment of Dividends in the DRP does not relieve Participants of any taxes which may be payable as a result of those Dividends and their reinvestment in Shares pursuant to the terms of the DRP.

10. Amendment or Termination of DRP by the Company.  The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days’ notice to the Participants via a current report on Form 8-K, prospectus supplement or other similar method of notification.

11. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account.

B-2

APPENDIX C

HINES REAL ESTATE INVESTMENT TRUST, INC.

HINES REAL ESTATE INVESTMENTS INC.
PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY.  We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you (“Nonpublic Personal Information”). We are committed to maintaining the confidentiality, integrity and security of our shareholders’ personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This privacy policy (this “Privacy Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

1.	Information We May Collect.

We may collect Nonpublic Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/dealer, financial advisor, IRA custodian, account joint owners and similar parties;

•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and

•	Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.	Why We Collect Nonpublic Personal Information.

We collect information from and about you:

•	in order to identify you as a customer;

•	in order to establish and maintain your customer accounts;

•	in order to complete your customer transactions;

•	in order to market investment products or services that may meet your particular financial and investing circumstances;

•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•	in order to meet our obligations under the laws and regulations that govern us.

3.	Use and Disclosure of Information.

We may disclose all of the Nonpublic Personal Information we collect about you as described above to the following types of third parties:

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.

•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf , including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.

•	Other Nonaffiliated Third Parties. We do not sell or share your Nonpublic Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we may also use and disclose all of the Nonpublic Personal Information we collect about you to the extent permitted by law. For example, to:

•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•	protect the security and integrity of our records, Web Site and customer service center;

•	protect our rights and property and the rights and property of others;

•	take precautions against liability;

•	respond to claims that your information violates the rights and interests of third parties;

•	take actions required by law or to respond to judicial process;

•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

4.	Protecting Your Information.

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

•	Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;

•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and

•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

5.	Former Customers.

We treat information concerning our former customers the same way we treat information about our current customers.

6.	Keeping You Informed.

We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will post those changes on our Web Site so our users and customers are always aware of what information we collect, use and disclose. If at any point we decide to use or disclose your Nonpublic Personal Information in a manner different from that stated at the time it was collected, we will notify you in writing, which may or may not be by e-mail. If you object to the change to our Privacy Policy, then you must contact us using the information provided in the notice. We will otherwise use and disclose a user’s or a customer’s Nonpublic Personal Information in accordance with the Privacy Policy that was in effect when such information was collected.

7.	Questions About Our Privacy Policy.

If you have any questions about our Privacy Policy, please contact us via telephone at 888.220.6121 or email at HinesREITprivacy@Hines.com.

8.	Your Right to Limit our Information Sharing with Affiliates

This Privacy Policy applies to Hines Real Estate Investment Trust, Inc. and Hines Real Estate Investments, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates in the Hines group of companies, such as our securities affiliates from marketing their products or services to you based on your personal information that we collect and share with them. This information includes you account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:

By telephone at: 888.220.6121
By mail: Mark your choices below, fill in and send to:

HINES REAL ESTATE INVESTMENTS, INC.
2800 Post Oak Blvd., Suite 4700
Houston, TX 77056

     Do not share information about my creditworthiness with your affiliates for their everyday business purposes.

     Do not allow your affiliates to use my personal information to market to me.

Name:

Signature:

Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

APPENDIX D

HINES HISTORY, EXPERIENCE AND TIMELINE

Hines, our sponsor, has over 50 years of experience. This timeline briefly summarizes this history. Our Advisor relies on Hines to locate, evaluate and assist in the acquisition of our real estate investments and to perform many of our day-to-day operations. Hines also manages all of our direct and indirect real estate investments. The Core Fund relies on Hines in a similar manner. Please see “Management — Hines and Our Property Management and Leasing Agreements — The Hines Organization.”

Except for the Core Fund and any properties identified in the prospectus, we do not have an interest in any of the funds, properties or projects listed below. This summary is included to provide potential investors with additional historical information about our sponsor. See “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.” Hines’ past performance may not be indicative of our future results. In addition, certain other programs sponsored by Hines have experienced declines in the appraisal value of their assets and net asset values of their funds.

Please see “Investment Objectives and Policies With Respect to Certain Activities” for a description of our investment objectives and policies, which differ from some of the current and historical projects sponsored by Hines. For example, Hines’ previous programs and investments were conducted through privately held entities not subject to the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations to which we are subject to; and a significant portion of the prior programs, financial results and history of Hines involve development projects. We do not currently expect to undertake significant development projects.

For the 10-years ended December 31, 2008, Hines sponsored 27 privately offered programs in which Hines co-invested with various institutional and other third-party investors, and one publicly offered investment program. For these prior programs in this time period:

•	Funds raised from investors: $15.1 billion

•	Aggregate amount of real estate investments: $24.7 billion

•	Number of properties: 240

•	In the U.S., 125 properties with a cost of $15.1 billion

•	Outside of the U.S., 115 properties with a cost of $9.6 billion

•	32.6% in Western Europe

•	0.4% in Canada

•	67.0% in emerging markets

•	96 dispositions with an aggregate cost basis of $6.6 billion and sales price of $8.3 billion

Development (Dev)
Summary of Hines Closed Investment Programs*	U.S. or Non U.S.	and Acquisition (Acq)

Programs in the investment phase
Hines India Fund	Non U.S.	Acq, Dev
Hines European Development Fund II, L.P.	Non U.S.	Dev
HCM Holdings II, LP (Mexico)	Non U.S.	Acq, Dev
HCB Interests II, LP (Brazil)	Non U.S.	Acq, Dev
Hines U.S. Office Value Added Fund II, L.P.	U.S.	Acq
Hines CalPERS Green Development Fund	U.S.	Dev
Hines International Real Estate Fund	Non U.S.	Dev, Acq
HCC Interests LP (China)	Non U.S.	Dev, Acq
HCS Interest LP (Sunbelt Spain)	Non U.S.	Dev, Acq
National Office Partners	U.S.	Acq, Dev

Development (Dev)
Summary of Hines Closed Investment Programs*	U.S. or Non U.S.	and Acquisition (Acq)

Programs in the operations/dispositions phase
Hines European Value Added Fund	Non U.S.	Dev, Acq
HCB Interests, LP (Brazil)	Non U.S.	Dev, Acq
HCM Holdings LP (Mexico)	Non U.S.	Dev, Acq
Hines U.S. Office Value Added Fund I	U.S.	Acq
Hines European Development Fund	Non U.S.	Dev
Emerging Markets Real Estate Fund II	Non U.S.	Dev, Acq
Emerging Markets Real Estate Fund I	Non U.S.	Dev, Acq
Hines/GMIMCo Acquisitions	U.S.	Acq

Programs that have gone full cycle
Hines Suburban Office Venture	U.S.	Acq
Hines 1999 U.S. Office Development Fund	U.S.	Dev
National Office Partners (Initial Phase — pre 4/05)	U.S.	Acq, Dev
Hines Corporate Properties	U.S.	Dev, Acq
Hines 1997 U.S. Office Development Fund	U.S.	Dev
HMS Office	U.S.	Acq

*	Certain of these programs have experienced adverse developments in the past.

The following is a list of Hines’ current U.S. and foreign institutional investor partners. These institutional investor partners have invested in other Hines programs, not in Hines REIT, and we have no expectation that these institutional partners will invest or partner with us.

•	Caixa

•	California Public Employees’ Retirement System

•	Colorado Public Employees’ Retirement Association

•	Deutsche Bank

•	E. ON Energie AG

•	Florida State Board of Administration

•	General Motors Pension Trust

•	Ideenkapital AG

•	Illinois Teachers Retirement System

•	MEAG (Munich Ergo Asset Management)

•	New York State Teachers Retirement System

•	Pennsylvania Public School Employees’ Retirement System

•	Sparinvest S.A.

•	Stichting Pensioenfonds ABP

•	Teachers Insurance and Annuity Association

•	Westdeutsche Immobilien Bank (West Immo)

Establishment Through Recognized Performance: The Late 50s, 60s & 70s

Originally a developer of warehouse and distribution buildings with some ancillary office space in the 1960s, Hines shifted its strategy during the 1970s from smaller industrial and office properties to large and distinctive office towers, anticipating corporate America’s interest in signature office buildings.

1957	—	Gerald D. Hines Interests founded as a sole proprietorship.
1958	—	After six office/warehouse projects, Hines completes the firm’s first Class A Office Project, 4219 Richmond Ave., Houston, Texas.
1967	—	Gerald D. Hines Interests celebrates its 10th anniversary with 97 office, warehouse, retail, parking and residential projects in its portfolio.
1971	—	Hines builds its first office tower in downtown Houston, the 50-story One Shell Plaza.
1973	—	Banking Division is formed to pursue development of bank headquarters in joint ventures outside Houston, starting national expansion of firm.
1975	—	Pennzoil Place is completed and named building of the year by the NY Times.
1976	—	Hines sells a major interest in Pennzoil Place to an international investor. Hines completes its first international development in Montreal.
1978	—	Construction of Three First National Plaza (Chicago) begins.
1979	—	The West Region office opens in San Francisco.

Equity Joint Ventures and Selective Recapitalization: The 80s

During the high interest rate environment of the 1980s, Hines structured development partnerships with providers of long term equity to capitalize larger and more complex development projects in central business districts.

1981	—	The East Region office opens in New York City.
1982	—	The Southeast Region office opens in Atlanta.
1983	—	Transco Tower, now called Williams Tower, and Republic Bank Center, now called Bank of America Center (both in Houston) are completed, as is United Bank Center, now Wells Fargo Center (Denver) is completed.
984	—	580 California (San Francisco), Huntington Center (Columbus) and Southeast Financial Center, now Wachovia Financial Center (Miami) are completed.
1985	—	Ravinia Center (Atlanta) is completed.
1986	—	53rd At Third and 31 West 52nd Street are completed (both in New York). The Midwest Region office opens in Chicago.
1987	—	Hines celebrates its 30th anniversary with 373 projects completed and 921 employees throughout the U.S. The Norwest Center (Minneapolis) and Columbia Square (Washington, D.C.) buildings are completed.
1988 — 1989	—	500 Bolyston (Boston) and Franklin Square (Washington, D.C.) are completed.

Global Expansion, Acquisitions and Investment Management: The 90s

In the early 1990s, Hines strategically decided to expand internationally, seeing an opportunity to provide quality space in overseas markets to multi-national firms. Domestically, as real estate markets softened in the early 90s, Hines saw an opportunity to buy buildings below replacement cost and purchased over 27 million square feet in existing properties during the decade.

In the late 90s, Hines formed a series of co-investment partnerships with major investors to execute a suburban office market development strategy.

1990	—	Jeffrey C. Hines appointed President of Hines Interests Limited Partnership; Gerald D. Hines becomes Chairman. 343 Sansome (San Francisco), 225 High Ridge Road (Stamford) and Figueroa at Wilshire (Los Angeles) are completed.
1991	—	The first international office opens in Berlin. 450 Lexington (New York) and One Detroit Center, now Comerica Tower (Detroit) are completed.
1992	—	Mexico City and Moscow offices open. The renovation and development of the historic Postal Square (Washington, D.C.) is completed.
1993	—	700 11th Street (Washington, D.C.) is acquired, the first building acquisition by Hines.
1994	—	Hines begins the year with 18 major developments in progress in the U.S. and three foreign countries. Greenspoint Plaza (Houston) is acquired. Del Bosque is completed in Mexico City and sold to Coca-Cola for its Latin America headquarters.
1995	—	Paris, London, Frankfurt and Prague offices are all opened. In partnership with Morgan Stanley, Hines acquires the Homart portfolio (15 U.S. office buildings).
1996	—	The Barcelona and Beijing offices open. Hines closes its first international fund, Emerging Markets Fund I.
1997	—	Hines celebrates its 40th anniversary with 2,700 employees worldwide. Warsaw office opens. Construction begins on Diagonal Mar in Barcelona, the largest European undertaking for Hines to date.
1998	—	Hines completes its first international property acquisition, Reforma 350 in Mexico City. Hines Corporate Properties (Hines’ first Build-to-Suit Fund) closes. Hines U.S. Development Fund I closes. CalPERS selects Hines as partner and investment manager for its $1.0 billion portfolio of 18 properties. Sào Paulo office opens.
1999	—	The Hines U.S. Office Development Fund II and Emerging Markets Real Estate Fund II close. Hines completes Mala Sarka (Prague), DZ Bank (Berlin), and Main Tower (Frankfurt). Hines acquires Figueroa at Wilshire (Los Angeles), 1100 Louisiana (Houston), and Bank of America Tower (Miami).

Continuing Development, Expanded Investment Vehicles: The 00s

2000	—	Hines starts major office projects in the central business districts of Seattle, Chicago, New York and San Francisco. Hines acquires 750 Seventh Avenue (New York).
2001	—	Hines develops, Gannett/USA Today headquarters in Virginia and projects for Morgan Stanley Dean Witter, Bear Stearns and Swiss Bank Corporation (now UBS Warburg) in New York.
2002	—	Hines initiates the Hines Suburban Office Venture to acquire suburban office properties. Hines completes 745 Seventh Avenue in New York City and the resort community of Aspen Highlands Village in Aspen, Colorado.
2003	—	Completed projects include Hilton Americas-Houston, Toyota Center and Calpine Center (all in Houston), 2002 Summit Boulevard (Atlanta), ABN AMRO (Chicago), Benrather Karree (Düsseldorf) and Panamérica Park (São Paulo).
Hines expands its presence in Paris with three significant projects. Hines begins the urban planning project Garibaldi Repubblica (Milan), a master plan project which includes residential, office, retail and a hotel as well as a 26-acre public park. Additional residential projects include Tower I of Park Avenue (Beijing), River Valley Ranch (Colorado) and master-planned community Diagonal Mars Illa de Llac in Barcelona. The Hines European Development Fund is formed to focus on Class A office properties in Western Europe. The Hines U.S. Core Fund acquires its first buildings, three New York City office buildings and a building in Washington D.C. The Hines U.S. Office Value Added Fund offering is closed. Construction begins on One South Dearborn (Chicago), 2525 Ponce de Leon (Coral Gables), 1180 Peachtree (Atlanta) and Torre Almirante (Rio de Janeiro).
2004	—	Hines sponsors its first public program, Hines REIT, which commences its first public offering. Development continues on Cannon Place, 99 Queen Victoria and the new world headquarters for the Salvation Army (all in London), and International Plaza-Kempinski Hotel (São Paulo).
2005	—	Hines continues to seek out new development and investment opportunities in over 100 markets around the world.
Hines and CalPERS create funds to invest in Mexico’s real estate market and Brazil’s office, industrial and residential markets.
Properties in development include 300 North LaSalle and One South Dearborn in Chicago and 900 de Maisonneuve, (Montreal).
2006	—	Hines and CalPERS establish the nation’s first real estate investment fund devoted solely to sustainable development. Hines is honored with the Environmental Protection Agency’s ENERGY STAR Sustained Excellence Award. New Delhi office opens. Hines develops new region called Eurasia, which includes Poland, Russia and now India.
2007	—	Hines celebrates its 50th anniversary with more than 3,150 employees and almost 900 projects completed and under way around the globe. The Dubai office opens.
2008	—	Gerald D. Hines receives the first ever Visionary Leadership in Real Estate Development Award from Harvard Design School. Hines has more than 100 LEED certified, pre-certified and registered projects. Hines owns and/or manages more than 100 ENERGY STAR labeled buildings. Over five million square feet of Hines’ buildings receive the EPA’s “Designed to Earn the ENERGY STAR” (DEES) designation. Hines and Hines REIT win NAREIT’s “Leader in the Light” Award at the highest level.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

Hines Real Estate
Investment Trust, Inc.

$750,000,000 in

[     ]% Series A Cumulative
Redeemable Preferred Shares

Offering Price $25.00

Offered to the Public

PROSPECTUS

          , 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 31.	Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses to be incurred by us in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the FINRA filing fee.

Amount

Securities Act registration fees	$$41,850
FINRA filing fee	$75,500
Blue sky qualification fees and expenses	$250,000
Printing and mailing expenses	$2,000,000
Legal fees and expenses	$2,000,000
Accounting fees and expenses	$500,000
Advertising and sales literature	$1,000,000
Transfer agent fees	$3,000,000
Bank and other administrative expenses	$250,000
Due diligence expense reimbursements	$1,000,000

$10,117,350

Item 32.	Sales to Special Parties

Not applicable.

Item 33.	Recent Sales of Unregistered Securities

Under the terms of our Employee and Director Incentive Share Plan, on each of July 6, 2005, June 7, 2006 and July 9, 2007, 1,000 restricted common shares were granted to each of our independent directors, Messrs. George A. Davis, Thomas A. Hassard and Stanley D. Levy. On April 1, 2008, 353.5 restricted common shares were issued to Mr. Paul B. Murphy, Jr., upon his election as an independent director. Additionally, on each of August 25, 2008 and August 31, 2009, 1,000 restricted common shares were granted to each of our independent directors, Messrs. George A. Davis, Thomas A. Hassard, Stanley D. Levy and Paul B. Murphy, Jr. Such shares were granted without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

There have been no other sales of unregistered securities within the past three years.

Item 34.	Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the conditions set forth in this Item, our charter and bylaws provide that we shall, subject only to the limitations in our charter and bylaws, or any limitations required by the MGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment narrows the limitations of our ability to provide indemnification rights compared to such rights existing prior to such amendment), indemnify and hold harmless any present or former director or officer of Hines REIT or any person who while serving as a director or officer of Hines REIT served at Hines REIT’s request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each an “Indemnified Party”) against, and shall pay, advance or reimburse the reasonable expenses of any Indemnified Party related to, any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our charter and bylaws, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our charter and bylaws provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf of us; (ii) the legal action is initiated by a third party who is not a shareholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the corporation’s charter and bylaws; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our charter or bylaws, or under resolutions of stockholders or directors, contract or otherwise. We have entered into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our charter, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that such indemnification or advance is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by provisions in our charter and bylaws, as a contract, they cannot be unilaterally modified by the board of directors or by the stockholders to eliminate the rights they provide. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

(1) The following financial statements are incorporated by reference as part of the prospectus included in this registration statement as set forth in the section of the prospectus titled “Incorporation by Reference.”

Hines Real Estate Investment Trust, Inc.
Consolidated Financial Statements — For the Years Ended December 31, 2008, 2007 and 2006:
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets	*
Consolidated Statements of Operations	*
Consolidated Statements of Shareholders’ Equity	*
Consolidated Statements of Cash Flows	*
Notes to Consolidated Financial Statements	*
Hines Real Estate Investment Trust, Inc.
Unaudited Condensed Consolidated Financial Statements:
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008	*
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2009 and 2008	*
Unaudited Condensed Consolidated Statements of Equity for the Three Months Ended March 31, 2009 and 2008	*
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2009 and 2008	*
Unaudited Notes to Consolidated Financial Statements for the Three Months Ended March 31, 2009 and 2008	*

Hines Real Estate Investment Trust, Inc.
Unaudited Condensed Consolidated Financial Statements:
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2009 and December 31, 2008	*
Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2009 and 2008	*
Unaudited Condensed Consolidated Statements of Equity for the Six Months Ended June 30, 2009 and 2008	*
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008	*
Unaudited Notes to Consolidated Financial Statements for the Three and Six Months Ended June 30, 2009 and 2008	*
Hines Real Estate Investment Trust, Inc. —
Schedules — December 31, 2008
Report of Independent Registered Public Accounting Firm	*
Schedule II-Valuation and Qualifying Accounts	*
Schedule III-Real Estate Assets and Accumulated Depreciation	*
Hines US Core Office Fund LP
Consolidated Financial Statements — For the Years Ended December 31, 2008, 2007 and 2006:
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets	*
Consolidated Statements of Operations	*
Consolidated Statements of Partners’ Equity	*
Consolidated Statements of Cash Flows	*
Notes to Consolidated Financial Statements	*
Williams Tower, Houston, Texas — For the Three Months Ended March 31, 2008 (Unaudited) and For the Year Ended December 31, 2007:
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*
The Raytheon/DirecTV Buildings, El Segundo, California — For the Year Ended December 31, 2007:
Independent Auditors’ Report	*
Statement of Revenues and Certain Operating Expenses	*
Notes to Statement of Revenues and Certain Operating Expenses	*
2555 Grand, Kansas City, Missouri — For the Year Ended December 31, 2007:
Independent Auditors’ Report	*
Statement of Revenue and Certain Operating Expenses	*
Notes to Statement of Revenue and Certain Operating Expenses	*
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Financial Statements — Basis of Presentation	*
Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2009	*
Unaudited Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 2008	*
Unaudited Notes to Pro Forma Consolidated Financial Statements	*

*	See the “Incorporation by Reference” section of this prospectus.

(b) Exhibits:

The documents listed on the Index to Exhibits are filed as exhibits to this registration statement.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) (i) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(f) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on October 9, 2009.

Hines Real Estate Investment Trust, Inc.

By:	/s/ Charles N. Hazen
Charles N. Hazen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Hines Real Estate Investment Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Ryan T. Sims, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines Jeffrey C. Hines	Chairman of the Board of Directors	October 9, 2009

/s/ Charles N. Hazen Charles N. Hazen	President and Chief Executive Officer	October 9, 2009

/s/ Sherri W. Schugart Sherri W. Schugart	Chief Financial Officer	October 9, 2009

/s/ Ryan T. Sims Ryan T. Sims	Chief Accounting Officer	October 9, 2009

/s/ Charles M. Baughn Charles M. Baughn	Director	October 9, 2009

Signature	Title	Date

/s/ George A. Davis George A. Davis	Director	October 9, 2009

/s/ Thomas A. Hassard Thomas A. Hassard	Director	October 9, 2009

/s/ C. Hastings Johnson C. Hastings Johnson	Director	October 9, 2009

/s/ Stanley D. Levy Stanley D. Levy	Director	October 9, 2009

/s/ Paul B. Murphy Jr. Paul B. Murphy Jr.	Director	October 9, 2009

INDEX TO EXHIBITS

Exhibit No.		Description

1	.1*	Form of Selected Dealer Agreement, with Form of Dealer Management Agreement between Hines Real Estate Investment Trust, Inc. and Hines Real Estate Investments, Inc. attached thereto as Exhibit A.
3.1		Second Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 5 to the Registrant’s second Registration Statement on Form S-11, File No. 333-130114, originally filed on December 2, 2005 (the “Second Registration Statement”) on July 16, 2007, and incorporated by reference herein).
3.2		Second Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated August 3, 2006 and incorporated herein by reference).
3	.3*	Articles Supplementary Establishing and Fixing the Rights and Preferences of [ ]% Series A Cumulative Redeemable Preferred Stock.
4.1		Form of Subscription Agreement (included as Appendix A to the prospectus included in this Registration Statement).
5	.1†	Opinion of Venable LLP.
8	.1†	Opinion of Greenberg Traurig, LLP as to tax matters.
10.1		Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P. (filed as Exhibit 10.1 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-108780), originally filed on September 12, 2003 (the “Initial Registration Statement”), on May 24, 2004 and incorporated herein by reference).
10.2		Form of Property Management and Leasing Agreement between Hines REIT Properties, L.P. and Hines Interests Limited Partnership (filed as Exhibit 3.3 to the registrant’s Quarterly Report on Form 10-Q of Hines Real Estate Investment Trust, Inc. for the quarter ended March 31, 2006, and incorporated herein by reference).
10	.3*	Form of Advisory Agreement among Hines REIT Properties, L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc.
10.4		Employee and Director Incentive Share Plan of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.4 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.5		Hines Real Estate Investment Trust, Inc. Preferred Stock Dividend Reinvestment Plan (included as Appendix B to the prospectus included in this Registration Statement).
10.6		Seventh Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, L.P. (currently known as Hines U.S. Core Office Fund LP), dated September 1, 2006 (filed as Exhibit 10.6 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-148854), originally filed on January 25, 2008 (the “Third Registration Statement”), on April 16, 2009 and incorporated herein by reference).
10.7		Amendment to Seventh Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund L.P., dated January 11, 2008 (filed as Exhibit 10.7 to Post-Effective Amendment No. 2 to the Third Registration Statement on April 16, 2009 and incorporated herein by reference).
10.8		Third Amended and Restated Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust, (currently known as Hines NY Core Office Trust) dated December 21, 2005 (filed as Exhibit 10.7 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).
10.9		Hines-Sumisei NY Core Office Trust Articles of Amendment to the Third Amended and Restated Declaration of Trust, dated April 1, 2008 (filed as Exhibit 10.9 to Post-Effective Amendment No. 2 to the Third Registration Statement on April 16, 2009 and incorporated herein by reference).
10.10		Amended and Restated Bylaws of Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.8 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.11		Amendment to the Second Amended and Restated Bylaws of Hines NY Core Office Trust, dated April 2, 2008 (filed as Exhibit 10.11 to Post-Effective Amendment No. 2 to the Third Registration Statement on April 16, 2009 and incorporated herein by reference).

Exhibit No.	Description

10.12	Amended and Restated Master Agreement dated as of March 31, 2003, among Hines Interests Limited Partnership, Hines US Core Office Properties LP and Sumitomo Life Realty (N.Y.), Inc., as amended (filed as Exhibit 10.9 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.13	Second Amended and Restated Shareholder Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 21, 2005 (filed as Exhibit 10.10 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).
10.14	Second Amended and Restated Investor Rights Agreement, dated as of October 12, 2005 (filed as Exhibit 10.11 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).
10.15	Amended and Restated Organization Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.12 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.16	Amended Declaration of Trust of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.13 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.17	Amended Bylaws of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.14 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.18	Shareholder Agreement for Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among Promark Investment Advisors Inc., Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust II and certain shareholders of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.15 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.19	Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among Promark Investment Advisors Inc., Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, Hines-Sumisei NY Core Office Trust II and various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.16 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.20	Subscription Agreement, dated as of September 11, 2003, between Hines REIT Properties, L.P. and Hines Real Estate Holdings Limited Partnership (filed as Exhibit 10.17 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.21	Agreement, dated as of June 3, 2004, between Hines REIT Properties, L.P., Hines U.S. Core Office Capital Associates II Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 10.18 to Pre-Effective Amendment No. 6 to the Initial Registration Statement on June 10, 2004 and incorporated herein by reference).
10.22	Amended and Restated Escrow Agreement between Hines Real Estate Investment Trust, Inc. and Wells Fargo Bank, National Association (filed as Exhibit 10.19 to Pre-Effective Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.23	Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.21 to Pre-Effective Amendment No. 5 to the Initial Registration Statement on May 25, 2004 and incorporated herein by reference).
10.24	Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.23 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.25	Purchase and Sale Agreement, dated November 23, 2004, by and among Hines U.S. Core Office Capital Associates II Limited Partnership, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.22 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).

Exhibit No.	Description

10.26	Purchase and Sale Agreement, dated February 1, 2005, by and among Hines US Core LLC, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.23 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).
10.27	Second Amended and Restated Agreement of Limited Partnership of Hines-Sumisei US Core Office Properties LP (filed as Exhibit 10.26 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).
10.28	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Jeffrey C. Hines (filed as Exhibit 10.27 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.29	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and C. Hastings Johnson (filed as Exhibit 10.28 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.30	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and George A. Davis (filed as Exhibit 10.29 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.31	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Thomas A. Hassard (filed as Exhibit 10.30 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.32	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Stanley D. Levy (filed as Exhibit 10.31 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.33	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles M. Baughn (filed as Exhibit 10.32 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.34	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles N. Hazen (filed as Exhibit 10.33 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.35	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Sherri W. Schugart (filed as Exhibit 10.34 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.36	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Frank R. Apollo (filed as Exhibit 10.35 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.37	Purchase and Sale Agreement, dated as of April 1, 2005, by and among Hines US Core LLC, Hines REIT Properties L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated April 1, 2005 and incorporated herein by reference).
10.38	Agreement of Sale, dated March 10, 2005, by and between Madison Two Associates and Hines 70 West Madison LP (filed as Exhibit 10.37 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 and incorporated herein by reference).
10.39	Agreement of Purchase and Sale, dated as of May 19, 2005, between OTR, an Ohio general Partnership acting as duly authorized nominee of the Board of the State Teachers Retirement System of Ohio, and Hines REIT Properties, L.P. (filed as Exhibit 10.38 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
10.40	Property Management and Leasing Agreement, dated as of June 28, 2005, by and between Hines Interests Limited Partnership and 1900/2000 Alameda de las Pulgas LLC (filed as Exhibit 10.39 to Post Effective Amendment No. 4 to the Initial Registration Statement on August 22, 2005 and incorporated herein by reference).
10.41	Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT — 525 and 600 B Street, LP and Hines-Sumisei US Core Office Properties, LP, dated June 27, 2005 (filed as Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
10.42	Purchase and Sale Agreement, dated as of July 25, 2005, by and among Hines US Core LLC, as seller, Hines REIT Properties, L.P., as buyer, and acknowledged by Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated July 25, 2005 and incorporated herein by reference).

Exhibit No.	Description

10.43	Term Loan Agreement, made and entered into as of June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, as agent for itself and the other lending institutions which may become parties thereto (filed as Exhibit 10.39 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
10.44	Ownership Interests Pledge and Security Agreement, dated June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, in its capacity as administrative agent (filed as Exhibit 10.40 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
10.45	First Amendment to Term Loan Agreement, dated August 23, 2005, between Hines REIT Properties, L.P. and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.46	Revolving Line of Credit Agreement, dated September 9, 2005, by and between Hines REIT Properties, L.P., and KeyBank National Association, as administrative agent, and the other lenders from time to time parties thereto (filed as Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.47	Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.48	Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P. dated September 9, 2005 (filed as Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.49	Subordination Agreement, dated September 9, 2005, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.50	Agreement of Sale and Purchase, dated as of August 9, 2005 between Centex Office Citymark I, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.51	Agreement for Purchase of Office Building, dated effective as of August 12, 2005, between Hines REIT Properties, L.P. and JB Management L.P., as amended (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.52	Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (including first through fourth amendments)(filed as Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.53	Letter Agreement, dated November 9, 2005, among Hines-Sumisei U.S. Core Office Fund, L.P., Hines US Core Office Capital LLC and Hines REIT Properties, L.P. (filed as Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.54	Subscription Agreement, dated November 14, 2005, between Hines-Sumisei U.S. Core Office Fund, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.53 to Post-Effective Amendment No. 6 to the Initial Registration Statement and incorporated by reference herein).
10.55	Deed of Trust, Security Agreement and Fixture Filing, dated as of April 18, 2006, by and between Hines REIT 1515 S Street LP, First American Title Insurance Company and Met Life Bank, N.A., and Promissory Notes, dated April 18, 2006, executed by Hines REIT 1515 S Street LP (filed as Exhibit 10.59 to Pre-Effective Amendment No. 1 to the Second Registration Statement on April 25, 2006 and incorporated by reference herein).
10.56	Term Loan Agreement, dated as of April 24, 2006, between Hines REIT Properties, L.P., KeyBank National Association and the other Lenders party thereto, and Promissory Note executed by Hines REIT Properties, L.P., dated April 24, 2006 (filed as Exhibit 10.60 to Pre-Effective Amendment No. 1 to the Second Registration Statement on April 25, 2006 and incorporated by reference herein).

Exhibit No.	Description

10.57	Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, dated April 24, 2006 (filed as Exhibit 10.61 to Pre-Effective Amendment No. 1 to the Second Registration Statement on April 25, 2006 and incorporated by reference herein).
10.58	Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P., dated April 24, 2006 (filed as Exhibit 10.62 to Pre-Effective Amendment No. 1 to the Second Registration Statement on April 25, 2006 and incorporated by reference herein).
10.59	Subordination Agreement, dated April 24, 2006, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.63 to Pre-Effective Amendment No. 1 to the Second Registration Statement on April 25, 2006 and incorporated by reference herein).
10.60	Contract of Sale by and between Sumitomo Life Realty (N.Y.), Inc. and Hines One Atlantic Center LP, dated May 18, 2006 (filed as Exhibit 10.64 to Pre-Effective Amendment No. 2 to the Second Registration Statement on June 15, 2006, and incorporated by reference herein).
10.61	Agreement by and between Hines REIT Properties, L.P. and HSH Nordbank AG NY Branch dated June 5, 2006 (filed as Exhibit 10.65 to Pre-Effective Amendment No. 2 to the Second Registration Statement on June 15, 2006, and incorporated by reference herein).
10.62	Reimbursement Agreement, dated July 20, 2006, by and between Hines Interests Limited Partnership and Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).
10.63	Agreement of Purchase and Sale, dated as of September 27, 2006, between MP Warner Center, LLC, MP Warner Center III, LLC, and Hines-Sumisei US Core Office Properties LP (as amended by Amendments No 1, dated September 15, 2006, and No. 2, dated September 27, 2006) (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).
10.64	Credit Agreement, dated as of August 1, 2006, among Hines REIT 3100 McKinnon Street LP, Hines REIT 1900/2000 Alameda de las Pulgas LLC, Hines REIT 321 North Clark Street LLC and the Borrowing Base Subsidiaries party thereto from time to time, as Borrowers, Hines REIT Properties, L.P., as Sponsor, and HSH Nordbank AG, New York Branch and the Lenders party thereto from time to time, as Lenders (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).
10.65	First Amendment to Credit Agreement and other Credit Documents, dated November 8, 2006, by and among Hines REIT Properties, L.P. and KeyBank National Association, for itself and the other lending institutions party to the Credit Agreement (filed as Exhibit 10.72 to Post-Effective Amendment No. 1 to the Second Registration Statement on December 19, 2006, and incorporated by reference herein).
10.66	First Amendment to Credit Agreement, dated as of January 19, 2007, among Hines Reit 3100 McKinnon Street LP, Hines REIT 1900/2000 Alameda de las Pulgas LLC, Hines REIT 321 North Clark Street LLC and the Borrowing, Base Subsidiaries party thereto from time to time, as Borrowers, Hines REIT Properties, LP., as sponsor, HSH Nordbank AG, New York Branch, as lender and as Agent and Arranger, and the lenders party thereto from time to time (filed as Exhibit 10.77 to Post-Effective Amendment No. 2 to the Second Registration Statement on February 23, 2007, and incorporated by reference herein).
10.67	Purchase and Sale Agreement, dated as of May 11, 2007, by and between Touchstone Venture II and Hines REIT Properties, L.P. (filed as Exhibit 10.79 to Post-Effective Amendment No. 5 to the Second Registration Statement on July 16, 2007, and incorporated by reference herein).
10.68	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of July 11, 2007, by and between Carlyle One Wilshire II, L.P. and Hines REIT One Wilshire LP (filed as Exhibit 10.80 to Post-Effective Amendment No. 5 to the Second Registration Statement on July 16, 2007, and incorporated by reference herein).
10.69	Purchase and Sale Agreement dated as of June 4, 2007, by and between 3 Huntington Quadrangle, LLC, and Hines REIT Properties, L.P. (filed as Exhibit 10.81 to Post-Effective Amendment No. 5 to the Second Registration Statement on July 16, 2007, and incorporated by reference herein).
10.70	Agreement of Purchase and Sale, dated September 25, 2007, between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 1, 2007, and incorporated by reference herein).

Exhibit No.	Description

10.71	First Amendment , dated September 27, 2007, to the Agreement of Purchase and Sale, dated September 25, 2007 between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 1, 2007, and incorporated by reference herein).
10.72	Agreement of Purchase and Sale, dated October 16, 2007, between 2200 Ross, L.P., and Hines REIT 2200 Ross Avenue, L.P. (filed as Exhibit 10.84 to Post-Effective Amendment No. 6 to the Second Registration Statement on October 16, 2007, and incorporated by reference herein).
10.73	Deed of Trust and Security Agreement, dated October 25, 2007, by and between Hines REIT One Wilshire LP, First American Title Insurance Company and The Prudential Insurance Company of America (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 31, 2007, and incorporated by reference herein).
10.74	Promissory Note by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 31, 2007, and incorporated by reference herein).
10.75	Environmental Liability by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 31, 2007, and incorporated by reference herein).
10.76	Agreement of Purchase and Sale, dated December 17, 2007, between Newkirk Segair L.P., LLC and Hines REIT El Segundo LP (filed as Exhibit 10.88 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.77	Loan Facility Agreement, dated as of December 20, 2007, between Hines REIT 2007 Facility Holdings LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.89 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.78	Deed of Trust, Security Agreement and Fixture Filing between Hines REIT 2200 Ross Avenue LP and Metropolitan Life Insurance Company (filed as Exhibit 10.90 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.79	Promissory Note between Hines REIT 2200 Ross Avenue LP and Metropolitan Life Insurance Company (filed as Exhibit 10.91 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.80	Mortgage, Security Agreement and Fixture Filing between Hines REIT Minneapolis Industrial LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.92 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.81	Promissory Note between Hines REIT Minneapolis Industrial LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.93 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.82	Agreement of Sale between Crown Center Redevelopment Corporation and Hines REIT 2555 Grand LLC, dated February 29, 2008 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated March 6, 2008 and incorporated by reference herein).
10.83	Contract of Sale between Transco Tower Limited and Hines REIT Properties L.P. dated March 18, 2008 (filed as Exhibit 10.95 to Post-Effective Amendment No. 10 to the Second Registration Statement dated April 15, 2008 and incorporated by reference herein).
10.84	Agreement of Sale between Crown Center Redevelopment Corporation and Hines REIT 2555 Grand LLC, dated February 29, 2008 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on March 6, 2008, and incorporated by reference herein).
10.85	Contract of Sale between Transco Tower Limited and Hines REIT Properties L.P. dated March 18, 2008 (filed as Exhibit 10.95 to Post-Effective Amendment No. 10 to the Second Registration Statement dated April 15, 2008 and incorporated by reference herein).
10.86	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Paul B. Murphy, Jr., dated August 26, 2008 (filed as Exhibit 10.86 to the Registrant’s Annual Report on Form 10-K and incorporated by reference herein).
10.87	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Edmund A. Donaldson, dated August 26, 2008 (filed as Exhibit 10.87 to the Registrant’s Annual Report on Form 10-K and incorporated by reference herein).
10.88	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Kevin L. McMeans, dated August 26, 2008 (filed as Exhibit 10.88 to the Registrant’s Annual Report on Form 10-K and incorporated by reference herein).

Exhibit No.		Description

10.89		Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Ryan T. Sims, dated August 26, 2008 (filed as Exhibit 10.89 to the Registrant’s Annual Report on Form 10-K and incorporated by reference herein).
10.90		Agreement of Purchase and Sale, dated December 17, 2007, between Newkirk Segair L.P., LLC and Hines REIT El Segundo LP (filed as Exhibit 10.88 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.91		Loan Facility Agreement, dated as of December 20, 2007, between Hines REIT 2007 Facility Holdings LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.89 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.92		Deed of Trust, Security Agreement and Fixture Filing between Hines REIT 2200 Ross Avenue LP and Metropolitan Life Insurance Company (filed as Exhibit 10.90 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.93		Promissory Note between Hines REIT 2200 Ross Avenue LP and Metropolitan Life Insurance Company (filed as Exhibit 10.91 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.94		Mortgage, Security Agreement and Fixture Filing between Hines REIT Minneapolis Industrial LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.92 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.95		Promissory Note between Hines REIT Minneapolis Industrial LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.93 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.96		Agreement of Sale between Crown Center Redevelopment Corporation and Hines REIT 2555 Grand LLC, dated February 29, 2008 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated March 6, 2008 and incorporated by reference herein).
10.97		Contract of Sale between Transco Tower Limited and Hines REIT Properties L.P. dated March 18, 2008 (filed as Exhibit 10.95 to Post-Effective Amendment No. 10 to the Second Registration Statement dated April 15, 2008 and incorporated by reference herein).
10.98		Dealer Manager Agreement between Hines Real Estate Investment Trust, Inc. and Hines Real Estate Investments, Inc. (formerly known as Hines Real Estate Securities, Inc.), dated June 30, 2008 (filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K dated July 7, 2008, and incorporated by reference herein).
10.99		Selected Dealer Agreement, dated October 14, 2008, by and among Hines Real Estate Investment Trust, Inc., Hines Real Estate Investments, Inc. (formerly known as Hines Real Estate Securities, Inc.), Hines Advisors Limited Partnership and Ameriprise Financial Services (filed as Exhibit 1.1 to the registrant’s Current Report on Form 8-K dated October 20, 2008 and incorporated by reference herein).
10.100		Advisory Agreement between Hines REIT Properties, L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc., dated July 1, 2008, as renewed on identical terms for an additional one-year term commencing on July 1, 2009, pursuant to a verbal agreement by and among the parties thereto (filed as Exhibit 1.2 to the Registrant’s Current Report on Form 8-K filed on July 7, 2008, and incorporated by reference herein).
21.1		List of Subsidiaries of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 21.1 to the Post-Effective Amendment No. 3 to the Third Registration Statement on September 28, 2009 and incorporated by reference herein).
23	.1*	Consent of Deloitte & Touche LLP.
23	.2*	Consent of Deloitte & Touche LLP.
23	.3†	Consent of Venable LLP (included in Exhibit 5.1).
23	.4†	Consent of Greenberg Traurig, LLP (included in Exhibit 8.1).
23	.5†	Consent of Greenberg Traurig, LLP.
24	.1*	Power of Attorney of certain signatories (included in signature pages to this Registration Statement).

*	Filed herewith.

†	To be filed with final pre-effective amendment.